UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Definitive Proxy Statement

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Soliciting Material Under Rule 14a-12

ASTORIA FINANCIAL CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Proxy Statement	Prospectus

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT
Dear Stockholder:
On March 6, 2017, Sterling Bancorp, or Sterling, and Astoria Financial Corporation, or Astoria, entered into an Agreement and Plan of Merger (which we refer to as the “merger agreement”) that provides for the combination of the two companies. Under the merger agreement, Astoria will merge with and into Sterling, with Sterling as the surviving corporation, in a transaction we refer to as the “merger.” Immediately following the completion of the merger, Astoria Bank, a wholly-owned bank subsidiary of Astoria, will merge with and into Sterling National Bank, a wholly-owned subsidiary of Sterling, with Sterling National Bank as the surviving bank, in a transaction we refer to as the “bank merger.” The merger will combine two community banks with a long history of service and a common commitment to enhancing stockholder value.
In the merger, each outstanding share of Astoria common stock (except for specified shares of Astoria common stock held by Astoria or Sterling) will be automatically converted into the right to receive 0.875 shares of Sterling common stock (which we refer to as the “exchange ratio”). Although the number of shares of Sterling common stock that each Astoria common stockholder will receive is fixed, the market value of the merger consideration will fluctuate with the market price of Sterling common stock and will not be known at the time Astoria stockholders vote on the merger. Based on the closing price of Sterling’s common stock on the New York Stock Exchange, or the NYSE, on March 6, 2017, the last trading day before public announcement of the merger, the exchange ratio represented approximately $21.92 in value for each share of Astoria common stock. Based on Sterling’s closing price on April 28, 2017 of  $23.25, the exchange ratio represented approximately $20.34 in value for each share of Astoria common stock. Based on the exchange ratio and the number of shares of Astoria common stock outstanding and reserved for issuance under various equity plans as of April 28, 2017, the maximum number of shares of Sterling common stock issuable in the merger is approximately 91.7 million. We urge you to obtain current market quotations for Sterling (trading symbol “STL”) and Astoria (trading symbol “AF”).
Also in the merger, each share of Astoria 6.50% Non-Cumulative Perpetual Preferred Stock, Series C, par value $1.00 per share, with a liquidation preference of $1,000 per share, issued and outstanding immediately prior to the effective time of the merger will be automatically converted into the right to receive one share of Sterling 6.50% Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, with a liquidation preference of  $1,000 per share. But for the par value of the securities, the Sterling preferred stock to be issued in connection with the merger will have terms that are identical to the terms of the outstanding Astoria preferred stock. Likewise, following the completion of the merger, each outstanding Astoria depositary share listed on the NYSE under the symbol “AF.PRC” representing a 1/40th interest in a share of Astoria preferred stock will become a Sterling depositary share and will represent a 1/40th interest in a share of Sterling preferred stock. The Sterling depositary shares will be listed on the NYSE upon completion of the merger under a new name and ticker symbol to be assigned at the time of the completion of the merger. Based on the number of shares of Astoria Non-Cumulative Perpetual Preferred Stock, Series C, par value $1.00 per share, outstanding as of April 28, 2017, and the exchange of each such share of Astoria preferred stock for one share of Sterling preferred stock, the maximum number of shares of Sterling preferred stock issuable in the merger is 135,000 and the maximum number of depositary shares issuable in the merger is 5,400,000.
Astoria and Sterling will each hold a special meeting of their stockholders in connection with the merger. Astoria and Sterling common stockholders will be asked to vote to adopt the merger agreement and approve related matters, as described in the attached joint proxy statement/prospectus. Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Sterling common stock and the affirmative vote of the holders of a majority of the outstanding shares of Astoria common stock.
Holders of Astoria preferred stock and holders of depositary shares representing Astoria preferred stock are not entitled to, and are not requested to, vote at the Astoria special meeting.
The special meeting of Sterling stockholders will be held on June 13, 2017 at Sterling’s business address at 21 Scarsdale Road, Yonkers, New York 10707, at 11:00 a.m. local time. The special meeting of Astoria common stockholders will be held on June 13, 2017 at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York 11040, at 9:00 a.m. local time.
Astoria’s board of directors unanimously recommends that Astoria common stockholders vote “FOR” the adoption of the merger agreement and “FOR” the other matters to be considered at the Astoria special meeting.
Sterling’s board of directors unanimously recommends that Sterling stockholders vote “FOR” the adoption of the merger agreement and “FOR” the other matters to be considered at the Sterling special meeting.

The attached joint proxy statement/prospectus describes the special meeting of Sterling, the special meeting of Astoria, the merger, the documents related to the merger, and other related matters. Please carefully read the entire joint proxy statement/prospectus, including “Risk Factors,” beginning on page 27, for a discussion of the risks relating to the proposed merger. You also can obtain information about Sterling and Astoria from documents that each has filed with the Securities and Exchange Commission.

Jack Kopnisky President and Chief Executive Officer Sterling Bancorp	Monte N. Redman President and Chief Executive Officer Astoria Financial Corporation
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the merger or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.
The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Sterling or Astoria, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this joint proxy statement/prospectus is April 28, 2017, and it is first being mailed or otherwise delivered to the stockholders of Sterling and Astoria on or about May 1, 2017.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To the Stockholders of Sterling Bancorp:
Sterling Bancorp (which we refer to as “Sterling”) will hold a special meeting of holders of common stock of Sterling (which we refer to as “Sterling stockholders”) at 11:00 a.m. local time, on June 13, 2017, at Sterling’s business address at 21 Scarsdale Road, Yonkers, New York 10707 (which we refer to as the “Sterling special meeting”) to consider and vote upon the following matters:
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a proposal to adopt the Agreement and Plan of Merger, dated as of March 6, 2017, by and between Astoria Financial Corporation (which we refer to as “Astoria”) and Sterling, as such agreement may be amended from time to time, pursuant to which Astoria will merge with and into Sterling, with Sterling as the surviving corporation, as more fully described in the attached joint proxy statement/prospectus (which we refer to as the “Sterling merger proposal”), a copy of which is attached as Annex A;

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a proposal to approve an amendment to Sterling’s Amended and Restated Certificate of Incorporation (which we refer to as the “Sterling charter”) to increase Sterling’s authorized shares of common stock by 120 million to 310 million (which we refer to as the “Sterling charter amendment proposal”); and

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a proposal to adjourn the Sterling special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Sterling merger proposal and the Sterling charter amendment proposal (which we refer to as the “Sterling adjournment proposal”).

We have fixed the close of business on April 28, 2017 as the record date for the special meeting. Only Sterling stockholders of record at that time are entitled to notice of, and to vote at, the Sterling special meeting, or any adjournment or postponement of the Sterling special meeting. Approval of each of the Sterling merger proposal and the Sterling charter amendment proposal requires the affirmative vote of holders of a majority of the outstanding shares of common stock of Sterling (which we refer to as “Sterling common stock”). The Sterling adjournment proposal will be approved if a majority of the votes cast at the Sterling special meeting are voted in favor of the adjournment proposal.
Sterling’s board of directors has unanimously approved the merger agreement, has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of Sterling and its stockholders, and unanimously recommends that Sterling stockholders vote “FOR” the Sterling merger proposal, “FOR” the Sterling charter amendment proposal, and “FOR” the Sterling adjournment proposal.
Your vote is very important. We cannot complete the merger unless Sterling’s stockholders adopt the merger agreement.
Regardless of whether you plan to attend the Sterling special meeting, please vote as soon as possible. If you hold stock in your name as a stockholder of record of Sterling, please complete, sign, date, and return the accompanying proxy card in the enclosed postage-paid return envelope. If you hold your stock in “street name” through a bank or broker, please follow the instructions on the voting instruction card furnished by the record holder.
The enclosed joint proxy statement/prospectus provides a detailed description of the Sterling special meeting, the merger, the documents related to the merger, and other related matters. We urge you to read the joint proxy statement/prospectus, including any documents incorporated in the joint proxy statement/prospectus by reference, and its annexes carefully and in their entirety.
BY ORDER OF THE BOARD OF DIRECTORS,
Jack Kopnisky
President and Chief Executive Officer
Sterling Bancorp

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To the Stockholders of Astoria Financial Corporation:
NOTICE IS HEREBY GIVEN that Astoria Financial Corporation (which we refer to as “Astoria”) will hold a special meeting of holders of common stock of Astoria (which we refer to as “Astoria common stockholders”) at 9:00 a.m. local time, on June 13, 2017, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York 11040 (which we refer to as the “Astoria special meeting”) to consider and vote upon the following matters:
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a proposal to adopt the Agreement and Plan of Merger, dated as of March 6, 2017, by and between Astoria and Sterling Bancorp (which we refer to as “Sterling”), as such agreement may be amended from time to time, pursuant to which Astoria will merge with and into Sterling, with Sterling as the surviving corporation, as more fully described in the attached joint proxy statement/prospectus (which we refer to as the “Astoria merger proposal”), a copy of which is attached as Annex A;

•
a proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Astoria may receive in connection with the Astoria merger proposal pursuant to existing agreements or arrangements with Astoria (which we refer to as the “Astoria compensation proposal”); and

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a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Astoria merger proposal (which we refer to as the “Astoria adjournment proposal”).

We have fixed the close of business on April 28, 2017 as the record date for the special meeting. Only Astoria common stockholders of record at that time are entitled to notice of, and to vote at, the Astoria special meeting, or any adjournment or postponement of the Astoria special meeting. Approval of the Astoria merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of common stock of Astoria (which we refer to as “Astoria common stock”). Approval of each of the Astoria compensation proposal and the Astoria adjournment proposal requires a majority of the votes cast at the Astoria special meeting to be voted in favor of such proposal.
Astoria’s board of directors has unanimously approved the merger agreement, has determined that the merger, on the terms and conditions set forth in the merger agreement, is advisable and in the best interests of Astoria and its stockholders, and unanimously recommends that Astoria common stockholders vote “FOR” the Astoria merger proposal, “FOR” the Astoria compensation proposal and “FOR” the Astoria adjournment proposal.
Your vote is very important. We cannot complete the merger unless Astoria’s common stockholders adopt the merger agreement.
Regardless of whether you plan to attend the Astoria special meeting, please vote as soon as possible. If you hold stock in your name as a stockholder of record of Astoria, please complete, sign, date, and return the accompanying proxy card in the enclosed postage-paid return envelope. If you hold your stock in “street name” through a bank or broker, please follow the instructions on the voting instruction card furnished by the record holder.
The enclosed joint proxy statement/prospectus provides a detailed description of the special meeting, the merger, the documents related to the merger, and other related matters. We urge you to read the joint proxy statement/prospectus, including any documents incorporated in the joint proxy statement/prospectus by reference, and its annexes carefully and in their entirety.
BY ORDER OF THE BOARD OF DIRECTORS,
Monte N. Redman
President and Chief Executive Officer
Astoria Financial Corporation

REFERENCES TO ADDITIONAL INFORMATION
This joint proxy statement/prospectus incorporates important business and financial information about Sterling Bancorp (which we refer to as “Sterling”) and Astoria Financial Corporation (which we refer to as “Astoria”) from documents filed with the Securities and Exchange Commission (which we refer to as the “SEC”) that are not included in or delivered with this joint proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by Sterling and/or Astoria at no cost from the SEC’s website at http://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference in this joint proxy statement/prospectus, at no cost by contacting the appropriate company at the following address:
Sterling Bancorp 400 Rella Boulevard Montebello, New York 10901 Attention: Investor Relations (845) 369-8040	Astoria Financial Corporation One Astoria Bank Plaza Lake Success, New York 11042 Attention: Investor Relations (516) 327-7877
You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of your meeting. This means that Sterling stockholders requesting documents must do so by June 6, 2017, in order to receive them before the Sterling special meeting, and Astoria common stockholders requesting documents must do so by June 6, 2017, in order to receive them before the Astoria special meeting.
You should rely only on the information contained in, or incorporated by reference into, this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated April 28, 2017, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such document. Neither the mailing of this document to Astoria common stockholders or Sterling stockholders, nor the issuance by Sterling of shares of common stock or shares of preferred stock in connection with the merger, will create any implication to the contrary.
This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding Astoria has been provided by Astoria and information contained in this document regarding Sterling has been provided by Sterling.
Please see “Where You Can Find More Information” for more details.

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QUESTIONS AND ANSWERS
The following are some questions that you may have about the merger and the Sterling special meeting or the Astoria special meeting, and brief answers to those questions. We urge you to read carefully the remainder of this joint proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the merger, the Sterling special meeting or the Astoria special meeting. Additional important information is also contained in the documents incorporated by reference into this joint proxy statement/prospectus. Please see “Where You Can Find More Information.”
Q:
What is the merger?

A:
Sterling and Astoria have entered into an Agreement and Plan of Merger, dated as of March 6, 2017 (which we refer to as the “merger agreement”). Under the merger agreement, Astoria will be merged with and into Sterling, with Sterling continuing as the surviving corporation (which we refer to as the “merger”). Immediately following the completion of the merger, Astoria Bank, a wholly-owned bank subsidiary of Astoria, will merge with and into Sterling National Bank, a wholly-owned bank subsidiary of Sterling, with Sterling National Bank continuing as the surviving bank (which we refer to as the “bank merger”). A copy of the merger agreement is included in this joint proxy statement/prospectus as Annex A.

If the merger is completed, Astoria common stockholders will receive 0.875 shares of Sterling common stock for each share of Astoria common stock they hold immediately prior to the merger, plus cash in lieu of fractional shares. As a result of the foregoing, based on the number of shares of Sterling and Astoria common stock outstanding as of March 6, 2017, on a fully diluted basis, approximately 60% and 40% of Sterling common stock will be held by Sterling stockholders and former holders of Astoria common stock, respectively, immediately following the effectiveness of the merger.
The merger cannot be completed unless, among other things, both Sterling stockholders and Astoria common stockholders approve their respective proposals to adopt the merger agreement.
Q:
Why am I receiving this joint proxy statement/prospectus?

A:
We are delivering this document to you because it is a joint proxy statement being used by both the Sterling and Astoria boards of directors to solicit proxies of their respective common stockholders in connection with approval of the merger and related matters.

In order to approve the merger and related matters, Sterling has called a special meeting of its stockholders. This document serves as the proxy statement for the Sterling special meeting and describes the proposals to be presented at the Sterling special meeting.
Astoria has also called a special meeting of its common stockholders to approve the merger and related matters. This document serves as the proxy statement for the Astoria special meeting and describes the proposals to be presented at the Astoria special meeting. Holders of Astoria preferred stock, as defined below, and holders of depositary shares representing shares of Astoria preferred stock (which we refer to as the “Astoria depositary shares”) are not entitled to, and are not requested to, vote at the Astoria meeting.
Finally, this document is also a prospectus that is being delivered to Astoria common stockholders because, in connection with the merger, Sterling is offering shares of its common stock to Astoria common stockholders in a 0.875:1 exchange ratio. Sterling also is issuing shares of Sterling 6.50% Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 and liquidation preference of $1,000 per share (which we refer to as the “Sterling preferred stock”), to holders of 6.50% Non-Cumulative Perpetual Preferred Stock, Series C, par value $1.00 and liquidation preference of $1,000 per share (which we refer to as the “Astoria preferred stock”). Each share of Astoria preferred stock will be automatically converted into one share of Sterling preferred stock in the merger. Following the completion of the merger, each outstanding Astoria depositary share will be automatically converted into a depositary share representing a 1/40th interest in a share of Sterling preferred stock (which we refer to as a “Sterling depositary share”).

This joint proxy statement/prospectus contains important information about the merger and the other proposals being voted on at the Sterling and Astoria special meetings and important information to consider in connection with an investment in Sterling common stock. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares of common stock voted by proxy without attending your meeting. Your vote is important and we encourage you to submit your proxy as soon as possible.
Q:
What are Sterling stockholders being asked to vote on at the Sterling special meeting?

A:
Sterling is soliciting proxies from its stockholders with respect to the following proposals:

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a proposal to adopt the merger agreement, as such agreement may be amended from time to time (which we refer to as the “Sterling merger proposal”);

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a proposal to approve an amendment to Sterling’s Amended and Restated Certificate of Incorporation (which we refer to as the “Sterling charter”) to increase Sterling’s authorized shares of common stock by 120 million to 310 million (which we refer to as the “Sterling charter amendment proposal”); and

•
a proposal to adjourn the Sterling special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Sterling merger proposal (which we refer to as the “Sterling adjournment proposal”).

Q:
What are Astoria common stockholders being asked to vote on at the Astoria special meeting?

A:
Astoria is soliciting proxies from its stockholders with respect to the following proposals:

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a proposal to adopt the merger agreement, as such agreement may be amended from time to time (which we refer to as the “Astoria merger proposal”);

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a proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Astoria may receive in connection with the Astoria merger proposal pursuant to existing agreements or arrangements with Astoria (which we refer to as the “Astoria compensation proposal”); and

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a proposal to adjourn the Astoria special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Astoria merger proposal (which we refer to as the “Astoria adjournment proposal”).

Q:
What will Astoria common stockholders receive in the merger?

A:
If the merger is completed, Astoria common stockholders will receive 0.875 shares of Sterling common stock (which we refer to as the “merger consideration”) for each share of Astoria common stock held immediately prior to the merger. Sterling will not issue any fractional shares of Sterling common stock in the merger. Sterling will pay to each former Astoria common stockholder who holds fractional shares an amount in cash determined by multiplying the average of the closing sale prices of Sterling common stock for the five full trading days ending on the day preceding the closing date of the merger (which we refer to as the “Sterling share closing price”) by the fraction of a share (rounded to the nearest thousandth when expressed in decimal) of Sterling common stock that such stockholder would otherwise be entitled to receive.

Q:
What will holders of Astoria depositary shares receive in the merger?

A:
If the merger is completed, holders of Astoria depositary shares will hold depositary shares of the combined company. After the merger is completed, each outstanding Sterling depositary share will represent a 1/40th interest in a share of newly issued Sterling preferred stock, which will have terms that are substantively identical to the terms of Astoria’s outstanding preferred stock (except for the par value). For more information, see “Designation of New Sterling Preferred Stock.”

Q:
What will Sterling stockholders receive in the merger?

A:
If the merger is completed, Sterling stockholders will not receive any merger consideration and will continue to hold the shares of Sterling common stock that they currently hold. Following the merger, shares of Sterling common stock will continue to be traded on the New York Stock Exchange (which we refer to as the “NYSE”) under the symbol “STL.”

Q:
How will the merger affect Astoria equity awards?

A:
The Astoria equity awards will be affected as follows:

Restricted Stock:   At the effective time of the merger, each outstanding restricted share of Astoria common stock will fully vest (with any performance-based vesting condition deemed to have been fully achieved (or achieved at the target level if more than one level of achievement has been contemplated)) and be converted automatically into the right to receive the merger consideration (together with any accrued but unpaid dividends corresponding to the restricted stock award).
Restricted Stock Units:   At the effective time of the merger, each outstanding restricted stock unit award in respect of Astoria common stock will fully vest (with any performance-based vesting condition deemed to have been fully achieved (or achieved at the target level if more than one level of achievement has been contemplated)) and be converted automatically into the right to receive the merger consideration in respect of each share of Astoria common stock underlying the restricted stock unit award (together with any accrued but unpaid dividend equivalents corresponding to the restricted stock unit award).
Q:
Will the value of the merger consideration change between the date of this joint proxy statement/prospectus and the time the merger is completed?

A:
Yes. Although the merger consideration is fixed, the value of the merger consideration will fluctuate between the date of this joint proxy statement/prospectus and the completion of the merger based upon the market value for Sterling common stock. Any fluctuation in the market price of Sterling common stock after the date of this joint proxy statement/prospectus will change the value of the shares of Sterling common stock that Astoria common stockholders will receive.

Q:
How does the Sterling board of directors recommend that I vote at the Sterling special meeting?

A:
Sterling’s board of directors unanimously recommends that you vote “FOR” the Sterling merger proposal, “FOR” the Sterling charter amendment proposal, and “FOR” the Sterling adjournment proposal.

Q:
How does the Astoria board of directors recommend that I vote at the Astoria special meeting?

A:
Astoria’s board of directors unanimously recommends that you vote “FOR” the Astoria merger proposal, “FOR” the Astoria compensation proposal, and “FOR” the Astoria adjournment proposal.

Q:
When and where are the meetings?

A:
The Sterling special meeting will be held at Sterling’s business address at 21 Scarsdale Road, Yonkers, New York 10707 on June 13, 2017, at 11:00 a.m. local time.

The Astoria special meeting will be held at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York 11040 on June 13, 2017, at 9:00 a.m. local time.
Q:
What do I need to do now?

A:
After you have carefully read this joint proxy statement/prospectus and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted at the Sterling special meeting and/or Astoria special meeting, as applicable. If you are a stockholder of both Sterling and Astoria, you will need to vote your Sterling and Astoria shares separately and to submit a separate proxy card to each company. If you hold your shares in your name as a stockholder of record, you must complete, sign, date, and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. Alternatively, you may vote through the Internet or by telephone. Information and applicable deadlines for voting through the Internet or by telephone are set forth in the enclosed proxy card instructions. If you hold your shares in “street name” through a bank or broker, you must direct your bank or broker how to vote in accordance with the instructions you have received from your bank or broker. “Street name” stockholders who wish to vote in person at the Sterling special meeting or Astoria special meeting will need to obtain a legal proxy from the institution that holds their shares.
Q:
What constitutes a quorum for the Sterling special meeting?

A:
The presence at the Sterling special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Sterling common stock entitled to vote at the special meeting (after subtracting any shares in excess of the “Sterling Limit” (as defined below) pursuant to the Sterling charter) will constitute a quorum for the transaction of business. Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.

Q:
What constitutes a quorum for the Astoria special meeting?

A:
The presence at the Astoria special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Astoria common stock entitled to vote at the special meeting (after subtracting any shares in excess of the “Astoria Limit” (as defined below) pursuant to the Astoria Certificate of Incorporation, as amended (which we refer to as the “Astoria charter”)) will constitute a quorum for the transaction of business. Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.

Q:
Is there a limit on voting shares of Sterling common stock or Astoria common stock?

A:
As provided in the Sterling charter and the Astoria charter, holders of Sterling and Astoria common stock who beneficially own in excess of 10% of the outstanding shares of Sterling or Astoria common stock (which we refer to, respectively, as the “Sterling Limit” and the “Astoria Limit”) are not entitled to any vote with respect to shares held in excess of the Sterling Limit or the Astoria Limit, respectively. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by, persons acting in concert with such person or entity. The Sterling charter and the Astoria charter authorize each company’s board of directors (i) to make all determinations necessary to implement and apply the Sterling Limit or the Astoria Limit, respectively, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Sterling Limit or the Astoria Limit supply information to the respective company to enable its board of directors to implement and apply the Sterling Limit or the Astoria Limit. As of the date of this joint proxy statement/prospectus, no person is known to Sterling or Astoria to own in excess of the Sterling Limit or the Astoria Limit.

Q:
What is the vote required to approve each proposal?

A:
Sterling merger proposal:

•
Standard:   Approval of the Sterling merger proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Sterling common stock entitled to vote on the proposal.

•
Effect of abstentions and broker non-votes:   If you fail to vote, mark “ABSTAIN” on your proxy, or fail to instruct your bank or broker with respect to the Sterling merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

Sterling charter amendment proposal:
•
Standard:   Approval of the Sterling charter amendment proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Sterling common stock entitled to vote on the proposal.

•
Effect of abstentions and broker non-votes:   If you fail to vote, mark “ABSTAIN” on your proxy, or fail to instruct your bank or broker with respect to the Sterling charter amendment proposal, it will have the same effect as a vote “AGAINST” the proposal.

Sterling adjournment proposal:
•
Standard:   Approval of the Sterling adjournment proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the Sterling special meeting.

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Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the Sterling special meeting, or fail to instruct your bank or broker how to vote with respect to the Sterling adjournment proposal, you will not be deemed to have cast a vote with respect to the proposal and it will have no effect on the proposal.

Q:
What is the vote required to approve each proposal at the Astoria special meeting?

A:
Astoria merger proposal:

•
Standard:   Approval of the Astoria merger proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Astoria common stock entitled to vote on the proposal.

•
Effect of abstentions and broker non-votes:   If you fail to vote, mark “ABSTAIN” on your proxy, or fail to instruct your bank or broker with respect to the Astoria merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

Astoria compensation proposal:
•
Standard:   Approval of the Astoria compensation proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the Astoria special meeting.

•
Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the Astoria special meeting, or fail to instruct your bank or broker how to vote with respect to the Astoria compensation proposal, you will not be deemed to have cast a vote with respect to the proposal and it will have no effect on the proposal.

Astoria adjournment proposal:
•
Standard:   Approval of the Astoria adjournment proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the Astoria special meeting.

•
Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the Astoria special meeting, or fail to instruct your bank or broker how to vote with respect to the Astoria adjournment proposal, you will not be deemed to have cast a vote with respect to the proposal and it will have no effect on the proposal.

Q:
Will holders of Astoria depositary shares be entitled to vote at the Astoria special meeting?

A:
No. Because the underlying Astoria preferred stock does not have voting rights with respect to any of the proposals that will be considered at the Astoria special meeting, holders of Astoria depositary shares will not be entitled to vote at the Astoria special meeting, and should not submit a proxy card with respect to the Astoria special meeting or otherwise attempt to vote with respect to their Astoria depositary shares.

Q:
Why is my vote important?

A:
If you do not vote, it will be more difficult for Sterling or Astoria to obtain the necessary quorum to hold their special meetings. In addition, your failure to submit a proxy or vote in person, or failure to instruct your bank or broker how to vote, or abstention will have the same effect as a vote “AGAINST” adoption of the merger agreement and, if you are a holder of Sterling common stock, a vote “AGAINST” the Sterling charter amendment proposal.

Q:
If my shares of common stock are held in “street name” by my bank or broker, will my bank or broker automatically vote my shares for me?

A:
No. Your bank or broker cannot vote your shares without instructions from you. If your shares are held in “street name” through a bank, broker, or other holder of record, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank or broker. You may not vote shares held in street name by returning a proxy card directly to Sterling or Astoria, or by voting in person at the Sterling special meeting or the Astoria special meeting, unless you provide a “legal proxy,” which you must obtain from your broker, bank, or other nominee. Further, brokers, banks, or other nominees who hold shares of Sterling common stock or Astoria common stock on behalf of their customers may not give a proxy to Sterling or Astoria to vote those shares with respect to any of the proposals without specific instructions from their customers, as brokers, banks, and other nominees do not have discretionary voting power on these matters. Failure to instruct your bank or broker how to vote will have the same effect as a vote “AGAINST” adoption of the merger agreement and, if you are a holder of Sterling common stock, a vote “AGAINST” the Sterling charter amendment proposal.

Q:
How do I vote if I own shares through the Sterling 401(k) Plan?

A:
Participants in the Sterling Bank 401(k) and Profit Sharing Plan, referred to as the Sterling 401(k) Plan, will receive information about how to vote your shares confidentially. Such shares will be voted in accordance with the provisions of the Sterling 401(k) Plan. All shares held under the Sterling 401(k) Plan will be voted by the trustee, but each participant will be given the opportunity to direct the trustee on how to vote the shares of Sterling common stock allocated to his or her account. Unallocated shares and allocated shares for which no timely voting instructions are received will be voted by the trustee on each proposal in the same proportion as shares for which it has received timely voting instructions.

Q:
How do I vote if I own shares through the Astoria 401(k) Plan?

A:
Participants in the Astoria Bank 401(k) Plan, referred to as the Astoria 401(k) Plan, as of the record date of the Astoria special meeting, have the right to participate in directing the voting of Astoria common stock held in their plan accounts as of that date, but do not have the right to vote those shares personally at the Astoria special meeting. Such participants should refer to the voting instructions provided by the plan fiduciaries for information on how to direct the voting of such shares.

Q:
Can I attend the Sterling and Astoria special meetings and vote my shares in person?

A:
Yes. All holders of the common stock of Sterling and Astoria, including stockholders of record and stockholders who hold their shares through banks, brokers, nominees, or any other holder of record, are invited to attend their respective special meetings. Holders of record of Sterling and Astoria common stock can vote in person at the Sterling special meeting and Astoria special meeting, respectively. If you are not a stockholder of record (i.e., if your shares are held for you in “street name”), you must obtain a legal proxy, executed in your favor, from the record holder of your shares, such as a broker, bank, or other nominee, to be able to vote in person at the meetings. If you plan to attend your meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted to the meeting. Sterling and Astoria reserve the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. Whether or not you intend to be present at the Sterling special meeting or the Astoria special meeting, you are urged to sign, date, and return your proxy card, or to vote via the Internet or by telephone, promptly. If you are then present and wish to vote your shares in person, your original proxy may be revoked by voting at the special meeting.

Q:
Can I change my vote?

A:
Sterling stockholders:   Yes. If you are a holder of record of Sterling common stock, you may change your vote or revoke any proxy at any time before it is voted by: (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to Sterling’s corporate secretary, (3) attending the special meeting in person, notifying the corporate secretary and voting by ballot at the special meeting or (4) voting by telephone or the internet at a later time. Attendance at the special meeting will not automatically revoke your proxy. A revocation or later-dated proxy received by Sterling after the vote will not affect the vote. Sterling’s corporate secretary’s mailing address is: Corporate Secretary, Sterling Bancorp, 21 Scarsdale Road, Yonkers, New York 10707. If you hold your shares in “street name” through a bank, broker, or other holder of record, you should contact your record holder to change your vote.
Astoria common stockholders:   Yes. If you are a holder of record of Astoria common stock, you may change your vote at any time before your shares of Astoria common stock are voted at the Astoria special meeting by: (1) signing and returning a proxy card with a later date; (2) attending the special meeting in person, notifying the corporate secretary, and voting by ballot at the special meeting; (3) voting by telephone or the Internet at a later time; or (4) delivering a written revocation letter to Astoria’s Corporate Secretary at One Astoria Bank Plaza, Lake Success, New York 11042. If you hold your shares in “street name” through a bank, broker, or other holder of record, you should contact your record holder to change your vote.
Q:
Will Sterling be required to submit the proposal to adopt the merger agreement to its stockholders even if Sterling’s board of directors has withdrawn, modified, or qualified its recommendation?

A:
Yes. Unless the merger agreement is terminated before the Sterling special meeting, Sterling is required to submit the proposal to adopt the merger agreement to its stockholders even if Sterling’s board of directors has withdrawn or modified its recommendation.

Q:
Will Astoria be required to submit the proposal to adopt the merger agreement to its stockholders even if Astoria’s board of directors has withdrawn, modified, or qualified its recommendation?

A:
Yes. Unless the merger agreement is terminated before the Astoria special meeting, Astoria is required to submit the proposal to adopt the merger agreement to its stockholders even if Astoria’s board of directors has withdrawn or modified its recommendation.

Q:
What are the U.S. federal income tax consequences of the merger to Astoria common stockholders?

A:
It is a condition to the completion of the merger that Sterling and Astoria receive written opinions from their respective counsel to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”). Subject to the limitations and qualifications described in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger,” if you are a U.S. holder of Astoria common stock, you will not recognize gain or loss pursuant to the merger, except in the case of cash received instead of fractional shares of Sterling common stock.

For a definition of  “U.S. holder” and a more detailed discussion of the material United States federal income tax consequences of the merger, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 107 of this joint proxy statement/prospectus.
The U.S. federal income tax consequences described above may not apply to all holders of Astoria common stock. We strongly urge you to consult your independent tax advisor for a full understanding of the application of U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable treaty.
Q:
Are Astoria common stockholders entitled to dissenters’ rights?

A:
No, Astoria stockholders are not expected to be entitled to dissenters’ rights. For further information, see “The Merger—Dissenters’ Rights in the Merger.”

Q:
If I am an Astoria common stockholder, should I send in my Astoria stock certificate(s) now?

A:
No. Please do not send in your Astoria stock certificates with your proxy. After the merger, an exchange agent will send you instructions for exchanging Astoria stock certificates for the merger consideration. See “The Merger Agreement—Conversion of Shares; Exchange of Certificates.”

Q:
What should I do if I hold my shares of Astoria common stock in book-entry form?

A:
You are not required to take any special additional actions if your shares of Astoria common stock are held in book-entry form. After the completion of the merger, shares of Astoria common stock held in book-entry form automatically will be exchanged for book-entry shares of Sterling common stock.

Q:
What should I do if I receive more than one set of voting materials?

A:
Sterling and Astoria common stockholders may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold shares of Sterling and/or Astoria common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of Sterling common stock or Astoria common stock and your shares are registered in more than one name, you will receive more than one proxy card. In addition, if you are a holder of both Sterling common stock and Astoria common stock, you will receive one or more separate proxy cards or voting instruction cards for each company. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this joint proxy statement/prospectus to ensure that you vote every share of Sterling common stock and/or Astoria common stock that you own.

Q:
When do you expect to complete the merger?

A:
Sterling and Astoria expect to complete the merger in the fourth quarter of 2017. However, neither Sterling nor Astoria can assure you of when or if the merger will be completed. Sterling and Astoria must obtain the approval of Sterling stockholders and Astoria common stockholders to adopt the merger agreement at their respective special meetings, and also must obtain necessary regulatory approvals in addition to satisfying certain other closing conditions.

Q:
What happens if the merger is not completed?

A:
If the merger is not completed, Astoria common stockholders will not receive any consideration for their shares of Astoria common stock in connection with the merger. Instead, Astoria will remain an independent, public company and Astoria common stock and depositary shares will continue to be listed and traded on the NYSE. In addition, if the merger agreement is terminated in certain circumstances, a termination fee may be required to be paid by either Sterling or Astoria. See “The Merger Agreement—Termination Fee” for a complete discussion of the circumstances under which termination fees will be required to be paid.

Q:
Whom should I call with questions?

A:
Sterling stockholders:   If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus, or need help voting your shares of Sterling common stock, please contact Sterling’s proxy solicitor, Okapi Partners LLC, at 1212 Avenue of the Americas, 24th Floor, New York, New York 10036, or toll-free at (877) 274-8654.

Astoria common stockholders:   If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus, or need help voting your shares of Astoria common stock, please contact Astoria’s proxy solicitor, Innisfree M&A Incorporated, at 501 Madison Avenue, 20th Floor, New York, New York 10022, or toll-free at (877) 717-3930.

SUMMARY
This summary highlights selected information from this joint proxy statement/prospectus. It may not contain all of the information that is important to you. We urge you to read carefully the entire joint proxy statement/prospectus, including the annexes, and the other documents to which we refer in order to fully understand the merger. Please see “Where You Can Find More Information.” Each item in this summary refers to the page of this joint proxy statement/prospectus on which that subject is discussed in more detail.
In the Merger, Astoria Common Stockholders Will Receive Sterling Common Stock (page 93)
Sterling and Astoria are proposing a strategic merger. If the merger is completed, Astoria common stockholders will receive 0.875 shares of Sterling common stock for each share of Astoria common stock they hold immediately prior to the merger. Sterling will not issue any fractional shares of Sterling common stock in the merger. Astoria common stockholders who would otherwise be entitled to a fraction of a share of Sterling common stock upon the completion of the merger will instead receive, for the fraction of a share, an amount in cash (rounded to the nearest cent) based on the Sterling share closing price.
As a result of the foregoing, based on the number of shares of Sterling and Astoria common stock outstanding as of March 6, 2017, on a fully diluted basis, approximately 60% and 40% of Sterling common stock will be held by Sterling stockholders and former holders of Astoria common stock, respectively, immediately following the effectiveness of the merger.
Sterling common stock is listed on the NYSE under the symbol “STL,” and Astoria common stock is listed on the NYSE under the symbol “AF.” The following table shows the closing sale prices of Sterling common stock and Astoria common stock as reported on the NYSE on March 6, 2017, the last full trading day before the public announcement of the merger agreement, and on April 28, 2017, the last practicable trading day before the date of this joint proxy statement/prospectus. This table also shows the implied value of the merger consideration payable for each share of Astoria common stock, which was calculated by multiplying the closing price of Sterling common stock on those dates by the exchange ratio of 0.875.
	Sterling Common Stock	Astoria Common Stock	Implied Value of One Share of Astoria Common Stock
March 6, 2017	$25.05	$18.48	$21.92
April 28, 2017	$23.25	$20.39	$20.34
The merger agreement governs the merger. The merger agreement is included in this joint proxy statement/prospectus as Annex A. All descriptions in this summary and elsewhere in this joint proxy statement/prospectus of the terms and conditions of the merger are qualified by reference to the merger agreement. Please read the merger agreement carefully for a more complete understanding of the merger.
Sterling’s Board of Directors Unanimously Recommends that Sterling Stockholders Vote “FOR” the Sterling Merger Proposal and the Other Proposals Presented at the Sterling Special Meeting (page 50)
Sterling’s board of directors has determined that the merger, the merger agreement, and the transactions contemplated by the merger agreement are advisable and in the best interests of Sterling and its stockholders and has unanimously approved the merger agreement. Sterling’s board of directors unanimously recommends that Sterling stockholders vote “FOR” the adoption of the merger agreement and “FOR” the other proposals presented at the Sterling special meeting. For the factors considered by Sterling’s board of directors in reaching its decision to approve the merger agreement, see “The Merger— Sterling’s Reasons for the Merger; Recommendation of Sterling’s Board of Directors,” beginning on page 50.
Astoria’s Board of Directors Unanimously Recommends that Astoria Common Stockholders Vote “FOR” the Adoption of the Merger Agreement and the Other Proposals Presented at the Astoria Special Meeting (page 69)
Astoria’s board of directors has determined that the merger, the merger agreement, and the transactions contemplated by the merger agreement are advisable and in the best interests of Astoria and its stockholders, and has unanimously approved the merger agreement. Astoria’s board of directors unanimously recommends that Astoria common stockholders vote “FOR” the adoption of the merger agreement and “FOR” the other proposals presented at the Astoria special meeting. For the factors considered by Astoria’s board of directors in reaching its decision to approve the merger agreement, see “The Merger—Astoria’s Reasons for the Merger; Recommendation of Astoria’s Board of Directors,” beginning on page 69.
Opinions of Sterling’s Financial Advisors (pages 54 and 61 and Annexes B and C)
Opinion of RBC Capital Markets, LLC
Sterling retained RBC Capital Markets, LLC, referred to as RBCCM, to provide its opinion, from a financial point of view, to Sterling of the exchange ratio of 0.875 shares of Sterling common stock provided for in the proposed merger. Sterling selected RBCCM to act as a financial advisor based on its qualifications, expertise, reputation and knowledge of Sterling’s business and affairs and its experience with community bank holding companies and the industry in which Sterling operates. RBCCM has delivered a written opinion to the Sterling board of directors to the effect that, as of March 6, 2017, based on and subject to the assumptions, qualifications and other matters set forth therein, the exchange ratio of 0.875 shares of Sterling common stock pursuant to the merger agreement was fair, from a financial point of view, to Sterling.
RBCCM’s opinion was provided for the information and assistance of the Sterling board of directors in connection with its consideration of the merger. RBCCM’s opinion did not address the merits of Sterling’s underlying decision to engage in the merger or the relative merits of the merger compared to any alternative business strategy or transaction in which Sterling might engage. RBCCM’s opinion does not constitute a recommendation to any holder of Sterling common stock as to how such holder should vote with respect to the adoption of the merger agreement or any other proposal to be voted upon by them in connection with the merger.
The full text of RBCCM’s written opinion, dated March 6, 2017, is attached to this joint proxy statement/prospectus as Annex B, and constitutes part of this joint proxy statement/prospectus. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by RBCCM in rendering its opinion.
For further information, see “The Merger—Opinion of RBC Capital Markets, LLC,” beginning on page 54.
Opinion of Citigroup Global Markets Inc.
Sterling engaged Citigroup Global Markets Inc., referred to as Citi, as a financial advisor to Sterling in connection with the proposed transaction. In connection with this engagement, Citi delivered a written opinion, dated March 6, 2017, to the Sterling board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to Sterling of the merger consideration to be paid by Sterling pursuant to the merger agreement. For purposes of Citi’s financial analyses and opinion, the term “merger consideration” means the implied value of the merger consideration of  $22.01 per share based on the 0.875 exchange ratio and the closing price of Sterling common stock on March 3, 2017 (the last trading day prior to the date of the merger agreement). The full text of Citi’s written opinion, dated March 6, 2017, to the Sterling board of directors, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. The description of Citi’s opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of Citi’s opinion.
Citi’s opinion was provided for the information of the Sterling board of directors (in its capacity as such) in connection with its evaluation of the merger consideration from a financial point of view to Sterling and did not address any other terms, aspects or implications of the transaction. Citi expressed no view as to, and its opinion did not address, the underlying business decision of Sterling to effect or enter into the transaction, the relative merits of the transaction as compared to any alternative business strategies that might exist for Sterling or the effect of any other transaction which Sterling might engage in or consider. Citi’s opinion is not intended to be and does not constitute a recommendation to any securityholder as to how such securityholder should vote or act on any matters relating to the proposed transaction or otherwise.
For further information, see “The Merger—Opinion of Citigroup Global Markets Inc.,” beginning on page 61.
Opinion of Astoria’s Financial Advisor (page 73 and Annex D)
At the March 6, 2017 meeting at which the Astoria board of directors considered and approved the merger agreement, Sandler O’Neill & Partners, L.P. (which we refer to as “Sandler O’Neill”) delivered to the board its oral opinion, which was subsequently confirmed in writing, to the effect that, as of such date, subject to procedures followed, assumptions made, matters considered and qualifications and limitations described in Sandler O’Neill’s opinion, the exchange ratio provided for in the merger was fair to the holders of Astoria common stock from a financial point of view.
The full text of Sandler O’Neill’s opinion is attached as Annex D to this joint proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion.
Astoria common stockholders are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.
Sandler O’Neill’s opinion speaks only as of the date of the opinion. The opinion was directed to Astoria’s board of directors in connection with its consideration of the merger and is directed only to the fairness, from a financial point of view, of the exchange ratio to the holders of Astoria common stock. Sandler O’Neill’s opinion does not constitute a recommendation to any Astoria stockholder as to how such Astoria stockholder should vote at any meeting of stockholders called to consider and vote upon the Astoria merger proposal. It does not address the underlying business decision of Astoria to engage in the merger, the form or structure of the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for Astoria or the effect of any other transaction in which Astoria might engage. Sandler O’Neill did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by Astoria’s officers, directors, or employees, or class of such persons, relative to the compensation to be received in the merger by any other stockholders of Astoria.
For further information, see “The Merger—Opinion of Sandler O’Neill & Partners, L.P.,” beginning on page 73.
Treatment of Astoria Equity-Based Awards (page 94)
Restricted Stock.   At the effective time of the merger, each outstanding restricted share of Astoria common stock will fully vest (with any performance-based vesting condition deemed to have been fully achieved (or achieved at the target level if more than one level of achievement has been contemplated)) and be converted automatically into the right to receive the merger consideration (together with any accrued but unpaid dividends corresponding to the restricted stock award).
Restricted Stock Units.   At the effective time of the merger, each outstanding restricted stock unit award in respect of Astoria common stock will fully vest (with any performance-based vesting condition deemed to have been fully achieved (or achieved at the target level if more than one level of achievement has been contemplated)) and be converted automatically into the right to receive the merger consideration in respect of each share of Astoria common stock underlying the restricted stock unit award (together with any accrued but unpaid dividend equivalents corresponding to the restricted stock unit award).
For further information, see “The Merger Agreement—Treatment of Astoria Equity-Based Awards,” beginning on page 94.
Treatment of Astoria Preferred Stock and Depositary Shares (page 94)
Each share of Astoria preferred stock issued and outstanding immediately prior to the effective time of the merger will be automatically converted into the right to receive one share of Sterling preferred stock. But for the par value of the securities, the Sterling preferred stock will have terms that are substantively identical to the terms of the outstanding Astoria preferred stock. Each outstanding share of Astoria preferred stock is presently represented by depositary shares that are listed on the NYSE and represent a 1/40th interest in a share of Astoria preferred stock. Upon completion of the merger, Sterling will assume the obligations of Astoria under Astoria’s deposit agreement, dated as of March 19, 2013, by and among Astoria, Computershare Shareholder Services, LLC, as depositary, and the holders from time to time of the depositary receipts described therein (which we refer to as the “deposit agreement”). Sterling will instruct the depositary to treat the shares of Sterling preferred stock received by it upon conversion of the shares of Astoria preferred stock as newly deposited securities under the deposit agreement. The depositary shares will thereafter represent shares of Sterling preferred stock. The depositary shares will be listed on the NYSE upon completion of the merger under a new name and traded under a new symbol.
For further information, see “The Merger Agreement—Treatment of Astoria Preferred Stock and Depositary Shares,” beginning on page 94. Following the completion of the merger, Sterling will have 135,000 shares of Sterling preferred stock and 5,400,000 Sterling depositary shares issued and outstanding.
Sterling Will Hold its Special Meeting on June 13, 2017 (page 34)
The Sterling special meeting will be held on June 13, 2017, at 11:00 a.m. local time, at Sterling’s business address at 21 Scarsdale Road, Yonkers, New York 10707. At the Sterling special meeting, Sterling stockholders will be asked to:
•
approve the Sterling merger proposal;

•
approve the Sterling charter amendment proposal; and

•
approve the Sterling adjournment proposal.

Only holders of record of Sterling common stock at the close of business on April 28, 2017 will be entitled to vote at the Sterling special meeting (which we refer to as the “Sterling record date”). Each share of Sterling common stock is entitled to one vote on each proposal to be considered at the Sterling special meeting. As of the Sterling record date, there were 135,593,374 shares of Sterling common stock entitled to vote at the special meeting. The directors and executive officers of Sterling and their affiliates beneficially owned, and were entitled to vote, approximately 5,085,067 shares of Sterling common stock, representing approximately 3.75% of the shares of Sterling common stock outstanding on the Sterling record date.
For further information, see “The Sterling Special Meeting—Date, Time, and Place of the Meeting,” beginning on page 34.
Astoria Will Hold its Special Meeting on June 13, 2017 (page 39)
The Astoria special meeting will be held on June 13, 2017, at 9:00 a.m. local time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York 11040. At the Astoria special meeting, Astoria common stockholders will be asked to:
•
approve the Astoria merger proposal;

•
approve the Astoria compensation proposal; and

•
approve the Astoria adjournment proposal.

Only holders of record of Astoria common stock at the close of business on April 28, 2017 will be entitled to vote at the Astoria special meeting (which we refer to as the “Astoria record date”). Each share of Astoria common stock is entitled to one vote on each proposal to be considered at the Astoria special meeting. On the Astoria record date, there were 101,725,639 shares of Astoria common stock entitled to vote at the special meeting. The directors and executive officers of Astoria and their affiliates beneficially owned, and were entitled to vote, approximately 3,096,927 shares of Astoria common stock, representing approximately 3.04% of the shares of Astoria common stock outstanding on the Astoria record date.
For further information, see “The Astoria Special Meeting—Date, Time, and Place of the Meeting,” beginning on page 39.

Sterling Special Meeting Proposals: Required Vote; Treatment of Abstentions and Failure to Vote (page 34)
Sterling merger proposal:
•
Standard:   Approval of the Sterling merger proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Sterling common stock entitled to vote on the proposal.

•
Effect of abstentions and broker non-votes:   If you fail to vote, mark “ABSTAIN” on your proxy, or fail to instruct your bank or broker with respect to the Sterling merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

Sterling charter amendment proposal:
•
Standard:   Approval of the Sterling charter amendment proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Sterling common stock entitled to vote on the proposal.

•
Effect of abstentions and broker non-votes:   If you fail to vote, mark “ABSTAIN” on your proxy, or fail to instruct your bank or broker with respect to the Sterling charter amendment proposal, it will have the same effect as a vote “AGAINST” the proposal.

Sterling adjournment proposal:
•
Standard:   Approval of the Sterling adjournment proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the Sterling special meeting.

•
Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the Sterling special meeting, or fail to instruct your bank or broker how to vote with respect to the Sterling adjournment proposal, you will not be deemed to have cast a vote with respect to the proposal and it will have no effect on the proposal.

For further information, see “The Sterling Special Meeting—Vote Required; Treatment of Abstentions and Failure to Vote,” beginning on page 34.
Astoria Special Meeting Proposals: Required Vote; Treatment of Abstentions and Failure to Vote (page 40)
Astoria merger proposal:
•
Standard:   Approval of the Astoria merger proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Astoria common stock entitled to vote on the proposal.

•
Effect of abstentions and broker non-votes:   If you fail to vote, mark “ABSTAIN” on your proxy, or fail to instruct your bank or broker with respect to the Astoria merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

Astoria compensation proposal:
•
Standard:   Approval of the Astoria compensation proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the Astoria special meeting.

•
Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the Astoria special meeting, or fail to instruct your bank or broker how to vote with respect to the Astoria compensation proposal, you will not be deemed to have cast a vote with respect to the proposal and it will have no effect on the proposal.

Astoria adjournment proposal:
•
Standard:   Approval of the Astoria adjournment proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the Astoria special meeting.

•
Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the Astoria special meeting, or fail to instruct your bank or broker how to vote with respect to the Astoria adjournment proposal, you will not be deemed to have cast a vote with respect to the proposal and it will have no effect on the proposal.

For further information, see “The Astoria Special Meeting—Vote Required; Treatment of Abstentions and Failure to Vote,” beginning on page 40.
Material U.S. Federal Income Tax Consequences of the Merger (page 107)
It is a condition to the completion of the merger that Sterling and Astoria receive written opinions from their respective counsel to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code. Subject to the limitations and qualifications described in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger,” if you are a U.S. holder of Astoria common stock, you will not recognize gain or loss pursuant to the merger, except in the case of cash received instead of fractional shares of Sterling common stock.
For a definition of  “U.S. holder” and a more detailed discussion of the material United States federal income tax consequences of the merger, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 107 of this joint proxy statement/prospectus.
The U.S. federal income tax consequences described above may not apply to all holders of Astoria common stock. We strongly urge you to consult your independent tax advisor for a full understanding of the application of U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable treaty.
Astoria’s Officers and Directors Have Financial Interests in the Merger that Differ from Your Interests (page 84)
Astoria’s stockholders should be aware that Astoria’s directors and executive officers have interests in the merger that are different from, or in addition to, interests of Astoria stockholders generally. These interests include, among others, the treatment of outstanding Astoria equity awards pursuant to the merger agreement, certain payments and benefits payable under employment agreements entered into with executive officers, and rights to ongoing indemnification and insurance coverage by the surviving corporation for acts or omissions occurring prior to the merger. These interests also include Sterling’s agreement to appoint, on or prior to the effective time of the merger, four then-current directors of Astoria to the board of directors of the surviving corporation and to invite other members of the Astoria board of directors to serve as members of Sterling’s Long Island Advisory Board following the effective time of the merger. The Astoria board of directors was aware of and considered those interests, among other matters, in reaching its decisions to approve the merger agreement and the transactions contemplated thereby and to recommend the adoption of the merger agreement to Astoria common stockholders. See the section entitled “The Merger—Interests of Astoria’s Directors and Executive Officers in the Merger” beginning on page 84 of this joint proxy statement/prospectus for a more detailed description of these interests.
Astoria Common Stockholders WILL NOT Be Entitled To Assert Appraisal Rights (page 89)
Under the Delaware General Corporation Law (which we refer to as the “DGCL”), which is the law under which Astoria is incorporated, the holders of Astoria common stock will not be entitled to any appraisal rights or dissenters’ rights in connection with the merger.
For more information, see “The Merger—Appraisal Rights in the Merger,” beginning on page 89.
Regulatory Approvals Required for the Merger (page 90)
Subject to the terms of the merger agreement, both Astoria and Sterling have agreed to use their reasonable best efforts to obtain as promptly as practicable all regulatory approvals necessary or advisable to complete the transactions contemplated by the merger agreement and to comply with the terms and conditions of all such approvals. These approvals include approvals from, among others, the Board of Governors of the

Federal Reserve System, which we refer to as the “Federal Reserve Board,” and the Office of the Comptroller of the Currency, which we refer to as the “OCC.” Sterling and Astoria have filed a notice to the Federal Reserve Board and an application to the OCC to obtain the required regulatory approvals.
Although neither Astoria nor Sterling knows of any reason why it cannot obtain these regulatory approvals in a timely manner, Astoria and Sterling cannot be certain when or if they will be obtained. For more information, see “The Merger—Regulatory Approvals Required for the Merger,” beginning on page 90.
Conditions that Must Be Satisfied or Waived for the Merger to Occur (page 103)
Each party’s obligation to complete the merger is subject to the satisfaction or waiver (to the extent permitted under applicable law) of certain conditions, including: (1) the approval of the Sterling merger proposal by the requisite vote of Sterling stockholders; (2) the approval of the Astoria merger proposal by the requisite vote of Astoria common stockholders; (3) the receipt of all required regulatory approvals and expiration or termination of all statutory waiting periods in respect thereof, each as described above; (4) authorization for listing on the NYSE of the shares of Sterling common stock to be issued in the merger; (5) effectiveness of the registration statement on Form S-4 for the Sterling common stock to be issued in the merger; (6) the absence of any order, injunction, or other legal restraint preventing the completion of the merger or making the completion of the merger illegal; (7) subject to certain exceptions, the accuracy of the representations and warranties of each of Sterling and Astoria; (8) performance in all material respects by each of Sterling and Astoria of its obligations under the merger agreement; and (9) receipt by each of Sterling and Astoria of an opinion from its counsel to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
Neither Astoria nor Sterling can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed. For more information, see “The Merger Agreement— Conditions to Complete the Merger,” beginning on page 103.
Termination of the Merger Agreement (page 104)
The merger agreement may be terminated at any time by Sterling or Astoria prior to the effective time of the merger under the following circumstances:
•
by mutual written consent;

•
if any governmental entity issues a final and nonappealable order permanently enjoining or otherwise prohibiting the consummation of the merger or the other transactions contemplated by the merger agreement;

•
by either party, if the merger is not consummated by May 31, 2018, unless the failure of the merger to be consummated by that date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement; and

•
subject to cure rights, if there shall have been a breach of any of the covenants or agreements, or any inaccuracy of any of the representations or warranties of the other party, such that the conditions to the terminating party’s obligations to complete the merger would not be satisfied.

In addition, the merger agreement may be terminated:
•
by Astoria if, prior to obtaining the approval of the Sterling stockholders of the Sterling merger proposal, the Sterling board of directors makes an adverse recommendation change or breaches its obligations with respect to calling a meeting of its stockholders; or

•
by Sterling if, prior to obtaining the approval of the Astoria common stockholders of the Astoria merger proposal, the Astoria board of directors makes an adverse recommendation change or breaches its obligations with respect to the non-solicitation of acquisition proposals, calling a meeting of its stockholders or recommending that its stockholders adopt the merger agreement.

For more information, see “The Merger Agreement—Termination of the Merger Agreement,” beginning on page 104.

Termination Fee (page 105)
If the merger agreement is terminated under certain circumstances, including circumstances involving alternative acquisition proposals and changes in the recommendation of Astoria’s or Sterling’s respective boards of directors, Astoria or Sterling may be required to pay to the other party a termination fee equal to $75.7 million. These termination fees could discourage other companies from seeking to acquire or merge with Astoria or Sterling. For more information, see “The Merger Agreement—Termination Fee,” beginning on page 105.
Amendment to Sterling’s Certificate of Incorporation (page 89 and Annex E)
In connection with the merger, Sterling is seeking approval to amend the Sterling charter to increase the number of authorized shares of common stock by 120 million to 310 million. For more information, see “The Merger—Amendment to Sterling’s Certificate of Incorporation,” beginning on page 89.
The Rights of Astoria Common Stockholders Will Change as a Result of the Merger (page 132)
The rights of Astoria common stockholders will change as a result of the merger due to differences in Sterling’s and Astoria’s governing documents. The rights of Astoria common stockholders are governed by Delaware law and by the Astoria charter and bylaws. Upon the completion of the merger, Astoria common stockholders will become stockholders of Sterling, as the continuing legal entity in the merger, and the rights of Astoria common stockholders will therefore be governed by the Sterling charter and bylaws (but will continue to be governed by Delaware law). In particular, Astoria currently has a classified board of directors, whereas Sterling directors are elected on an annual basis.
For more information, see “Comparison of Stockholders’ Rights,” beginning on page 132 for a description of the material differences in stockholders’ rights under each of the Sterling and Astoria governing documents.
Information About the Companies (page 44)
Sterling Bancorp
Sterling Bancorp is a Delaware corporation that owns all of the outstanding shares of common stock of Sterling National Bank. At December 31, 2016, Sterling had, on a consolidated basis, $14.2 billion in assets, $10.1 billion in deposits and stockholders’ equity of  $1.9 billion. Sterling National Bank, a growing full-service bank founded in 1888, is headquartered in Montebello, New York and is the principal bank subsidiary of Sterling. With $14.1 billion in assets and 970 full-time equivalent employees as of December 31, 2016, Sterling National Bank accounts for substantially all of Sterling’s consolidated assets and results of operation. Sterling National Bank is a growing financial services firm that specializes in the delivery of service and solutions to business owners, their families, and consumers in communities within the greater New York metropolitan region through commercial banking teams and 42 full-service financial centers.
Sterling’s principal office is located at 400 Rella Boulevard, Montebello, New York 10901, and its telephone number at that location is (845) 369-8040. Sterling’s stock is traded on the NYSE under the symbol “STL.” Additional information about Sterling and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. For more information, see “Information About Sterling” on page 44 and “Where You Can Find More Information,” beginning on page 143.
Astoria Financial Corporation
Astoria is a Delaware corporation organized in 1993 as the unitary savings and loan holding company of Astoria Bank and its consolidated subsidiaries. Astoria is headquartered in Lake Success, New York and its principal business is the operation of its wholly-owned subsidiary, Astoria Bank. Astoria Bank’s primary business is attracting retail deposits from the general public and businesses and investing those deposits, together with funds generated from operations, principal repayments on loans and securities and borrowings, primarily in multi-family and commercial real estate mortgage loans, one-to-four family, or residential, mortgage loans, and mortgage-backed securities. Astoria Bank currently has 88 banking offices—one main office and 87 branches, all located in New York.
Astoria’s common stock is traded on the NYSE under the symbol “AF.”
Astoria’s principal office is located at One Astoria Bank Plaza, Lake Success, New York 11042, and its telephone number at that location is (516) 327-3000. Additional information about Astoria and Astoria Bank and its other subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. For more information, see “Information About Astoria” on page 44 and “Where You Can Find More Information,” beginning on page 143.
Litigation Relating to the Merger (page 92)
Following the announcement of the execution of the merger agreement, three putative class actions have been filed in state and federal courts on behalf of Astoria stockholders and name as defendants Astoria, its directors and Sterling. The class actions seek, among other things, an order enjoining completion of the merger, damages, additional disclosures in this joint proxy statement/prospectus, and an award of costs and attorneys’ fees. For more information, see “The Merger—Litigation Relating to the Merger.”
Risk Factors (page 27)
You should consider all the information contained in or incorporated by reference into this joint proxy statement/prospectus in deciding how to vote for the proposals presented in the joint proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors” beginning on page 27.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF STERLING
The following selected consolidated financial information for the fiscal years ended September 30, 2012 through September 30, 2014 and the fiscal years ended December 31, 2015 and December 31, 2016 is derived from audited financial statements of Sterling. On January 27, 2015, the Sterling Board approved a change in Sterling’s fiscal year end from September 30 to December 3l and approved an amendment to Sterling’s bylaws to state and effect the change, effective December 31, 2014. The following selected consolidated information for the three months ended December 31, 2013 and 2014 is derived from unaudited and audited financial statements, respectively, of Sterling included in the Transition Report on Form 10-K filed by Sterling for the transition period from October 1, 2014 to December 31, 2014.
The following consolidated financial information, and the financial information of Sterling contained in the remainder of this joint proxy statement/prospectus, gives effect to the merger of legacy Sterling Bancorp with and into Provident New York Bancorp (which we refer to as “Provident”), with Provident, the predecessor company to Sterling, as the surviving entity (which merger we refer to as the “Provident merger”), as of October 31, 2013, the date that the Provident merger was completed. You should not assume the results of operations for any past periods indicate results for any future period. You should read this information in conjunction with Sterling’s consolidated financial statements and related notes thereto included in Sterling’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information.”
Dollar amounts in tables are stated in thousands, except for share and per share amounts.
	At or for the year ended December 31,		At or for the three months ended December 31,		At or for the fiscal year ended September 30,
	2016	2015	2014	2013 – unaudited	2014	2013	2012
Selected balance sheet data:
End of period balances:
Total securities	$3,118,838	$2,643,823	$1,713,183	$1,640,215	$1,689,888	$1,208,392	$1,153,248
Portfolio loans	9,527,230	7,859,360	4,815,641	4,127,141	4,760,438	2,412,898	2,119,472
Total assets	14,178,447	11,955,952	7,424,822	6,667,437	7,337,387	4,049,172	4,022,982
Non-interest bearing deposits	3,239,332	2,936,980	1,481,870	1,575,174	1,799,685	943,934	947,304
Interest bearing deposits	6,828,927	5,643,027	3,730,455	3,345,390	3,498,969	2,018,360	2,163,847
Total deposits	10,068,259	8,580,007	5,212,325	4,920,564	5,298,654	2,962,294	3,111,151
Borrowings	2,056,612	1,525,344	1,111,553	696,270	939,069	560,986	345,176
Stockholders’ equity	1,855,183	1,665,073	975,200	925,109	961,138	482,866	491,122
Tangible equity(1)	1,092,230	917,007	542,942	484,572	526,934	313,858	320,711
Average balances:
Total securities	$2,878,944	$2,156,056	$1,721,121	$1,581,166	$1,692,888	$1,123,270	$967,514
Total loans	8,520,367	6,261,470	4,756,015	3,516,129	4,120,749	2,216,871	1,806,136
Total assets	12,883,226	9,604,256	7,340,332	6,013,816	6,757,094	3,815,609	3,195,299
Non-interest bearing deposits	3,120,973	2,332,814	1,626,341	1,361,622	1,580,108	646,373	520,265
Interest bearing deposits	6,519,993	4,806,521	3,716,446	2,990,596	3,341,822	2,210,267	1,845,998
Total deposits	9,640,966	7,139,335	5,342,787	4,352,218	4,921,930	2,856,640	2,366,263
Borrowings	1,355,491	987,522	902,299	709,126	814,409	446,916	356,296
Stockholders’ equity	1,739,073	1,360,859	973,089	780,241	906,134	489,412	447,065
Tangible equity(1)	976,394	760,254	539,693	611,077	450,551	319,048	281,366
Selected operating data:
Total interest income	$461,551	$348,141	$68,087	$52,711	$246,906	$132,061	$115,037
Total interest expense	57,282	36,925	7,850	6,835	28,918	19,894	18,573
Net interest income	404,269	311,216	60,237	45,876	217,988	112,167	96,464
Provision for loan losses	20,000	15,700	3,000	3,000	19,100	12,150	10,612
Net interest income after provision for loan losses	384,269	295,516	57,237	42,876	198,888	100,017	85,852
Total non-interest income	70,987	62,751	13,957	9,148	47,370	27,692	32,152
Total non-interest expense	247,902	260,318	45,814	72,974	208,428	91,041	91,957
Income (loss) before income tax expense (benefit)	207,354	97,949	25,380	(20,950)	37,830	36,668	26,047
Income tax expense (benefit)	67,382	31,835	8,376	(6,948)	10,152	11,414	6,159
Net income (loss)	$139,972	$66,114	$17,004	$(14,002)	$27,678	$25,254	$19,888

	At or for the year ended December 31,		At or for the three months ended December 31,		At or for the fiscal year ended September 30,
	2016	2015	2014	2013 – unaudited	2014	2013	2012
Per share data:
Basic earnings (loss) per share	$1.07	$0.60	$0.20	$(0.20)	$0.34	$0.58	$0.52
Diluted earnings (loss) per share	1.07	0.60	0.20	(0.20)	0.34	0.58	0.52
Adjusted diluted earnings per share, non-GAAP(1)	1.11	0.96	0.23	0.14	0.72	0.51	0.43
Dividends declared per share	0.28	0.28	0.07	—	0.21	0.30	0.24
Book value per share	13.72	12.81	11.62	11.02	11.49	10.89	11.12
Tangible book value per share(1)	8.08	7.05	6.47	5.77	6.30	7.08	7.26
Common shares outstanding:
Shares outstanding at period end	135,257,570	130,006,926	83,927,572	83,955,647	83,628,267	44,351,046	44,173,470
Weighted average shares basic	130,607,994	109,907,645	83,831,380	70,493,305	80,268,970	43,734,425	38,227,653
Weighted average shares diluted	131,234,462	110,329,353	84,194,916	70,493,305	80,534,043	43,783,053	38,248,046
Other data:
FTE period end	970	1,089	829	977	836	477	493
Financial centers period end	42	52	32	46	32	34	35
Performance ratios:
Return on average assets	1.09%	0.69%	0.92%	(0.92)%	0.41%	0.66%	0.62%
Return on average equity	8.05	4.86	6.93	(7.12)	3.05	5.16	4.45
Reported return on average tangible assets(1)	1.15	0.73	0.98	(0.95)	0.44	0.69	0.66
Adjusted return on average tangible assets(1)	1.20	1.17	1.13	0.67	0.92	0.62	0.54
Reported return on average tangible equity(1)	14.34	8.70	12.50	(9.09)	6.14	7.92	7.07
Adjusted return on average tangible equity(1)	14.90	13.86	14.42	6.37	12.84	7.03	5.84
Efficiency ratio, as reported	52.2	69.6	61.7	132.6	78.5	65.1	71.5
Efficiency ratio, as adjusted(1)	46.2	50.8	54.0	65.4	59.4	63.7	69.7
Net interest margin – GAAP	3.44	3.60	3.61	3.50	3.65	3.28	3.39
Net interest margin – tax equivalent basis(2)	3.55	3.67	3.70	3.58	3.74	3.37	3.51
Capital ratios (Company):(3)
Tier 1 leverage ratio	8.95%	9.03%	8.21%	9.44%	8.12%	—%	—%
Tier 1 risk-based capital ratio	10.73	10.74	10.43	11.01	10.33	—	—
Total risk-based capital ratio	12.73	11.29	11.22	11.66	11.10	—	—
Tangible equity to tangible assets	8.14	8.18	7.76	7.78	7.63	8.09	8.32
Regulatory capital ratios (Bank):
Tier 1 leverage ratio	9.08%	9.65%	9.39%	10.58%	9.34%	9.33%	7.56%
Tier 1 risk-based capital ratio	10.87	11.45	12.00	12.48	11.94	13.18	12.16
Total risk-based capital ratio	13.06	12.00	12.79	13.13	12.71	14.24	13.36
Asset quality data and ratios:
Allowance for loan losses	$63,622	$50,145	$42,374	$30,612	$40,612	$28,877	$28,282
Non-performing loans (“NPLs”)	78,853	66,411	46,642	38,442	50,963	26,906	39,814
Non-performing assets (“NPAs”)	92,472	81,025	52,509	50,193	58,543	32,928	46,217
Net charge-offs	6,523	7,929	1,238	1,265	7,365	11,555	10,247
NPAs to total assets	0.65%	0.68%	0.71%	0.75%	0.80%	0.81%	1.15%
NPLs to total loans(4)	0.83	0.84	0.97	0.93	1.07	1.12	1.88
Allowance for loan losses to NPLs	80	75	90	79	79	107	71
Allowance for loan losses to total loans(4)	0.67	0.64	0.88	0.74	0.85	1.20	1.47
Net charge-offs to average loans	0.08	0.13	0.10	0.14	0.24	0.52	0.56

(1)
See a reconciliation of as reported financial measures to as adjusted (non-GAAP) financial measures in Sterling’s Annual Report on Form 10-K for the year ended December 31, 2016, under the caption “Non-GAAP Financial Measures.”

(2)
Net interest margin represents net interest income as a percent of average interest-earning assets for the period. Net interest margin is net interest income directly from Sterling’s consolidated statements of operations as a percent of average interest-earning assets for the period. Net interest margin – tax equivalent basis is net interest income adjusted for a portion of Sterling’s net interest income will be exempt from taxation (e.g., was received as a result of holdings of state or municipal obligations), an amount equal to the tax benefit derived from that component is added back to the net interest income total. This adjustment is considered helpful in comparing one financial institution’s net interest income (pre-tax) to that of another institution, as each will have a different proportion of tax-exempt items in their portfolios.
(3)
Prior to the Provident Merger, Sterling was a unitary savings and loan holding company and as a result was not required to maintain or report regulatory capital ratios. Sterling became a bank holding company in connection with the Provident Merger and has maintained and reported regulatory capital ratios since December 31, 2013.

(4)
Total loans exclude loans held for sale.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF ASTORIA
The following selected consolidated financial information for the fiscal years ended December 31, 2012 through December 31, 2016 is derived from audited financial statements of Astoria. You should not assume that the results of operations for any past periods are indicative of results for any future period. You should read this information in conjunction with Astoria’s consolidated financial statements and related notes thereto included in Astoria’s Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this joint proxy statement/prospectus. Please see “Where You Can Find More Information.”
Dollar amounts in tables are stated in thousands, except for share and per share amounts.
	At or For the Year Ended December 31,
	2016	2015	2014	2013	2012
Selected Balance Sheet Data:
Securities available-for-sale	$280,045	$416,798	$384,359	$401,690	$336,300
Securities held-to-maturity	2,740,132	2,296,799	2,133,804	1,849,526	1,700,141
Loans receivable, net	10,331,087	11,055,081	11,845,848	12,303,066	13,078,471
Total assets	14,558,652	15,076,211	15,640,021	15,793,722	16,496,642
Deposits	8,877,055	9,106,027	9,504,909	9,855,310	10,443,958
Borrowings, net	3,634,752	3,964,222	4,187,691	4,137,161	4,373,496
Stockholders’ equity	1,714,073	1,663,448	1,580,070	1,519,513	1,293,989
Selected Operating Data:
Interest income	$454,873	$473,416	$492,350	$518,430	$600,509
Interest expense	123,259	133,127	150,062	176,528	252,240
Net interest income	331,614	340,289	342,288	341,902	348,269
Provision for loan losses (credited) charged to operations	(9,151)	(12,072)	(9,469)	19,601	40,400
Net interest income after provision for loan losses	340,765	352,361	351,757	322,301	307,869
Non-interest income	50,962	54,596	54,848	69,572	73,235
General and administrative expense	279,470	289,083	284,410	287,531	300,133
Income before income tax expense	112,257	117,874	122,195	104,342	80,971
Income tax expense	40,728	29,799	26,279	37,749	27,880
Net income	71,529	88,075	95,916	66,593	53,091
Preferred stock dividends	8,775	8,775	8,775	7,214	—
Net income available to common shareholders	$62,754	$79,300	$87,141	$59,379	$53,091
Basic earnings per common share	$0.62	$0.79	$0.88	$0.60	$0.55
Diluted earnings per common share	0.62	0.79	0.88	0.60	0.55
Selected Financial Ratios and Other Data:
Return on average assets(1)	0.48%	0.57%	0.61%	0.41%	0.31%
Return on average common stockholders’ equity(2)	4.02	5.31	6.06	4.50	4.15
Return on average tangible common stockholders’ equity(2)(3)	4.56	6.07	6.96	5.23	4.86
Net interest rate spread(4)	2.29	2.29	2.25	2.17	2.09
Net interest margin(5)	2.37	2.36	2.32	2.25	2.16
General and administrative expense to average assets	1.87	1.89	1.82	1.78	1.75
Asset Quality Ratios:
Non-performing loans to total loans(6)	1.42%	1.24%	1.07%	2.67%	2.38%
Non-performing assets to total assets(7)	1.12	1.05	1.05	2.37	2.08
Allowance for loan losses to non-performing loans(6)	58.08	70.90	87.32	41.87	46.18
Allowance for loan losses to total loans	0.83	0.88	0.93	1.12	1.10

(1)
Returns on average assets are calculated using net income.

(2)
Returns on average common stockholders’ equity and average tangible common stockholders’ equity are calculated using net income available to common stockholders.

(3)
Tangible common stockholders’ equity represents common stockholders’ equity less goodwill.

(4)
Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.

(5)
Net interest margin represents net interest income divided by average interest-earning assets.

(6)
Non-performing loans, substantially all of which are non-accrual loans, included loans modified in a TDR totaling $58.6 million at December 31, 2016, $61.0 million at December 31, 2015, $68.4 million at December 31, 2014, $109.8 million at December 31, 2013 and $32.8 million at December 31, 2012. Non-performing loans exclude loans held-for-sale and loans which have been modified in a TDR that have been returned to accrual status.

(7)
Non-performing assets consist of all non-performing loans and real estate owned.

SELECTED UNAUDITED PRO FORMA FINANCIAL DATA
The following table shows selected unaudited pro forma condensed combined financial information about the financial condition and results of operations of Sterling giving effect to the merger with Astoria. The selected unaudited pro forma condensed combined financial information assumes that the merger is accounted for under the acquisition method of accounting, with Sterling treated as the acquirer. Under the acquisition method of accounting, the assets and liabilities of Astoria, as of the effective date of the merger, will be recorded by Sterling at their respective estimated fair values, and the excess of the merger consideration over the fair value of Astoria’s net assets will be allocated to goodwill.
The unaudited pro forma condensed combined income statement information for the year ended December 31, 2016 is presented as if the merger was consummated on January 1, 2016, the first business day of the Sterling 2016 fiscal year, and combines the historical results of Sterling and Astoria for the year ended December 31, 2016. The unaudited pro forma condensed combined balance sheet information as of December 31, 2016 gives effect to the merger as if it occurred on December 31, 2016, and combines the historical balance sheets of Sterling and Astoria as of December 31, 2016.
The selected unaudited pro forma condensed combined financial data has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information, including the notes thereto, which is included in this joint proxy statement/prospectus under “Unaudited Pro Forma Condensed Combined Financial Statements.”
The selected unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented. The selected unaudited pro forma condensed combined financial information also does not consider any potential impacts of current market conditions on revenues, potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors. Further, as explained in more detail in the notes accompanying the more detailed unaudited pro forma condensed combined financial information included under “Unaudited Pro Forma Condensed Combined Financial Information,” the pro forma allocation of the purchase price reflected in the selected unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. Additionally, the adjustments made in the unaudited pro forma condensed financial information, which are described in those notes, are preliminary and may be revised.
Selected Unaudited Pro Forma Financial Data
(Dollars in thousands, except per share amounts)	For the year ended December 31, 2016
Unaudited Pro Forma Condensed Combined Income Statement Information:
Net interest income	$818,906
Provision for loan losses	10,849
Income before income taxes	385,185
Net income	251,173
As of December 31, 2016
Unaudited Pro Forma Condensed Combined Balance Sheet Information:
Loans held for investment, net	$19,530,795
Total Assets	29,510,290
Deposits	18,956,004
Total stockholders’ equity	4,218,852

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA
Presented below are Sterling’s historical per share data for the year ended December 31, 2016, as derived from audited financial statements of Sterling, and Astoria’s historical per share data for the year ended December 31, 2016, as derived from audited financial statements of Astoria. The pro forma combined per share data for the year ended December 31, 2016 and the per equivalent Astoria share information provided in the table below is unaudited. The unaudited pro forma data and equivalent per share information give effect to the merger as if the transaction had been effective on the dates presented, in the case of the book value data, and as if the transactions had become effective on January 1, 2016, in the case of the earnings per share and dividends declared data. This information should be read together with the historical consolidated financial statements and related notes of Sterling and Astoria filed by each with the SEC, and incorporated by reference in this document, and with the unaudited pro forma condensed combined financial statements included under “Unaudited Pro Forma Condensed Combined Financial Statements.”
The unaudited pro forma financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented. The unaudited pro forma financial information also does not consider any potential impacts of current market conditions on revenues, potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.
	Sterling Historical	Astoria Historical	Pro Forma Combined	Per Equivalent Astoria Share(3)
For the year ended December 31, 2016:
Basic earnings per common share (1)	$1.07	$0.62	$1.11	$0.97
Diluted earnings per share(1)	1.07	0.62	1.11	0.97
Cash dividends declared per common share(2)	0.28	0.16	0.28	0.25
Book value per share as of December 31, 2016	13.72	15.65	18.22	15.94

(1)
Pro forma combined earnings per share data excludes the impact of anticipated cost savings (refer to Note 4 below in “Notes to Unaudited Pro Forma Condensed Combined Financial Information”) and potential revenue enhancements that may be realized through the merger.

(2)
Pro forma combined cash dividends declared are based upon Sterling’s historical amounts.

(3)
Pro forma per equivalent Astoria share information is calculated based on pro forma combined multiplied by the 0.875 exchange ratio.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained or incorporated by reference in this joint proxy statement/prospectus are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Sterling’s or Astoria’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “projections,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger or the bank merger, including future financial and operating results of Sterling, Astoria or the combined company following the merger, the combined company’s plans, objectives, expectations and intentions, the expected timing of the completion of the merger, financing plans and the availability of capital, the likelihood of success and impact of litigation and other statements that are not historical facts. These statements are only predictions based on Sterling’s and Astoria’s current expectations and projections about future events. There are important factors that could cause Sterling’s and Astoria’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described in the section entitled “Risk Factors” beginning on page 27.
These forward-looking statements are subject to numerous assumptions, risks, and uncertainties which change over time. In addition to factors previously disclosed in Sterling’s and Astoria’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements:
•
the inability to close the merger and the bank merger in a timely manner;

•
the failure to complete the merger due to the failure of Sterling or Astoria common stockholders to approve the Sterling or Astoria merger proposals;

•
failure to obtain applicable regulatory approvals and meet other closing conditions to the merger on the expected terms and schedule;

•
the potential impact of announcement or consummation of the proposed merger with Astoria on relationships with third parties, including customers, employees, and competitors;

•
business disruption following the merger;

•
difficulties and delays in integrating the Sterling and Astoria businesses or fully realizing cost savings and other benefits;

•
Sterling’s potential exposure to unknown or contingent liabilities of Astoria;

•
the challenges of integrating, retaining, and hiring key personnel;

•
failure to attract new customers and retain existing customers in the manner anticipated;

•
the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future, including litigation related to the merger;

•
any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems;

•
changes in Sterling’s stock price before closing, including as a result of the financial performance of Astoria prior to closing;

•
operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which Sterling and Astoria are highly dependent;

•
changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action, including, but not limited to, the Dodd-Frank Wall Street

Reform and Consumer Protection Act, which we refer to as the “Dodd-Frank Act,” and other changes pertaining to banking, securities, taxation, rent regulation and housing, financial accounting and reporting, environmental protection, and insurance, and the ability to comply with such changes in a timely manner;
•
changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Department of the Treasury and the Federal Reserve Board;

•
changes in interest rates, which may affect Sterling’s or Astoria’s net income, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of Sterling’s or Astoria’s assets, including its investment securities;

•
changes in accounting principles, policies, practices, or guidelines;

•
changes in Sterling’s credit ratings or in Sterling’s ability to access the capital markets;

•
natural disasters, war, or terrorist activities; and

•
other economic, competitive, governmental, regulatory, technological, and geopolitical factors affecting Sterling’s or Astoria’s operations, pricing, and services.

Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond Sterling’s or Astoria’s control.
For any forward-looking statements made in this joint proxy statement/prospectus or in any documents incorporated by reference into this joint proxy statement/prospectus, Sterling and Astoria claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this joint proxy statement/prospectus or the date of the applicable document incorporated by reference in this joint proxy statement/prospectus. Except to the extent required by applicable law, Sterling and Astoria do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions, or events that occur after the date the forward-looking statements are made. All written and oral forward-looking statements concerning the merger or other matters addressed in this joint proxy statement/prospectus and attributable to Sterling, Astoria, or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this joint proxy statement/prospectus.

RISK FACTORS
In addition to general investment risks and the other information contained in or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed under the section “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this joint proxy statement/prospectus. You should also consider the other information in this joint proxy statement/prospectus and the other documents incorporated by reference into this joint proxy statement/prospectus. Please see “Where You Can Find More Information.”
Risks Related to the Merger and Sterling’s Business Upon Completion of the Merger
Because the market price of Sterling common stock will fluctuate, Astoria common stockholders cannot be certain of the market value of the merger consideration they will receive.
Upon completion of the merger, each outstanding share of Astoria common stock (except for specified shares of Astoria common stock held by Astoria or Sterling) will be converted into 0.875 shares of Sterling common stock. The market value of the merger consideration will vary from the closing price of Sterling common stock on the date Sterling and Astoria announced the merger, on the date that this joint proxy statement/prospectus is mailed to Astoria common stockholders, on the date of the special meeting of the Astoria common stockholders, and on the date the merger is completed. Any change in the market price of Sterling common stock prior to the completion of the merger will affect the market value of the merger consideration that Astoria common stockholders will receive upon completion of the merger, and there will be no adjustment to the merger consideration for changes in the market price of either shares of Sterling common stock or shares of Astoria common stock.
The market price of Sterling’s common stock could be subject to significant fluctuations due to changes in sentiment in the market regarding Sterling’s operations or business prospects, including market sentiment regarding Sterling’s entry into the merger agreement. These risks may be affected by:
•
operating results that vary from the expectations of Sterling’s management or of securities analysts and investors;

•
developments in Sterling’s business or in the financial services sector generally;

•
regulatory or legislative changes affecting Sterling’s industry generally or its business and operations;

•
operating and securities price performance of companies that investors consider to be comparable to Sterling;

•
changes in estimates or recommendations by securities analysts or rating agencies;

•
announcements of strategic developments, acquisitions, dispositions, financings, and other material events by Sterling or its competitors; and

•
changes in global financial markets and economies and general market conditions, such as interest or foreign exchange rates, stock, commodity, credit or asset valuations or volatility.

Therefore, at the time of the Astoria special meeting, you will not know the precise market value of the consideration you will receive at the effective time of the merger. You should obtain current market quotations for shares of Sterling common stock and for shares of Astoria common stock.
The market price of Sterling common stock after the merger may be affected by factors different from those affecting the shares of Astoria or Sterling currently.
Upon completion of the merger, holders of Astoria common stock will become holders of Sterling common stock. Sterling’s business differs in important respects from that of Astoria, and, accordingly, the results of operations of the combined company and the market price of Sterling common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of Sterling and Astoria. For a discussion of the businesses of Sterling and Astoria and of some important factors to consider in connection with those businesses, see the documents incorporated by reference in this joint proxy statement/prospectus and referred to under “Where You Can Find More Information.”
Regulatory approvals may not be received, may take longer than expected, or may impose conditions that are not presently anticipated or that could have an adverse effect on the combined company following the merger.
Before the merger and the bank merger may be completed, Sterling and Astoria must obtain approvals from the Federal Reserve Board and the OCC. Other approvals, waivers or consents from regulators may also be required. In determining whether to grant these approvals the regulators consider a variety of factors, including the regulatory standing of each party and the factors described under “The Merger—Regulatory Approvals Required for the Merger.” An adverse development in either party’s regulatory standing or these factors could result in an inability to obtain approval or delay their receipt. These regulators may impose conditions on the completion of the merger or the bank merger or require changes to the terms of the merger or the bank merger. Such conditions or changes could have the effect of delaying or preventing completion of the merger or the bank merger or imposing additional costs on or limiting the revenues of the combined company following the merger and the bank merger, any of which might have an adverse effect on the combined company following the merger. See “The Merger—Regulatory Approvals Required for the Merger.”
In a recent approval order, the Federal Reserve Board has stated that if material weaknesses are identified by examiners before a banking organization applies to engage in expansionary activity, the Federal Reserve Board will not in the future allow the application to remain pending while the banking organization addresses its weaknesses. The Federal Reserve Board explained that, in the future, if issues arise during the processing of an application, it will require the applicant banking organization to withdraw its application pending resolution of any supervisory concerns. Accordingly, if there is an adverse development in either party’s regulatory standing, Sterling may be required to withdraw some or all of the applications for approval of the proposed mergers and, if possible, resubmit it after the applicable supervisory concerns have been resolved. See “The Merger—Regulatory Approvals Required for the Merger.”
The success of the merger and integration of Sterling and Astoria will depend on a number of uncertain factors.
The success of the merger will depend on a number of factors, including, without limitation:
•
Sterling’s ability to integrate the branches acquired from Astoria Bank in the merger (which we refer to as the “acquired branches”) into Sterling National Bank’s current operations;

•
Sterling’s ability to limit the outflow of deposits held by its new customers in the acquired branches and to successfully retain and manage interest-earning assets (i.e., loans) acquired in the merger;

•
Sterling’s ability to control the incremental non-interest expense from the acquired branches in a manner that enables it to maintain a favorable overall efficiency ratio;

•
Sterling’s ability to retain and attract the appropriate personnel to staff the acquired branches; and

•
Sterling’s ability to earn acceptable levels of interest and non-interest income, including fee income, from the acquired branches.

Integrating the acquired branches will be an operation of substantial size and expense, and may be affected by general market and economic conditions or government actions affecting the financial industry generally. Integration efforts will also likely divert Sterling’s management’s attention and resources. No assurance can be given that Sterling will be able to integrate the acquired branches successfully, and the integration process could result in the loss of key employees, the disruption of ongoing business, or inconsistencies in standards, controls, procedures and policies that adversely affect Sterling’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger. Sterling may also encounter unexpected difficulties or costs during the integration that could adversely affect its earnings and financial condition, perhaps materially. Additionally, no assurance can be given that the operation of the acquired branches will not adversely affect Sterling’s existing profitability, that Sterling will be able to achieve results in the future similar to those achieved by its existing banking business, or that Sterling will be able to manage any growth resulting from the merger effectively.
Combining Sterling and Astoria may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the merger may not be realized.
Sterling and Astoria have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend, in part, on Sterling’s ability to successfully combine and integrate the businesses of Sterling and Astoria in a manner that permits growth opportunities and does not materially disrupt the existing customer relations nor result in decreased revenues due to loss of customers. It is possible that the integration process could result in the loss of key employees, the disruption of either company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. The loss of key employees could adversely affect Sterling’s ability to successfully conduct its business, which could have an adverse effect on Sterling’s financial results and the value of its common stock. If Sterling experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause Sterling and/or Astoria to lose customers or cause customers to remove their accounts from Sterling and/or Astoria and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Astoria and Sterling during this transition period and for an undetermined period after completion of the merger on the combined company. In addition, the actual cost savings of the merger could be less than anticipated.
The combined company may be unable to retain Sterling and/or Astoria personnel successfully after the merger is completed.
The success of the merger will depend in part on the combined company’s ability to retain the talents and dedication of key employees currently employed by Sterling and Astoria. It is possible that these employees may decide not to remain with Sterling or Astoria, as applicable, while the merger is pending or with the combined company after the merger is consummated. If key employees terminate their employment, or if an insufficient number of employees is retained to maintain effective operations, the combined company’s business activities may be adversely affected and management’s attention may be diverted from successfully integrating Astoria to hiring suitable replacements, all of which may cause the combined company’s business to suffer. In addition, Sterling and Astoria may not be able to locate suitable replacements for any key employees who leave either company, or to offer employment to potential replacements on reasonable terms.
The unaudited pro forma condensed combined financial statements included in this document are preliminary and the actual financial condition and results of operations of Sterling after the merger may differ materially.
The unaudited pro forma condensed combined financial statements in this document are presented for illustrative purposes only and are not necessarily indicative of what Sterling’s actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma condensed combined financial statements reflect adjustments, which are based upon preliminary estimates, to record the Astoria identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this document is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of Astoria as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this document. For more information, please see “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 110.

In connection with the merger, Sterling will assume Astoria’s outstanding debt obligations and preferred stock, and Sterling’s level of indebtedness following the completion of the merger could adversely affect Sterling’s ability to raise additional capital and to meet its obligations under its existing indebtedness.
In connection with the merger, Sterling will assume approximately $3.9 billion of Astoria’s outstanding indebtedness and Astoria’s obligations related to its outstanding preferred stock. Sterling’s existing debt, together with any future incurrence of additional indebtedness, and assumption of Astoria’s outstanding preferred stock, could have important consequences for Sterling’s creditors and Sterling’s stockholders. For example, it could:
•
limit Sterling’s ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions, and general corporate or other purposes;

•
restrict Sterling from making strategic acquisitions or cause the combined company to make non-strategic divestitures;

•
restrict Sterling from paying dividends to its stockholders;

•
increase the combined company’s vulnerability to general economic and industry conditions; and

•
require a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on the combined company’s indebtedness, thereby reducing Sterling’s ability to use cash flows to fund its operations, capital expenditures, and future business opportunities.

Following completion of the merger, holders of Sterling common stock will be subject to the prior dividend and liquidation rights of the holders of the Sterling preferred stock that Sterling will issue upon completion of the merger. The holders of shares of Astoria preferred stock, which Sterling will assume from Astoria, as well as the holders of any shares of Sterling preferred stock that Sterling may issue in the future, would receive, upon Sterling’s voluntary or involuntary liquidation, dissolution, or winding up, before any payment is made to holders of Sterling common stock, their liquidation preferences as well as any accrued and unpaid distributions. These payments would reduce the remaining amount of Sterling’s assets, if any, available for distribution to holders of its common stock.
General market conditions and unpredictable factors, including conditions and factors different from those affecting Astoria preferred stock and depositary shares currently, could adversely affect market prices for Sterling preferred stock and Sterling depositary shares once the Sterling preferred stock is issued.
There can be no assurance about the market prices for the Sterling preferred stock that will be issued upon completion of the merger or the Sterling depositary shares representing shares of Sterling preferred stock. Several factors, many of which are beyond the control of Sterling, could influence the market prices of the Sterling preferred stock and Sterling depositary shares, including:
•
whether Sterling declares or fails to declare dividends on the Sterling preferred stock from time to time;

•
real or anticipated changes in the credit ratings assigned to the Sterling depositary shares, Sterling preferred stock, or other Sterling securities;

•
Sterling creditworthiness;

•
interest rates;

•
developments in the securities, credit, and housing markets, and developments with respect to financial institutions generally;

•
the market for similar securities; and

•
economic, corporate, securities market, geopolitical, regulatory or judicial events that affect Sterling, the banking industry, or the financial markets generally.

Shares of Sterling preferred stock will be equity interests and will not constitute indebtedness. As such, Sterling preferred stock and Sterling depositary shares will rank junior to all indebtedness of, and other non-equity claims on, Sterling with respect to assets available to satisfy claims. The market prices for the Sterling preferred stock and Sterling depositary shares may be affected by factors different from those currently affecting the Astoria preferred stock and Astoria depositary shares.
Certain of Astoria’s directors and executive officers have interests in the merger that may differ from the interests of Astoria’s stockholders.
Astoria’s common stockholders should be aware that some of Astoria’s directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of Astoria’s common stockholders generally. Astoria’s board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement, and in recommending that Astoria’s common stockholders vote in favor of adopting the merger agreement.
For a more complete description of these interests, please see “The Merger—Interests of Astoria’s Directors and Executive Officers in the Merger.”
Termination of the merger agreement could negatively impact Astoria or Sterling.
If the merger agreement is terminated, there may be various consequences. For example, Astoria’s or Sterling’s businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. Additionally, if the merger agreement is terminated, the market price of Astoria’s or Sterling’s common stock could decline to the extent that the current market prices reflect a market assumption that the merger will be completed. If the merger agreement is terminated under certain circumstances, Astoria or Sterling may be required to pay to the other party a termination fee of  $75.7 million.
Astoria and Sterling will be subject to business uncertainties and contractual restrictions while the merger is pending.
Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Astoria or Sterling. These uncertainties may impair Astoria’s or Sterling’s ability to attract, retain, and motivate key personnel until the merger is completed, and could cause customers and others that deal with Astoria or Sterling to seek to change existing business relationships with Astoria or Sterling. Retention of certain employees by Astoria or Sterling may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles with the combined company. If key employees depart because of issues relating to the uncertainty and difficulty of integration, or a desire not to remain with Astoria or Sterling, Astoria’s business or Sterling’s business could be harmed. In addition, subject to certain exceptions, Astoria has agreed to operate its business in the ordinary course prior to closing. See “The Merger Agreement—Covenants and Agreements” for a description of the restrictive covenants applicable to Astoria and Sterling.
If the merger is not completed, Sterling and Astoria will have incurred substantial expenses without realizing the expected benefits of the merger.
Each of Sterling and Astoria has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of filing, printing, and mailing this joint proxy statement/prospectus, and all filing and other fees paid to the SEC in connection with the merger. If the merger is not completed, Sterling and Astoria would have to recognize these expenses without realizing the expected benefits of the merger.
The merger agreement limits Astoria’s ability to pursue acquisition proposals and requires Sterling or Astoria to pay a termination fee of  $75.7 million under limited circumstances, including circumstances relating to acquisition proposals. Additionally, certain provisions of the Sterling and Astoria charter and bylaws may deter potential acquirers.
The merger agreement prohibits Astoria from initiating, soliciting, knowingly encouraging, or knowingly facilitating certain third-party acquisition proposals. See “The Merger Agreement—Agreement Not to

Solicit Other Offers.” The merger agreement also provides that either Sterling or Astoria will be required to pay a termination fee in the amount of  $75.7 million in the event that the merger agreement is terminated under certain circumstances, including a change of recommendation by such party’s board of directors. See “The Merger Agreement—Termination Fee.” These provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Astoria from considering or proposing such an acquisition. Under the Astoria and Sterling charters, certain business combinations involving affiliates or interested stockholders require the approval of a supermajority of stockholders unless they are approved by two-thirds, in the case of Sterling, or a majority, in the case of Astoria, of the disinterested directors on their respective board or certain other requirements are met, and the Astoria and Sterling charters generally prohibit holders of shares that are beneficially owned by a person who beneficially owns more than 10% of the outstanding shares of Sterling common stock or Astoria common stock, as applicable, from voting shares in excess of such 10% limit. See “Comparison of Stockholders’ Rights—Anti-Takeover Provisions and Other Stockholder Protections.” These provisions and other provisions of the Astoria or Sterling charters or bylaws, including provisions regarding Astoria’s classified board of directors, described below, or of the DGCL could make it more difficult for a third-party to acquire control of Astoria or Sterling and may discourage a potential competing acquirer.
The shares of Sterling common stock to be received by Astoria common stockholders as a result of the merger will have different rights from the shares of Astoria common stock.
Upon completion of the merger, Astoria common stockholders will become Sterling stockholders and their rights as stockholders will be governed by the DGCL and the Sterling charter and bylaws. The rights associated with Astoria common stock are different from the rights associated with Sterling common stock. Please see “Comparison of Stockholders’ Rights” beginning on page 132 for a discussion of the different rights associated with Sterling common stock.
Holders of Astoria and Sterling common stock will have a reduced ownership and voting interest in the combined company after the merger and will exercise less influence over management.
Holders of Astoria and Sterling common stock currently have the right to vote in the election of the board of directors and on other matters affecting Astoria and Sterling, respectively. Upon completion of the merger, each Astoria common stockholder who receives shares of Sterling common stock will become a stockholder of Sterling, with a percentage ownership of Sterling that is smaller than the stockholder’s percentage ownership of Astoria. Based on the number of shares outstanding on March 30, 2017 and the shares expected to be issued in the merger, the former stockholders of Astoria as a group will receive shares in the merger constituting approximately 40% of the outstanding shares of Sterling common stock immediately after the merger. As a result, current stockholders of Sterling as a group will own approximately 60% of the outstanding shares of Sterling common stock immediately after the merger. Because of this, Astoria common stockholders may have less influence on the management and policies of Sterling than they now have on the management and policies of Astoria, and current Sterling stockholders may have less influence than they now have on the management and policies of Sterling.
Astoria common stockholders will not have appraisal rights in the merger.
Dissenters’ rights are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. Under the DGCL, a stockholder may not dissent from a merger as to shares that are listed on a national securities exchange at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to vote upon the agreement of merger or consolidation.
Because Astoria common stock is listed on the New York Stock Exchange, a national securities exchange, and is expected to continue to be so listed on the record date, and because the merger otherwise satisfies the foregoing requirements of the DGCL, holders of Astoria common stock will not be entitled to dissenters’ or appraisal rights in the merger with respect to their shares of Astoria common stock.

Pending Litigation Against Sterling and Astoria Could Result in an Injunction Preventing the Completion of the Merger.
Following the announcement of the execution of the merger agreement, three putative class actions have been filed in state and federal courts on behalf of Astoria stockholders and name as defendants Astoria, its directors and Sterling. The class actions seek, among other things, an order enjoining completion of the merger, damages, additional disclosures in this joint proxy statement/prospectus, and an award of costs and attorneys’ fees. One of the conditions to the closing of the merger is that no order, injunction, or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger shall be in effect. As such, if plaintiffs are successful in obtaining an injunction prohibiting the completion of the merger on the agreed-upon terms, then such injunction may prevent the merger from being completed, or from being completed within the expected timeframe. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is completed may adversely affect Sterling’s business, financial condition, results of operations, and cash flows. For more information, see “The Merger—Litigation Related to the Merger.”
Risks Relating to Sterling’s Business
You should read and consider risk factors specific to Sterling’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in Sterling’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in other documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 143 of this joint proxy statement/prospectus for the location of information incorporated by reference into this joint proxy statement/prospectus.
Risks Relating to Astoria’s Business
You should read and consider risk factors specific to Astoria’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in Astoria’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in other documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 143 of this joint proxy statement/prospectus for the location of information incorporated by reference into this joint proxy statement/prospectus.

THE STERLING SPECIAL MEETING
This section contains information for Sterling stockholders about the special meeting that Sterling has called to allow its stockholders to consider and vote on the merger agreement and other matters. Sterling is mailing this joint proxy statement/prospectus to you, as a Sterling stockholder, on or about May 1, 2017. This joint proxy statement/prospectus is accompanied by a notice of the special meeting of Sterling stockholders and a form of proxy card that Sterling’s board of directors is soliciting for use at the special meeting and at any adjournments or postponements of the special meeting.
Date, Time, and Place of Meeting
The special meeting of Sterling stockholders will be held at Sterling’s business address at 21 Scarsdale Road, Yonkers, New York 10707 at 11:00 a.m., Eastern time, on June 13, 2017. On or about May 1, 2017, Sterling commenced mailing this document and the enclosed form of proxy card to its stockholders entitled to vote at the Sterling special meeting.
Matters to Be Considered
At the Sterling special meeting, Sterling stockholders will be asked to consider and vote upon the following matters:
•
the Sterling merger proposal;

•
the Sterling charter amendment proposal; and

•
the Sterling adjournment proposal.

Recommendation of Sterling’s Board of Directors
The Sterling board of directors recommends that you vote “FOR” the Sterling merger proposal, “FOR” the Sterling charter amendment proposal, and “FOR” the Sterling adjournment proposal.
Sterling Record Date and Quorum
The Sterling board of directors has fixed the close of business on April 28, 2017, as the record date for determining the holders of Sterling common stock entitled to receive notice of and to vote at the Sterling special meeting.
As of the Sterling record date, there were 135,593,374 shares of Sterling common stock outstanding and entitled to vote at the Sterling special meeting held by 5,152 holders of record. Subject to the Sterling Limit, each share of Sterling common stock entitles the holder of record as of the Sterling record date to one vote at the Sterling special meeting on each proposal to be considered at the Sterling special meeting.
The representation (in person or by proxy) of holders of at least a majority of the votes entitled to be cast on the matters to be voted on at the Sterling special meeting constitutes a quorum for transacting business at the Sterling special meeting. All shares of Sterling common stock, whether present in person or represented by proxy, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Sterling special meeting.
Vote Required; Treatment of Abstentions and Failure to Vote
Sterling merger proposal:
•
Standard:   Approval of the Sterling merger proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Sterling common stock entitled to vote on the proposal.

•
Effect of abstentions and broker non-votes:   If you fail to vote, mark “ABSTAIN” on your proxy, or fail to instruct your bank or broker with respect to the Sterling merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

Sterling charter amendment proposal:
•
Standard:   Approval of the Sterling charter amendment proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Sterling common stock entitled to vote on the proposal.

•
Effect of abstentions and broker non-votes:   If you fail to vote, mark “ABSTAIN” on your proxy, or fail to instruct your bank or broker with respect to the Sterling charter amendment proposal, it will have the same effect as a vote “AGAINST” the proposal.

Sterling adjournment proposal:
•
Standard:   Approval of the Sterling adjournment proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the Sterling special meeting.

•
Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the Sterling special meeting, or fail to instruct your bank or broker how to vote with respect to the Sterling adjournment proposal, you will not be deemed to have cast a vote with respect to the proposal and it will have no effect on the proposal.

Shares Held by Officers and Directors
As of the Sterling record date, the directors and executive officers of Sterling and their affiliates owned, and were entitled to vote, 5,085,067 shares of Sterling common stock, representing approximately 3.75% of the shares of Sterling common stock outstanding on that date. Sterling currently expects that Sterling’s directors and executive officers will vote their shares in favor of the Sterling merger proposal, the Sterling charter amendment proposal, and the Sterling adjournment proposal, although none of them has entered into any agreements obligating them to do so. As of the Sterling record date, Astoria, the directors and executive officers of Astoria and their affiliates did not own any shares of Sterling common stock outstanding on that date.
Voting of Proxies; Incomplete Proxies
A Sterling stockholder may vote by proxy or in person at the Sterling special meeting. If you hold your shares of Sterling common stock in your name as a stockholder of record, to submit a proxy, you, as a Sterling stockholder, may use one of the following methods:
•
By telephone: by calling the toll-free number indicated on your proxy card and following the recorded instructions.

•
Through the Internet: by visiting the website indicated on your proxy card and following the instructions.

•
Complete and return the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

Sterling requests that Sterling stockholders vote by telephone, over the Internet, or by completing and signing the accompanying proxy card and returning it to Sterling as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy card is returned properly executed, the shares of Sterling stock represented by it will be voted at the Sterling special meeting in accordance with the instructions contained on the proxy card. If any proxy card is returned without indication as to how to vote, the shares of Sterling common stock represented by the proxy card will be voted as recommended by the Sterling board of directors.
Every Sterling stockholder’s vote is important. Accordingly, each Sterling stockholder should sign, date, and return the enclosed proxy card, or vote via the Internet or by telephone, whether or not the Sterling stockholder plans to attend the Sterling special meeting in person. Sending in your proxy card or voting by telephone or on the Internet will not prevent you from voting your shares personally at the meeting, since you may revoke your proxy at any time before it is voted.

Shares Held in Street Name; Broker Non-Votes
If you are a Sterling stockholder and your shares are held in “street name” through a bank, broker, or other holder of record, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank or broker. You may not vote shares held in street name by returning a proxy card directly to Sterling or by voting in person at the Sterling special meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank, or other nominee. Further, brokers, banks, or other nominees who hold shares of Sterling common stock on behalf of their customers may not give a proxy to Sterling to vote those shares with respect to any of the proposals without specific instructions from their customers, as brokers, banks, and other nominees do not have discretionary voting power on the proposals that will be voted upon at the Sterling special meeting.
Revocability of Proxies and Changes to a Sterling Stockholder’s Vote
You have the power to change your vote at any time before your shares of Sterling common stock are voted at the Sterling special meeting by:
•
signing and returning a proxy card with a later date;

•
voting by telephone or the Internet at a later time;

•
delivering a written revocation letter to Sterling’s corporate secretary; or

•
attending the Sterling special meeting in person, notifying the corporate secretary and voting by ballot at the Sterling special meeting.

Attendance at the special meeting will not automatically revoke your proxy. A revocation or later-dated proxy received by Sterling after the vote will not affect the vote. Sterling’s corporate secretary’s mailing address is: Corporate Secretary, Sterling Bancorp, 21 Scarsdale Road, Yonkers, New York 10707.
If you choose to send a completed proxy card bearing a later date than your original proxy card, the new proxy card must be received before the beginning of the Sterling special meeting. If you have instructed a bank, broker, or other nominee to vote your shares of Sterling common stock, you must follow the directions you receive from your bank, broker, or other nominee in order to change or revoke your vote.
Participants in the Sterling 401(k) Plan
Participants in the Sterling 401(k) Plan will receive information about how to vote your shares confidentially. Such shares will be voted in accordance with the provisions of the Sterling 401(k) Plan. All shares held under the Sterling 401(k) Plan will be voted by the trustee, but each participant will be given the opportunity to direct the trustee on how to vote the shares of Sterling common stock allocated to his or her account. Unallocated shares and allocated shares for which no timely voting instructions are received will be voted by the trustee on each proposal in the same proportion as shares for which it has received timely voting instructions.
Solicitation of Proxies
Sterling is soliciting your proxy in conjunction with the merger. Sterling will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, Sterling will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Sterling common stock and secure their voting instructions. Sterling will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, Sterling may use its directors and several of its regular employees, who will not be specially compensated, to solicit proxies from the Sterling stockholders, either personally or by telephone, facsimile, letter or electronic means. Sterling has also made arrangements with Okapi Partners LLC to assist it in soliciting proxies and has agreed to pay Okapi Partners LLC approximately $9,500, plus the reimbursement of certain expenses, for these services.
Attending the Sterling Special Meeting
All holders of Sterling common stock, including holders of record and stockholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the Sterling special meeting. Stockholders of record can vote in person at the Sterling special meeting. If you are not a stockholder of record, you must obtain a proxy executed in your favor from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the Sterling special meeting. If you plan to attend the Sterling special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. Sterling reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the Sterling special meeting is prohibited without Sterling’s express written consent.
Delivery of Proxy Materials to Stockholders Sharing an Address
The SEC has adopted rules that permit companies to mail a single proxy statement to two or more stockholders sharing the same address. This practice is known as “householding.” Householding provides greater convenience to stockholders and saves Sterling money by reducing excess printing costs. You may have been identified as living at the same address as another Sterling stockholder. If this is the case, and unless Sterling receives contrary instructions from you, Sterling will continue to “household” your proxy statement for the reasons stated above.
On written or oral request to Investor Relations ((845) 369-8040), or Sterling’s proxy solicitor, Okapi Partners LLC, at 1212 Avenue of the Americas, 24th Floor, New York, New York 10036, or toll-free at (877) 274-8654, Sterling will deliver promptly a separate copy of this document to a stockholder at a shared address to which a single copy of the document was delivered.
Assistance
If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need help voting your shares of Sterling common stock, please contact Investor Relations, 400 Rella Blvd., Montebello, New York 10901 ((845) 369-8040), or Sterling’s proxy solicitor, Okapi Partners LLC, at 1212 Avenue of the Americas, 24th Floor, New York, New York 10036, or toll-free at (877) 274-8654.

STERLING PROPOSALS
PROPOSAL NO. 1   STERLING MERGER PROPOSAL
Sterling is asking its stockholders to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, the bank merger, and the issuance of common stock in the merger pursuant to the merger agreement. Holders of Sterling common stock should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.
After careful consideration, the Sterling board of directors, by a unanimous vote of all directors, approved the merger agreement and declared the merger agreement and the transactions contemplated thereby, including the merger, the bank merger, and the issuance of common stock in the merger pursuant to the merger agreement, to be advisable and in the best interests of Sterling and the stockholders of Sterling. See “The Merger—Sterling’s Reasons for the Merger; Recommendation of Sterling’s Board of Directors” included elsewhere in this joint proxy statement/prospectus for a more detailed discussion of the Sterling board of directors’ recommendation.
The Sterling board of directors recommends a vote “FOR” the Sterling merger proposal.
PROPOSAL NO. 2   STERLING CHARTER AMENDMENT PROPOSAL
Sterling is asking its stockholders to approve an amendment to the Sterling charter to increase the number of authorized shares of its common stock by 120 million to 310 million. It is a condition to the completion of the merger that Sterling amend its charter to increase the number of authorized shares of its common stock.
The proposed amendment would revise ARTICLE FOURTH, paragraph A of the Sterling charter to state:
“The total number of shares of all classes of stock that the Corporation shall have authority to issue is three hundred and twenty million (320,000,000) consisting of:
1.
Ten million (10,000,000) shares of Preferred Stock, par value one cent ($0.01) per share (the “Preferred Stock”); and

2.
Three hundred and ten million (310,000,000) shares of Common Stock, par value one cent ($0.01) per share (the “Common Stock”).”

As of the Sterling record date, Sterling had 135,593,374 shares of common stock outstanding, 5,449,775 shares of common stock held in Treasury and 3,305,046 shares of common stock reserved for issuance to directors and employees under various compensation and benefits plans, with the remaining 51,101,580 shares being authorized, unissued, and unreserved shares available for other corporate purposes. In connection with the merger, Sterling expects to issue approximately 91.7 million shares of common stock to Astoria common stockholders.
Without this approval, Sterling will not have a sufficient number of authorized shares to complete the merger. Based on current estimates, if the proposal is approved, Sterling will have approximately 78.6 million authorized but unissued shares of common stock available for issuance after completion of the merger. The Sterling board of directors considers the proposed increase in the number of authorized shares desirable because it will enable Sterling to complete the merger and it will provide greater flexibility in the capital structure of the combined company following the merger by allowing it to raise capital that may be necessary to further develop its business, to fund potential acquisitions, to have shares available for use in connection with stock plans, and to pursue other corporate purposes that may be identified by the Sterling board of directors in the future.
Each share of common stock authorized for issuance has the same rights as, and is identical in all respects with, each other share of common stock. The newly authorized shares of common stock will not affect the rights, such as voting and liquidation rights, of the shares of common stock currently outstanding. Under the Sterling charter, Sterling’s stockholders do not have pre-emptive rights. Therefore, should the Sterling board of directors elect to issue additional shares of common stock, existing common stockholders would not have any preferential rights to purchase those shares, and such issuance could have a dilutive effect on earnings per share, book value per share, and the voting power and shareholdings of current stockholders, depending on the particular circumstances in which the additional shares of common stock are issued. Please see “Description of Capital Stock of Sterling” included elsewhere in this joint proxy statement/prospectus for a description of Sterling capital stock and the rights of Sterling stockholders. The Sterling board of directors continually considers Sterling’s capital structure and will determine the terms and timing of any future issuance. Other than in connection with the merger and pursuant to the Sterling benefit plans, Sterling does not have any current plans to issue shares of common stock at this time.
The amendment to the Sterling charter will become effective on or prior to the effective time of the merger, and is not contingent on the completion of the merger. However, at any time prior to the effectiveness of the filing of the charter amendment with the Delaware Secretary of State, the Sterling board of directors may abandon the charter amendment without further action of the Sterling stockholders, notwithstanding prior authorization of the charter amendment proposal by the Sterling stockholders.
The foregoing description of the amendment to the Sterling charter does not purport to be complete and is qualified in its entirety by reference to the full text of the certificate of amendment, which is attached as Annex E to this joint proxy statement/prospectus.
The Sterling board of directors recommends a vote “FOR” the Sterling charter amendment proposal.
PROPOSAL NO. 3   STERLING ADJOURNMENT PROPOSAL
The Sterling special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Sterling merger proposal.
If, at the Sterling special meeting, the number of shares of Sterling common stock present or represented and voting in favor of the Sterling merger proposal is insufficient to approve such proposal, Sterling intends to move to adjourn the Sterling special meeting in order to solicit additional proxies for the adoption of the merger agreement. In this proposal, Sterling is asking its stockholders to authorize the holder of any proxy solicited by the Sterling board of directors on a discretionary basis to vote in favor of adjourning the Sterling special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from Sterling stockholders who have previously voted.
The Sterling board of directors recommends a vote “FOR” the Sterling adjournment proposal.
THE ASTORIA SPECIAL MEETING
Date, Time, and Place of Meeting
The special meeting will be held on June 13, 2017 at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York 11040, at 9:00 a.m. local time.
Matters to Be Considered
At the special meeting of stockholders, you will be asked to consider and vote upon the following matters:
•
the Astoria merger proposal;

•
the Astoria compensation proposal; and

•
the Astoria adjournment proposal.

Recommendation of Astoria’s Board of Directors
Astoria’s board of directors has determined that the merger is advisable and in the best interests of Astoria and its common stockholders and has unanimously approved the merger agreement. Astoria’s board of directors unanimously recommends that Astoria common stockholders vote “FOR” the Astoria merger proposal, “FOR” the Astoria compensation proposal, and “FOR” the Astoria adjournment proposal. See “The Merger—Recommendation of Astoria’s Board of Directors; Astoria’s Reasons for the Merger” for a more detailed discussion of the Astoria board of directors’ recommendation.
Astoria Record Date and Quorum
Astoria’s board of directors has fixed the close of business on April 28, 2017 as the record date for determining the holders of Astoria common stock entitled to receive notice of and to vote at the Astoria special meeting.
As of the Astoria record date, there were 101,725,639 shares of Astoria common stock outstanding and entitled to vote at the Astoria special meeting held by approximately 2,779 holders of record. Subject to the Astoria Limit, each share of Astoria common stock entitles the holder to one vote at the Astoria special meeting on each proposal to be considered at the Astoria special meeting.
The presence at the Astoria special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Astoria common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. All shares of Astoria common stock present in person or represented by proxy, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Astoria special meeting.
Vote Required; Treatment of Abstentions and Failure to Vote
Astoria merger proposal:
•
Standard:   Approval of the Astoria merger proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Astoria common stock entitled to vote on the proposal.

•
Effect of abstentions and broker non-votes:   If you fail to vote, mark “ABSTAIN” on your proxy, or fail to instruct your bank or broker with respect to the Astoria merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

Astoria compensation proposal:
•
Standard:   Approval of the Astoria compensation proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the Astoria special meeting.

•
Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the Astoria special meeting, or fail to instruct your bank or broker how to vote with respect to the Astoria compensation proposal, you will not be deemed to have cast a vote with respect to the proposal and it will have no effect on the proposal.

Astoria adjournment proposal:
•
Standard:   Approval of the Astoria adjournment proposal requires the affirmative vote of the holders of at least a majority of the votes cast at the Astoria special meeting.

•
Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the Astoria special meeting, or fail to instruct your bank or broker how to vote with respect to the Astoria adjournment proposal, you will not be deemed to have cast a vote with respect to the proposal and it will have no effect on the proposal.

Shares Held by Officers and Directors
As of the Astoria record date, the directors and executive officers of Astoria and their affiliates beneficially owned and were entitled to vote approximately 3,096,927 shares of Astoria common stock representing approximately 3.04% of the shares of Astoria common stock outstanding on that date. As of the Astoria record date, Sterling, the directors and executive officers of Sterling and their affiliates beneficially owned 2,496 shares of Astoria common stock representing less than 1% of the shares of Astoria common stock outstanding on that date.

Voting of Proxies; Incomplete Proxies
Each copy of this joint proxy statement/prospectus mailed to holders of Astoria common stock is accompanied by a form of proxy card with instructions for voting. If you hold stock in your name as a stockholder of record, you should complete and return the proxy card accompanying this joint proxy statement/prospectus, regardless of whether you plan to attend the special meeting. You may also vote your shares through the Internet or by telephone. Information and applicable deadlines for voting through the Internet or by telephone are set forth in the enclosed proxy card instructions.
If you hold your stock in “street name” through a bank or broker, you must direct your bank or broker how to vote in accordance with the instructions you have received from your bank or broker.
All shares represented by valid proxies that Astoria receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” the Astoria merger proposal, “FOR” the Astoria compensation proposal, and “FOR” the Astoria adjournment proposal. No matters other than the matters described in this joint proxy statement/prospectus are anticipated to be presented for action at the special meeting or at any adjournment or postponement of the special meeting. However, if other business properly comes before the special meeting, the proxy agents will, in their discretion, vote upon such matters in their best judgment.
Shares Held in “Street Name”; Broker Non-Votes
Under stock exchange rules, banks, brokers, and other nominees who hold shares of Astoria common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers, and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker, bank, or other nominee that are represented at the Astoria special meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your broker, bank, or other nominee holds your shares of Astoria common stock in “street name,” your broker, bank, or other nominee will vote your shares of Astoria common stock only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank, or other nominee with this joint proxy statement/prospectus.
Astoria 401(k) Plan Voting
Participants in the Astoria 401(k) Plan as of the Astoria record date have the right to participate in directing the voting of Astoria common stock held in their plan accounts as of that date, but do not have the right to vote those shares personally at the special meeting. Such participants should refer to the voting instructions provided by the plan fiduciaries for information on how to direct the voting of such shares.
Revocability of Proxies and Changes to an Astoria Common Stockholder’s Vote
If you hold your shares of Astoria common stock in your name as a stockholder of record, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to Astoria’s corporate secretary, (3) attending the special meeting in person, notifying the corporate secretary, and voting by ballot at the special meeting, or (4) voting by telephone or the Internet at a later time.
Any stockholder entitled to vote in person at the Astoria special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence (without notifying Astoria’s corporate secretary) of a stockholder at the Astoria special meeting will not constitute revocation of a previously given proxy.

Written notices of revocation and other communications about revoking your proxy card should be addressed to:
Astoria Financial Corporation
One Astoria Bank Plaza
Lake Success, New York 11042-1085
Attention: Corporate Secretary
If your shares of Astoria common stock are held in “street name” by a bank or broker, you should follow the instructions of your bank or broker regarding the revocation of proxies.
Solicitation of Proxies
Astoria is soliciting your proxy in conjunction with the merger. Astoria will bear the cost of soliciting proxies from you. In addition to solicitation of proxies by mail, Astoria will request that banks, brokers, and other record holders send proxies and proxy material to the beneficial owners of Astoria common stock and secure their voting instructions. Astoria has also made arrangements with Innisfree M&A Incorporated to assist it in soliciting proxies and has agreed to pay Innisfree M&A Incorporated approximately $20,000 plus reasonable expenses for these services.
Attending the Astoria Special Meeting
All holders of Astoria common stock, including holders of record and stockholders who hold their shares through banks, brokers, nominees, or any other holder of record, are invited to attend the Astoria special meeting. Stockholders of record can vote in person at the special meeting. If you are not a stockholder of record, you must obtain a proxy executed in your favor from the record holder of your shares, such as a broker, bank, or other nominee, to be able to vote in person at the special meeting. If you plan to attend the Astoria special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. Astoria reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification. The use of cameras, sound recording equipment, communications devices, or any similar equipment during the Astoria special meeting is prohibited without Astoria’s express written consent.
Delivery of Proxy Materials to Stockholders Sharing an Address
As permitted by the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), only one copy of this joint proxy statement/prospectus is being delivered to multiple stockholders of Astoria sharing an address unless Astoria has previously received contrary instructions from one or more such stockholders. This is referred to as “householding.” Stockholders who hold their shares in “street name” can request further information on householding through their banks, brokers, or other holders of record. On written or oral request to Astoria’s proxy solicitor, Innisfree M&A Incorporated, at 501 Madison Avenue, 20th Floor, New York, New York 10022, or toll-free at (877) 717-3930. Astoria will deliver promptly a separate copy of this document to a stockholder at a shared address to which a single copy of the document was delivered.
Assistance
If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus, or need help voting your shares of Astoria common stock, please contact Investor Relations, One Astoria Bank Plaza, Lake Success, New York 11042, (516) 327-7877), or Astoria’s proxy solicitor, Innisfree M&A Incorporated, at 501 Madison Avenue, 20th Floor, New York, New York 10022, or toll-free at (877) 717-3930.

ASTORIA PROPOSALS
PROPOSAL NO. 1:   ASTORIA MERGER PROPOSAL
Astoria is asking its stockholders to adopt the merger agreement and approve the transactions contemplated thereby. Holders of Astoria common stock should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.
After careful consideration, the Astoria board of directors, by a unanimous vote of all directors, determined that the merger, on the terms and conditions set forth in the merger agreement, is in the best interests of Astoria and its stockholders. Please see “The Merger—Astoria’s Reasons for the Merger; Recommendation of Astoria’s Board of Directors” included elsewhere in this joint proxy statement/prospectus for a more detailed discussion of the Astoria board of directors’ recommendation.
The Astoria board of directors unanimously recommends that Astoria common stockholders vote “FOR” the Astoria merger proposal.
PROPOSAL NO. 2:   ASTORIA COMPENSATION PROPOSAL
Pursuant to the Dodd-Frank Act and Rule 14a-21(c) of the Exchange Act, Astoria is seeking non-binding, advisory approval from its common stockholders of the compensation of Astoria’s named executive officers that is based on or otherwise relates to the merger, as disclosed in “The Merger—Interests of Astoria Directors and Executive Officers in the Merger—Merger-Related Compensation for Astoria’s Named Executive Officers” beginning on page 87. The proposal gives Astoria’s stockholders the opportunity to express their views on the merger-related compensation of Astoria’s named executive officers. Accordingly, Astoria is requesting its stockholders to adopt the following resolution, on a non-binding, advisory basis:
“RESOLVED, that the compensation that may be paid or become payable to Astoria’s named executive officers in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “The Merger—Interests of Astoria Directors and Executive Officers in the Merger—Merger-Related Compensation for Astoria’s Named Executive Officers,” are hereby APPROVED.”
Approval of this proposal is not a condition to completion of the merger, and the vote with respect to this proposal is advisory only and will not be binding on Sterling or Astoria. If the merger is completed, the merger-related compensation may be paid to Astoria’s named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if Astoria common stockholders fail to approve the advisory vote regarding merger-related compensation.
The Astoria board of directors unanimously recommends that Astoria common stockholders vote “FOR” the Astoria compensation proposal.
PROPOSAL NO. 3:   ASTORIA ADJOURNMENT PROPOSAL
The Astoria special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Astoria merger proposal.
If, at the Astoria special meeting, the number of shares of Astoria common stock present or represented and voting in favor of the Astoria merger proposal is insufficient to approve such proposal, Astoria intends to move to adjourn the Astoria special meeting in order to solicit additional proxies for the adoption of the merger agreement. In accordance with the Astoria bylaws, a vote to approve the proposal to adjourn the Astoria special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Astoria special meeting to approve the Astoria merger proposal may be taken in the absence of a quorum.

In this proposal, Astoria is asking its stockholders to authorize the holder of any proxy solicited by the Astoria board of directors on a discretionary basis to vote in favor of adjourning the Astoria special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from Astoria common stockholders who have previously voted.
The Astoria board of directors unanimously recommends that Astoria common stockholders vote “FOR” the Astoria adjournment proposal.
INFORMATION ABOUT STERLING
Sterling Bancorp is a Delaware corporation that owns all of the outstanding shares of common stock of Sterling National Bank. At December 31, 2016, Sterling had, on a consolidated basis, $14.2 billion in assets, $10.1 billion in deposits and stockholders’ equity of  $1.9 billion. Sterling National Bank, a growing full-service bank founded in 1888, is headquartered in Montebello, New York and is the principal bank subsidiary of Sterling. With $14.1 billion in assets and 970 full-time equivalent employees as of December 31, 2016, Sterling National Bank accounts for substantially all of Sterling’s consolidated assets and results of operation. Sterling National Bank is a growing financial services firm that specializes in the delivery of service and solutions to business owners, their families, and consumers in communities within the greater New York metropolitan region through commercial banking teams and 42 full-service financial centers.
Sterling’s principal office is located at 400 Rella Blvd., Montebello, New York 10901, and its telephone number at that location is (845) 369-8040. Sterling’s stock is traded on the NYSE under the symbol “STL.” Additional information about Sterling and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. Please see “Where You Can Find More Information.”
INFORMATION ABOUT ASTORIA
With assets of  $14.6 billion, Astoria is the holding company for Astoria Bank. Established in 1888, Astoria Bank, with deposits in New York totaling $8.9 billion, is the second largest thrift depository in New York and provides its retail and business customers and local communities it serves with quality financial products and services through 88 convenient banking branch locations, a business banking office in Manhattan, and multiple delivery channels, including its flexible mobile banking app.
Astoria Bank has a significant presence in the Long Island market, which includes Brooklyn, Queens, Nassau, and Suffolk counties, with a population exceeding that of 38 individual states. Astoria Bank originates multi-family and commercial real estate loans, primarily on rent controlled and rent stabilized apartment buildings, located in New York City and the surrounding metropolitan area and originates residential mortgage loans through its banking and loan production offices in New York, a broker network in four states, primarily along the East Coast, and correspondent relationships covering 13 states and the District of Columbia.
Astoria’s principal office is located at One Astoria Bank Plaza, Lake Success, New York 11042, and its telephone number at that location is (516) 327-3000. Astoria’s stock is traded on the NYSE under the symbol “AF.” Additional information about Astoria and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. Please see “Where You Can Find More Information.”

THE MERGER
The following discussion contains certain information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this joint proxy statement/prospectus and incorporated herein by reference. We urge you to read carefully this entire joint proxy statement/prospectus, including the merger agreement attached as Annex A, for a more complete understanding of the merger.
Terms of the Merger
Each of Sterling’s and Astoria’s respective boards of directors has unanimously approved the merger agreement. The merger agreement provides for the merger of Astoria with and into Sterling, with Sterling continuing as the surviving corporation. Immediately following the completion of the merger, Astoria Bank, a wholly-owned bank subsidiary of Astoria, will merge with and into the Sterling National Bank, a wholly-owned bank subsidiary of Sterling. Sterling National Bank will be the surviving bank in the bank merger.
In the merger, each share of Astoria common stock issued and outstanding immediately prior to the completion of the merger, except for specified shares of Astoria common stock held by Astoria or Sterling, will be converted into the right to receive 0.875 shares of Sterling common stock, par value $0.01 per share. No fractional shares of Sterling common stock will be issued in connection with the merger.
Also in the merger, each share of Astoria Preferred Stock issued and outstanding immediately prior to the effective time of the merger will be automatically converted into the right to receive one share of Sterling Preferred Stock. But for the par value of the securities, the Sterling preferred stock to be issued in connection with the merger will have terms that are identical to the terms of the outstanding Astoria preferred stock.
Astoria common stockholders and Sterling stockholders are being asked to adopt the merger agreement. See “The Merger Agreement” for additional and more detailed information regarding the legal documents that govern the merger, including information about conditions to the completion of the merger and provisions for terminating or amending the merger agreement.
Background of the Merger
The Astoria board of directors reviews, with management, its business strategies, opportunities and challenges as part of its consideration and evaluation of its long-term prospects in light of developments in its business, in the sectors in which it competes, in the economy generally and in financial markets, with the goal of enhancing value for its stockholders.
From time to time, Astoria has had general discussions with other financial institutions regarding the possibility of a potential future strategic transaction and has discussed this topic with representatives of Sandler O’Neill and other investment banking institutions. These discussions included a review of the banking market, as well as industry trends and developments in mergers and acquisitions. During the summer and fall of 2015, the Astoria board of directors and management began regularly consulting with counsel at Wachtell, Lipton, Rosen & Katz (which we refer to as “Wachtell Lipton”) and representatives of Sandler O’Neill on industry topics and strategic and transaction developments. The Astoria board of directors retained Sandler O’Neill to act as its financial advisor in connection with a possible transaction based on, among other factors, Sandler O’Neill’s familiarity with Astoria and Astoria’s strategic goals as well as Sandler O’Neill’s reputation and experience generally in mergers and acquisitions, valuations, financing and capital markets and familiarity with the industries in which Astoria competes.
On October 29, 2015, Astoria and New York Community Bancorp, Inc. (which we refer to as “NYCB”) announced that they had entered into a definitive merger agreement (which we refer to as the “NYCB merger agreement”), dated as of October 28, 2015, pursuant to which Astoria would merge with and into NYCB, and each outstanding share of Astoria common stock would be converted into one share of NYCB common stock and cash. The NYCB merger agreement provided, among other items, that either party could terminate the agreement if the merger was not consummated on or before December 31, 2016.

On December 20, 2016, NYCB and Astoria jointly announced that their boards of directors mutually agreed not to extend the companies’ definitive merger agreement, and that the merger agreement would be terminated effective January 1, 2017.
On January 3, 2017, after learning that NYCB and Astoria had publicly announced the termination of their merger agreement, Jack Kopnisky, the President and Chief Executive Officer of Sterling, contacted Monte N. Redman, the President and Chief Executive Officer of Astoria, to express Sterling’s interest in exploring a potential strategic transaction with Astoria. Mr. Kopnisky and Mr. Redman subsequently met in person to informally discuss each other’s institution, industry and regulatory conditions and a potential strategic transaction between Sterling and Astoria.
During the same time period, representatives of Astoria were contacted by two other parties, whom we refer to as Party B and Party C, to express potential interest in a transaction with Astoria.
On January 25, 2017, at a regularly scheduled meeting of the Astoria board of directors, members of the board discussed Astoria’s strategic plans and alternatives following the termination of the merger agreement with NYCB as well as the expressions of interest received by Sandler O’Neill. Representatives of Sandler O’Neill and Wachtell Lipton attended the meeting. Representatives of Wachtell Lipton discussed the regulatory considerations that would apply to Astoria’s strategic alternatives, including a potential business combination. The Sandler O’Neill representatives provided an overview of financial institutions that may be interested in a strategic transaction with Astoria, including Sterling, Party B and Party C and certain publicly available information regarding the regulatory standing and mergers and acquisitions experience of each such party, as well as a summary of publicly available data about each company’s trading price and valuation. The Astoria board of directors engaged in a robust discussion regarding Astoria’s strategic alternatives, including whether to explore a potential business combination or to pursue Astoria’s strategic plan as a standalone company. Based on these discussions and information, the Astoria board of directors directed management and Sandler O’Neill to continue discussions with the parties that had expressed interest in a potential business combination, and to promptly respond to and inform the Astoria board of directors of any other expressions of interest, and determined that management should continue to develop a standalone plan.
With regard to the continued discussions with interested parties, in view of Astoria’s recent experience with the terminated NYCB transaction, the Astoria board of directors directed management and its advisors to obtain information and assurances from interested parties as to their ability to obtain regulatory approvals and a specific timeline for doing so. Upon further discussion with management and its advisors, the Astoria board of directors determined that it expected, as a precondition to any definitive discussion regarding a potential transaction, to require definitive, detailed presentations by the interested party to all relevant banking regulators at which a representative of Wachtell Lipton would be present.
Following this board meeting, representatives of Sandler O’Neill and Astoria management engaged in regular discussions with Sterling, Party B and Party C to seek additional information on such parties’ regulatory status and relations and gauge their respective levels of interest in a potential transaction with Astoria.
On February 8, 2017, Astoria and Party B executed a mutual confidentiality agreement that contained customary standstill provisions. The confidentiality agreement provided for the standstill to automatically terminate if Astoria entered into an agreement with a third party providing for an acquisition of a majority of Astoria’s voting securities or all or substantially all of Astoria’s assets.
Party B subsequently ceased regular contact on a potential transaction, and did not proceed with diligence or otherwise communicate any definitive expression of interest.
As discussions continued with Sterling and Party C, representatives of Astoria communicated to each of the interested parties the expectation of the Astoria board of directors that in-person, detailed presentations be scheduled immediately with each of their banking regulators to obtain assurances as to the timing and certainty of receipt of all necessary regulatory approvals for a potential transaction.

During this period, Astoria, Sterling and their respective legal advisors also held detailed discussions concerning the regulatory approvals that would be required in connection with the proposed transaction and the process for obtaining regulatory approval. Sterling also promptly scheduled and held meetings with its banking regulators and invited a representative of Wachtell Lipton to attend.
On February 15, 2017, Sterling delivered a written indication of interest to Sandler O’Neill. Sterling proposed a fixed exchange ratio of 0.865 of a share of Sterling common stock for each outstanding share of Astoria common stock, which, based on the then-current trading price of Sterling’s common stock would provide consideration with a value of  $21.02 per share of Astoria common stock. Sterling’s letter also indicated that it would intend to appoint two representatives from Astoria’s board of directors to Sterling’s board of directors in connection with the transaction. Sterling’s letter proposed to complete accelerated due diligence and expeditiously negotiate and sign a definitive transaction agreement, with signing and announcement of a transaction by mid-March. Sterling enclosed with its letter a presentation laying out the proposed transaction, its benefits to the companies’ stockholders, customers and employees and a due diligence and integration plan.
On February 17, 2017, Mr. Redman contacted representatives of Sterling and Party C. Mr. Redman indicated to Sterling that, based on the feedback Astoria had received regarding Sterling’s meetings with its regulators and Sterling’s indication of interest, Astoria would be prepared to move forward with reciprocal due diligence investigations, subject to discussion with the Astoria board of directors at its upcoming February 22 meeting. Mr. Redman also stated to Party C that Astoria would be prepared to move forward with reciprocal due diligence investigations, but reiterated to Party C the importance of scheduling in-person meetings with Party C’s regulators as soon as possible to discuss a potential strategic transaction with Astoria and obtain assurances as to timing and certainty of receipt of all necessary regulatory approvals for a potential transaction with Astoria.
On February 21, 2017, Astoria executed a mutual confidentiality agreement with customary standstill provisions with Sterling.
On February 21, 2017, Party C delivered a written indication of interest to Sandler O’Neil. Party C proposed a range of fixed exchange ratios, which, based on the then-current trading price of Party C’s common stock would provide consideration with a value of  $21.11 to $23.03. Party C noted that it would be willing to include cash up to 10% of the transaction consideration at Astoria’s request. Party C’s letter did not include a proposed specific time frame to complete due diligence, sign and announce a transaction or to integrate the two companies. In addition, Party C’s letter did not include a timeline for scheduling and holding a meeting with, and delivering a detailed presentation, to Party C’s banking regulators.
On February 22, 2017, at a regularly scheduled meeting of the Astoria board of directors, members of the board discussed, among other items, an updated and comprehensive assessment of Astoria’s standalone strategic plan as well as the written indications of interest that Sandler O’Neill had received. Representatives from Wachtell Lipton and Sandler O’Neill attended the meeting. Representatives of Sandler O’Neill and Astoria’s senior management discussed with the Astoria board of directors the process since the January 25 board meeting and reviewed with the board the written indications of interest that Astoria had received from Sterling and Party C. Representatives of Wachtell Lipton and Astoria management provided the board with an overview of certain non-financial factors regarding each of Sterling and Party C. Representatives of Wachtell Lipton provided feedback on the meetings Sterling had held with its banking regulators. The Astoria board of directors then had an extensive discussion regarding the competing indications of interest from Sterling and Party C, including the differences in execution and regulatory approval risk and the regulatory and capital impacts on the resulting combined entities. During the course of that discussion, the Astoria board of directors received input from Wachtell Lipton, Sandler O’Neill and Astoria management on various aspects of the proposed strategic business combinations.
Following the meeting of the Astoria board of directors, Astoria made available to each of Sterling and Party C certain due diligence materials in an electronic data room. Astoria also coordinated reciprocal due diligence investigations of each interested party. During this period, management updated the members of the Astoria board of directors on the results of the ongoing due diligence investigations. Also during this time period, representatives of Astoria continued contacting each of Sterling and Party C to emphasize the importance of regulatory certainty in a potential transaction and recommended that Party C schedule the requested in-person meeting with banking regulators.
On February 24, 2017, Astoria executed a mutual confidentiality agreement with customary standstill provisions with Party C. Also on February 24, 2017, Squire Patton Boggs (US) LLP (which we refer to as “Squire Patton Boggs”), on behalf of Sterling, sent to Wachtell Lipton, on behalf of Astoria, a draft merger agreement for the proposed transaction, and the parties subsequently discussed such draft agreement.
On February 27, 2017, the Astoria board of directors met to discuss the potential business combination with Sterling. Representatives of Sandler O’Neill and Wachtell Lipton attended the meeting. Representatives of Sandler O’Neill and Astoria’s senior management updated the Astoria board of directors on the status of negotiations with Sterling and of the discussions with Party C. The Astoria board of directors then invited Mr. Kopnisky to discuss Sterling’s proposed combination and strategic vision for the combined company. Following a presentation by Mr. Kopnisky, the Astoria board of directors asked questions about Sterling’s product lines, capital position and strategic vision for the combined companies. Discussion ensued among Mr. Kopnisky, the Astoria board of directors and Astoria’s advisors with respect to those matters and other related matters. During the course of that discussion, the Astoria board of directors emphasized to Mr. Kopnisky the importance of Sterling presenting its highest indicative value in view of the competitive dynamic among the parties interested in a potential transaction with Astoria. Mr. Kopnisky indicated that Sterling would respond with a revised proposal. Mr. Kopnisky then departed the meeting.
The Astoria board of directors then had an extensive discussion evaluating the expression of interest from Sterling and the presentation by Mr. Kopnisky, as well as the meetings Sterling had held to date with its banking regulators, and compared this to the expression of interest from Party C. The Astoria board of directors considered, among other items, the fact that Party C had not yet scheduled or committed to schedule in the near term a meeting with Party C’s regulators, despite repeated requests from representatives of Astoria to do so. The Astoria board of directors determined, based on these discussions and the higher execution and regulatory risks with Party C’s proposal, that Sterling’s proposal had a higher certainty of completion and therefore was more likely to deliver significant value to the Astoria common stockholders. The Astoria board of directors then authorized entry into an exclusivity agreement with Sterling, if requested, subject to receipt of enhanced terms, and requested that Ralph Palleschi, Astoria’s chairman of the board, coordinate with management and advisors.
On February 28, 2017, representatives of Sterling discussed the terms of the proposed strategic transaction with representatives of Astoria. During such discussion, representatives of Sterling delivered a final verbal proposal for a fixed exchange ratio of 0.875, which, based on the then-current trading price of Sterling’s common stock would provide consideration with a value of  $21.83 per share of Astoria common stock. Sterling also indicated that it would agree to appoint four representatives from Astoria’s board of directors to Sterling’s board of directors in connection with the transaction. Sterling indicated that it had completed due diligence and was interested in immediately proceeding toward finalizing and announcing a definitive transaction on those terms and requested that Astoria agree to exclusivity with Sterling for a limited time to facilitate the transaction. Astoria and Sterling subsequently executed a customary exclusivity agreement dated February 28, 2017, with an exclusivity period that ran through March 15, 2017.
During the exclusivity period, Party C sent a letter to Astoria management to convey Party C’s continued interest in a transaction at the previously communicated fixed exchange ratio. Party C indicated in the letter that it had continuing due diligence requirements and that it had scheduled an initial meeting with its banking regulators for March 29, 2017.
On March 6, 2017, the Sterling board of directors met to consider approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger. Representatives of RBCCM, Citi and Squire Patton Boggs attended the meeting. At the meeting, the Sterling board of directors reviewed a copy of the current draft of the merger agreement which contemplated, among other things, that (i) Astoria would merge with and into Sterling with Sterling surviving the merger, (ii) immediately following the merger, Astoria Bank would merge with and into Sterling National Bank, (iii) the exchange ratio would be 0.875 shares of Sterling common stock for each outstanding share of Astoria common stock, and (iv) Sterling would appoint four Astoria directors reasonably acceptable to Sterling to the Sterling board of directors and the Sterling National Bank board of directors. At the special meeting, Sterling’s legal counsel reviewed the material terms of the proposed merger agreement with the Sterling board of directors and each member of the board had the opportunity to discuss and ask questions of Sterling’s legal counsel and management regarding the terms of the merger agreement. At this special meeting, representatives of RBCCM reviewed with the Sterling board of directors RBCCM’s financial analysis of the exchange ratio and rendered an oral opinion, confirmed by delivery of a written opinion dated March 6, 2017, to the Sterling board of directors to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in such opinion, the exchange ratio was fair, from a financial point of view, to Sterling. Also at this special meeting, Citi reviewed with the Sterling board of directors Citi’s financial analysis of the merger consideration and rendered an oral opinion, confirmed by delivery of a written opinion dated March 6, 2017, to the Sterling board of directors to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken described in such opinion, the merger consideration to be paid by Sterling pursuant to the merger agreement was fair, from a financial point of view, to Sterling.
Following these discussions, and review and discussion among the members of the Sterling board of directors, including consideration of the factors described under “The Merger—Sterling’s Reasons for the Merger; Recommendation of the Sterling Board of Directors,” the Sterling board of directors unanimously determined that the merger with Astoria was advisable and in the best interests of Sterling and voted unanimously to adopt the merger agreement, to approve the merger agreement and the transactions contemplated thereby, and to recommend that Sterling’s stockholders approve the merger agreement.
On March 6, 2017, the Astoria board of directors met to discuss the potential business combination with Sterling. Representatives of Sandler O’Neill and Wachtell Lipton attended the meeting. Astoria management updated the board on the discussions with Sterling regarding the proposed business combination. Representatives of Sandler O’Neill reviewed the potential pro forma effects of the proposed transaction and the geographic footprint of the combined company and provided an overview of Astoria’s financial position as a standalone company and in combination with Sterling. The Astoria board of directors then had an extensive discussion of the proposed combination with Sterling and the execution risks of the proposed transaction, including relative to other potential alternatives, and concluded that the execution risks of the immediately actionable transaction with Sterling were less significant than such alternatives. Representatives from Wachtell Lipton also reviewed with the Astoria board of directors their fiduciary duties in connection with a proposed business combination transaction and the conduct of the process the board of directors had conducted to date.
At the request of the Astoria board of directors, Sandler O’Neill then rendered its oral opinion, which was confirmed by delivery of a written opinion dated March 6, 2017, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the exchange ratio of 0.875 provided for in the merger was fair, from a financial point of view, to holders of Astoria common stock. In addition, representatives of Wachtell Lipton discussed with the board the terms of the transaction documents to be executed with Sterling, including the treatment of Astoria equity awards, preferred stock and the depositary receipts representing fractional interests in the preferred stock, as well as the refinancing and assumption by Sterling of Astoria’s existing debt. Following these discussions, and review and discussion among the members of the Astoria board of directors, including consideration of the factors described under “—Astoria’s Reasons for the Merger; Recommendation of the Astoria board of directors,” the Astoria board of directors determined that the merger agreement with Sterling and the transactions contemplated by the merger agreement, including the merger of Astoria and Sterling, were advisable and in the best interest of Astoria and its stockholders and voted to adopt and approve the merger agreement and the transactions contemplated by the merger agreement.
On the evening of March 6, 2017, the parties finalized and executed the merger agreement. On the morning of March 7, 2017, Astoria and Sterling issued a joint press release announcing the execution of the merger agreement.

Sterling’s Reasons for the Merger; Recommendation of Sterling’s Board of Directors
In evaluating the merger, the Sterling board of directors consulted with Sterling management, as well as independent legal and financial advisors, and, in the course of reaching its decision to adopt the merger agreement, to approve the merger and the other transactions contemplated by the merger agreement, and to recommend that Sterling’s stockholders adopt the merger agreement, the Sterling board of directors considered a number of factors, including the following material factors:
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its understanding of the current and prospective environment in which Astoria and Sterling operate, including national and local economic conditions, the interest rate environment, increasing operating costs resulting from regulatory initiatives and compliance mandates, the competitive environment for financial institutions generally, and the likely effect of these factors on Sterling both with and without the proposed transaction;

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each of Sterling’s, Astoria’s, and the combined company’s business, operations, financial condition, asset quality, earnings, and prospects. In reviewing these factors, the Sterling board of directors considered its view that Astoria’s financial condition and asset quality were sound, that Astoria’s business and operations complemented those of Sterling, and that the merger would result in a combined company with a larger market presence and more diversified business mix as well as an attractive funding base, including through core deposit funding, and stronger asset quality. The Sterling board of directors further considered that Astoria’s earnings and prospects, and synergies potentially available in the proposed transaction, created an opportunity for the combined company to have superior future earnings and prospects compared to Sterling’s earnings and prospects on a stand-alone basis. In particular, the Sterling board of directors considered the following:

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the potential for creating a high-performing regional bank, with industry leading profitability and efficiency and a stable, low-cost funding base that would position the combined organization for an increasing interest rate environment;

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Astoria’s high density financial center network and Sterling management’s expectation that the merger would result in a significant increase of Sterling’s share of deposits in the attractive markets of Nassau, Suffolk, Queens and Kings counties;

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the complementary nature of Astoria’s retail products and Sterling’s retail products, opportunity to introduce Astoria retail products and services into the Sterling branch network and potential for the combined retail banking presence to drive loan growth;

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combining the benefits of Sterling’s diversified commercial lending model and Astoria’s traditional in-market retail lending franchise, which would diversify the combined organization’s revenue sources and loan portfolio;

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the similarity of the businesses, balance sheets and management teams;

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the expanded possibilities, including organic growth and future acquisitions, that would be available to the combined company given its larger size, asset base, capital, and footprint;

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the complementary nature of the customers and markets of Sterling and Astoria, given Astoria’s long-standing roots in the New York banking market, and that the integration of the two banking franchises would allow for a stronger, more conservative balance sheet and operating structure;

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its review and discussions with Sterling’s management and advisors concerning Sterling’s due diligence examination of Astoria’s business;

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the regulatory implications for the combined organization, including that the combined organization would not meet the threshold for designation as a systemically important financial institution (as defined in the Dodd-Frank Act) and, given manageable commercial real estate concentration and strong capital levels, that the combined organization would be well positioned with regulators;

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the expectation that the merger will result in approximately $100 million in annual net cost savings (reflecting an approximately 35% reduction in Astoria’s non-interest expense) following the completion of the merger and full integration of the two companies;

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the anticipated pro forma financial impact of the merger on the combined company, including an estimated 9% accretion in Sterling’s earnings per share in 2018 (exclusive of restructuring charges), 16% accretion in earnings per share in 2019 and approximately 12% accretion in Sterling’s tangible book value per share upon closing (estimated assuming a closing in the fourth quarter of 2017), in each case taking into consideration the expected cost savings;

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the anticipated positive impact of the merger on the combined company’s capital position, including regulatory capital levels, and the combined company’s potential ability to generate substantial internal capital to support future growth;

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the participation of four of Astoria’s directors in the combined company which the Sterling board of directors believed would enhance the likelihood of realizing the strategic benefits that Sterling expects to derive from the merger;

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Sterling’s successful track record of creating stockholder value through acquisitions, including its proven experience in successfully integrating acquired businesses and retaining key personnel, and Sterling management’s belief that Sterling will be able to integrate Astoria with Sterling successfully;

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the expectation that the transaction will be generally tax-free for United States federal income tax purposes to Sterling’s stockholders;

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the financial analyses of RBCCM presented on March 6, 2017, as well as the related opinion of RBCCM dated March 6, 2017, to the Sterling board of directors as to the fairness of the exchange ratio of 0.875, from a financial point of view, to Sterling, which financial analyses and opinion were based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, as more fully described in the section of this joint proxy statement/prospectus entitled “The Merger—Opinion of RBC Capital Markets, LLC;”

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the opinion of Citi, dated March 6, 2017, to the Sterling board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to Sterling of the implied merger consideration of  $22.01 per share (based on the 0.875 exchange ratio and the closing price of Sterling common stock on March 3, 2017) to be paid by Sterling pursuant to the merger agreement, which opinion was based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as more fully described in the section of this joint proxy statement/prospectus entitled “The Merger—Opinion of Citigroup Global Markets Inc.;”

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the fact that Sterling’s stockholders will have a chance to vote on the merger; and

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its review with Sterling’s independent legal advisor, Squire Patton Boggs, of the terms of the merger agreement, including mutual deal protection and termination fee provisions.

The Sterling board of directors also considered potential risks relating to the merger but concluded that the anticipated benefits of the merger were likely to substantially outweigh these risks. These potential risks included:
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the possibility of encountering difficulties in achieving anticipated cost savings in the amounts estimated or in the time frame contemplated;

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the possibility of encountering difficulties in successfully integrating Astoria’s business, operations, and workforce with those of Sterling;

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the transaction-related restructuring charges and other merger-related costs, including the payments and other benefits to be received by Astoria management in connection with the merger pursuant to existing Astoria plans and compensation arrangements and the merger agreement;

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diversion of management attention and resources from the operation of Sterling’s business towards the completion of the merger; and

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the regulatory and other approvals required in connection with the merger and the risk that such regulatory approvals will not be received in a timely manner or may impose unacceptable conditions.

The foregoing discussion of the information and factors considered by the Sterling board of directors is not intended to be exhaustive, but includes the material factors considered by the Sterling board of directors. In reaching its decision to adopt the merger agreement, to approve the merger and the other transactions contemplated by the merger agreement, and to recommend that Sterling’s stockholders adopt the merger agreement, the Sterling board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Sterling board of directors considered all these factors as a whole and overall considered the factors to be favorable to, and to support, its determination.
For the reasons set forth above, the Sterling board of directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Sterling and unanimously voted to adopt the merger agreement, to approve the merger and the transactions contemplated by it, and to recommend that Sterling’s stockholders adopt the merger agreement.
The Sterling board of directors unanimously recommends that Sterling stockholders vote “FOR” the approval of the merger proposal and other merger-related proposals.
It should be noted that this explanation of the Sterling board of directors’ reasoning presented in this section contains information that is forward-looking in nature, and therefore should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 25.
Unaudited Prospective Financial Information of Sterling
Sterling does not as a matter of course make public projections as to future performance, revenues, earnings or other financial results given, among other reasons, the uncertainty of realizing the underlying assumptions and estimates. However, Sterling is including in this joint proxy statement/prospectus certain unaudited prospective financial information that was provided to the Sterling board of directors in connection with its evaluation of the merger. Unaudited prospective financial information relating to Sterling was also provided to RBCCM and Citi, financial advisors to Sterling. The inclusion of this information should not be regarded as an indication that any of Sterling, Astoria, their respective affiliates, officers, directors, advisors or other representatives or any other recipient of this information considered, or now considers, it necessarily to be predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such. This information was prepared solely for internal use and is subjective in many respects.
While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to Sterling’s business, all of which are difficult to predict and many of which are beyond Sterling’s control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Sterling can give no assurance that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year.
Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information not to be realized include, but are not limited to, risks and uncertainties relating to Sterling’s business, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the sections entitled

“Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this joint proxy statement/prospectus and in Sterling’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the other reports filed by Sterling with the SEC.
The unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. Sterling can give no assurance that, had the unaudited prospective financial information been prepared as of the date of this joint proxy statement/prospectus, similar estimates and assumptions would be used. STERLING DOES NOT INTEND TO, AND DISCLAIMS ANY OBLIGATION TO, MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING SINCE ITS PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION ARE NOT REALIZED, OR TO REFLECT CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW. The unaudited prospective financial information does not take into account the possible financial and other effects on Sterling of the merger and does not attempt to predict or suggest future results of the combined company. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, potential synergies that may be achieved by the combined company as a result of the merger or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on Sterling of any possible failure of the merger to occur. None of Sterling, Astoria, or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any stockholder of Sterling or Astoria or other person regarding Sterling’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the forecasted results will be achieved.
The following table presents selected unaudited prospective financial data for Sterling for the fiscal years ending December 31, 2017 through December 31, 2023 based on I/B/E/S consensus estimates for 2017 and 2018 and Sterling management extrapolations for subsequent years.
	Sterling Fiscal Year Ending December 31,
Dollar amounts in millions, except for per share amounts:	2017E	2018E	2019E	2020E	2021E	2022E	2023E
Earnings Per Share	$1.32	$1.52	$1.64	$1.77	$1.91	$2.07	$2.23
Net Income	$179	$206	$223	$240	$260	$280	$303
The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of prospective financial information. Neither Sterling’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The independent registered public accountant report of Crowe Horwath LLP included in this joint proxy statement/prospectus relate to Sterling’s historical financial information. They do not extend to the unaudited prospective financial information and should not be read to do so.
In light of the foregoing, and considering that Sterling’s special meeting will be held after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in forecasting information, Astoria and Sterling stockholders are cautioned not to place unwarranted reliance on such information, and Sterling urges all Astoria and Sterling stockholders to review Sterling’s most recent SEC filings for a description of Sterling’s reported financial results. See “Where You Can Find More Information.”

Opinion of RBC Capital Markets, LLC
On March 6, 2017, RBCCM rendered its written opinion to the Sterling board of directors that, as of that date and subject to the assumptions, qualifications, limitations and other matters set forth therein, the exchange ratio of 0.875 shares of Sterling common stock (referred to herein as the “exchange ratio”) was fair, from a financial point of view, to Sterling. The full text of RBCCM’s written opinion dated March 6, 2017 is attached to this joint proxy statement/prospectus as Annex B and constitutes part of this joint proxy statement/prospectus. RBCCM’s opinion was approved by RBCCM’s Fairness Opinion Committee. This summary of RBCCM’s opinion is qualified in its entirety by reference to the full text of the opinion. Sterling urges holders of Sterling common stock to read RBCCM’s opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by RBCCM.
RBCCM’s opinion was provided for the information and assistance of the Sterling board of directors in connection with its consideration of the merger. RBCCM’s opinion did not address the merits of Sterling’s underlying decision to engage in the merger or the relative merits of the merger compared to any alternative business strategy or transaction in which Sterling might engage. RBCCM’s opinion does not constitute a recommendation to any holder of Sterling common stock as to how such holder should vote with respect to the adoption of the merger agreement or any other proposal to be voted upon by them in connection with the merger.
In addition to RBCCM’s opinion and the analyses performed by RBCCM in connection with its opinion, as reviewed by the Sterling board of directors, many other factors were taken into consideration by the Sterling board of directors in connection with its evaluation of the merger. RBCCM’s opinion addressed solely the fairness of the exchange ratio, from a financial point of view, to Sterling, and did not in any way address other terms or arrangements of the merger or the merger agreement, including, without limitation, the financial or other terms of any other agreement contemplated by, or entered into in connection with, the merger agreement, nor did it address, and RBCCM expressed no opinion with respect to, the solvency of Sterling. Further, in rendering its opinion, RBCCM expressed no opinion about the fairness of the amount or nature of the compensation (if any) to any of Sterling’s officers, directors or employees, or class of such persons, relative to the compensation to be paid by Sterling in the merger.
In rendering its opinion, RBCCM assumed and relied upon the accuracy and completeness of all of the information that was publicly available to RBCCM and all of the financial, legal, tax, operating and other information provided to or discussed with RBCCM by Sterling or Astoria (including, without limitation, the financial statements and related notes thereto of each of Sterling and Astoria, respectively), and RBCCM did not assume responsibility for independently verifying, and did not independently verify, such information. RBCCM assumed that all Forecasts (as defined below) provided to RBCCM by Sterling (including Forecasts provided to RBCCM by Sterling with respect to certain synergies expected to be realized from the merger), were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Sterling as to future financial performance of Sterling or Astoria (as the case may be), respectively, as standalone entities (or, in the case of the projected synergies, as a combined company). RBCCM expressed no opinion as to such Forecasts or the assumptions upon which they were based.
In rendering its opinion, RBCCM did not assume any responsibility to perform, and did not perform, an independent evaluation or appraisal of any of the assets or liabilities of Sterling or Astoria, and RBCCM was not furnished with any such valuations or appraisals. RBCCM did not assume any obligation to conduct, and did not conduct, any physical inspection of the property or facilities of Sterling or Astoria. RBCCM is not an expert in the evaluation of allowances for loan and lease losses and did not independently verify such allowances or review or examine any individual loan or credit files. RBCCM assumed, with Sterling’s consent, that the aggregate allowances for loan and lease losses set forth in the financial statements of Sterling and Astoria are adequate to cover such losses. RBCCM did not investigate, and made no assumption regarding, any litigation or other claims affecting Sterling or Astoria.
RBCCM assumed in all respects material to its analyses, that all conditions to the consummation of the merger would be satisfied without waiver thereof. RBCCM further assumed that the executed version of the merger agreement would not differ, in any respect material to its opinion, from the Latest Draft Agreement (as defined below).

RBCCM’s opinion speaks only as of the date thereof, is based on the conditions as they existed and information which RBCCM was supplied as of that the date thereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur after such date. RBCCM did not undertake to reaffirm or revise its opinion or otherwise comment upon events occurring after the date thereof and does not have an obligation to update, revise or reaffirm its opinion. RBCCM did not express any opinion as to the prices at which Sterling common stock or Astoria common stock have traded or would trade following the announcement of the merger nor the prices at which Sterling common stock would trade following the consummation of the merger.
For the purposes of rendering its opinion, RBCCM undertook such review and inquiries as it deemed necessary or appropriate under the circumstances, including the following:
•
reviewed the financial terms of a draft merger agreement dated March 2, 2017 (the “Latest Draft Agreement”);

•
reviewed and analyzed certain publicly available financial and other data with respect to Sterling and Astoria and certain other relevant historical operating data relating to Sterling and Astoria made available to RBCCM from published sources and from the internal records of Sterling;

•
reviewed and analyzed certain available consensus research estimates of financial projections and forecasts of Sterling and Astoria as standalone entities, as directed by Sterling’s management, as well as reviewed and analyzed certain assumptions relating to the future financial performance of Sterling and Astoria as standalone entities extrapolated from such publicly available projections and forecasts and provided by Sterling’s management, as well as information with respect to certain synergies expected to be realized from the merger provided by Sterling’s management (collectively, “Forecasts”);

•
conducted discussions with members of the senior management of Sterling with respect to the business prospects and financial outlook of Sterling and Astoria as standalone entities as well as the strategic rationale and potential benefits of the merger;

•
reviewed Wall Street research estimates regarding the potential future performance of Sterling and Astoria as standalone entities;

•
reviewed the reported prices and trading activity for Sterling common stock and Astoria common stock; and

•
performed other studies and analyses as RBCCM deemed appropriate.

Set forth below is a summary of the material financial analyses performed by RBCCM in connection with rendering its opinion, as delivered to the Sterling board of directors in connection with its meeting on March 6, 2017. The order of analyses described does not represent relative importance or weight given to those analyses by RBCCM. Some of the summaries of the financial analyses include information presented in tabular format. To fully understand the summary of the analyses used by RBCCM, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analysis.
For purposes of its analyses, RBCCM reviewed a number of financial and operating metrics, including:
•
Tangible Book Value (which we refer to as “TBV”), which means a company’s total book value less the value of any intangible assets, including goodwill; and

•
Deposit Premium (which we refer to as “DP”), which means the quotient of  (i) the equity value of a company less TBV and (ii) aggregate deposits, expressed as a percentage.

Unless context indicates otherwise, the analyses performed below were calculated using the following methodologies: (i) using the closing price of Sterling common stock and Astoria common stock and the closing prices of the selected bank holding companies as of March 3, 2017, (ii) historical financial and operating data for Sterling, Astoria and the selected companies was based on publicly available information for each company as of March 3, 2017, and (iii) transaction values and DPs for the target companies derived from the selected transactions analysis described below were calculated as of the announcement date of the relevant transaction based on the implied purchase prices announced on such date for the selected transactions and otherwise based on publicly available information as of such date. Accordingly, this information may not reflect current or future market conditions. The calculations of TBV and DP were based on the most recent publicly available data as of March 3, 2017. 2017 earnings estimates for Sterling, Astoria and the selected companies were based on consensus Wall Street research estimates available as of March 3, 2017. For the purposes of certain analyses below, the term “implied per share merger consideration” refers to the implied per share value of the merger consideration of  $22.01 based on the exchange ratio of 0.875 shares of Sterling common stock per share of Astoria common stock and the closing price of Sterling common stock as of March 3, 2017 of  $25.15.
Astoria Financial Analysis
Public Company Analysis.   RBCCM reviewed certain financial and operating information and implied trading multiples for selected publicly traded companies as compared to the corresponding information and implied trading multiples for Astoria. In choosing the selected companies, RBCCM considered publicly traded thrifts in New York, New Jersey, Connecticut and Pennsylvania with assets greater than $5 billion.
In this analysis, RBCCM compared, among other things, (i) multiples of implied price per share of common equity to TBV and (ii) DP. The list of selected companies and related high, median and low multiples and percentages for such selected companies and for Astoria are as follows:
Selected Companies
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New York Community Bancorp, Inc.

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Investors Bancorp Inc.

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Northwest Bancshares, Inc.

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Provident Financial Services

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United Financial Bancorp

•
Dime Community Bancshares Inc.

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Beneficial Bancorp Inc.

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OceanFirst Financial Corp.

	Price/TBV	DP
High	2.24x	14.3%
Median	1.84x	11.1%
Low	1.45x	6.7%
Astoria at March 3, 2017	1.35x	5.5%
This analysis produced an implied per share equity reference range for Astoria common stock consisting of TBV multiples ranging from 1.45x to 2.24x and DP percentages ranging from 6.7% to 14.3%, which indicated the following implied per share equity reference range for Astoria common stock, compared to the implied per share merger consideration:
Implied Per Share Equity Reference Range For Astoria based on:
TBV	DP	Implied Per Share Merger Consideration
$20.06–$30.93	$19.74–$26.37	$22.01
Selected Transactions Analysis.   RBCCM reviewed certain implied transaction multiples and percentages for a set of precedent merger and acquisition transactions as compared to the corresponding implied transaction multiples and percentages for the merger. In selecting these precedent transactions, RBCCM considered mergers and acquisitions publicly announced from 2012 to present in which target entities had historically operated as thrifts, and for which target implied equity values were greater than $1 billion.

In this analysis, RBCCM compared, among other things, (i) multiples of implied price per share of common equity to TBV and (ii) DP. The list of selected transactions and related high, median and low multiples and percentages for such selected transactions and for Astoria are as follows:
Announcement Date	Acquiror	Target
October 24, 2016	Toronto-Dominion Bank	Scottrade Bank
August 8, 2016	TIAA Board of Overseers	EverBank Financial
October 30, 2015	KeyCorp	First Niagara Finl Group
July 22, 2014	CIT Group Inc.	IMB HoldCo LLC
September 11, 2013	Umpqua Holdings Corp.	Sterling Financial Corp.
August 27, 2012	M&T Bank Corp.	Hudson City Bancorp Inc.
	Price/TBV	DP
High	1.68x	12.7%
Median	1.25x	2.5%
Low	0.85x	(2.8%)
Astoria at Implied Per Share Merger Consideration	1.57x	9.5%
This analysis produced an implied per share equity reference range for Astoria common stock consisting of TBV multiples ranging from 0.85x to 1.68x and DP percentages ranging from (2.8%) to 12.7%, which indicated the following implied per share equity reference range for Astoria common stock, compared to the implied per share merger consideration:
Implied Per Share Equity Reference Range For Astoria based on:
TBV	DP	Implied Per Share Merger Consideration
$11.68–$23.28	$11.35–$24.98	$22.01
Discounted Cash Flow Analysis.   RBCCM performed discounted cash flow analyses of Astoria by calculating the estimated net present value of the after-tax free cash flows of Astoria available for dividends through 2021, based on Sterling’s Forecasts. RBCCM performed such discounted cash flow analyses both (i) on a standalone basis (the “Astoria Standalone DCF”) and (ii) attributing to Astoria the value of the estimated synergies, and the impact of acquisition adjustments projected to result from the merger, as well as the net present value of Astoria as it is contemplated to be operated by Sterling, as provided by management of Sterling (the “Astoria Change in Control DCF”). Both DCFs assumed a ratio of target tangible common equity to tangible assets of 8.0% and a pre-tax opportunity cost of cash of 2.00%. The Astoria Change in Control DCF assumed cost savings equal to 35% of Astoria’s non-interest expense, 47% of which was projected to be phased in during 2018, 91% of which was projected to be achieved during 2018 and 100% thereafter.
RBCCM performed the Astoria Standalone DCF and the Astoria Change in Control DCF analyses using discount rates ranging from 9.0% to 11.0%, based on an estimated cost of equity using the capital asset pricing model (“CAPM”), inclusive of an equity size premium, and a terminal value at the end of the forecast period, using terminal multiples ranging from 1.30x to 1.50x projected 2021 book value for the Astoria Standalone DCF and terminal multiples ranging from 16.0x to 19.0x estimated 2021 earnings for the Astoria Change in Control DCF. The terminal multiples for the Astoria Standalone DCF were selected based on a review of the multiples of TBV for the selected companies referred to above, and the terminal multiples for the Astoria Change in Control DCF were selected based on a review of the multiples of estimated 2017 earnings per share (“EPS”) for selected public companies of 15.8x to 22.1x. The Astoria Standalone DCF and the Astoria Change in Control DCF indicated the following implied per share reference ranges as compared to implied per share merger consideration:
For Astoria based on Standalone DCF Implied Per Share Equity Reference Range	For Astoria based on Cost Savings DCF Implied Per Share Equity Reference Range	Implied Per Share Merger Consideration
$14.23–$17.03	$30.65–$37.88	$22.01

Sterling Financial Analysis
Public Company Analysis.   RBCCM reviewed certain financial and operating information and implied trading multiples for selected publicly traded companies as compared to the corresponding information and implied trading multiples for Sterling. In choosing the selected companies, RBCCM considered publicly traded banks (excluding thrifts) in the Northeast and MidAtlantic area with assets of  $10 billion to $50 billion.
In this analysis, RBCCM compared, among other things, (i) multiples of implied price per share of common equity to (a) TBV and (b) estimated 2017 EPS and (ii) DP. The list of selected companies and the related high, median and low multiples and percentages for such selected companies and for Sterling are as follows:
Selected Companies
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People’s United Financial Inc.

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Signature Bank

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F.N.B. Corp.

•
Webster Financial Corp.

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Valley National Bancorp

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Fulton Financial Corp.

•
Community Bank System Inc.

	Price/TBV	Price/2017 EPS	DP
High	3.44x	23.9x	27.0%
Median	2.42x	19.2x	12.2%
Low	2.10x	15.6x	10.1%
Sterling at March 3, 2017	3.11x	19.0x	23.0%
The analysis produced an implied per share equity reference range for Sterling common stock consisting of TBV multiples ranging from 2.10x to 3.44x, estimated 2017 EPS multiples ranging from 15.6x to 23.9x and DP percentages ranging from 10.1% to 27.0%, which indicated the following implied per share equity reference range for Sterling common stock, compared to the March 3, 2017 closing price of Sterling common stock:
Implied Per Share Equity Reference Range for Sterling based on:
TBV	2017 Estimated EPS	DP	Sterling common stock on March 3, 2017
$16.99–$27.76	$20.65–$31.73	$15.57–$28.09	$25.15
Discounted Cash Flow Analysis.   RBCCM performed a discounted cash flow analysis of Sterling by calculating net present value of the after-tax free cash flows of Sterling available for dividends through 2021, based on Sterling’s Forecasts. RBCCM assumed a ratio of target tangible common equity to tangible assets of 8.0% and a pre-tax opportunity cost of cash of 2.00%.
RBCCM performed the discounted cash flow analysis using discount rates ranging from 10.0%-12.0% based on an estimated cost of equity using CAPM, inclusive of equity size premium, and a terminal value at the end of the forecast period, using terminal multiples ranging from 17.0x to 21.0x estimated 2021 earnings. The terminal multiples were selected based on a review of estimated 2017 earnings for the selected public companies referred to above. The discounted cash flow analysis indicated the following implied per share value references ranges, as compared to the March 3, 2017 closing price of Sterling common stock:
Sterling Implied Per Share Equity Reference Range	Sterling common stock on March 3, 2017
$24.75–$32.12	$25.15

Implied Exchange Ratio Analysis
RBCCM calculated certain implied exchange ratio reference ranges for the merger.
Selected Public Companies Exchange Ratio Analysis.   Based on the per share reference ranges for Astoria common stock and Sterling common stock implied by the selected publicly traded companies analyses described above for which the same financial metrics were applied, and the corresponding assumptions underlying each such analysis, RBCCM calculated implied exchange ratio reference ranges. In each case, the low end of each implied ratio reference range was calculated by dividing the low end of the applicable Astoria common stock implied per share reference range by the high end of the applicable Sterling common stock implied per share reference range, and the high end of each implied exchange ratio reference range was calculated by dividing the high end of the applicable Astoria common stock implied per share reference range by the low end of the applicable Sterling common stock implied per share reference range. The analysis indicated the following implied reference ranges as compared to the exchange ratio in the merger:
	Implied Reference Range	Exchange Ratio
Price/TBV	0.723x–1.820x	0.875x
DP	0.703x–1.693x	0.875x
Selected Transactions Exchange Ratio Analysis.   Based on the per share reference ranges for Astoria common stock implied by the selected transactions analysis described above, for Sterling common stock implied by the selected publicly traded companies analysis described above, and the corresponding assumptions underlying each such analysis, RBCCM calculated implied exchange ratio reference ranges. In each case, the low end of each implied exchange ratio reference range was calculated by dividing the low end of the applicable Astoria common stock implied per share selected transactions reference range by the high end of the applicable Sterling common stock implied per share selected publicly traded companies reference range, and the high end of each implied exchange ratio reference range was calculated by dividing the high end of the applicable Astoria common stock implied per share selected transactions reference range by the low end of the applicable Sterling common stock implied per share selected publicly traded companies reference range. The analysis indicated the following implied reference ranges, as compared to the exchange ratio in the merger:
	Implied Reference Range	Exchange Ratio
Price/TBV	0.421x–1.370x	0.875x
DP	0.404x–1.604x	0.875x
Discounted Cash Flow Exchange Ratio Analysis.   Based on the per share reference ranges for Astoria common stock and Sterling common stock implied by the discounted cash flow analyses described above, and the corresponding assumptions underlying each such analysis, RBCCM calculated implied exchange ratio reference ranges. RBCCM calculated such implied exchange ratio reference ranges on both a standalone basis and together with attributing the value of the estimated synergies to Astoria. In the scenario excluding estimated synergies, the low end of each implied exchange ratio reference range was calculated by dividing the low end of the applicable Astoria common stock standalone implied per share reference range by the high end of the applicable Sterling common stock implied per share reference range, and the high end of each implied exchange ratio reference range was calculated by dividing the high end of the applicable Astoria common stock standalone implied per share reference range by the low end of the applicable Sterling common stock implied per share reference range. In the scenario including the value of the synergies, the low end of the implied exchange ratio reference range was calculated by dividing the low end of the Astoria Change in Control DCF implied per share reference range by the high end of the applicable Sterling common stock implied per share reference range, and the high end of the implied exchange ratio reference range was calculated by dividing the high end of the Astoria Change in Control DCF implied per share reference range by the low end of the applicable Sterling common stock implied per share reference range. The analysis indicated the following implied reference ranges, as compared to the exchange ratio in the merger:

	Implied Reference Range	Exchange Ratio
Standalone	0.443x–0.688x	0.875x
With Value of Synergies	0.954x–1.530x	0.875x
Other Matters
RBCCM also noted for the Sterling board of directors certain additional factors that were provided for information purposes, including the following analyses:
Trading Range and Research Target Analysis for Astoria
Trading Range.   RBCCM reviewed certain historical stock price information based on closing stock price information over the one year period ended March 3, 2017, for Astoria common stock. This review indicated the following historical stock price information for Astoria common stock as compared to the implied per share merger consideration:
Trading Period Prior to March 3, 2017	Stock Price
52 Week High	$19.26
52 Week Low	$14.11
Implied Per Share Merger Consideration	$22.01
Analyst Target Stock Price Range.   RBCCM reviewed research reports for Astoria common stock published by equity analysts. In order to better compare the published stock price targets with the implied per share merger consideration, RBCCM discounted such stock price targets to present value (as of March 3, 2017), for a one-year discount period, an illustrative discount range of 9.0%–11.0%, which was selected taking into consideration Astoria’s estimated cost of equity using CAPM. This calculation indicated a range of stock price targets for Astoria common stock of  $13.51 to $18.35 per share. The public market trading targets published by equity research analysts do not necessarily reflect current market trading prices for Astoria common stock and these estimates are subject to uncertainties, including the future financial performance of Astoria and future market conditions.
Trading Range and Research Target Analysis for Sterling
Trading Range.   RBCCM reviewed certain historical stock price information based on closing stock price information over the one year period ended March 3, 2017, for Sterling common stock. This review indicated the following historical stock price information for Sterling common stock as compared to the closing price of Sterling common stock on March 3, 2017:
Trading Period Prior to March 3, 2017	Stock Price
52 Week High	$25.40
52 Week Low	$14.38
Closing price of Sterling common stock on March 3, 2017	$25.15
Analyst Target Stock Price Range.   RBCCM reviewed research reports for Sterling common stock published by equity analysts. In order to better compare the published stock price targets with the price of Sterling common stock on March 3, 2017, RBCCM discounted such stock price targets to present value (as of March 3, 2017), for a one-year discount period, an illustrative discount range of 10.0%–12.0%, which was selected taking into consideration Sterling’s estimated cost of equity using CAPM. This calculation indicated a range of stock price targets for Sterling common stock of  $22.32 to $27.27 per share. The public market trading targets published by equity research analysts do not necessarily reflect current market trading prices for Sterling common stock and these estimates are subject to uncertainties, including the future financial performance of Sterling and future market conditions.
Overview of Analyses; Other Considerations
No single company or transaction used in the above analyses as a comparison was identical to Sterling, Astoria, or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions analyzed.
The preparation of a fairness opinion is a complex process that involves the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances. Several analytical methodologies were used by RBCCM, and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions of RBCCM were based on all the analyses and factors presented herein taken as a whole and also on application of RBCCM’s own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. RBCCM therefore believes that its analyses must be considered as a whole and the selecting portions of the analyses and the factors considered, without considering all factors and analyses, could create an incomplete or misleading view of the processes underlying its opinion.
Sterling selected RBCCM to render to the Sterling board of directors its opinion based on its qualifications, expertise, reputation and knowledge of Sterling’s business and affairs and its experience with community bank holding companies and the industry in which Sterling operates. RBCCM has advised on numerous acquisitions of community bank holding companies. RBCCM is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. In the ordinary course of business, RBCCM may act as a market maker and broker in the publicly traded securities of Sterling and/or Astoria and receive customary compensation, and may also actively trade securities of Sterling and/or Astoria for its own account and the accounts of its customers, and, accordingly, RBCCM and its affiliates may hold a long or short position in such securities. RBCCM has not provided any investment banking or financial advisory services to Sterling or Astoria in the past three calendar years for which it received any fees or other compensation other than acting as joint book-running manager in connection with Sterling’s common stock offering in February 2015, for which RBCCM and its affiliates received compensation of approximately $850,000. In light of RBCCM’s prior services to Sterling and its financial advisory role for Sterling in the merger, RBCCM anticipates that it may be selected by Sterling to provide investment banking and financial advisory and/or financing services that may be required by Sterling in the future, regardless of whether the merger is successfully completed.
Under its engagement agreement with Sterling, RBCCM became entitled to a fee of  $1,500,000 upon the delivery of its written opinion in connection with the merger, which is not contingent upon the successful completion of the merger. In addition, for RBCCM’s services as financial advisor to Sterling in connection with the merger if the merger is successfully completed, RBCCM will receive an additional fee of $7,500,000, against which the fee RBCCM received for delivery of its opinion will be credited. In the event the merger is not completed, RBCCM will receive a similar fee in connection with any transaction or series of transactions whereby, directly or indirectly, capital stock of Astoria or any of its assets is transferred to Sterling, or any person affiliated with Sterling for consideration at any time pursuant to a definitive agreement, letter of intent or other evidence of commitment entered into during the term of RBCCM’s engagement or within eighteen months thereafter. In addition, if, in connection with the merger not being completed, Sterling receives a termination fee, RBCCM will be entitled to 10% of that fee in cash, when it is received by Sterling. Sterling has also agreed to indemnify RBCCM for certain liabilities that may arise out of its engagement. The terms of RBCCM’s engagement letter were negotiated at arm’s-length between Sterling and RBCCM, and the Sterling board of directors was aware of this fee arrangement at the time it reviewed and approved the merger agreement.
Opinion of Citigroup Global Markets Inc.
Sterling has engaged Citi as a financial advisor to Sterling in connection with the proposed transaction. In connection with this engagement, Sterling requested that Citi evaluate the fairness, from a financial point of view, to Sterling of the merger consideration to be paid by Sterling pursuant to the merger agreement. For purposes of Citi’s financial analyses and opinion, the term “merger consideration” means the implied value of the merger consideration of  $22.01 per share based on the 0.875 exchange ratio and the closing price of

Sterling common stock on March 3, 2017 (the last trading day prior to the date of the merger agreement). On March 6, 2017, at a meeting of the Sterling board of directors held to evaluate the transaction, Citi rendered an oral opinion, confirmed by delivery of a written opinion dated March 6, 2017, to the Sterling board of directors to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken described in such opinion, the merger consideration to be paid by Sterling pursuant to the merger agreement was fair, from a financial point of view, to Sterling.
The full text of Citi’s written opinion, dated March 6, 2017, to the Sterling board of directors, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. The description of Citi’s opinion set forth below is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was provided for the information of the Sterling board of directors (in its capacity as such) in connection with its evaluation of the merger consideration from a financial point of view to Sterling and did not address any other terms, aspects or implications of the transaction. Citi expressed no view as to, and its opinion did not address, the underlying business decision of Sterling to effect or enter into the transaction, the relative merits of the transaction as compared to any alternative business strategies that might exist for Sterling or the effect of any other transaction which Sterling might engage in or consider. Citi’s opinion is not intended to be and does not constitute a recommendation to any securityholder as to how such securityholder should vote or act on any matters relating to the proposed transaction or otherwise.
In arriving at its opinion, Citi:
•
reviewed a draft, provided to Citi on March 5, 2017, of the merger agreement;

•
held discussions with certain senior officers, directors and other representatives of Sterling and certain senior officers and other representatives of Astoria concerning the businesses, operations and prospects of Sterling and Astoria;

•
reviewed certain publicly available and other business and financial information relating to Sterling and Astoria, including certain financial forecasts and other information and data relating to Sterling and Astoria which were provided to or discussed with Citi by the management of Sterling and certain information and data relating to the potential strategic implications and financial, operational and tax impacts (including the amount, timing and achievability thereof) anticipated by the management of Sterling to result from the transaction;

•
reviewed the financial terms of the transaction as set forth in the merger agreement in relation to, among other things, current and historical market prices of Sterling common stock and Astoria common stock, the financial condition and historical and projected operating data of Sterling and Astoria, and the capitalization of Sterling and Astoria;

•
analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citi considered relevant in evaluating those of Sterling and Astoria and considered, to the extent publicly available, the financial terms of certain other transactions which Citi considered relevant in evaluating the transaction;

•
evaluated certain potential pro forma financial effects of the transaction on Sterling utilizing the financial forecasts and other information and data relating to Sterling and Astoria described above; and

•
conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion.

In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the managements and other representatives of Sterling and Astoria that they were not aware of any relevant information that was omitted or that remained undisclosed to Citi. With respect to the financial forecasts and other information and data that Citi was directed to utilize in its analyses, including as to the potential strategic implications and financial, operational and tax impacts anticipated by the management of Sterling to result from the transaction, Citi was advised by the management of Sterling, and Citi assumed, with Sterling’s consent, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of such management as to the future financial performance of Sterling and Astoria, the potential strategic implications and financial, operational and tax impacts (including the amount, timing and achievability thereof) anticipated by the management of Sterling to result from, and other potential pro forma financial effects of, the transaction and the other matters covered thereby. Citi assumed, with Sterling’s consent, that the financial results, including with respect to the potential strategic implications and financial, operational and tax impacts anticipated to result from the transaction, reflected in such financial forecasts and other information and data would be realized in the amounts and at the times projected. Citi relied, at Sterling’s direction, upon the assessments of the management of Sterling as to, among other things, (i) the potential impact on Sterling and Astoria of market, competitive and other trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the financial services and banking industries, and the views of such management regarding prevailing and future interest rates and capital requirements, (ii) existing and future relationships, agreements and arrangements with, and the ability to attract, retain and/or replace, key employees and other commercial relationships of Sterling and Astoria, and (iii) the ability of Sterling to integrate the businesses of Sterling and Astoria. Citi assumed, with Sterling’s consent, that there would be no developments with respect to any such matters, or any alternative method or structure of effecting the transaction as permitted under the merger agreement, that would have an adverse effect on Sterling, Astoria or the transaction (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to Citi’s analyses or opinion.
For purposes of its opinion, Citi did not make and was not provided with an independent evaluation or appraisal of the assets (or related collateral) or liabilities (contingent, derivative, off-balance sheet or otherwise) of Sterling, Astoria or any other entity and Citi did not make any physical inspection of the properties or assets of Sterling, Astoria or any other entity. Citi is not an expert in the evaluation of liabilities, deposit accounts or loan or security portfolios or allowances for losses with respect thereto and Citi assumed no responsibility for conducting a review of individual credit files or loan or security portfolios. Citi expressed no opinion or view as to the adequacy or sufficiency of allowances for losses or other matters with respect thereto and Citi assumed that each of Sterling and Astoria had, and the pro forma combined company would have, appropriate reserves to cover any such losses. Citi assumed, with Sterling’s consent, that the transaction would be consummated in accordance with its terms (including, without limitation, with respect to the conversion of all outstanding preferred securities of Astoria) and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the transaction, no delay, limitation, restriction or condition, including any divestiture requirements, amendments or modifications, would be imposed or occur that would have an adverse effect on Sterling, Astoria or the transaction (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to Citi’s analyses or opinion. Citi also assumed, with Sterling’s consent, that the transaction would qualify for the intended tax treatment contemplated by the merger agreement. Citi did not express any opinion or view as to the actual value of Sterling common stock or any other securities when issued or the prices at which Sterling common stock, Astoria common stock or any other securities would trade or otherwise be transferable at any time, including following the announcement or consummation of the transaction. Representatives of Sterling advised Citi, and Citi further assumed, that the final terms of the merger agreement would not vary materially from those set forth in the draft reviewed by Citi. Citi did not express any opinion or view with respect to accounting, tax, regulatory, legal or similar matters, including tax or other consequences of the transaction to Sterling, Astoria or their respective affiliates, and Citi relied, with Sterling’s consent, upon the assessments of representatives of Sterling and Astoria as to such matters.
Citi’s opinion did not address any terms (other than the merger consideration to the extent expressly specified therein), aspects or implications of the transaction, including, without limitation, the form or structure of the transaction, any alternative transaction method or structure for effecting the transaction, or any terms, aspects or implications of the bank merger or related agreement or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the transaction or otherwise. Citi expressed no view as to, and Citi’s opinion did not address, the underlying business decision of Sterling to effect or enter into the transaction, the relative merits of the transaction as compared to any alternative business strategies that might exist for Sterling or the effect of any other transaction which Sterling might engage in or consider. Citi also did not express any view as to, and its opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other consideration to any officers, directors or employees of any parties to the transaction, or any class of such persons, relative to the merger consideration or otherwise. Citi’s opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Citi as of the date of its opinion. Although subsequent developments may affect Citi’s opinion, Citi has no obligation to update, revise or reaffirm its opinion. As the Sterling board of directors was aware, the credit, financial and stock markets, and the industries in which Sterling and Astoria operate, have experienced and continue to experience volatility and Citi expressed no opinion or view as to any potential effects of such volatility on Sterling or Astoria (or their respective businesses) or the transaction (including the contemplated benefits thereof). The issuance of Citi’s opinion was authorized by Citi’s fairness opinion committee.
In preparing its opinion, Citi performed a variety of financial and comparative analyses, including those described below. The summary below is not a complete description of Citi’s opinion or the analyses underlying, and factors considered in connection with, Citi’s opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Citi arrived at its ultimate opinion based on the results of all analyses undertaken by it and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Citi believes that such analyses and factors must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.
In its analyses, Citi considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Sterling and Astoria. No company, business or transaction reviewed is identical or directly comparable to Sterling, Astoria or their respective businesses or the transaction and an evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, businesses or transactions reviewed.
The estimates contained in Citi’s analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Citi’s analyses are inherently subject to substantial uncertainty.
Citi was not requested to, and it did not, recommend or determine the specific consideration payable in the transaction. The type and amount of consideration payable in the transaction were determined through negotiations between Sterling and Astoria and the decision to enter into the merger agreement and related documents was solely that of the Sterling board of directors. Citi’s opinion was only one of many factors considered by the Sterling board of directors in its evaluation of the transaction and the merger consideration and should not be viewed as determinative of the views of the Sterling board of directors or management with respect to the transaction or the consideration payable in the transaction.
   Financial Analyses
The following is a summary of the material financial analyses presented to the Sterling board of directors in connection with Citi’s opinion, dated March 6, 2017. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinion of, Citi, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Citi. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the financial analyses, could create a misleading or incomplete view of such financial analyses. Actual results may differ from those indicated by such financial analyses and such differences may be material. For purposes of the financial analyses described below, the term (a) “implied per share merger consideration” means the implied value of the merger consideration of  $22.01 per share based on the 0.875 exchange ratio and the closing price of Sterling common stock on March 3, 2017, (b) “core deposits” means deposits, less time deposit accounts with balances in excess of  $100,000, foreign deposits and unclassified deposits and (c) “EPS” means earnings per share. Implied per share equity value reference ranges reflected in the summaries of the financial analyses described below were rounded to the nearest $0.25. Financial data utilized for Astoria and Sterling in the financial analyses described below, to the extent based on internal financial forecasts and estimates of management, were based on financial forecasts and other information and data relating to Astoria and Sterling provided to or discussed with Citi by the management of Sterling, referred to as the Astoria forecasts and the Sterling forecasts, respectively.
   Astoria Financial Analyses
Selected Public Companies Analysis.   Citi reviewed certain publicly available financial and stock market information of Astoria and the following five selected companies that Citi considered generally relevant as publicly traded companies in the financial services and banking industries with operations and scale and serving end-markets generally similar to those of and served by Astoria, collectively referred to as the Astoria selected companies:
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Dime Community Bancshares, Inc.

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Flushing Financial Corporation

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Investors Bancorp, Inc.

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New York Community Bancorp, Inc.

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Provident Financial Services, Inc.

Citi reviewed, among other things, stock prices (as of March 3, 2017, the last trading day prior to the date of the merger agreement) as a multiple of latest quarter tangible book value and also reviewed latest quarter core deposit premium percentages. Financial data of the Astoria selected companies were based on public filings and other publicly available information. Financial data of Astoria was based on public filings and other publicly available information.
The overall low to high latest quarter tangible book value multiples and latest quarter core deposit premium percentages observed for the Astoria selected companies were 1.45x to 2.12x (with a median of 1.63x) and 8.5% to 15.2% (with a median of 11.6%), respectively. Citi then applied selected ranges of latest quarter tangible book value multiples and latest quarter core deposit premium percentages of 1.47x to 1.79x and 10.5% and 12.8%, respectively, derived from the Astoria selected companies to corresponding data of Astoria. This analysis indicated the following approximate implied per share equity value reference ranges for Astoria, as compared to the implied per share merger consideration:
Approximate Implied Per Share Equity Value Reference Ranges Based on:		Implied Per Share Merger Consideration
Latest Quarter Tangible Book Value	Latest Quarter Core Deposits
$20.25–$24.75	$22.50–$24.25	$22.01
Selected Precedent Transactions Analysis.   Using publicly available information, Citi reviewed financial data relating to the following 13 selected transactions that Citi considered generally relevant as transactions announced since January 2013 involving entities with traditional bank and thrift operations and with transaction values in excess of  $750 million, collectively referred to as the selected transactions:

Announcement Date	Acquiror	Target
February 28, 2017	IBERIABANK Corporation	Sabadell United Bank, N.A.
January 22, 2017	Pinnacle Financial Partners, Inc.	BNC Bancorp
August 18, 2016	United Bankshares, Inc.	Cardinal Financial Corporation
August 8, 2016	Teachers Insurance and Annuity Association of America	EverBank Financial Corp
July 21, 2016	F.N.B. Corporation	Yadkin Financial Corporation
January 26, 2016	Huntington Bancshares Incorporated	FirstMerit Corporation
October 30, 2015	KeyCorp	First Niagara Financial Group, Inc.
August 17, 2015	BB&T Corporation	National Penn Bancshares, Inc.
January 22, 2015	Royal Bank of Canada	City National Corporation
November 12, 2014	BB&T Corporation	Susquehanna Bancshares, Inc.
July 22, 2014	CIT Group Inc.	IMB Holdco LLC (the holding company for OneWest Bank N.A.)
September 11, 2013	Umpqua Holdings Corporation	Sterling Financial Corporation
July 22, 2013	PacWest Bancorp	CapitalSource Inc.
Citi reviewed, among other information, (i) transaction values of the selected transactions, calculated as the purchase prices paid for the fully diluted equity values of the target companies, based on closing stock prices as of the announcement dates of the relevant transactions, as multiples, to the extent publicly available, of such target companies’ next 12 months estimated (or latest 12 months, as applicable) EPS and latest quarter tangible book value as of the announcement dates of the relevant transactions and (ii) core deposit premium percentages paid or proposed to be paid in such transactions based on the transaction values and latest quarter core deposits of the target companies in such transactions as of the announcement dates of the relevant transactions. Financial data of the selected transactions were based on public filings and other publicly available information. Financial data of Astoria was based on the Astoria forecasts, public filings and other publicly available information.
The overall low to high next 12 months estimated (or latest 12 months, as applicable) EPS multiples, latest quarter tangible book value multiples and latest quarter core deposit premium percentages observed for the selected transactions, to the extent publicly available, were 14.3x to 21.1x (with a median of 18.7x), 1.02x to 2.70x (with a median of 1.72x) and 0.8% to 35.4% (with a median 12.3%), respectively. Citi then applied selected ranges of next 12 months estimated EPS multiples, latest quarter tangible book value multiples and latest quarter core deposit premium percentages of 16.8x to 20.5x, 1.55x to 1.89x and 11.0% to 13.5%, respectively, derived from the selected transactions to the calendar year 2017 estimated EPS, latest quarter tangible book value and latest quarter core deposits of Astoria. This analysis indicated the following approximate implied per share equity value reference ranges for Astoria, as compared to the implied per share merger consideration:
Approximate Implied Per Share Equity Value Reference Ranges Based on:			Implied Per Share Merger Consideration
CY 2017E EPS	Latest Quarter Tangible Book Value	Latest Quarter Core Deposits
$9.25–$11.25	$21.25–$26.00	$22.75–$25.00	$22.01
Dividend Discount Analysis.   Citi performed a dividend discount analysis of Astoria to calculate the estimated present value of the distributable cash flow that Astoria was forecasted to generate during the fiscal years ending December 31, 2017 through December 31, 2023 based on the Astoria forecasts, both before and after taking into account Sterling’s pro forma share of the estimated net present value of financial and operational impacts anticipated by the management of Sterling to result from the transaction (collectively, “Synergies”). For purposes of this analysis, at the direction of the management of Sterling, a tangible common equity to tangible assets ratio of 7.5% was assumed and dividend capacity was based on the amount of capital in excess of that required minimum threshold. Citi calculated terminal values for Astoria by applying to Astoria’s estimated tangible book value as of December 31, 2023 a selected range of tangible book value multiples of 1.06x to 1.46x. The present values (as of December 31, 2016) of the distributable cash flow and terminal values were then calculated using discount rates ranging from 7.7% to 8.7%. This analysis indicated the following approximate implied per share equity value reference ranges for Astoria, both before and after taking into account potential Synergies, as compared to the implied per share merger consideration:
Approximate Implied Per Share Equity Value Reference Ranges:		Implied Per Share Merger Consideration
Without Synergies	With Synergies
$12.50–$16.25	$22.75–$26.50	$22.01
   Sterling Financial Analyses
Selected Public Companies Analysis.   Citi reviewed certain publicly available financial and stock market information of Sterling and the following nine selected companies that Citi considered generally relevant as publicly traded companies in the financial services and banking industries with operations and scale and serving end-markets generally similar to those of and served by Sterling, collectively referred to as the Sterling selected companies:
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BankUnited, Inc.

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Eagle Bancorp, Inc.

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New York Community Bancorp, Inc.

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PacWest Bancorp

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People’s United Financial, Inc.

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Signature Bank

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Texas Capital Bancshares, Inc.

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Webster Financial Corporation

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Western Alliance Bancorporation

Citi reviewed, among other things, stock prices (as of March 3, 2017) as multiples of calendar year 2017 estimated EPS, calendar year 2018 estimated EPS and latest quarter tangible book value and also reviewed latest quarter core deposit premium percentages. Financial data of the Sterling selected companies were based on public filings and other publicly available information (pro forma, as applicable, for certain recent acquisitions). Financial data of Sterling was based on the Sterling forecasts, public filings and other publicly available information.
The overall low to high calendar year 2017 estimated EPS, calendar year 2018 estimated EPS and latest quarter tangible book value multiples and latest quarter core deposit premium percentages observed for the Sterling selected companies were 16.1x to 23.4x (with a median of 18.4x), 14.4x to 20.4x (with a median of 16.8x), 1.79x to 3.44x (with a median of 2.47x) and 12.4% to 31.4% (with a median of 17.5%), respectively. Citi then applied selected ranges of calendar year 2017 estimated EPS, calendar year 2018 estimated EPS and latest quarter tangible book value multiples and latest quarter core deposit premium percentages of 16.6x to 20.3x, 15.2x to 18.5x, 2.22x to 2.71x and 15.8% and 19.3%, respectively, derived from the Sterling selected companies to corresponding data of Sterling. This analysis indicated the following approximate implied per share equity value reference ranges for Sterling, as compared to the per share closing price of Sterling common stock on March 3, 2017:
Approximate Implied Per Share Equity Value Reference Ranges Based on:			Sterling Per Share Closing Stock Price on March 3, 2017
CY 2017E and CY 2018E EPS	Latest Quarter Tangible Book Value	Latest Quarter Core Deposits
$21.75–$28.00	$17.75–$21.75	$19.25–$21.75	$25.15

Dividend Discount Analysis.   Citi performed a dividend discount analysis of Sterling to calculate the estimated present value of the distributable cash flow that Sterling was forecasted to generate during the fiscal years ending December 31, 2017 through December 31, 2023 based on the Sterling forecasts. For purposes of this analysis, at the direction of the management of Sterling, a tangible common equity to tangible assets ratio of 7.5% was assumed and dividend capacity was based on the amount of capital in excess of that required minimum threshold. Citi calculated terminal values for Sterling by applying to Sterling’s estimated tangible book value as of December 31, 2023 a selected range of tangible book value multiples of 1.90x to 3.13x. The present values (as of December 31, 2016) of the distributable cash flow and terminal values were then calculated using discount rates ranging from 8.6% to 9.8%. This analysis indicated the following approximate implied per share equity value reference range for Sterling, as compared to the per share closing price of Sterling common stock on March 3, 2017:
Approximate Implied Per Share Equity Value Reference Range	Sterling Per Share Closing Stock Price on March 3, 2017
$18.00–$27.00	$25.15
   Certain Additional Information
Citi observed certain additional information that was not considered part of its financial analyses for its opinion but was noted for informational purposes, including the following:
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historical trading prices of Astoria common stock and Sterling common stock during the 52-week period ended March 3, 2017, which indicated low to high intraday prices for Astoria common stock and Sterling common stock during such period of approximately $14.11 to $19.26 per share and $14.55 to $25.85 per share, respectively;

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one-year forward stock price targets for Astoria common stock and Sterling common stock as reflected in selected publicly available Wall Street research analysts’ reports as of March 3, 2017, which indicated (i) in the case of Astoria, an overall low to high target stock price range of  $15.00 to $20.00 per share on an undiscounted basis and approximately $13.77 to $18.37 per share on a discounted basis (discounted to present value as of December 31, 2016 using a discount rate of 8.2%) and (ii) in the case of Sterling, an overall low to high target stock price range of  $26.00 to $28.00 per share on an undiscounted basis and approximately $24.01 to $26.00 per share on a discounted basis (discounted to present value as of December 31, 2016 using a discount rate of 9.2%);

•
utilizing the Astoria forecasts, public filings and other publicly available information, the overall low to high calendar year 2017 estimated EPS and calendar year 2018 estimated EPS multiples observed for the Astoria selected companies of 16.1x to 22.1x (with a median of 18.2x) and 14.5x to 19.4x (with a median of 16.7x), respectively, which indicated, after applying selected ranges of calendar year 2017 estimated EPS and calendar year 2018 estimated EPS multiples of 16.4x and 20.0x and 15.0x and 18.4x, respectively, derived from the Astoria selected companies to corresponding data of Astoria based on the Astoria forecasts, an approximate implied equity value reference range for Astoria of  $8.75 to $11.00 per share;

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utilizing public filings and other publicly available information, the overall low to high implied premiums observed in the selected transactions based on the closing stock prices of the target companies one trading day prior to announcement of such transactions of approximately 1.7% to 39.1% (with a median of 13.9%), which indicated, after applying a selected range of implied one trading day premiums of 10% to 30% derived from such transactions to the closing price of Astoria common stock of  $18.62 per share on March 3, 2017, an approximate implied equity value reference range for Astoria of  $20.50 to $24.25 per share; and

•
utilizing public filings and other publicly available information, the overall low to high implied premiums (discounts), based on the closing stock prices of the target companies one trading day prior to transaction announcement (or such earlier date as applicable if a target company confirmed a sale process or merger discussions within six months, or rumors surfaced within one month, of announcement), of approximately (6.5%) to 37.8% (with a mean of 14.8% and a median of 13.4%) observed in 21 selected all-stock merger transactions announced since 2003 with transaction values in excess of  $1.0 billion involving U.S.-based acquiror and/or target companies in which the acquiror’s pro forma ownership was approximately 55% to 70% and the acquiror had board or management control, which indicated, after applying a selected range of implied one trading day premiums of 10% to 20% derived from these transactions to the closing price of Astoria common stock of  $18.62 per share on March 3, 2017, an approximate implied equity value reference range for Astoria of  $20.50 to $22.25 per share.
   Miscellaneous
Sterling has agreed to pay Citi for its services in connection with the proposed transaction an aggregate fee of  $7.5 million, of which a portion was payable upon delivery of Citi’s opinion and $6.0 million is payable contingent upon consummation of the merger. In addition, Sterling has agreed to reimburse Citi for its expenses, including fees and expenses of counsel, and to indemnify Citi and related parties against certain liabilities, including liabilities under federal securities laws, arising out of Citi’s engagement. Although Citi and its affiliates did not provide investment banking, commercial banking or other similar financial services to Sterling or Astoria during the two-year period prior to the date of Citi’s opinion for which Citi and its affiliates received compensation, Citi and its affiliates in the future may provide investment banking, commercial banking and other similar financial services to Sterling, Astoria and/or their respective affiliates for which services Citi and its affiliates would expect to receive compensation. In the ordinary course of business, Citi and its affiliates may actively trade or hold the securities of Sterling, Astoria and their respective affiliates for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Sterling, Astoria and their respective affiliates.
Sterling selected Citi as a financial advisor in connection with the proposed transaction based on Citi’s reputation, experience and familiarity with the respective businesses of Sterling and Astoria. Citi is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.
Astoria’s Reasons for the Merger; Recommendation of Astoria’s Board of Directors
After careful consideration, the Astoria board of directors, at a meeting held on March 6, 2017, determined that the merger with Sterling is in the best interests of Astoria and its common stockholders and approved and declared advisable the merger agreement and the transactions contemplated therein, including the merger, and recommends that Astoria’s common stockholders vote “FOR” the adoption of the Astoria merger proposal. In reaching its decision to approve and recommend the adoption of the merger agreement, the Astoria board of directors consulted with Astoria’s management, as well as its financial and legal advisors, and considered a number of factors, including the following material factors:
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each of Astoria’s, Sterling’s and the combined company’s business, operations, financial condition, asset quality, earnings and prospects;

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the soundness of Sterling’s financial condition and asset quality;

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the complementary nature of Sterling’s business and operations, including Sterling’s longstanding presence in the New York banking market and ties to the same metropolitan region that Astoria serves, that would result in a combined company with a more diversified balance sheet and asset mix as well as a superior deposit mix and attractive cost of funding;

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the complementary nature of the cultures and product mix of the two companies, including with respect to strategic focus, target markets and client service;

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the expanded possibilities, including organic growth and future acquisitions, that would be available to the combined company, given its larger size, asset base, capital and footprint;

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Sterling’s successful track record in executing mergers and the likelihood of receipt of regulatory approvals and completion of the merger in a timely manner;

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the fact that the exchange ratio of 0.875 represented a premium of approximately 18% to the Astoria common stockholders, based on Astoria’s closing price on March 3, 2017;

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the anticipated pro forma impact of the merger on the combined company, including the expected 9% pro forma earnings accretion in 2018 and 12% tangible book value per share accretion upon closing of the merger (assuming a closing in the fourth quarter of 2017), and the approximately 51% increase in dividends per share to be received by Astoria stockholders that became stockholders of the combined company;

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the fact that merger would enable the Astoria stockholders, who will own approximately 40% of the combined company, to participate in the future earnings and growth of the combined company;

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the anticipated continued participation of certain of Astoria’s directors, officers and employees in the combined company, which enhances the likelihood that the strategic benefits that Astoria expects to achieve as a result of the merger will be realized and that the benefits and talents that Astoria brings to the combined institution will be appropriately valued and effectively utilized;

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its understanding of the current and prospective environment in which Astoria and Sterling operate, including national and local economic conditions, the interest rate environment, increasing operating costs resulting from regulatory initiatives and compliance mandates, the competitive environment for financial institutions generally, and the likely effect of these factors on Astoria both with and without the proposed transaction;

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the fact that Sterling had promptly held meetings with its banking regulators at which Sterling delivered detailed presentations regarding the potential transaction;

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the protracted period of regulatory uncertainty that Astoria had experienced while the transaction with NYCB was pending and its effect on Astoria’s operations, and the great importance of certainty as to the receipt of regulatory approvals in the context of any other business combination;

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its consideration that the transaction with Sterling was more favorable to the Astoria stockholders than the potential value that might result from other alternatives reasonably available to Astoria, including, but not limited to:

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the failure of the transaction with NYCB to be consummated,

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the Astoria board of directors negotiations and exploration of a possible combination with Party B and Party C,

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the fact that, in a consolidating industry, institutions with an interest in merging with another institution typically make that interest known,

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the fact that, in the current regulatory environment, many institutions may not be able to obtain regulatory approval for a strategic transaction with Astoria, as evidenced by the terminated NYCB transaction,

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the attractiveness and strategic fit of Sterling as a potential merger partner given its balanced commercial portfolio, its knowledge of the New York banking market and its history of integrating previous acquisitions,

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its belief that Sterling common stock represented a highly attractive form of consideration for Astoria stockholders, and its expectation that Astoria stockholders would benefit from holding such consideration and benefiting from the strategic value of the combination over the long term,

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the fact that Sterling was not subject to regulation as a SIFI and was not expected to become subject to regulation as a SIFI as a result of a business combination with Astoria, and

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the likelihood of an alternative transaction emerging, particularly when taking into account that no such transaction emerged during the sixteen months between Astoria’s announcement of the proposed merger with NYCB and the board’s consideration of the transaction with Sterling;

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its review and discussions with Astoria’s management concerning the due diligence examination of the business of Sterling;

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the positive impact on the combined company’s capital position and the anticipated substantial internal capital generation to support future growth;

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management’s expectation that the combined company will have a strong capital position upon completion of the transaction;

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the Astoria board of directors’ belief that the transaction is likely to provide substantial value to Astoria’s stockholders, including the combined company’s strong market presence in New York, a more diversified loan portfolio and attractive funding base and the expected superior pro forma earnings impact to Astoria’s earning prospects on a stand-alone basis;

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the expectation that the transaction will be generally tax-free for United States federal income tax purposes to Astoria’s stockholders;

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the written opinion of Sandler O’Neill, dated March 6, 2017, delivered to the Astoria board of directors to the effect that, as of that date, and subject to and based on the various assumptions, considerations, qualifications and limitations set forth in the opinion, the exchange ratio provided for in the merger was fair, from a financial point of view, to the holders of Astoria common stock; and

•
the fact that the exchange ratio is fixed, which the Astoria board of directors believed was consistent with market practice for transactions of this type and with the strategic purpose of the transaction.

The board of directors of Astoria also considered the potential risks related to the merger but concluded that the anticipated benefits of the merger were likely to substantially outweigh these risks. These potential risks included:
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the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating Astoria’s business, operations and workforce with those of Sterling;

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the transaction-related restructuring charges and other merger-related costs;

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the risk that the market would react negatively to Sterling’s announcement of the merger transaction;

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the nature and amount of payments to be received by Astoria’s management in connection with the merger;

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the potential risk of diverting management attention and resources from the operation of Astoria’s business and towards the completion of the merger; and

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the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions.

The foregoing discussion of the information and factors considered by the Astoria board of directors is not intended to be exhaustive, but includes the material factors considered by the Astoria board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Astoria board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Astoria board of directors considered all these factors as a whole, including discussions with, and questioning of, Astoria’s management and Astoria’s independent financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

Unaudited Prospective Financial Information of Astoria
Astoria does not as a matter of course make public projections as to future performance, revenues, earnings or other financial results given, among other reasons, the uncertainty of realizing the underlying assumptions and estimates. However, Astoria is including in this joint proxy statement/prospectus certain unaudited prospective financial information that was provided to the Astoria board of directors in connection with its evaluation of the merger. Unaudited prospective financial information relating to Astoria was also provided to Sandler O’Neill, financial advisor to the Astoria board of directors. The inclusion of this information should not be regarded as an indication that any of Astoria, Sterling, their respective affiliates, officers, directors, advisors or other representatives or any other recipient of this information considered, or now considers, it necessarily to be predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such. This information was prepared solely for internal use and is subjective in many respects.
While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to Astoria’s business, all of which are difficult to predict and many of which are beyond Astoria’s control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Astoria can give no assurance that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year.
Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information not to be realized include, but are not limited to, risks and uncertainties relating to Astoria’s business, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this joint proxy statement/prospectus and in Astoria’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the other reports filed by Astoria with the SEC.
The unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. Astoria can give no assurance that, had the unaudited prospective financial information been prepared as of the date of this joint proxy statement/prospectus, similar estimates and assumptions would be used. ASTORIA DOES NOT INTEND TO, AND DISCLAIMS ANY OBLIGATION TO, MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING SINCE ITS PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION ARE NOT REALIZED, OR TO REFLECT CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW. The unaudited prospective financial information does not take into account the possible financial and other effects on Astoria of the merger and does not attempt to predict or suggest future results of the combined company. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, potential synergies that may be achieved by the combined company as a result of the merger or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on Astoria of any possible failure of the merger to occur. None of Astoria, Sterling or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any stockholder of Astoria or Sterling or other person regarding Astoria’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the forecasted results will be achieved.

The following table presents selected unaudited prospective financial data for Astoria for the fiscal years ending December 31, 2017 through December 31, 2021 based on internal Astoria management projections for the years ending December 31, 2017 and December 31, 2018 and Astoria management approved estimates for the subsequent years (calculated based on Astoria management’s estimate of Astoria’s long-term earnings per share growth rate of 8.0%).
	Astoria Fiscal Year Ending December 31,
Dollar amounts in millions, except for per share amounts:	2017E	2018E	2019E	2020E	2021E
Net Income	$63	$86	$93	$100	$108
Earnings Per Share	$0.62	$0.85	$0.92	$0.99	$1.07
The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of prospective financial information. Neither Astoria’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The independent registered public accountant report of KPMG LLP included in this joint proxy statement/prospectus relate to Astoria’s historical financial information. They do not extend to the unaudited prospective financial information and should not be read to do so.
In light of the foregoing, and considering that Astoria’s special meeting will be held after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in forecasting information, Astoria and Astoria stockholders are cautioned not to place unwarranted reliance on such information, and Astoria urges all Astoria and Sterling stockholders to review Astoria’s most recent SEC filings for a description of Astoria’s reported financial results. See “Where You Can Find More Information.”
Opinion of Sandler O’Neill & Partners, L.P.
By letter dated October 6, 2015, Astoria retained Sandler O’Neill to act as financial advisor to the Astoria board of directors in connection with Astoria’s consideration of a possible business combination. Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. The Astoria board of directors also considered the fact that Sandler O’Neill is familiar with Astoria and its business as Sandler O’Neill has provided investment banking services to Astoria in the past.
Sandler O’Neill acted as financial advisor in connection with the proposed merger and participated in certain of the negotiations leading to the execution of the merger agreement. At the March 6, 2017 meeting at which Astoria’s board of directors considered and approved the merger agreement, Sandler O’Neill delivered to the Astoria board of directors its oral opinion, which was subsequently confirmed in writing, to the effect that, as of such date, the exchange ratio provided for in the merger was fair to the holders of Astoria common stock from a financial point of view.
The full text of Sandler O’Neill’s opinion is attached as Annex D to this joint proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Astoria common stockholders are urged to read the entire opinion carefully in connection with their consideration of the Astoria merger proposal.
Sandler O’Neill’s opinion speaks only as of the date of the opinion. The opinion was directed to Astoria’s board of directors in connection with its consideration of the merger and is directed only to the fairness, from a financial point of view, of the exchange ratio to the holders of Astoria common stock. Sandler O’Neill’s opinion does not constitute a recommendation to any Astoria stockholder as to how such Astoria stockholder should vote at any meeting of stockholders called to consider and vote upon the Astoria merger proposal. It does not address the underlying business decision of Astoria to engage in the merger, the form or structure of the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for Astoria or the effect of any other transaction in which Astoria might engage. Sandler O’Neill did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by Astoria’s officers, directors, or employees, or class of such persons, relative to the compensation to be received in the merger by any other stockholders of Astoria. Sandler O’Neill’s opinion was approved by Sandler O’Neill’s fairness opinion committee.
In connection with rendering its opinion, Sandler O’Neill reviewed, among other things:
•
a draft of the merger agreement, dated March 6, 2017;

•
certain publicly available financial statements and other historical financial information of Astoria that Sandler O’Neill deemed relevant;

•
certain publicly available financial statements and other historical financial information of Sterling that Sandler O’Neill deemed relevant;

•
publicly available mean and median analyst earnings per share estimates for Astoria for the years ending December 31, 2017 and December 31, 2018;

•
internal earnings per share projections for Astoria for the years ending December 31, 2017 and December 31, 2018, and an estimated long-term annual earnings per share growth rate for the years thereafter, based on guidance from the senior management of Astoria;

•
publicly available mean and median analyst earnings per share estimates for Sterling for the years ending December 31, 2017 and December 31, 2018, and estimated long-term annual earnings per share and dividend growth rates for the years thereafter, based on guidance from the senior management of Sterling;

•
the pro forma financial impact of the merger on Sterling based on certain assumptions related to transaction expenses, purchase accounting adjustments, an estimated dividend payout ratio, as well as certain cost savings and balance sheet restructuring assumptions, as provided by the senior management of Sterling;

•
the publicly reported historical price and trading activity for Astoria and Sterling common stock, including a comparison of certain financial and stock market information for Astoria and Sterling common stock and similar publicly available information for certain other similar companies, the securities of which are publicly traded;

•
a comparison of certain financial information for Astoria and Sterling with similar bank and thrift institutions for which information is publicly available;

•
the financial terms of certain other recent merger and acquisition transactions in the bank and thrift industry (on a nationwide basis), to the extent publicly available;

•
the current market environment generally and the banking environment in particular; and

•
such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O’Neill considered relevant.

Sandler O’Neill also discussed with certain members of the senior management of Astoria the business, financial condition, results of operations and prospects of Astoria and held similar discussions with the senior management of Sterling and their representatives regarding the business, financial condition, results of operations and prospects of Sterling.
In performing its review, Sandler O’Neill relied upon the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by Astoria and Sterling or their respective representatives, or that was otherwise reviewed by it, and Sandler O’Neill assumed such accuracy and completeness for purposes of preparing its opinion. Sandler O’Neill further relied on the assurances of the senior managements of Astoria and Sterling that they were not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any material respect. Sandler O’Neill was not asked to and did not undertake an independent verification of any of such information, and Sandler O’Neill did not assume any responsibility or liability for the accuracy or completeness thereof. Sandler O’Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Astoria or Sterling, nor did Sandler O’Neill review any individual credit files of Astoria or Sterling. Sandler O’Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of Astoria or Sterling, and Sandler O’Neill assumed, with Astoria’s consent, that the respective allowances for loan losses for both Astoria and Sterling were adequate to cover such losses and would be adequate on a pro forma basis for the combined entity.
In preparing certain of its analyses, Sandler O’Neill used internal earnings per share projections for Astoria for the years ending December 31, 2017 and December 31, 2018, and an estimated long-term annual earnings per share growth rate for the years thereafter, based on guidance from the senior management of the Astoria. In addition, Sandler O’Neill used publicly available median analyst earnings per share estimates for Sterling for the years ending December 31, 2017 and December 31, 2018, and estimated long-term annual earnings per share and dividend growth rates for the years thereafter, based on guidance from the senior management of Sterling. Sandler O’Neill also used in certain of its analyses (including its pro forma analysis) publicly available median analyst earnings per share estimates for Astoria for the years ending December 31, 2017 and December 31, 2018 and also received and used in its pro forma analysis certain assumptions related to transaction expenses, purchase accounting adjustments, an estimated dividend payout ratio, as well as certain cost savings and balance sheet restructuring assumptions, as provided by the senior management of Sterling. With respect to the foregoing information, the respective senior managements of Astoria and Sterling confirmed to Sandler O’Neill that such information reflected (or, in the case of the publicly available median analyst earnings per share estimates referred to above, were consistent with) the best currently available estimates and judgments of the respective senior managements of Astoria and Sterling as to the future financial performance of Astoria and Sterling, respectively, and the other matters covered thereby. Sandler O’Neill also assumed that there had been no material change in the respective assets, financial condition, results of operations, business or prospects of Astoria or Sterling since the date of the most recent financial statements made available to Sandler O’Neill. Sandler O’Neill expressed no opinion as to such information or the assumptions on which such information was based. Sandler O’Neill assumed in all respects material to its analysis that Astoria and Sterling would remain as going concerns for all periods relevant to its analyses.
Sandler O’Neill also assumed (i) each of the parties to the merger agreement would comply in all material respects with all material terms of the merger agreement, that all of the representations and warranties contained in the merger agreement were true and correct in all material respects, that each of the parties to the merger agreement would perform in all material respects all of the covenants required to be performed by such party under the merger agreement and that the conditions precedent in the merger agreement pertinent to Sandler O’Neill’s analyses were not and would not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Astoria, Sterling or the merger in any respect that would be material to Sandler O’Neill’s analyses, (iii) the merger and any related transactions would be consummated in accordance with the terms of the merger agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements, and (iv) the merger would qualify as a tax-free reorganization for federal income tax purposes. Sandler O’Neill expressed no opinion as to any of the legal, accounting or tax matters relating to the merger or any other transactions contemplated in connection therewith.
Sandler O’Neill’s analyses and views expressed in its opinion were necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to Sandler O’Neill as of the date of its opinion. Events occurring after that date could materially affect Sandler O’Neill’s views. Sandler O’Neill did not undertake to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date of its opinion. Sandler O’Neill expressed no opinion as to the trading values of Astoria common stock or Sterling common stock at any time or what the value of Sterling common stock would be once it is actually received by the holders of Astoria common stock.

In performing its analyses, Sandler O’Neill made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of Sandler O’Neill, Astoria and Sterling. Any estimates contained in the analyses performed by Sandler O’Neill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the values of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, Sandler O’Neill’s opinion was among several factors taken into consideration by the Astoria board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Astoria board of directors with respect to the fairness of the merger consideration. The type and amount of consideration payable in the merger were determined through negotiation between Astoria and Sterling and the decision to enter into the merger agreement was solely that of the Astoria board of directors.
The following is a summary of the material financial analyses presented by Sandler O’Neill to the Astoria board of directors in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by Sandler O’Neill to the Astoria board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Sandler O’Neill did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Sandler O’Neill believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.
Summary of Proposed Merger Consideration and Implied Transaction Metrics
Sandler O’Neill reviewed the financial terms of the proposed merger. As described in the merger agreement, upon the effective time of the merger, each share of Astoria common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive 0.875 shares of Sterling common stock. Using Sterling’s March 3, 2017 closing stock price of  $25.15, and based upon the following (as provided by Astoria management), (a) 101,227,573 shares of Astoria common stock outstanding, and (b) 376,800 outstanding Astoria restricted stock unit awards, which will vest according to their terms, Sandler O’Neill calculated an implied transaction value per share of  $22.01 and aggregate implied transaction value of  $2,235,931,233.
Sandler O’Neill calculated the following implied transaction metrics:
Transaction Price / Last Twelve Months (“LTM”) Ended December 31, 2016 Earnings Per Share	35.5x
Transaction Price / 2017 Median Analyst Estimated Earnings Per Share	40.0x
Transaction Price / 2018 Median Analyst Estimated Earnings Per Share	37.9x
Transaction Price / December 31, 2016 Book Value Per Share	141%
Transaction Price / December 31, 2016 Tangible Book Value Per Share	159%
Tangible Book Premium / Core Deposits(1)	9.9%
Market Premium as of March 3, 2017	18.2%

(1)
Core deposits equal to total deposits less jumbo certificates of deposit.

Contribution Analysis
Sandler O’Neill reviewed the relative contribution of various balance sheet and income statement items to be made by Sterling and Astoria to the combined entity based on financial information for both companies as of or for the period ended December 31, 2016 and for 2017 and 2018 based on publicly available median analyst earnings estimates for Sterling and Astoria. Sandler O’Neill also reviewed the relative contributions of Sterling and Astoria to the combined company based on their respective market capitalizations as of March 3, 2017. The results of this analysis are set forth in the following table, which also compares the results of this analysis with the implied pro forma ownership percentages of Sterling and Astoria stockholders in the combined company based on the 0.875x exchange ratio provided for in the merger:
	Sterling	Astoria
Cash & Securities	52.0%	48.0%
Net Loans	47.9%	52.1%
Total Intangibles	80.5%	19.5%
Total Assets	49.3%	50.7%
Total Deposits	53.1%	46.9%
Core Deposits	53.3%	46.7%
Total Debt	36.1%	63.9%
Total Equity	52.0%	48.0%
Tangible Common Equity	43.8%	56.2%
2016 Net Income Available for Common	69.0%	31.0%
2017E Net Income Available for Common(1)	76.3%	23.7%
2018E Net Income Available for Common(1)	77.9%	22.1%
Market Capitalization as of 3/3/17(2)	64.4%	35.6%
Pro Forma Ownership @ 0.875x	60.3%	39.7%

(1)
Based on publicly available median analyst earnings estimates of Sterling and Astoria.

(2)
Sterling common share count as of February 23, 2017. Astoria common share count as of March 3, 2017.

Stock Trading History
Sandler O’Neill reviewed the historical publicly reported trading prices of Astoria common stock and Sterling common stock for the three year period ended March 3, 2017. Sandler O’Neill then compared the relationship between the movements in the price of Astoria common stock and Sterling common stock, respectively, to movements in their respective peer groups (as described below) as well as certain stock indices.
Astoria’s Three-Year Stock Performance
	Beginning Value March 3, 2014	Ending Value March 3, 2017
Astoria	100%	137.6%
Astoria Peer Group	100%	152.6%
NASDAQ Bank Index	100%	153.0%
S&P 500 Index	100%	129.1%

Sterling’s Three-Year Stock Performance
	Beginning Value March 3, 2014	Ending Value March 3, 2017
Sterling	100%	199.4%
Sterling Peer Group	100%	149.1%
NASDAQ Bank Index	100%	153.0%
S&P 500 Index	100%	129.1%
Astoria Comparable Company Analysis
Using publicly available information, Sandler O’Neill compared selected financial information for Astoria with a group of financial institutions selected by Sandler O’Neill. The Astoria peer group consisted of public banks and thrifts with total assets between $11.5 billion and $17.5 billion, excluding Puerto Rican headquartered banks (the “Astoria Peer Group”). The Astoria Peer Group included Sterling and the following companies:
BancorpSouth, Inc.	Hope Bancorp, Inc.
Bank of Hawaii Corporation	International Bancshares Corporation
Cathay General Bancorp	Old National Bancorp
Central Bancompany, Inc.	Trustmark Corporation
Chemical Financial Corporation	United Bankshares, Inc.
Flagstar Bancorp, Inc.	Washington Federal, Inc.
Hilltop Holdings Inc.	Western Alliance Bancorporation
The analysis compared publicly available financial information for Astoria with the corresponding data for the Astoria Peer Group as of or for the twelve months ended December 31, 2016 (unless otherwise noted), with pricing data as of March 3, 2017. The table below sets forth the data for Astoria and the median, mean, high and low data for the Astoria Peer Group:
	Astoria	Astoria Peer Group Median	Astoria Peer Group Mean	Astoria Peer Group High	Astoria Peer Group Low
Total assets (in millions)	$14,559	$14,509	$14,453	$17,355	$11,804
Loans / Deposits	117.3%	90.7%	86.9%	100.9%	62.5%
Non-performing assets(1)/ Total assets	1.70%	0.82%	0.87%	2.17%	0.25%
Tangible common equity/Tangible assets	9.73%	9.73%	9.87%	12.65%	6.86%
CRE/ Total RBC Ratio	283.0%	187.8%	204.5%	349.0%	74.4%
LTM Return on average assets	0.48%	1.13%	1.13%	1.61%	0.84%
LTM Return on average equity	4.23%	8.24%	9.29%	15.79%	6.98%
LTM Net interest margin	2.35%	3.53%	3.47%	4.58%	2.66%
LTM Efficiency ratio	72.4%	55.5%	57.5%	82.3%	43.0%
Price/Tangible book value	135%	211%	223%	342%	120%
Price/LTM Earnings per share	30.0x	19.5x	19.3x	24.8x	10.6x
Price/2017 Earnings per share(2)	33.9x	17.5x	17.8x	21.6x	12.7x
Price/2018 Earnings per share(2)	32.1x	16.4x	16.0x	19.7x	11.0x
Current Dividend Yield	0.9%	1.8%	1.7%	2.9%	0.0%
LTM Dividend Ratio	25.8%	31.9%	32.2%	66.3%	0.0%
Market value (in millions)	$1,885	$2,953	$2,990	$5,471	$1,169

(1)
Nonperforming assets defined as nonaccrual loans and leases, renegotiated loans and leases and real estate owned.

(2)
Based on publicly available median analyst earnings per share estimates of Astoria and the Astoria Peer Group.

No company in the Astoria Peer Group is identical to Astoria. Accordingly, an analysis of the results of Sandler O’Neill’s analyses is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
Sterling Comparable Company Analysis
Using publicly available information, Sandler O’Neill compared selected financial information for Sterling with a group of financial institutions selected by Sandler O’Neill (the “Sterling Peer Group”). The Sterling Peer Group consisted of Astoria and the same companies (other than Sterling) included in the Astoria Peer Group listed above.
The analysis compared publicly available financial information for Sterling with corresponding data for the Sterling Peer Group as of or for the twelve months ended December 31, 2016 (unless otherwise noted), with pricing data as of March 3, 2017. The table below sets forth the data for Sterling and the median, mean, high and low data for the Sterling Peer Group:
	Sterling	Sterling Peer Group Median	Sterling Peer Group Mean	Sterling Peer Group High	Sterling Peer Group Low
Total assets (in millions)	$14,178	$14,521	$14,479	$17,355	$11,804
Loans / Deposits	94.6%	90.7%	88.4%	117.3%	62.5%
Non-performing assets(1)/Total assets	0.72%	0.84%	0.93%	2.17%	0.25%
Tangible common equity/Tangible assets	8.14%	9.73%	9.98%	12.65%	6.86%
CRE/ Total RBC Ratio	290.0%	187.8%	204.0%	349.0%	74.4%
LTM Return on average assets	1.09%	1.13%	1.09%	1.61%	0.48%
LTM Return on average equity	8.05%	8.24%	9.03%	15.79%	4.23%
LTM Net interest margin	3.53%	3.52%	3.39%	4.58%	2.35%
LTM Efficiency ratio	45.8%	57.5%	59.2%	82.3%	43.0%
Price/Tangible book value	311%	211%	211%	342%	120%
Price/LTM Earnings per share	23.5x	19.5x	19.7x	30.0x	10.6x
Price/2017 Earnings per share(2)	19.1x	17.5x	19.0x	33.9x	12.7x
Price/2018 Earnings per share(2)	16.5x	16.4x	17.2x	32.1x	11.0x
Current Dividend Yield	1.1%	1.8%	1.7%	2.9%	0.0%
LTM Dividend Ratio	26.2%	31.9%	32.2%	66.3%	0.0%
Market value (in millions)	$3,410	$2,900	$2,888	$5,471	$1,169

(1)
Nonperforming assets defined as nonaccrual loans and leases, renegotiated loans and leases and real estate owned.

(2)
Based on publicly available median analyst earnings per share estimates of Sterling and the Sterling Peer Group.

No company in the Sterling Peer Group is identical to Sterling. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Selected Transactions Analysis
Sandler O’Neill reviewed publicly available information for a group of selected merger and acquisition transactions (the “Precedent Transactions”). The Precedent Transactions group consisted of U.S. bank and thrift transactions announced between January 1, 2014 and March 3, 2017 with transaction values greater than $450 million, excluding Toronto-Dominion Bank’s acquisition of Scottrade Bank. The Precedent Transactions included the following transactions:
Acquiror:	Target:
IBERIABANK Corp.	Sabadell United Bank N.A.
Simmons First National Corp.	First Texas BHC Inc.
Pinnacle Financial Partners	BNC Bancorp
Columbia Banking System Inc.	Pacific Continental Corp.
Simmons First National Corp.	Southwest Bancorp Inc.
Independent Bank Group Inc.	Carlile Bancshares Inc.
First Interstate BancSystem	Cascade Bancorp
United Bankshares Inc.	Cardinal Financial Corp.
TIAA Board of Overseers	EverBank Financial
F.N.B. Corp.	Yadkin Financial Corporation
Canadian Imperial Bank of Commerce	PrivateBancorp Inc.
Chemical Financial Corp.	Talmer Bancorp Inc.
Huntington Bancshares Inc.	FirstMerit Corp.
BBCN Bancorp Inc.	Wilshire Bancorp Inc.
KeyCorp	First Niagara Financial Group
Bank of the Ozarks Inc.	Community & Southern Holdings Inc.
Yadkin Financial Corporation	NewBridge Bancorp
BB&T Corp.	National Penn Bancshares Inc.
F.N.B. Corp.	Metro Bancorp Inc.
PacWest Bancorp	Square 1 Financial Inc.
Royal Bank of Canada	City National Corp.
BB&T Corp.	Susquehanna Bancshares Inc.
Sterling Bancorp	Hudson Valley Holding Corp.
Banner Corp.	Starbuck Bancshares Inc.
CIT Group Inc.	IMB HoldCo LLC
First Citizens BancShares Inc.	First Citizens Bancorp
Using the latest publicly available information prior to the announcement of the relevant transaction, Sandler O’Neill reviewed the following transaction metrics: transaction price to last-twelve-months earnings per share, transaction price to median analyst estimated earnings per share, transaction price to tangible book value per share, core deposit premium, and 1-month market premium. Sandler O’Neill compared the indicated transaction metrics for the merger to the median, mean, high and low metrics of the Precedent Transactions.
	Astoria/ Sterling	Median Precedent Transactions	Mean Precedent Transactions	High Precedent Transactions	Low Precedent Transactions
Transaction price/LTM earnings per share	35.5x	22.0x	23.4x	47.4x	13.7x
Transaction price/Median analyst estimated earnings per share	40.0x	19.0x	21.0x	44.0x	13.1x
Transaction price/Tangible book value per share	159%	205%	203%	313%	102%
Core deposit premium	9.9%	13.4%	13.5%	22.9%	0.8%
1-Month market premium	18.2%(1)	21.6%	21.0%	45.8%	(9.1%)

(1)
Market premium based on Astoria’s March 3, 2017 closing stock price of  $18.62.

Net Present Value Analyses
Sandler O’Neill performed an analysis that estimated the net present value per share of Astoria’s common stock, assuming Astoria performed in accordance with internal earnings per share projections for the years ending December 31, 2017 and December 31, 2018, earnings per share estimates for the years ending December 31, 2019, December 31, 2020 and December 31, 2021 calculated from an estimated long-term annual earnings per share growth rate, based on guidance from the senior management of Astoria, and Astoria’s then-current dividend policy. To approximate the terminal value of Astoria common stock at December 31, 2021, Sandler O’Neill applied selected price to 2021 earnings multiples ranging from 12.0x to 22.0x and selected multiples of December 31, 2021 tangible book value ranging from 120% to 320%. The terminal values were then discounted to present values using different discount rates ranging from 7.0% to 10.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Astoria common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Astoria common stock of  $8.58 to $17.45 when applying multiples of earnings and $13.63 to $40.52 when applying multiples of tangible book value.
Earnings Per Share Multiples
Discount Rate	12.0x	14.0x	16.0x	18.0x	20.0x	22.0x
7.0%	$9.82	$11.34	$12.87	$14.40	$15.92	$17.45
7.5%	$9.61	$11.11	$12.60	$14.10	$15.59	$17.09
8.0%	$9.38	$10.84	$12.30	$13.76	$15.21	$16.67
8.5%	$9.18	$10.60	$12.02	$13.45	$14.87	$16.30
9.0%	$8.97	$10.37	$11.76	$13.15	$14.54	$15.93
9.5%	$8.78	$10.14	$11.50	$12.86	$14.22	$15.58
10.0%	$8.58	$9.91	$11.24	$12.57	$13.90	$15.23
Tangible Book Value Multiples
Discount Rate	120%	160%	200%	240%	280%	320%
7.0%	$15.61	$20.59	$25.57	$30.55	$35.54	$40.52
7.5%	$15.28	$20.16	$25.03	$29.91	$34.79	$39.66
8.0%	$14.91	$19.67	$24.42	$29.18	$33.93	$38.69
8.5%	$14.57	$19.22	$23.87	$28.52	$33.17	$37.81
9.0%	$14.25	$18.79	$23.33	$27.88	$32.42	$36.96
9.5%	$13.93	$18.37	$22.81	$27.25	$31.69	$36.13
10.0%	$13.63	$17.96	$22.30	$26.64	$30.98	$35.32
Sandler O’Neill also considered and discussed with the Astoria board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis, assuming Astoria’s net income varied from 15% above projections to 15% below projections. This analysis resulted in the following range of per share values for Astoria common stock, applying the price to 2021 earnings multiples range of 12.0x to 22.0x referred to above and a discount rate of 7.46%.
Earnings Per Share Multiples
Annual Estimate Variance	12.0x	14.0x	16.0x	18.0x	20.0x	22.0x
(15.0%)	$8.27	$9.54	$10.81	$12.08	$13.35	$14.62
(10.0%)	$8.72	$10.06	$11.41	$12.75	$14.10	$15.44
(5.0%)	$9.17	$10.59	$12.00	$13.42	$14.84	$16.26
0.0%	$9.61	$11.11	$12.60	$14.10	$15.59	$17.09
5.0%	$10.06	$11.63	$13.20	$14.77	$16.34	$17.91
10.0%	$10.51	$12.15	$13.80	$15.44	$17.09	$18.73
15.0%	$10.96	$12.68	$14.40	$16.11	$17.83	$19.55

Sandler O’Neill also performed an analysis that estimated the net present value per share of Sterling common stock, assuming that Sterling performed in accordance with publicly available median analyst earnings per share estimates for the years ending December 31, 2017 and December 31, 2018, and estimated long-term annual earnings per share and dividend growth rates for the years thereafter, based on guidance from the senior management of Sterling. To approximate the terminal value of Sterling common stock at December 31, 2021, Sandler O’Neill applied selected price to 2021 earnings multiples ranging from 12.0x to 22.0x and selected multiples of December 31, 2021 tangible book value ranging from 120% to 320%. The terminal values were then discounted to present values using different discount rates ranging from 7.0% to 10.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Sterling common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Sterling common stock of  $15.46 to $31.30 when applying earnings multiples and $12.31 to $35.26 when applying multiples of tangible book value.
Earnings Per Share Multiples
Discount Rate	12.0x	14.0x	16.0x	18.0x	20.0x	22.0x
7.0%	$17.68	$20.40	$23.13	$25.85	$28.58	$31.30
7.5%	$17.31	$19.98	$22.65	$25.31	$27.98	$30.65
8.0%	$16.90	$19.50	$22.10	$24.70	$27.30	$29.90
8.5%	$16.52	$19.06	$21.61	$24.15	$26.69	$29.23
9.2%	$16.05	$18.51	$20.98	$23.45	$25.91	$28.38
9.5%	$15.80	$18.23	$20.66	$23.09	$25.52	$27.94
10.0%	$15.46	$17.83	$20.21	$22.58	$24.95	$27.33
Tangible Book Value Multiples
Discount Rate	120%	160%	200%	240%	280%	320%
7.0%	$14.05	$18.29	$22.53	$26.77	$31.01	$35.26
7.5%	$13.77	$17.92	$22.07	$26.22	$30.37	$34.52
8.0%	$13.44	$17.49	$21.53	$25.58	$29.63	$33.68
8.5%	$13.14	$17.10	$21.05	$25.01	$28.96	$32.92
9.2%	$12.77	$16.61	$20.44	$24.28	$28.12	$31.96
9.5%	$12.58	$16.36	$20.13	$23.91	$27.69	$31.47
10.0%	$12.31	$16.00	$19.69	$23.38	$27.08	$30.77
Sandler O’Neill also considered and discussed with the Astoria board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming Sterling’s net income varied from 15% above estimates to 15% below estimates. This analysis resulted in the following range of per share values for Sterling common stock, applying the price to 2021 earnings multiples range of 12.0x to 22.0x referred to above and a discount rate of 9.16%.
Earnings Per Share Multiples
Annual Estimate Variance	12.0x	14.0x	16.0x	18.0x	20.0x	22.0x
(15.0%)	$13.83	$15.92	$18.02	$20.12	$22.21	$24.31
(10.0%)	$14.57	$16.79	$19.01	$21.23	$23.45	$25.67
(5.0%)	$15.31	$17.65	$19.99	$22.34	$24.68	$27.02
0.0%	$16.05	$18.51	$20.98	$23.45	$25.91	$28.38
5.0%	$16.79	$19.38	$21.97	$24.56	$27.15	$29.73
10.0%	$17.53	$20.24	$22.95	$25.67	$28.38	$31.09
15.0%	$18.27	$21.10	$23.94	$26.78	$29.61	$32.45
In connection with its analyses, Sandler O’Neill considered and discussed with the Astoria board of directors how the present value analyses would be affected by changes in the underlying assumptions. Sandler O’Neill noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Pro Forma Merger Analysis
Sandler O’Neill analyzed certain potential pro forma effects of the merger assuming the merger closes at the end of the fourth calendar quarter of 2017. Sandler O’Neill utilized the following: (i) publicly available median analyst earnings per share estimates for Astoria for the years ending December 31, 2017 and December 31, 2018, and an estimated long-term annual earnings per share growth rate for the years thereafter, based on guidance from the senior managements of Astoria and Sterling, (ii) publicly available median analyst earnings per share estimates for Sterling for the years ending December 31, 2017 and December 31, 2018, and estimated long-term annual earnings per share and dividend growth rates for the years thereafter, based on guidance from the senior management of Sterling, and (iii) certain assumptions related to transaction expenses, purchase accounting adjustments, an estimated dividend payout ratio, as well as certain cost savings and balance sheet restructuring assumptions, as provided by the senior management of Sterling. The analysis indicated that the merger could be accretive to Sterling’s earnings per share (excluding one-time transaction costs and expenses) in the years ending December 31, 2018 and December 31, 2019 and accretive to Sterling’s estimated tangible book value per share at closing and at December 31, 2018 and December 31, 2019. This analysis also indicated that, based on Sterling’s projected pro forma financial results attributable to a share of Astoria common stock using the merger exchange ratio of 0.875x, the merger could be accretive relative to Astoria’s earnings per share in the years ending December 31, 2018 and December 31, 2019 and dilutive relative to Astoria’s estimated tangible book value per share at closing and at December 31, 2018 and December 31, 2019.
In connection with this analysis, Sandler O’Neill considered and discussed with Astoria’s board of directors how the analysis would be affected by changes in the underlying assumptions and noted that the actual results achieved by the combined company may vary from projected results and the variations may be material.
Sandler O’Neill’s Relationship
Sandler O’Neill is acting as Astoria’s financial advisor in connection with the merger and will receive a transaction fee for its services, which fee is estimated to be approximately $16.7 million based on the market value of Astoria’s common stock at the time the merger was announced. Sandler O’Neill’s fee is equal to 0.75% of the aggregate purchase price, which fee will vary based on the market value of Astoria common stock at the time of closing of the merger and a significant portion of which fee is contingent upon the closing of the merger. Sandler O’Neill also received a fee of  $1 million for rendering its opinion, which opinion fee will be credited in full towards the portion of the transaction fee becoming payable to Sandler O’Neill on the day of closing of the merger. Astoria has also agreed to indemnify Sandler O’Neill against certain liabilities arising out of Sandler O’Neill’s engagement and to reimburse Sandler O’Neill for certain of its out-of-pocket expenses incurred in connection with its engagement.
In the two years preceding the date of its opinion, Sandler O’Neill provided certain other investment banking services to Astoria. Sandler O’Neill received a $250,000 retainer fee upon the execution of a general advisory engagement letter with Astoria on August 10, 2015 and, most recently, a fee of  $1 million from Astoria for rendering its fairness opinion to Astoria’s board of directors in connection with Astoria’s proposed sale to NYCB in October 2015, which transaction was terminated effective January 1, 2017 and in connection with which transaction Sandler O’Neill acted as Astoria’s financial advisor. Sandler O’Neill has not provided any investment banking services to Sterling in the two years preceding the date of this opinion. Sandler O’Neill, or its affiliates, may provide, and receive compensation for, investment banking services for Sterling in the future, including during the pendency of the merger. Additionally, in the ordinary course of Sandler O’Neill’s business as a broker-dealer, Sandler O’Neill may purchase securities from or sell securities to Astoria, Sterling or their respective affiliates. Sandler O’Neill may also actively trade the equity and debt securities of Astoria, Sterling or their affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.
Interests of Sterling’s Directors and Executive Officers in the Merger
In considering the recommendation of the Sterling board of directors with respect to its adoption of the merger agreement, Sterling stockholders should be aware that Sterling’s directors and officers have interests in the merger that are different from, or in addition to, those of Sterling stockholders generally. The Sterling board of directors was aware of these interests and considered them, among other matters, in adopting the merger agreement and making its recommendation that Sterling stockholders vote “FOR” the proposals set forth in this joint proxy statement/prospectus. Please see “—Sterling’s Reasons for the Merger; Recommendation of Sterling’s Board of Directors.”
These interests are summarized below.
Continuing Service as Directors on the Sterling Board
The Sterling board of directors after the merger will include each of the current directors from the Sterling board of directors as of the effective time, in addition to four directors from the current Astoria board of directors. The Sterling board of directors presently consists of sixteen directors, which will be reduced to eleven directors upon its 2017 annual meeting of stockholders.
Continuing Employment with the Sterling Surviving Corporation
It is currently expected that the executive officers of Sterling will continue their employment with Sterling following the effective time of the merger on substantially similar terms and conditions as in existence immediately prior to the effective time of the merger.
None of Sterling’s directors or executive officers is a party to, or participates in any, Sterling plan, program, or arrangement that provides such director or executive officer with any kind of compensation that is based on or otherwise relates to the completion of the merger.
Directors’ and Officers’ Insurance
Sterling will continue to provide indemnification and insurance coverage to the directors and executive officers of Sterling.
Interests of Astoria’s Directors and Executive Officers in the Merger
In considering the recommendations of Astoria’s board of directors with respect to the merger, you should be aware that Astoria’s directors and executive officers have agreements or arrangements that provide them with interests in the merger, including financial interests, that may be different from, or in addition to, the interests of the other stockholders of Astoria. Astoria’s board of directors was aware of these interests during its deliberations of the merits of the merger and in determining to recommend to Astoria’s stockholders that they vote for the Astoria merger proposal and thereby approve the transactions contemplated by the merger agreement, including the merger. See the sections entitled “The Merger— Background of the Merger” and “The Merger—Recommendation of Astoria’s Board of Directors; Astoria’s Reasons for the Merger” of this joint proxy statement/prospectus, respectively. These interests are described in more detail below, and certain of them are quantified in the narrative and table below.
Treatment of Astoria Equity Awards
Restricted Stock.   At the effective time of the merger, each outstanding restricted share of Astoria common stock will fully vest (with any performance-based vesting condition deemed to have been fully achieved (or achieved at the target level if more than one level of achievement has been contemplated)) and be converted automatically into the right to receive the merger consideration (together with any accrued but unpaid dividends corresponding to the restricted stock award).
Restricted Stock Units.   At the effective time of the merger, each outstanding restricted stock unit award in respect of Astoria common stock will fully vest (with any performance-based vesting condition deemed to have been fully achieved (or achieved at the target level if more than one level of achievement has been contemplated)) and be converted automatically into the right to receive the merger consideration in respect of each share of Astoria common stock underlying the restricted stock unit award (together with any accrued but unpaid dividend equivalents corresponding to the restricted stock unit award).
Quantification of Payments.   For an estimate of the amounts that would be payable to each of Astoria’s named executive officers upon settlement of their unvested Astoria equity awards, see “Merger-Related Compensation for Astoria’s Named Executive Officers” below. The estimated aggregate amount that would be payable to Astoria’s three executive officers who are not named executive officers upon settlement of their unvested Astoria equity awards if the effective time of the merger occurred on April 24, 2017 is $2,925,754. We estimate that the aggregate amount that would be payable to Astoria’s six non-employee directors upon settlement of their unvested Astoria equity awards if the effective time of the merger occurred on April 24, 2017 is $1,336,980. The amounts specified in this paragraph are determined using a price per share of Astoria common stock of  $21.12, the average closing price per share over the first five business days following the announcement of the merger agreement.
Employment Agreements with Named Executive Officers
Astoria and Astoria Bank have existing employment agreements with each of Astoria’s named executive officers (other than Gerard C. Keegan, Astoria’s Vice Chairman, Senior Executive Vice President, and Chief Operating Officer, who retired effective as of March 31, 2017), which provide for severance benefits in the event of, among other things, a termination of employment by Astoria without cause, or a resignation by the named executive officer for good reason, in each case, following a change of control (which we refer to as a “qualifying termination”). The employment agreements with the named executive officers also permit the named executive officer to resign for any reason within six months following a change of control and have that resignation treated as a qualifying termination.
Upon a qualifying termination, the named executive officer would be entitled to receive:
•
a lump sum payment equal to the base salary the executive would have earned during the remainder of the employment agreement term (i.e., three years);

•
a lump sum payment equal to the target incentive compensation the executive could have earned during the remainder of the employment agreement term;

•
a lump sum payment equal to the employer contributions the executive would have received under the defined contribution plans of Astoria and Astoria Bank during the remainder of the employment agreement term; and

•
continued life, medical, and disability insurance benefits for the remainder of the employment agreement term at no cost to the executive.

In addition, as described above, all of the outstanding equity awards held by the named executive officer will vest and be settled in connection with the merger. Under the employment agreements with Astoria, the named executive officers would also be entitled to a gross-up to compensate them for any excise taxes owed under Section 4999 of the Code.
For an estimate of the value of the payments and benefits described above that would be payable to each of the named executive officers (other than Mr. Keegan) under their employment agreements in connection with a qualifying termination following the merger, see “Merger-Related Compensation for Astoria’s Named Executive Officers” below.
Employment Agreements with Other Executive Officers
Astoria and Astoria Bank have existing employment agreements with each of Astoria’s three executive officers who are not named executive officers, which provide for severance benefits in the event of a qualifying termination following a change of control. The employment agreements with the other executive officers also permit the executive officer to resign for any reason within six months following a change of control and have that resignation treated as a qualifying termination.
•
Upon a qualifying termination, each executive officer who is not a named executive officer would be entitled to:

•
continued payment of the executive’s base salary during the remainder of the employment agreement term (i.e., two years);

•
a lump sum payment equal to the target incentive compensation the executive could have earned during the remainder of the employment agreement term; and

•
continued life, medical, and disability insurance benefits for the remainder of the employment agreement term (based on the same premium sharing arrangements as in effect on the executive’s date of termination of employment or, if more favorable to the executive, on the date of the change of control).

In addition, as described above, all of the outstanding equity awards held by the executive officer will vest and be settled in connection with the merger. Under the employment agreements, any payments or benefits payable to the executive officer will be reduced to the extent that such payments or benefits would result in the imposition of excise taxes under Section 4999 of the Code.
The estimated aggregate amount that would be payable to Astoria’s three executive officers who are not named executive officers under their respective employment agreements if the effective time of the merger were to occur and they were to experience a qualifying termination on April 24, 2017 is $3,514,029.
Other Compensation Matters
All of Astoria’s executive officers are participants in the Astoria Financial Corporation Executive Officer Annual Incentive Plan, which provides that, if the executive officer is terminated without cause following a change of control or retires during a plan year (in the case of Mr. Keegan), then he or she will be entitled to a prorated bonus payment for the year of termination based on actual performance. Under the merger agreement, Astoria has the right to pay prorated annual bonus awards in respect of the 2017 fiscal year on the closing date for the period from January 1, 2017 through the closing date, based upon the greater of actual performance through the closing and target performance and taking into account the expenses and costs related to the merger. For an estimate of the value of the prorated bonus payable to each of the named executive officers in connection with the merger, see “Merger-Related Compensation for Astoria’s Named Executive Officers.” The estimated aggregate prorated bonuses (based on target performance) that would be payable to Astoria’s three executive officers who are not named executive officers in connection with the merger if the effective time of the merger were to occur on April 24, 2017 is $184,568.
Astoria may, in consultation with Sterling, take such actions as it reasonably determines are necessary or appropriate to mitigate the impact of Section 4999 of the Code, including accelerating the vesting and settlement of Astoria equity awards that would have vested or settled in 2018 or 2019 so that such awards vest and settle in 2017 and determining and paying bonuses and incentives in respect of the 2017 fiscal year or fourth quarter of the 2017 fiscal year on or prior to December 31, 2017.
Pursuant to the Astoria retirement medical, dental, and vision benefit policy, each of Astoria’s executive officers will receive age and service credit equal to the number of years such individual is entitled to receive continued life, medical, and disability insurance benefits under his or her employment agreement for purposes of eligibility to participate in the level of benefits under such plan. For an estimate of the value of the enhanced benefit under Astoria’s retirement medical, dental, and vision benefit policy for named executive officers, see “Merger-Related Compensation for Astoria’s Named Executive Officers.” The estimated aggregate value of the enhanced benefit for the three executive officers who are not named executive officers if the effective time of the merger were to occur on April 24, 2017 is $137,376.
Under the merger agreement, each executive officer (other than Mr. Keegan) may purchase his or her Astoria-provided car at wholesale market value, plus any sales tax and registration fees.
Indemnification; Directors’ and Officers’ Insurance
The merger agreement provides that after the effective time of the merger, Sterling and the surviving corporation will indemnify and hold harmless all present and former directors, officers, and employees of Astoria and its subsidiaries against any costs or liabilities arising out of the fact that such person is or was a director, officer, or employee of Astoria or any of its subsidiaries and pertaining to matters, acts, or omissions existing or occurring at or prior to the effective time of the merger, to the fullest extent permitted by applicable law, and will also advance expenses to such persons to the fullest extent permitted by applicable law, provided that such person provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

Subject to certain limitations, the merger agreement also requires the surviving corporation to maintain, for a period of six years after the completion of the merger, Astoria’s existing directors’ and officers’ liability insurance policy, or policies with a substantially comparable insurer of at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the insured, with respect to claims against present and former officers and directors of Astoria and its subsidiaries arising from facts or events that occurred at or prior to the effective time of the merger. Sterling will not, however, be required to spend annually in the aggregate an amount in excess of 300% of the annual premium currently paid by Astoria under its current policy. In lieu of the foregoing, Astoria, in consultation with Sterling, may obtain at or prior to the effective time a six-year prepaid “tail” policy under Astoria’s existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence, if such policy can be obtained at an aggregate price of no more than the cap described in the preceding sentence. For additional information, see the section entitled “The Merger Agreement—Director and Officer Indemnification and Insurance” of this joint proxy statement/prospectus.
Board of Directors of Sterling and Sterling Bank Following the Merger
Pursuant to the merger agreement, Sterling has agreed to cause the number of directors that will comprise the board of directors of Sterling on or prior to the effective time of the merger to be increased by four and to appoint four then-current directors of Astoria to fill the vacancies resulting from such increase. Sterling has also agreed to cause the number of directors that will comprise the board of directors of the Sterling Bank on or prior to the effective time of the merger to be increased by four and constituted in the same manner and with the same individuals as the board of directors of the surviving corporation.
Board of Sterling’s Long Island Advisory Board
Promptly following the effective time of the merger, Sterling will invite members of the Astoria board of directors (other than the individuals who have joined or will join the Sterling board of directors) to serve as a member of Sterling’s Long Island Advisory Board.
Merger-Related Compensation for Astoria’s Named Executive Officers
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of Astoria’s named executive officers that is based on or otherwise relates to the merger. The merger-related compensation payable to these individuals is subject to a non-binding advisory vote of Astoria’s stockholders, as described above in “Astoria Proposals—Proposal No. 2 Astoria Compensation Proposal.”
The table below sets forth the amount of payments and benefits that each of Astoria’s named executive officers would receive in connection with the merger, assuming that the merger were consummated and each such named executive officer (other than Mr. Keegan, who retired effective as of March 31, 2017 and continues to serve on the Astoria board of directors) experienced a qualifying termination on April 24, 2017. The amounts below are determined using a price per share of Astoria common stock of  $21.12, the average closing price per share over the first five business days following the announcement of the merger agreement, and are based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table. The amounts below do not reflect compensation actions that may occur after the date of this joint proxy statement/prospectus but before the effective time of the merger. As a result of the foregoing assumptions, the actual amounts, if any, to be received by an Astoria named executive officer may materially differ from the amounts set forth below.
Name	Cash(1)	Equity(2)	Perquisites/Benefits(3)	Tax Reimbursement(4)	Total
Monte N. Redman	$5,561,874	$3,432,634	$180,855	$3,452,612	$12,627,975
Frank E. Fusco	3,170,927	2,335,238	586,585	2,265,209	8,357,959
Gerard C. Keegan(5)	104,813	1,119,825	—	—	1,224,638
Alan P. Eggleston	2,839,570	2,067,859	220,051	1,893,048	7,020,528
Hugh J. Donlon	2,380,767	1,791,124	228,519	—	4,400,410

(1)
The cash payments payable to each of the Astoria named executive officers consist of  (a) for all named executive officers other than Mr. Keegan, a lump sum payment equal to the base salary the executive would have earned during the remainder of his employment agreement term (three years in all cases); (b) for all named executive officers other than Mr. Keegan, a lump sum payment equal to the target incentive compensation the executive could have earned during the remainder of his employment agreement term; (c) a lump sum prorated bonus for 2017 (based on target performance); and (d) for all named executive officers other than Mr. Keegan, a lump sum payment equal to the employer contributions the executive would have received under the defined contribution plans of Astoria and Astoria Bank during the remainder of his employment agreement term. The payment described in clause (c) is “single-trigger” and the payments described in clauses (a), (b), and (d) are “double-trigger.” Set forth below are the separate values of each of payments described in clauses (a)–(d) above.

Name	Salary Payment	Bonus Payment	Prorated Bonus	Defined Contribution Payment
Monte N. Redman	$2,970,000	$2,376,000	$246,689	$35,775
Frank E. Fusco	1,845,000	1,199,250	124,512	35,775
Gerard C. Keegan	—	—	104,813	—
Alan P. Eggleston	1,650,000	1,072,500	111,352	35,775
Hugh J. Donlon	1,380,000	897,000	93,131	35,775

(2)
As described above, all unvested equity-based awards held by Astoria’s named executive officers (including Mr. Keegan, whose awards will continue to vest following his retirement based on his service as a member of the Astoria board of directors) will become vested and be settled at the effective time of the merger (i.e., “single-trigger” vesting). Set forth below are the values of each type of equity-based award that would become vested and be settled upon the effective time of the merger, based on a price per share of Astoria common stock of  $21.12, the average closing price per share over the first five business days following the announcement of the merger agreement.

Name	Restricted Stock	Restricted Stock Units
Monte N. Redman	$2,342,842	$1,089,792
Frank E. Fusco	1,786,118	549,120
Gerard C. Keegan	815,697	304,128
Alan P. Eggleston	1,548,307	519,552
Hugh J. Donlon	1,444,756	346,368
(3)
The amounts in the table include (a) the estimated value of continued life, medical, and disability insurance benefits for the remainder of the named executive officer’s employment agreement term ($180,855 in the case of Messrs. Eggleston and Redman and $228,519 in the case of Messrs. Donlon and Fusco), and (b) in the case of Messrs. Eggleston and Fusco, the estimated value of the enhanced benefit under Astoria’s retirement medical, vision, and dental benefit policy ($39,196 in the case of Mr. Eggleston and $358,066 in the case of Mr. Fusco). The continued life, medical, and disability insurance benefits are “double-trigger,” while the enhanced benefits for Messrs. Eggleston and Fusco under the Astoria’s retire welfare policy are “single-trigger.” This table assumes that the purchase of the employer provided car does not result in additional compensation to the executive.

(4)
Each of the named executive officers (other than Mr. Keegan) is entitled to tax gross-up payments for excise taxes incurred under Section 4999 of the Code. Estimated excise tax reimbursements are subject to change based on the actual effective time of the merger, date of termination of employment (if any) of the named executive officer, interest rates then in effect, and certain other assumptions used in the calculations.

(5)
Mr. Keegan retired effective as of March 31, 2017 and continues to serve on the Astoria board of directors.

Amendment to Sterling’s Certificate of Incorporation
In connection with the merger, Sterling is seeking stockholder approval of an amendment to the Sterling charter to increase the number of authorized shares of common stock by 120 million to 310 million, which amendment is referred to as the “Sterling charter amendment.” In connection with the merger, Sterling expects to issue approximately 91.7 million shares of common stock to Astoria common stockholders. The Sterling board of directors considers the proposed increase in the number of authorized shares desirable because it will enable Sterling to complete the merger and it will provide greater flexibility in the capital structure of the combined company following the merger by allowing it to raise capital that may be necessary to further develop its business, to fund potential acquisitions, to have shares available for use in connection with stock plans, and to pursue other corporate purposes that may be identified by the Sterling board of directors in the future. The amendment to the Sterling charter will become effective on or prior to the effective time of the merger, and is not contingent on the completion of the merger. Please see “Sterling Proposals—Proposal No. 2 Sterling Charter Amendment Proposal” for additional information about the Sterling charter amendment.
The foregoing description of the amendment to the Sterling charter does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is attached as Annex E to this joint proxy statement/prospectus.
Sterling’s Dividend Policy
Subject to the approval of the board of directors of the surviving corporation, it is the current intention of each of Sterling and Astoria that, following completion of the merger, the quarterly dividend of  $0.07 on Sterling common stock will remain unchanged. However, the Sterling board may change its dividend policy at any time, and no assurances can be given that dividends will continue to be paid by Sterling or the surviving corporation or that dividends, if paid, will not be reduced or eliminated in future periods because any such dividend would be dependent upon Sterling’s or the surviving corporation’s future earnings, capital requirements and financial condition. In addition, the payment of dividends by financial holding companies is generally subject to legal and regulatory limitations. For further information, see “Comparative Market Prices and Dividends.”
Public Trading Markets
Sterling common stock is listed for trading on the NYSE under the symbol “STL”, and Astoria common stock is listed on the NYSE under the symbol “AF.” Upon completion of the merger, Astoria common stock will no longer be quoted on the NYSE. Following the merger, shares of Sterling common stock will continue to be traded on the NYSE.
Under the merger agreement, Sterling will cause the shares of Sterling common stock to be issued in the merger, including with respect to Astoria restricted stock and Astoria restricted stock units, to be approved for listing on the NYSE, subject to notice of issuance, and the merger agreement provides that neither Sterling nor Astoria will be required to complete the merger if such shares are not authorized for listing on the NYSE, subject to notice of issuance.
Each outstanding share of Astoria’s 6.50% Non-Cumulative, Perpetual Preferred Stock, Series C, is represented by Astoria depositary shares that are listed on the NYSE under the symbol “AF.PRC.” Each Astoria depositary share represents a 1/40th interest in a share of Astoria preferred stock. Following the conversion of Astoria preferred stock into Sterling preferred stock upon completion of the merger, the depositary shares will continue to be listed on the NYSE under a new name and will be listed under a new symbol.
Appraisal Rights in the Merger
Under Section 262 of the DGCL, the holders of Astoria common stock will not be entitled to appraisal rights or dissenters’ rights in connection with the merger if, on the record date for the Astoria special meeting, their shares are listed on a national securities exchange. Astoria common stock is currently listed on the New York Stock Exchange, a national securities exchange, and is expected to continue to be so listed on the record date for the Astoria special meeting. Accordingly, holders of Astoria common stock will not be entitled to any appraisal rights or dissenters’ rights in connection with the merger.
Regulatory Approvals Required for the Merger
Completion of the merger is subject to the receipt of all approvals and consents required to complete the transactions contemplated by the merger agreement from (i) the Federal Reserve Board, (ii) the OCC and (iii) any other regulatory approval the failure of which to obtain would reasonably be expected to have a material adverse effect on the surviving corporation (which Sterling and Astoria currently expect to be none), and the expiration of any applicable statutory waiting periods, in each case, without the imposition of a condition or requirement that would reasonably be expected to have a material adverse effect on the surviving corporation and its subsidiaries, taken as a whole, after giving effect to the merger. Subject to the terms and conditions of the merger agreement, Sterling and Astoria have agreed to use their reasonable best efforts and cooperate to promptly prepare and file all necessary documentation, to obtain as promptly as practicable all regulatory approvals necessary or advisable to complete the transactions contemplated by the merger agreement, and to comply with the terms and conditions of all such approvals. Sterling and Astoria have filed a notice to the Federal Reserve Board and an application to the OCC to obtain the required regulatory approvals.
Federal Reserve Board
The transactions contemplated by the merger agreement are subject to approval by the Federal Reserve Board pursuant to sections 4(c)(8) and 4(j) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”). Sterling has submitted a notice pursuant to sections 4(c)(8) and 4(j) of the BHC Act, seeking the prior approval of the Federal Reserve Board for Sterling to (1) acquire and merge Astoria with and into Sterling, with Sterling surviving; (2) acquire Astoria Bank, which, immediately following the merger, will be merged with and into Sterling National Bank; and (3) acquire the other nonbanking subsidiaries of Astoria.
The Federal Reserve Board takes into consideration a number of factors when acting on notifications under section 4 of the BHC Act (12 U.S.C. § 1843(c)), and Regulation Y (12 C.F.R. Part 225). These factors include (1) the financial and managerial resources and the effect of the proposed merger on these resources (including capital and pro forma capital ratios of the combined organization, the management expertise, internal controls, and risk management systems, especially those with respect to compliance with laws applicable to consumers and “fair lending” laws), (2) the effect of the proposal on competition and (3) whether the proposed merger can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects such as undue concentration of resources, decreased or unfair competition, conflicts of interest, unsound banking practices, or risk to the stability of the United States banking or financial system. The Federal Reserve Board also reviews the records of the relevant insured depository institutions under the Community Reinvestment Act of 1997, referred to as the CRA. In connection with its review, the Federal Reserve Board will provide an opportunity for public comment on the notice and is authorized to hold a public meeting or other proceeding if it determines such meeting or other proceeding would be appropriate.
Depository institutions are periodically examined for compliance with the CRA by their primary federal regulator and are assigned ratings. As of their last respective CRA examinations, each of Sterling National Bank and Astoria Bank received an overall “satisfactory” regulatory rating with respect to CRA compliance.
The BHC Act and applicable regulations require published notice of the notice to the Federal Reserve. The Federal Reserve Board takes into account the views of third party commenters, particularly on the subject of the acquirer and target’s service to their respective communities, and any hearing, meeting or comments provided by third parties could prolong the period during which the notice is under review by the Federal Reserve Board.
Office of the Comptroller of the Currency
The prior approval of the OCC under the Bank Merger Act is required for the merger of Astoria Bank with and into Sterling National Bank. In reviewing applications under the Bank Merger Act, the OCC must consider a number of factors, including: (1) the effect of a proposed merger on competition; (2) financial and managerial resources and future prospects; (3) convenience and needs of the communities to be served; (4) the effectiveness of both institutions in combating money laundering; and (5) the risk to stability of the U.S. banking and financial system. Additionally, the OCC considers the capital level of the resulting bank, the conformity of the transaction to applicable law, the purpose of the merger, the impact of the merger on the safety and soundness of the bank, and the effect on the bank’s or savings association’s stockholders, depositors, other creditors and customers. Finally, the OCC will evaluate the merger application under the CRA and will consider the performance of the institutions in helping to meet the credit needs of the relevant communities, including low- and moderate-income neighborhoods, consistent with safe and sound banking practices. In connection with its review, the OCC will provide an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if it determines such meeting or other proceeding would be appropriate.
The Bank Merger Act and applicable regulations require published notice of, and the opportunity for public comment on, the application. The OCC will take into account the views of third party commenters, particularly on the subject of the merging parties’ service to their respective communities, and any hearing, meeting or comments provided by third parties could prolong the period during which the applications are under review by the OCC.
Merger transactions approved under the Bank Merger Act generally may not be completed until 30 days after the approval of the applicable federal agency is received, during which time the Department of Justice (“DOJ”) may challenge the transaction on antitrust grounds. With the approval of the OCC and the concurrence of the DOJ, the waiting period may be reduced to no less than 15 days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the proposed transaction, the DOJ could analyze the proposed transaction’s effect on competition differently than the Federal Reserve Board or OCC, and thus it is possible that the DOJ could reach a different conclusion than the Federal Reserve Board or OCC regarding the proposed transaction’s effects on competition. A determination by the DOJ not to object to the proposed transaction may not prevent the filing of antitrust actions by private persons or state attorneys general.
Additional Regulatory Approvals and Notices
Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations, including certain state insurance departments.
Based on information available to us as of the date hereof, Sterling and Astoria believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals. However, neither Sterling nor Astoria can assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of any such approvals, our ability to obtain the approvals on satisfactory terms, or the absence of any litigation challenging such approvals. In addition, there can be no assurance that such approvals will not impose conditions or requirements that would reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets, or business of the surviving corporation and its subsidiaries, taken as a whole, after giving effect to the merger. There can likewise be no assurances that U.S. federal or state regulatory authorities will not attempt to challenge the merger on antitrust grounds or for other reasons, or if such a challenge is made, as to the result of such challenge.
Neither Sterling nor Astoria is aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.
The processing time for obtaining regulatory approvals for bank mergers, particularly for larger institutions, has increased since the financial crisis. Specifically, the Dodd-Frank Act requires bank regulators to consider financial stability concerns when evaluating a proposed bank merger.
In a recent approval order, the Federal Reserve Board stated that it expects that a banking organization will resolve all material weaknesses identified by examiners before applying to engage in expansionary activity. The Board stated that, in the future, if issues arise during processing of an application, the Board expects that a banking organization will withdraw its application pending resolution of any supervisory concerns. Accordingly, if there is an adverse development in either party’s regulatory standing, Sterling may be required to withdraw some or all of the applications for approval of the proposed mergers and, if possible, resubmit it after the applicable supervisory concerns have been resolved.
Litigation Relating to the Merger
Following the announcement of the execution of the merger agreement, three lawsuits challenging the merger have been filed: MSS 1209 Trust v. Astoria Financial Corporation, et al, Index No. 602161/2017, filed March 13, 2017 in the Supreme Court of the State of New York, County of Nassau; Parshall v. Astoria Financial Corporation, et al, Case No. 1:17-cv-02165, filed April 10, 2017 in the United States District Court for the Eastern District of New York; and Minzer v. Astoria Financial Corporation, et al, Case No. 2017-0284, filed April 12, 2017 in the Court of Chancery of the State of Delaware (together with the New York state court complaint, the “State Court Complaints”). The complaints are putative class actions filed on behalf of the stockholders of Astoria and names as defendants Astoria, its directors and Sterling (collectively, the “defendants”).
The State Court Complaints generally allege that the directors of Astoria breached their fiduciary duties in connection with their approval of the merger agreement because they failed to properly value Astoria and to take steps to maximize value for Astoria stockholders, resulting in inadequate merger consideration. The State Court Complaints further allege that the directors of Astoria approved the merger through a flawed and unfair sales process, alleging the absence of a competitive sales process and that the process was tainted by certain alleged conflicts of interest on the part of Astoria’s directors. The State Court Complaints also allege that the directors of Astoria breached their fiduciary duties because they improperly agreed to deal protection devices that allegedly preclude other bidders from making a successful competing offer for Astoria. The State Court Complaints further allege that Sterling aided and abetted the alleged fiduciary breaches by the Astoria board of directors. The federal action alleges that the defendants violated federal securities laws by disseminating a registration statement that omits material information with respect to the merger, including because it allegedly omits material information regarding Astoria’s and Sterling’s financial projections and financial analyses performed by their respective financial advisors. The Delaware action also alleges that the registration statement is materially misleading. Plaintiffs in the state and federal actions seek, among other things, an order enjoining the merger, damages, additional disclosure, and an award of costs and attorneys’ fees.
The defendants believe that all three class actions are without merit.

THE MERGER AGREEMENT
The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference into this joint proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.
Structure of the Merger
Each of Sterling’s and Astoria’s respective boards of directors has approved the merger agreement. The merger agreement provides for the merger of Astoria with and into Sterling, with Sterling continuing as the surviving corporation. Immediately following the completion of the merger, Astoria Bank, a federal savings association and a wholly-owned subsidiary of Astoria, will merge with and into Sterling National Bank, a national banking association and a wholly-owned subsidiary of Sterling, with Sterling National Bank continuing as the surviving entity.
Before the completion of the merger, Sterling and Astoria may, by mutual agreement, change the method or structure of effecting the combination of Sterling and Astoria, to the extent that Sterling and Astoria both decide that such change is necessary, appropriate or desirable, except that no such change may (1) alter or change the exchange ratio or the number of shares of Sterling common stock received by Astoria common stockholders in exchange for each share of Astoria common stock, (2) adversely affect the tax treatment of Sterling’s stockholders or Astoria’s stockholders, (3) adversely affect the tax treatment of Sterling or Astoria or (4) materially impede or delay the consummation of the transactions contemplated by the merger agreement in a timely manner. The merger agreement further provides that if either Astoria or Sterling fails to obtain the required vote of its stockholders to adopt the merger agreement, each of the parties will in good faith use its reasonable best efforts to negotiate a restructuring of the transaction (provided that neither party will have any obligation to alter or change any material terms, including the amount or kind of the consideration to be issued Astoria common stockholders as provided for in the merger agreement, in a manner adverse to such party or its stockholders) and/or resubmit the merger agreement and/or the transactions contemplated thereby (or as restructured) to its respective stockholders for adoption.
Merger Consideration
Each share of Astoria common stock issued and outstanding immediately prior to the completion of the merger will be converted into the right to receive 0.875 shares of Sterling common stock, except for specified shares of Astoria common stock held by Astoria or Sterling.
If the number of outstanding shares of Sterling common stock or Astoria common stock is increased, decreased, changed into, or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there is any extraordinary dividend or distribution, an appropriate and proportionate adjustment will be made to the exchange ratio.
Fractional Shares
Sterling will not issue any fractional shares of Sterling common stock in the merger. Instead, an Astoria common stockholder who otherwise would have received a fraction of a share of Sterling common stock will receive an amount in cash rounded to the nearest whole cent. This cash amount will be determined by multiplying (i) the average of the closing sale prices of Sterling common stock for five full trading days by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Sterling common stock which such holder would otherwise be entitled to receive.
Governing Documents; Directors and Officers; Governance Matters; Headquarters
At the effective time of the merger, the Sterling charter and bylaws in effect immediately prior to the effective time of the merger will be the certificate of incorporation and bylaws of the surviving corporation after completion of the merger, subject to the Sterling charter amendment proposal described in this joint proxy statement/prospectus, until thereafter amended in accordance with applicable law. Also at the effective time, the number of directors on the Sterling board of directors will be increased by four and four then-former Astoria directors will join the Sterling board of directors. At the effective time, the number of directors on the board of directors of Sterling National Bank will also be increased by four, constituted in the same manner and with the same individuals as the board of directors of Sterling.
At the effective time of the merger, Jack L. Kopnisky will continue to serve as President and Chief Executive Officer of Sterling.
At the effective time of the merger, the location of the headquarters and principal executive offices of Sterling will be Montebello, New York.
Treatment of Astoria Equity-Based Awards
Restricted Stock:   At the effective time of the merger, each outstanding restricted share of Astoria common stock will fully vest (with any performance-based vesting condition deemed to have been fully achieved (or achieved at the target level if more than one level of achievement has been contemplated)) and be converted automatically into the right to receive the merger consideration (together with any accrued but unpaid dividends corresponding to the restricted stock award).
Restricted Stock Units:   At the effective time of the merger, each outstanding restricted stock unit award in respect of Astoria common stock will fully vest (with any performance-based vesting condition deemed to have been fully achieved (or achieved at the target level if more than one level of achievement has been contemplated)) and be converted automatically into the right to receive the merger consideration in respect of each share of Astoria common stock underlying the restricted stock unit award (together with any accrued but unpaid dividend equivalents corresponding to the restricted stock unit award).
Treatment of Astoria Preferred Stock and Depositary Shares
Each share of Astoria preferred stock issued and outstanding immediately prior to the effective time of the merger will be automatically converted into the right to receive one share of Sterling preferred stock. Pursuant to the merger agreement, the Sterling preferred stock must have rights, preferences, privileges, and voting powers, and limitations and restrictions that, taken as a whole, are not materially less favorable than the rights, preferences, privileges, and voting powers, and limitations and restrictions equivalent to the outstanding Astoria preferred stock, taken as a whole immediately prior to the effective time of the merger. But for the par value of the securities, the Sterling preferred stock will have terms that are identical to the terms of the outstanding Astoria preferred stock. Each outstanding share of Astoria preferred stock is presently represented by depositary shares that are listed on the NYSE under the symbol “AF.PRC” and represent a 1/40th interest in a share of Astoria preferred stock. Upon completion of the merger, Sterling will assume the obligations of Astoria under the deposit agreement. Sterling will instruct the depositary to treat the shares of Sterling preferred stock received by it upon conversion of the shares of Astoria preferred stock as newly deposited securities under the deposit agreement. The depositary shares will thereafter represent shares of Sterling preferred stock. The depositary shares will continue to be listed on the NYSE upon completion of the merger under a new name and traded under a new symbol. Following the completion of the merger, Sterling will have 135,000 shares of Sterling preferred stock and 5,400,000 Sterling depositary shares issued and outstanding.
Closing and Effective Time of the Merger
The merger will be completed only if all conditions to the merger discussed in this joint proxy statement/prospectus and set forth in the merger agreement are either satisfied or waived. Please see “—Conditions to Complete the Merger.”
The merger will become effective as set forth in the certificate of merger to be filed with the Secretary of State of the State of Delaware. The closing of the transactions contemplated by the merger will occur at 10:00 a.m., New York City time on a date no later than five business days after the satisfaction or waiver of the last to occur of the conditions set forth in the merger agreement, unless extended by mutual agreement of the parties. It currently is anticipated that the completion of the merger will occur in the fourth quarter of 2017 subject to the receipt of stockholder and regulatory approvals and other customary closing conditions, but neither Sterling nor Astoria can guarantee when or if the merger will be completed.
Conversion of Shares; Exchange of Certificates
The conversion of Astoria common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. After completion of the merger, the exchange agent will exchange certificates representing shares of Astoria common stock for the merger consideration to be received pursuant to the terms of the merger agreement.
Letter of Transmittal
As promptly as practicable after the completion of the merger, and in any event within 10 days thereafter, the exchange agent will mail to each holder of record of Astoria common stock immediately prior to the effective time of the merger a letter of transmittal and instructions on how to surrender shares of Astoria common stock in exchange for the merger consideration the holder is entitled to receive under the merger agreement.
If a certificate for Astoria common stock has been lost, stolen, or destroyed, the exchange agent will issue the merger consideration upon receipt of  (1) an affidavit of that fact by the claimant and (2) if required by Sterling, the posting of a bond in an amount as Sterling may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such certificate.
After completion of the merger, there will be no further transfers on the stock transfer books of Astoria of shares of Astoria common stock that were issued and outstanding immediately prior to the effective time.
Withholding
Sterling and the exchange agent will be entitled to deduct and withhold from any cash in lieu of fractional shares, dividends or distributions payable, or any other consideration payable under the merger agreement to any Astoria common stockholder the amounts they are required to deduct and withhold under the Code or any provision of state, local, or foreign tax law. If any such amounts are withheld and paid over to the appropriate governmental authority, these amounts will be treated for all purposes of the merger agreement as having been paid to the stockholders from whom they were withheld.
Dividends and Distributions
No dividends or other distributions declared with respect to Sterling common stock will be paid to the holder of any unsurrendered certificates of Astoria common stock until the holder surrenders such certificate in accordance with the merger agreement. After the surrender of a certificate in accordance with the merger agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest, which had previously become payable with respect to the whole shares of Sterling common stock that the shares of Astoria common stock represented by such certificate have been converted into the right to receive under the merger agreement.
Representations and Warranties
The representations, warranties, and covenants described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, may be subject to limitations, qualifications, or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between Sterling and Astoria rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of Sterling, Astoria, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Sterling or Astoria. The representations and warranties and other provisions of the merger agreement should not be read alone but, instead, should be read only in conjunction with the information provided elsewhere in this joint proxy statement/prospectus and in the documents incorporated by reference into this joint proxy statement/prospectus. Please see “Where You Can Find More Information.”
The merger agreement contains customary representations and warranties of each of Sterling and Astoria relating to their respective businesses. The representations and warranties in the merger agreement do not survive the effective time of the merger.
The merger agreement contains representations and warranties made by each of Astoria and Sterling relating to a number of matters, including the following:
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corporate matters, including due organization and qualification and subsidiaries;

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capitalization;

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authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

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required governmental and other regulatory filings and consents and approvals in connection with the merger;

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reports to regulatory authorities;

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financial statements, internal controls, books and records, and absence of undisclosed liabilities;

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broker’s fees payable in connection with the merger;

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the absence of certain changes or events;

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legal proceedings;

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tax matters;

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employee and employee benefit plan matters;

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compliance with applicable laws;

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certain material contracts;

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absence of agreements with regulatory authorities;

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related party transactions;

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inapplicability of takeover statutes;

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absence of action or circumstance that would prevent the merger from qualifying as a “reorganization” under Section 368(a) of the Code;

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opinions of financial advisors;

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the accuracy of information supplied for inclusion in this joint proxy statement/prospectus and other similar documents; and

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information security matters.

In addition, certain representations and warranties relating to a number of matters are made only by Astoria, including:
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derivative instruments and transactions;

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environmental matters;

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investment securities;

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real property;

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intellectual property;

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loan matters; and

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insurance matters.

Certain representations and warranties of Sterling and Astoria are qualified as to knowledge “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to either Astoria, Sterling, or the combined company, means a material adverse effect on (i) the business, properties, results of operations, or financial condition of such party and its subsidiaries taken as a whole (provided, that, with respect to this clause (i), material adverse effect shall not be deemed to include the impact of  (A) changes, after the date of the merger agreement, in U.S. generally accepted accounting principles or applicable regulatory accounting requirements, (B) changes, after the date of the merger agreement, in laws, rules, or regulations of general applicability to companies in the industries in which such party and its subsidiaries operate, or interpretations thereof by courts or governmental entities, (C) changes, after the date of the merger agreement, in global, national, or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its subsidiaries, (D) public disclosure of the execution of the merger agreement, public disclosure or consummation of the transactions contemplated thereby (including any effect on a party’s relationships with its customers or employees) or actions expressly required by the merger agreement in contemplation of the transactions contemplated thereby, (E) a decline in the trading price of a party’s common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts (it being understood that the underlying cause of such decline or failure may be taken into account in determining whether a material adverse effect has occurred) or (F) the expenses incurred by Astoria or Sterling in negotiating, documenting, effecting, and consummating the transactions contemplated by the merger agreement; except, with respect to subclauses (A), (B), or (C), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations, or financial condition of such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate) or (ii) the ability of such party to timely consummate the transactions contemplated thereby.
Covenants and Agreements
Conduct of Businesses Prior to the Completion of the Merger
Astoria has agreed that, prior to the effective time of the merger (or earlier termination of the merger agreement), subject to specified exceptions, it will, and will cause each of its subsidiaries to, (a) conduct its business in the ordinary course in all material respects and (b) use reasonable best efforts to maintain and preserve intact its business organization, employees, and advantageous business relationships. In addition, each of Astoria and Sterling has agreed that, during the same period, subject to specified exceptions, it will, and will cause each of its subsidiaries to, take no action that would reasonably be expected to adversely affect or materially delay the ability of either of Sterling or Astoria to obtain any necessary approvals of any governmental entity or regulatory agency required for the transactions contemplated by the merger agreement, or to perform its covenants and agreements under the merger agreement, or to consummate the transactions contemplated thereby on a timely basis.
Additionally, Astoria and Sterling have undertaken further covenants. Prior to the effective time of the merger (or earlier termination of the merger agreement), subject to specified exceptions, Astoria may not, and Astoria may not permit any of its subsidiaries to, without prior written consent of Sterling (such consent not to be unreasonably withheld), undertake the following:
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other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than indebtedness of Astoria or any of its wholly-owned subsidiaries to Astoria or any of its subsidiaries), assume, guarantee, endorse, or otherwise as an accommodation become responsible for the obligations of any other individual, corporation, or other entity;

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adjust, split, combine, or reclassify any capital stock;

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make, declare, or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase, or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into, or exchangeable for, any shares of its capital stock

(except (A) regular quarterly cash dividends by Astoria at a rate not in excess of  $0.04 per share of Astoria common stock, (B) dividends payable on Astoria Series C Preferred Stock, (C) dividends paid by any of the subsidiaries of Astoria to Astoria or any of its wholly-owned subsidiaries, or (D) the acceptance of shares of Astoria common stock as payment for withholding taxes incurred in connection with the vesting or settlement of Astoria equity awards, in each case, in accordance with past practice and the terms of the applicable award agreements);
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grant any stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares, or other equity-based awards or interests, or grant any individual, corporation, or other entity any right to acquire any shares of its capital stock;

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issue, sell, or otherwise permit to become outstanding any additional shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock, except pursuant to the settlement of Astoria equity awards in accordance with their terms;

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sell, transfer, mortgage, encumber, or otherwise dispose of any of its material properties or assets or any business to any individual, corporation, or other entity other than a wholly-owned subsidiary, or cancel, release, or assign any indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business consistent with past practice, or pursuant to contracts or agreements in force at the date of the merger agreement;

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except for transactions in the ordinary course of business consistent with past practice, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation, or other entity other than a wholly-owned subsidiary of Astoria;

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terminate, materially amend, or waive any material provision of any Astoria contract, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms with respect to Astoria, or enter into any contract that would constitute a, Astoria contract if it were in effect on the date of this agreement;

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except as required under applicable law or the terms of any Astoria benefit plan, (i) enter into, adopt, or terminate any Astoria benefit plan, (ii) amend any Astoria benefit plan, other than amendments in the ordinary course of business consistent with past practice, that do not materially increase the cost to Astoria of maintaining such Astoria benefit plan, (iii) increase the compensation or benefits payable to any current or former employee, officer, or director, except for annual base salary or wage rate increases for employees and officers in the ordinary course of business consistent with past practice, that do not exceed, in the aggregate for the applicable fiscal year, 3.5% of the aggregate cost of all employee annual base salaries and wage rates in effect as of the date hereof  (or, with respect to increases in 2018, as in effect at the end of 2017), (iv) pay or award, or commit to pay or award, any bonuses or incentive compensation, (v) enter into any new, or amend any existing, employment, severance, change in control, retention, collective bargaining agreement or similar agreement, or arrangement, (vi) fund any rabbi trust or similar arrangement, or (vii) hire or terminate the employment of any officer or employee having a title that is above First Vice President, other than for cause;

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settle any material claim, suit, action, or proceeding, except in the ordinary course of business, in an amount and for consideration not in excess of  $250,000 individually or $500,000 in the aggregate, and that would not impose any material restriction on the business of it or its subsidiaries or the surviving corporation and its subsidiaries;

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take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

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amend the Astoria charter or bylaws or comparable governing documents of its subsidiaries;

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merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize, or completely or partially liquidate or dissolve it or any of its subsidiaries;

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materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales, or otherwise, or the manner in which the portfolio is classified or reported, or purchase any security rated below investment grade;

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take any action that is intended or expected to result in a breach of Astoria’s obligations under the merger agreement to effect the merger;

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implement or adopt any change in its accounting principles, practices, or methods, other than as may be required by generally accepted accounting principles;

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(i) enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management, and other banking and operating, securitization, and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by applicable law, regulation, or policies imposed by any governmental entity or (ii) make any loans or extensions of credit except in the ordinary course of business consistent with past practice or that is in excess of  $10 million in a single transaction, in each case, except pursuant to existing commitments; provided, that Sterling must respond to any request for a consent to make such loan or extension of credit in writing within three business days after the loan package is delivered to Sterling;

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make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, loans or (ii) its hedging practices and policies, in each case except as may be required by such policies and practices or by any applicable laws, regulations, guidelines, or policies imposed by any governmental entity

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make, or commit to make, any capital expenditures in excess of  $100,000 individually or $1 million in the aggregate;

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other than in the ordinary course of business, make, change, or revoke any material tax election, change an annual tax accounting period, adopt or change any material tax accounting method, file any amended material tax return, enter into any closing agreement with respect to taxes, or settle any material tax claim, audit, assessment, or dispute, or surrender any material right to claim a refund of taxes;

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agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by the merger agreement.

Prior to the effective time of the merger (or earlier termination of the merger agreement), subject to specified exceptions, Sterling may not, and Sterling may not permit any of its subsidiaries to, without prior written consent of Astoria (such consent not to be unreasonably withheld), undertake the following:
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other than to increase the number of authorized shares of Sterling common stock to 310 million, amend the Sterling charter or Sterling bylaws in a manner that would adversely affect the economic benefits of the merger to the holders of Astoria common stock;

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(i) adjust, split, combine, or reclassify any capital stock of Sterling, or (ii) make, declare, or pay any dividend, or make any other distribution on, any shares of Sterling common stock (except regular quarterly cash dividends by Sterling at a rate not in excess of  $0.07 per share of Sterling common stock);

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incur any indebtedness for borrowed money (other than indebtedness of Sterling or any of its wholly-owned subsidiaries to Sterling or any of its subsidiaries) that would reasonably be expected to prevent Sterling or its subsidiaries from assuming Astoria’s outstanding indebtedness;

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(i) enter into agreements with respect to, or consummate, any mergers or business combinations, or any acquisition of any other person or business or (ii) make loans, advances, or capital contributions to, or investments in, any other person, in each case of clauses (i) and (ii), that would reasonably be expected to prevent, impede, or materially delay the consummation of the merger, or (iii) adopt or publicly propose a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, in each case, of Sterling;

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take any action that is intended or expected to result in a breach of Sterling’s obligations under the merger agreement to effect the merger;

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take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or

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agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by the merger agreement.

Regulatory Matters
Sterling and Astoria have agreed to cooperate and use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions, and filings, to obtain as promptly as practicable all permits, consents, approvals, and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement and to comply with the terms and conditions of all such permits, consents, approvals, and authorizations of all such government entities. However, in no event will Sterling or Astoria be required to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the required permits, consents, approvals, and authorizations of governmental entities that would reasonably be expected to have a material adverse effect on the combined company and its subsidiaries, taken as a whole, after giving effect to the merger. Sterling and Astoria have also agreed to furnish each other with all information reasonably necessary or advisable in connection with any statement, filing, notice or application to any governmental entity in connection with the merger, as well as to promptly keep each other apprised of the status of matters related to the completion of the transactions contemplated by the merger agreement.
Employee Benefit Matters
Through the first anniversary of the closing date of the merger, Sterling has agreed to cause the surviving corporation to provide each Astoria continuing employee with (i) a base salary or base wage rate that is no less favorable than that provided by Astoria to the continuing employee immediately prior to the effective time of the merger, (ii) an annual short-term cash incentive opportunity that is substantially comparable to that which was provided by Astoria to the continuing employee immediately prior to the effective time of the merger, and (iii) other compensation, including long-term incentive opportunities, and employee benefits that are substantially comparable in the aggregate to either (A) those provided by Astoria to the continuing employee immediately prior to the effective time of the merger or (B) those provided by Sterling to similarly situated employees of Sterling. Sterling will, or will cause the surviving corporation to, provide to each continuing employee whose employment terminates during the 12-month period following the closing date of the merger with severance benefits equal to the greater of  (1) the severance benefits for which the continuing employee was eligible immediately prior to the closing date of the merger under the applicable Astoria benefit plan and (2) the severance benefits for which the continuing employee would be eligible under the severance plans or policies of Sterling, in each case, determined (x) without taking into account any reduction after the closing of the merger in compensation paid to the continuing employee and (y) taking into account each continuing employee’s service with Astoria and, after the closing of the merger, Sterling.
Following the effective time of the merger, subject to certain customary exclusions, Sterling will or will cause the surviving corporation to use commercially reasonable efforts to: (i) waive all pre-existing conditions, exclusions, and waiting periods with respect to participation and coverage requirements under any employee benefit plans of Sterling or its subsidiaries in which any Astoria continuing employees are eligible to participate after the effective time of the merger (“new plans”), except to the extent they would apply under the analogous Astoria benefit plans, (ii) provide credit for any eligible expenses incurred prior to the effective time of the merger under an Astoria benefit plan (to the same extent that such credit was given under the analogous Astoria benefit plan prior to the effective time of the merger) in satisfying any applicable deductible, co-payment, or out-of-pocket requirements under any new plans, and (iii) recognize all service of Astoria continuing employees for all purposes in any new plan to the same extent that such service was taken into account under the analogous Astoria benefit plan prior to the effective time of the merger. Sterling also will, or will cause the surviving corporation to, assume and honor all Astoria benefit plans in accordance with their terms. Under the merger agreement, Sterling has acknowledged that a change in control (or similar phrase) within the meaning of Astoria’s benefit plans will occur as of the effective time of the merger.
At least 90 business days prior to the effective time of the merger, Sterling may request that Astoria terminate its 401(k) plan effective as of the day immediately prior to the effective time of the merger and contingent upon the occurrence of the closing under the merger agreement. In this event, Astoria continuing employees will be eligible to participate, effective as of the effective time of the merger, in a Sterling 401(k) plan, and will be permitted to make rollover contributions to the Sterling 401(k) plan.
Director and Officer Indemnification and Insurance
The merger agreement provides that following completion of the merger, Sterling and the surviving corporation each will indemnify and hold harmless, to the fullest extent permitted by applicable law, all present and former directors, officers, and employees of Astoria and its subsidiaries (in their capacity as such) against any costs and liabilities, whether arising before or after the effective time of the merger, arising in whole or in part out of the fact that such person is or was a director, officer, or employee of Astoria or its subsidiaries, and pertaining to matters existing or occurring at or prior to the effective time of the merger, and will also advance expenses to such persons to the fullest extent permitted by applicable law, provided that such person provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.
The merger agreement requires the surviving corporation to maintain, for a period of six years after completion of the merger, Astoria’s existing directors’ and officers’ liability insurance policy, or policies with a substantially comparable insurer of at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the insured, with respect to claims against present and former officers and directors of Astoria and its subsidiaries arising from facts or events that occurred at or prior to the completion of the merger. However, the surviving corporation is not required to spend annually more than 300% of the current annual premium paid as of the date of the merger agreement by Astoria for such insurance (which we refer to as the “premium cap”), and if such premiums for such insurance would at any time exceed that amount, then the surviving corporation will maintain policies of insurance which, in its good faith determination, provide the maximum coverage available at an annual premium equal to the premium cap. In lieu of the foregoing, Astoria, in consultation with Sterling, may (and, at Sterling’s request, will use its reasonable best efforts to) obtain at or prior to the effective time of the merger a six-year “tail” policy under Astoria’s existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence if such a policy can be obtained for an amount that, in the aggregate, does not exceed the premium cap. If Astoria purchases such a “tail policy,” Sterling or the surviving corporation must maintain the policy in full force and effect and continue to honor its obligations under the policy.
Dividends
Sterling and Astoria must coordinate with the other for the declaration of any dividends in respect of Sterling common stock and Astoria common stock and the record dates and payment dates relating thereto to ensure that Astoria common stockholders do not fail to receive a dividend (or receive two dividends) in any one quarter. Starting with the first quarter of 2017, (i) Astoria’s board of directors will cause its regular quarterly dividend record dates and payments dates for Astoria common stock to be similar to the regular quarterly dividend record dates and payments dates for Sterling common stock, and (ii) Sterling’s board of directors will continue to pay dividends on Sterling common stock on substantially the same record and payment date schedules as have been utilized in the past.

Corporate Governance
On or prior to the effective time of the merger, Sterling’s board will cause the number of directors on the board of directors of the combined company to be increased by four and to appoint four then-current Astoria directors designated by Astoria that are reasonably acceptable to Sterling’s board and its nominating and corporate governance committee to fill such vacancies. On or prior to the effective time, the number of directors on the board of directors of Sterling National Bank will also be increased by four, constituted in the same manner and with the same individuals as the board of directors of the combined company. In addition, at or promptly following the effective time of the merger, Sterling will invite other members of Astoria’s board to serve as members of the board of Sterling’s Long Island Advisory Board.
Certain Additional Covenants
The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this joint proxy statement/prospectus, obtaining required consents, the listing of the shares of Sterling common stock to be issued in the merger, access to information, exemption from takeover laws, public announcements with respect to the transactions contemplated by the merger agreement, and Sterling’s assumption of Astoria’s obligations in respect of its outstanding debt, guarantees, securities, and other agreements to the extent required by the terms of such debt, guarantees, securities, and other agreements.
Stockholder Meetings and Recommendation of Astoria’s and Sterling’s Boards of Directors
Each of Astoria and Sterling has agreed to hold a meeting of its stockholders for the purpose of voting upon adoption of the merger agreement as soon as reasonably practicable and upon other related matters. The board of directors of each of Astoria and Sterling has agreed to use its reasonable best efforts to obtain from its stockholders the vote required to adopt the merger agreement, including by communicating to its stockholders its recommendation (and including such recommendation in this joint proxy statement/prospectus) that they adopt and approve the merger agreement and the transactions contemplated thereby. However, if the board of directors of Astoria or Sterling, after receiving the advice of its outside counsel, determines in good faith that it would be more likely than not to result in a violation of its fiduciary duties under applicable law to continue to recommend the merger agreement, then it may (but shall not be required to) submit the merger agreement to its stockholders without recommendation (although the resolutions approving the merger agreement may not be rescinded or amended) and may communicate the basis for its lack of a recommendation to its stockholders in this joint proxy statement/prospectus or a supplemental amendment thereto to the extent required by law, provided that (1) it gives the other party at least three business days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken by Astoria’s board in response to an acquisition proposal, the latest material terms and conditions of, and the identity of the third-party in any such acquisition proposal, or any amendment or modification thereof, or describe in reasonable detail such other event or circumstances); and (2) at the end of such notice period, the board of directors takes into account any amendment or modification to the merger agreement proposed by the other party and after receiving the advice of its outside counsel, determines in good faith that it would nevertheless more likely than not result in a violation of its fiduciary duties under applicable law to continue to recommend the merger agreement. Any material amendment to any acquisition proposal will require a new notice period.
Notwithstanding any change in recommendation by the board of directors of Astoria or Sterling, unless the merger agreement has been terminated in accordance with its terms, each party is required to convene a meeting of its stockholders and to submit the merger agreement to a vote of such stockholders. Sterling and Astoria shall use their reasonable best efforts to cooperate to hold the Astoria special meeting and the Sterling special meeting on the same day and at the same time as soon as reasonably practicable after the date of this agreement and to set the same record date for each such meeting. Sterling and Astoria must adjourn or postpone such meeting if there are insufficient shares of Sterling common stock or Astoria common stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting Astoria or Sterling, as applicable, has not received proxies representing a sufficient number of shares necessary for adoption of the merger agreement.

Agreement Not to Solicit Other Offers
Astoria has agreed that it will not, and will cause its subsidiaries and use its reasonable best efforts to cause its and their officers, directors, agents, advisors, and representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage, or knowingly facilitate inquiries or proposals with respect to any acquisition proposal, (ii) engage or participate in any negotiations with any person concerning any acquisition proposal, or (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to, any acquisition proposal except to notify a person that has made or, to the knowledge of Astoria, is making any inquiries with respect to, or is considering making, an acquisition proposal, of the existence of Astoria’s obligations with respect to such acquisition proposals under the merger agreement. For purposes of the merger agreement, an “acquisition proposal” means, other than the transactions contemplated by the merger agreement, any offer, proposal, or inquiry relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of a party and its subsidiaries, or 25% or more of any class of equity or voting securities of a party or its subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of Astoria, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third-party beneficially owning 25% or more of any class of equity or voting securities of Astoria or its subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of Astoria, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, or other similar transaction involving Astoria or its subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of Astoria.
However, in the event that prior to the adoption of the merger agreement by Astoria’s stockholders Astoria receives an unsolicited bona fide written acquisition proposal, it may, and may permit its subsidiaries and its subsidiaries’ officers, directors, agents, advisors, and representatives to, furnish or cause to be furnished nonpublic information or data and participate in negotiations or discussions to the extent that its board of directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable law, provided that, prior to providing any such nonpublic information, Astoria enters into a confidentiality agreement with such third-party on terms no less favorable to it than the confidentiality agreement between Sterling and Astoria, and which confidentiality agreement does not provide such person with any exclusive right to negotiate with Astoria. Astoria will, and will use its reasonable best efforts to, cause its and its subsidiaries’ officers, directors, agents, advisors, and representatives to, immediately cease and cause to be terminated any activities, discussions, or negotiations conducted before the date of the merger agreement with any person other than Sterling with respect to any acquisition proposal. Astoria will promptly (within twenty-four hours) advise Sterling following receipt of any acquisition proposal or any inquiry which could reasonably be expected to lead to an acquisition proposal, and the substance thereof  (including the material terms and conditions of and the identity of the person making such inquiry or acquisition proposal), and will keep Sterling reasonably apprised of any related developments, discussions, and negotiations on a current basis, including any amendments to or revisions of the material terms of such inquiry or acquisition proposal. In addition, Astoria has agreed to use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its subsidiaries is a party.
Conditions to Complete the Merger
Sterling’s and Astoria’s respective obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:
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the adoption of the merger agreement by Sterling’s stockholders and by Astoria’s stockholders;

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the authorization for listing on the NYSE, subject to official notice of issuance, of the Sterling common stock to be issued upon the consummation of the merger;

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the receipt of necessary regulatory approvals contemplated by the merger agreement, or those the failure of which to be obtained would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the combined company, and the expiration of all statutory waiting periods in respect thereof, without the imposition of any condition or restriction that would reasonably be expected to have a material adverse effect on the combined company and its subsidiaries, taken as a whole, after giving effect to the merger;
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the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part with respect to the Sterling common stock to be issued upon the consummation of the merger, and the absence of any stop order (or proceedings for that purpose initiated or threatened and not withdrawn);

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the absence of any order, injunction, or decree by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the merger or the other transactions contemplated by the merger agreement, and the absence of any statute, rule, regulation, order, injunction, or decree enacted, entered, promulgated, or enforced by any governmental entity which prohibits or makes illegal consummation of the merger;

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the accuracy of the representations and warranties of the other party contained in the merger agreement as of the date on which the merger agreement was entered into and as of the date on which the merger is completed, subject to the materiality standards provided in the merger agreement (and the receipt by each party of an officer’s certificate from the other party to such effect);

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the performance by the other party in all material respects of all obligations required to be performed by it under the merger agreement at or prior to the date on which the merger is completed (and the receipt by each party of an officer’s certificate from the other party to such effect); and

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receipt by such party of an opinion of legal counsel to the effect that on the basis of facts, representations, and assumptions set forth or referred to in such opinion, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Neither Astoria nor Sterling can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this joint proxy statement/prospectus, neither Astoria nor Sterling has reason to believe that any of these conditions will not be satisfied.
Termination of the Merger Agreement
The merger agreement can be terminated at any time prior to completion of the merger in the following circumstances:
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by mutual written consent of Sterling and Astoria, if the board of directors of each so determines by a vote of a majority of the members of its entire board;

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by either Sterling or Astoria, if any governmental entity that must grant a requisite regulatory approval has denied approval of the merger or the bank merger and such denial has become final and nonappealable, or any governmental entity of competent jurisdiction has issued a final nonappealable order permanently enjoining or otherwise prohibiting, or making illegal, the consummation of the merger or the bank merger, unless the failure to obtain a requisite regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

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by either Sterling or Astoria, if the merger has not been completed on or before May 31, 2018 (which we refer to as the “outside date”), unless the failure of the merger to be consummated by that date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

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by either the board of directors of Sterling or the board of directors of Astoria (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the merger agreement), if there is a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in the merger agreement on the part of the other party which, either individually or in the aggregate, would constitute, if occurring or continuing on the date the merger is completed, the failure of a closing condition of the terminating party and which is not cured within 45 days following written notice to the party committing such breach, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the outside date);
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by Astoria if, prior to obtaining the approval of the Sterling stockholders of the Sterling merger proposal, (i) the board of directors of Sterling fails to recommend in the joint proxy statement that the stockholders of Sterling adopt this agreement and approve the issuance of shares of Sterling common stock in connection with the merger, or withdraws, modifies or qualifies such

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recommendation in a manner adverse to Astoria, or publicly discloses that it has resolved to do so, or (ii) Sterling or its board of directors has breached its obligations with respect to the Sterling’s stockholder approvals required by the merger agreement in any material respect (we refer to any actions taken by the Sterling board of directors under clauses (i) or (ii) of this paragraph as an “Sterling board of directors change of recommendation”); or

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by Sterling if, prior to obtaining the approval of the Astoria common stockholders of the Astoria merger proposal, (i) the board of directors of Astoria (A) fails to recommend in the joint proxy statement that the stockholders of Astoria adopt this agreement, or withdraws, modifies, or qualifies such recommendation in a manner adverse to Sterling, or publicly discloses that it has resolved to do so, or fails to recommend against acceptance of a tender offer or exchange offer constituting an acquisition proposal that has been publicly disclosed within ten business days after the commencement of such tender or exchange offer, in any such case whether or not permitted by the terms thereof or (B) recommends or endorses an acquisition proposal, or fails to issue a press release announcing its opposition to such acquisition proposal within ten business days after an acquisition proposal is publicly announced, or (ii) Astoria or its board of directors has breached its obligations with respect to the Astoria common stockholder approvals required by the merger agreement in any material respect (we refer to any actions taken by the Astoria board of directors under clauses (i) or (ii) of this paragraph as an “Astoria board of directors change of recommendation”).

Effect of Termination
If the merger agreement is terminated, it will become void and have no effect, except that (1) both Sterling and Astoria will remain liable for any liabilities or damages arising out of its willful and material breach of any provision of the merger agreement (which, for Astoria, includes loss of economic benefits of the merger, including the loss of the premium for Astoria common stockholders and holders of Astoria equity awards) and (2) designated provisions of the merger agreement will survive the termination, including those relating to payment of termination fee and the confidential treatment of information.
Termination Fee
Astoria will pay Sterling a termination fee if the merger agreement is terminated in the following circumstances:
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In the event that after the date of the merger agreement and prior to the termination of the merger agreement, a bona fide acquisition proposal has been made known to senior management of Astoria or has been made directly to its stockholders generally, or any person shall have publicly announced (and not withdrawn) an acquisition proposal with respect to Astoria and (A) thereafter the merger agreement is terminated by either Sterling or Astoria because the merger has not been completed prior to the outside date, and Astoria has failed to obtain the required vote of its stockholders at the duly convened special meeting of Astoria’s common stockholders or any adjournment or postponement thereof at which a vote on the adoption of the merger agreement is taken or (B) thereafter the merger agreement is terminated by Sterling as a result of a willful breach of the merger agreement by Astoria that would constitute the failure of a closing condition and that has not been cured during the permitted time period, or by its nature cannot be cured during such period, and (C) prior to the date that is twelve months after the date of such termination, Astoria enters into a definitive agreement or consummates a transaction with respect to an acquisition proposal (whether or not the same acquisition proposal as that referred to above), then Astoria will, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay Sterling, by wire transfer of same day funds, a fee equal to $75.7 million (the “termination fee”) (provided that for purposes of the foregoing, all references in the definition of acquisition proposal to “25%” will instead refer to “50%”).
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Astoria will pay Sterling by wire transfer of same day funds the termination fee in the event that Sterling terminates the agreement because of an Astoria board of directors change of recommendation.

Sterling will pay Astoria by wire transfer of same day funds the termination fee if the merger agreement is terminated in the following circumstance:
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In the event that Astoria terminates the agreement because of an Sterling board of directors change of recommendation.

Expenses and Fees
All costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expense, except that the costs and expenses of printing and mailing this joint proxy statement/prospectus and all filing and other fees paid to the SEC in connection with the merger will be borne equally by Sterling and Astoria.
Amendment, Waiver, and Extension of the Merger Agreement
Subject to compliance with applicable law, the merger agreement may be amended by the respective boards of directors of Sterling and Astoria at any time before or after approval of the matters presented in connection with the merger by the stockholders of Sterling and Astoria, except that after adoption of the merger agreement by the respective stockholders of Sterling or Astoria, there may not be, without further approval of such stockholders, any amendment of the merger agreement that requires further approval under applicable law.
At any time prior to the completion of the merger, the respective boards of directors of Sterling and Astoria may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, and waive compliance with any of the agreements or satisfaction of any conditions contained in the merger agreement, except that after adoption of the merger agreement by the respective stockholders of Sterling or Astoria, there may not be, without further approval of such stockholders, any extension or waiver of the merger agreement or any portion thereof that requires further approval under applicable law.

ACCOUNTING TREATMENT
The accounting principles applicable to this transaction as described in FASB ASC 805-10-05-01 provide transactions that represent business combinations are to be accounted for under the acquisition method. The acquisition method requires all of the following steps: (a) identifying the acquirer; (b) determining the acquisition date; (c) recognizing and measuring the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; and (d) recognizing and measuring goodwill or a gain from a bargain purchase.
The appropriate accounting treatment for this transaction is as a business combination under the acquisition method. On the acquisition date, as defined by ASC 805, Sterling (the acquirer) will record at fair value the identifiable assets acquired and liabilities assumed, any noncontrolling interest, and goodwill (or a gain from a bargain purchase). The results of operations for the combined company will be reported prospectively subsequent to the acquisition date.
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following is a general discussion of certain material U.S. federal income tax consequences of the merger to holders of Astoria common stock that exchange their shares of Astoria common stock for shares of Sterling common stock in the merger and to holders of depositary shares whose interests in Astoria preferred stock are converted into interests in Sterling preferred stock in the merger. The following discussion is based upon the Code, the U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings and decisions, all as in effect as of the date of this joint proxy statement/prospectus. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax.
The following discussion applies only to holders of Astoria common stock or depositary shares representing shares of Astoria preferred stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to holders in light of their particular circumstances and does not apply to holders subject to special treatment under the U.S. federal income tax laws (such as, for example, dealers or brokers in securities, commodities or foreign currencies; traders in securities that elect to apply a mark-to-market method of accounting; banks and certain other financial institutions; insurance companies; mutual funds; tax-exempt organizations; holders subject to the alternative minimum tax provisions of the Code; partnerships; S corporations or other pass-through entities or investors in partnerships; regulated investment companies; real estate investment trusts; controlled foreign corporations; passive foreign investment companies; former citizens or residents of the United States; U.S. expatriates; holders whose functional currency is not the U.S. dollar; holders who hold shares of Astoria common stock or depositary shares representing shares of Astoria preferred stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment; holders who acquired Astoria common stock pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation; holders who exercise appraisal rights; or holders who actually or constructively own more than 5% of Astoria’s voting stock).
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Astoria common stock or Astoria preferred stock that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation, or entity treated as a corporation for U.S. federal income tax purposes, organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if  (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (4) an estate, the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source. Additionally, for purposes of this discussion, a reference to a holder or U.S. holder of Astoria preferred stock means a holder or U.S. holder of depositary shares representing shares of Astoria preferred stock.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of Astoria common stock or Astoria preferred stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that is a holder of Astoria common stock or Astoria preferred stock, and any partners in such partnership, should consult their own independent tax advisors regarding the tax consequences of the merger to their specific circumstances.
Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within Sterling’s or Astoria’s control. You should consult your own independent tax advisor as to the specific tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign and other tax laws and of changes in those laws.
To the extent this section consists of statements as to matters of U.S. tax law, this section is the opinion of Squire Patton Boggs (US) LLP and the opinion of Wachtell, Lipton, Rosen & Katz.
Tax Consequences of the Merger Generally
Subject to the limitations, assumptions and qualifications described herein, Squire Patton Boggs (US) LLP, counsel to Sterling, and Wachtell, Lipton, Rosen & Katz, counsel to Astoria, are of the opinion that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. It is a condition to the obligation of Sterling to complete the merger that Sterling receive an opinion from Squire Patton Boggs (US) LLP, dated the closing date of the merger, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to the obligation of Astoria to complete the merger that Astoria receive an opinion from Wachtell, Lipton, Rosen & Katz, dated the closing date of the merger, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. These opinions will be based on facts and representations contained in representation letters provided by Sterling and Astoria and on customary factual assumptions. Neither of the opinions described above will be binding on the IRS or any court. Sterling and Astoria have not sought and will not seek any ruling from the IRS regarding any matters relating to the merger, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which those opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.
Tax Consequences to U.S. Holders
The following is a discussion of the material U.S. federal income tax consequences of the merger to U.S. holders of Astoria common stock and Astoria preferred stock.
U.S. Holders of Astoria Common Stock
If you are a U.S. holder of Astoria common stock:
•
you will not recognize gain or loss if you are an Astoria stockholder who receives only Sterling stock in the merger;

•
the aggregate tax basis of the Sterling common stock that you receive in the merger (including any fractional shares deemed received and redeemed for cash as described below) will equal your aggregate adjusted tax basis in the shares of Astoria common stock you surrender in the merger; and

•
the holding period for the shares of Sterling common stock that you receive in the merger (including any fractional share deemed received and redeemed for cash as described below) will include your holding period of the shares of Astoria common stock that you surrender in the merger.

If you acquired different blocks of Astoria common stock at different times or at different prices, the Sterling common stock you receive will be allocated pro rata to each block of Astoria common stock, and the basis and holding period of each block of Sterling common stock you receive will be determined on a block-for-block basis depending on the basis and holding period of the blocks of Astoria common stock exchanged for such block of Sterling common stock.

If you receive cash instead of a fractional share of Sterling common stock, you generally will be treated as having received such fractional share of Sterling common stock pursuant to the merger and then as having sold such fractional share of Sterling common stock for cash. As a result, you generally will recognize gain or loss equal to the difference between the amount of cash received and the tax basis in your fractional share of Sterling common stock as set forth above. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such fractional share (including the holding period of shares of Astoria common stock surrendered therefor) exceeds one year. Long-term capital gains of certain non-corporate holders of Astoria common stock, including individuals, are generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.
U.S. Holders of Astoria Preferred Stock
If you are a U.S. holder of Astoria preferred stock whose shares of Astoria preferred stock are converted into shares of Sterling preferred stock, you should not recognize gain or loss upon the merger.
U.S. holders of Astoria preferred stock are urged to consult their own tax advisors about the tax consequences of the conversion of Astoria preferred stock into Sterling preferred stock.
Backup Withholding and Information Reporting
If you are a non-corporate holder of Astoria common stock or Astoria preferred stock, you may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 28%) on any cash payments you receive. Backup withholding may be imposed on the above payments if you are a U.S. holder that (1) fails to provide a taxpayer identification number or appropriate certificates or (2) otherwise fails to comply with all applicable requirements of the backup withholding rules or establish an exemption. Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided you timely furnish the required information to the IRS.
This discussion of certain material U.S. federal income tax consequences is not intended to be, and should not be construed as, tax advice. Holders of Astoria common stock and Astoria preferred stock are urged to consult their independent tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial information and explanatory notes show the historical financial positions and results of operations of Sterling and Astoria, and have been prepared to illustrate the effects of the merger involving Sterling and Astoria under the acquisition method of accounting with Sterling treated as the acquirer. Under the acquisition method of accounting, the assets and liabilities of Astoria, as of the effective date of the merger, will be recorded by Sterling at their respective fair values and the excess of the merger consideration over the fair value of Astoria’s net assets will be allocated to goodwill. The unaudited pro forma condensed combined balance sheet as of December 31, 2016 is presented as if the merger with Astoria had occurred on December 31, 2016. The unaudited pro forma condensed combined income statement for the fiscal year ended December 31, 2016 is presented as if the merger had occurred on January 1, 2016, the first day of the Sterling 2016 fiscal year. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statement only, expected to have a continuing impact on consolidated results of operations.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented. The adjustments included in these unaudited pro forma condensed combined financial statements are preliminary and may be revised. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.
As explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. Adjustments may include, but not be limited to, changes in (i) Astoria’s balance sheet through the effective time of the merger; (ii) the aggregate value of merger consideration paid if the price of Sterling’s stock varies from the assumed $25.05 per share; (iii) total merger related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iv) the underlying values of assets and liabilities if market conditions differ from current assumptions.
The unaudited pro forma condensed combined financial information is provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial information and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:
•
The accompanying notes to the unaudited pro forma condensed combined financial information;

•
Sterling’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2016, included in Sterling’s Annual Report on Form 10-K for the year ended December 31, 2016;

•
Astoria’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2016 included in Astoria’s Annual Report on Form 10-K for the year ended December 31, 2016;

•
Other information pertaining to Sterling and Astoria contained in or incorporated by reference into this joint proxy statement/prospectus. See “Selected Consolidated Historical Financial Data of Sterling” and “Selected Consolidated Historical Financial Data of Astoria” included elsewhere in this joint proxy statement/prospectus.

Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2016
(Dollars in thousands)	Sterling Historical	Astoria Historical	Pro Forma Merger Adjustments	Notes	Pro Forma Combined
ASSETS:
Cash and cash equivalents	$293,646	$129,944	$—		$423,590
Investment securities	3,118,838	3,020,177	(49,586)	A	6,089,429
Loans held for sale	41,889	11,584	—		53,473
Loans, net of unearned income	9,527,230	10,417,187	(350,000)	B	19,594,417
Less: allowance for loan and lease losses	(63,622)	(86,100)	86,100	C	(63,622)
Total loans, net	9,463,608	10,331,087	(263,900)		19,530,795
Cash surrender value of life insurance	199,889	441,064	—		640,953
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	135,098	124,807	—		259,905
Properties and equipment, net	57,318	101,021	50,000	D	208,339
Accrued interest receivable	43,319	34,994	—		78,313
Goodwill	696,600	185,151	832,794	E	1,714,545
Core deposit and other intangible assets, net	66,353	—	84,274	F	150,627
Deferred tax asset	40,548	93,079	119,609	G	253,236
Foreclosed property	13,619	15,144	—		28,763
Other assets	7,722	70,600	—		78,322
Total assets	$14,178,447	$14,558,652	$773,191		$29,510,290
LIABILITIES:
Deposits	$10,068,259	$8,877,055	$10,690	H	$18,956,004
Other borrowings (federal funds purchased and repurchase agreements)	16,642	1,295,000	—		1,311,642
FHLB borrowings	1,791,000	2,090,000	112,905	I	3,993,905
Senior Notes	76,469	—	—		76,469
Subordinated Notes	172,501	—	—		172,501
Senior unsecured notes	—	249,752	—		249,752
Mortgage escrow	13,572	112,975	—		126,547
Other liabilities	184,821	219,797	—		404,618
Total liabilities	12,323,264	12,844,579	123,595		25,291,438
STOCKHOLDERS’ EQUITY:
Preferred stock	—	129,796	—		129,796
Common stock	1,598,698	832,082	1,401,791	J	3,832,571
Treasury stock, at cost	(66,188)	(1,346,709)	1,346,709	K	(66,188)
Retained earnings	349,308	2,155,785	(2,155,785)	L	349,308
Accumulated other comprehensive (loss) income	(26,635)	(56,881)	56,881	M	(26,635)
Total stockholders’ equity	1,855,183	1,714,073	649,596		4,218,852
Total liabilities and stockholders’ equity	$14,178,447	$14,558,652	$773,191		$29,510,290

Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended
December 31, 2016
(Dollars in thousands except per share amounts)	Sterling Historical	Astoria Historical	Pro Forma Merger Adjustments	Notes	Pro Forma Combined
Interest income:
Loans	$390,847	$378,312	$33,333	N	$802,492
Investment securities	66,209	69,966	9,917	O	146,092
Other earning assets	4,495	6,595	—		11,090
Total interest income	461,551	454,873	43,250		959,674
Interest expense:
Deposits	33,189	26,899	(2,138)	P	57,950
Borrowings	24,093	96,360	(37,635)	Q	82,818
Total interest expense	57,282	123,259	(39,773)		140,768
Net interest income	404,269	331,614	83,023		818,906
Provision for loan losses charged (credited) to operations	20,000	(9,151)	—		10,849
Net interest income after provision	384,269	340,765	83,023		808,057
Non-interest income:
Accounts receivable management	17,695	—	—		17,695
Mortgage banking	6,173	3,726	—		9,899
Service charges	15,166	28,594	—		43,760
Securities gains, net	7,522	86	—		7,608
Other	24,431	18,556	—		42,987
Total non-interest income	70,987	50,962	—		121,949
Non-interest expense:
Salaries and benefits	125,916	146,723	—		272,639
Stock based compensation plans	6,518	4,097	—		10,615
Occupancy and equipment	34,486	77,418	1,500	R	113,404
Amortization of intangible assets	12,416	—	15,949	S	28,365
Deposit insurance	8,240	12,192	—		20,432
Merger-related expense	265	—	—		265
Other	60,061	39,040	—		99,101
Total non-interest expenses	247,902	279,470	17,449		544,821
Income before income taxes	207,354	112,257	65,574		385,185
Provision for income taxes	67,382	40,728	25,902	T	134,012
Net income	139,972	71,529	39,672		251,173
Preferred stock dividends	—	8,775	—		8,775
Net income available to common stockholders	$139,972	$62,754	$39,672		$242,398
Per Common Share:
Earnings basic	$1.07	$0.62			$1.11
Earnings diluted	1.07	0.62			1.11
Dividends declared per common share	0.28	0.16			0.28
Weighted average common shares:
Basic	130,607,994	100,388,802			218,448,196
Diluted	131,234,462	100,388,802			219,074,664

Notes to Unaudited Pro Forma Condensed Combined Financial Information
Note 1—Description of Transaction
On March 7, 2017, Sterling and Astoria announced that they had entered into a merger agreement pursuant to which Astoria will be merged with and into Sterling, with Sterling continuing as the surviving corporation. Immediately following the completion of the merger, Astoria Bank, a wholly-owned bank subsidiary of Astoria, will merge with and into Sterling National Bank, a wholly-owned bank subsidiary of Sterling, with Sterling National Bank continuing as the surviving bank.
In the merger, each share of Astoria common stock issued and outstanding immediately prior to the completion of the merger, except for specified shares of Astoria common stock held by Astoria or Sterling, will be converted into the right to receive 0.875 shares of Sterling common stock, par value $0.01 per share. Cash will be paid in lieu of fractional shares of Sterling common stock that would otherwise be issued in connection with the merger.
Note 2—Basis of Presentation
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting giving effect to the merger involving Sterling and Astoria, with Sterling as the acquirer. Certain reclassifications have been made to Astoria historical information so as to conform to Sterling’s presentation, including instances where certain amounts reflected individually by Astoria have been combined for presentation purposes as well as other instances where accounts previously disclosed in footnotes by Astoria have been reflected individually for presentation purposes. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented. The unaudited pro forma condensed combined financial information provides for the issuance of 89,176,568 shares of Sterling common stock in connection with the merger based on the number of shares of Astoria common stock outstanding and reserved for issuance under various equity plans as of December 31, 2016, and the 0.875 exchange ratio. Based on Sterling’s closing stock price on March 6, 2017, the value of the aggregate stock consideration would be approximately $2.2 billion.
Under the acquisition method of accounting, the assets and liabilities of Astoria will be recorded at the respective fair values on the merger date. The fair value on the merger date represents management’s best estimates based on available information and facts and circumstances in existence on the merger date. The pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. Adjustments may include, but not be limited to, changes in (i) Astoria’s balance sheet through the effective time of the merger; (ii) the aggregate value of merger consideration paid if the price of Sterling’s stock varies from the assumed $25.05 per share; (iii) total merger related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iv) the underlying values of assets and liabilities if market conditions differ from current assumptions.
The accounting policies of both Sterling and Astoria are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be determined.
Note 3—Estimated Merger and Integration Costs
In connection with the merger, the plan to integrate Sterling’s and Astoria’s operations is still being developed. Over the next several months, the specific details of these plans will continue to be refined. Sterling and Astoria are currently in the process of assessing the two companies’ personnel, benefit plans, premises, equipment, computer systems, and service contracts to determine where they may take advantage of redundancies or where it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve involuntary termination of Astoria’s employees, vacating Astoria’s leased premises, changing information systems, canceling contracts between Astoria and certain service providers and selling or otherwise disposing of certain premises, furniture and equipment owned by

Astoria. Additionally, as part of our formulation of the integration plan, certain actions regarding existing Sterling information systems, premises, equipment, benefit plans, supply chain methodologies, supplier contracts, and involuntary termination of personnel may be taken. Sterling expects to incur merger-related expenses including system conversion costs, employee retention and severance agreements, communications to customers, and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature and timing of these integration actions. Most acquisition and restructuring costs are recognized separately from a business combination and generally will be expensed as incurred. We estimated the merger related costs to be approximately $165 million and expect they will be incurred primarily in fiscal year 2017, which are not reflected in the accompanying pro forma financial information.
Note 4—Estimated Annual Cost Savings
Sterling and Astoria expect to realize approximately $100 million in annual pre-tax cost savings following the merger, which management expects to be phased-in over a two-year period, but there is no assurance that the anticipated cost savings will be realized on the anticipated time schedule or at all. These cost savings are not reflected in the presented pro forma financial information.
Note 5—Pro Forma Merger Adjustments
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All taxable adjustments were calculated using a 39.5% tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change.
Balance Sheet
December 31, 2016
(Dollars in thousands)

A. Adjustments to investment portfolio
To reflect mark down on the fair value of the held-to-maturity investments portfolio	$(49,586)
B. Adjustments to loans, net of unearned income
To reflect expected credit loss in Astoria’s portfolio loans	$(150,000)
To reflect interest rate mark down on the value of Astoria’s portfolio loans	(163,171)
To eliminate deferred loan fees	(36,829)
$(350,000)
C. Adjustment to allowance for loan losses
To remove Astoria’s allowance at merger date as the credit risk is contemplated in the fair value adjustment in adjustment B above	$86,100
D. Adjustment to properties and equipment, net
To reflect estimated fair value of Astoria’s properties and equipment at merger date, based on third-party estimates	$50,000
E. Adjustment to goodwill, net
To reflect goodwill created as a result of the merger	$1,017,945
To reflect elimination of Astoria’s goodwill at merger date	(185,151)
$832,794
F. Adjustment to core deposit intangible, net
To record the estimated fair value of acquired identifiable intangible assets, calculated as 1.00% of Astoria’s total deposits less jumbo time deposits. The acquired core deposit intangible will be amortized over 10 years using the sum-of-the-years-digits method	$84,274

December 31, 2016
(Dollars in thousands)

G. Adjustments to deferred tax asset
To reflect reduction in deferred tax asset as a result of the merger fair value adjustments
Adjustment to investment securities	$49,586
Adjustment to loans - expected lifetime credit losses, interest rate adjustment and loan fees	350,000
Adjustment to allowance for loan losses	(86,100)
Adjustment to properties and equipment, net	(50,000)
Adjustment to core deposit intangible, net	(84,274)
Adjustment to deposits	10,690
Adjustment to borrowings	112,905
Subtotal for fair value adjustments	302,807
Calculated deferred taxes at estimated statutory rate of 39.5%	119,609
H. Adjustments to deposits
To record estimated fair value based on current market rates for similar products. The adjustment will be accreted into income over the estimated lives of the deposits	$10,690
I. Adjustment to borrowings
To record estimated fair value of assumed borrowings based on market rates for similar products. The adjustment will be accreted into income over the remaining lives of the borrowings	$112,905
J. Adjustments to stockholders’ equity
To eliminate historical Astoria’s common stock	$(832,082)
To reflect issuance of common stock to Astoria stockholders	2,233,873
$1,401,791
K. Adjustment to treasury stock, at cost
To eliminate Astoria’s treasury stock, at cost	$1,346,709
L. Adjustments to retained earnings
To eliminate Astoria’s retained earnings	$(2,155,785)
M. Adjustment to accumulated other comprehensive income
To eliminate Astoria’s accumulated other comprehensive income	$56,881

Income Statements
Twelve Months Ended December 31, 2016
(Dollars in thousands)
N. Adjustment to loan interest income
To reflect accretion of loan discount from interest rate fair value adjustment over an estimated six year average life	$33,333
O. Adjustment to investment securities interest income
To reflect accretion of investment securities discount from fair value adjustment over an estimated five year average life	$9,917
P. Adjustment to deposit interest expense
To reflect accretion of deposit premium from fair value adjustment over an estimated five year average life	$(2,138)
Q. Adjustment to borrowings interest expense
To reflect accretion of borrowings premium from fair value adjustment over an estimated three year average life	$(37,635)
R. Adjustment to occupancy
To reflect additional depreciation expense resulting from premises and equipment fair value adjustment. Depreciation based on estimated useful life of 20 years	$1,500
S. Adjustment to other non-interest expense
To reflect amortization of acquired identifiable intangible assets based on amortization period of 10 years and using the sum-of-the-years-digits method of amortization	$15,949
T. Adjustment to income tax provision
To reflect the income tax effect of pro forma adjustments N-S at estimated marginal tax rate of 39.5%	$25,902

Note 6—Preliminary Purchase Accounting Allocation
The unaudited pro forma condensed combined financial information reflects the issuance of approximately 89,176,568 shares of Sterling common stock totaling approximately $2.2 billion. The merger will be accounted for using the acquisition method of accounting; accordingly the Sterling cost to acquire Astoria will be allocated to the assets (including identifiable intangible assets) and liabilities of Astoria at their respective estimated fair values as of the merger date. Accordingly, the pro forma purchase price was preliminarily allocated to the assets acquired and the liabilities assumed based on their estimated fair values as summarized in the following table.
(Dollars in thousands)
Assets:
Cash and cash equivalents	$129,944
Investment securities	2,970,591
Loans held for sale	11,584
Loans, net of unearned income	10,067,187
Less: allowance for loan and lease losses	—
Total loans, net	10,067,187
Cash surrender value of life insurance	441,064
Federal Home Loan Bank stock, at cost	124,807
Properties and equipment, net	151,021
Accrued interest receivable	34,994
Goodwill	1,017,945
Core deposit and other intangible assets, net	84,274
Deferred tax asset	212,688
Foreclosed property	15,144
Other assets	70,600
Total assets	15,331,843
Liabilities:
Deposits	8,887,745
Other borrowings (federal funds purchased and repurchase agreements)	1,295,000
FHLB borrowings	2,202,905
Senior unsecured notes	249,752
Mortgage escrow	112,975
Other liabilities	219,797
Total liabilities	12,968,174
Preferred stock	129,796
Total liabilities and preferred stock assumed	13,097,970
Fair value of net assets acquired	$2,233,873

DESCRIPTION OF CAPITAL STOCK OF STERLING
As a result of the merger, Astoria common stockholders who receive shares of Sterling common stock in the merger will become stockholders of Sterling. Your rights as a stockholder of Sterling will be governed by the DGCL, the Sterling charter, and the Sterling bylaws. The following briefly summarizes the material terms of Sterling common stock that will be issued in connection with the merger. We urge you to read the applicable provisions of the DGCL, the Sterling charter, and the Sterling bylaws. Copies of Sterling’s and Astoria’s governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see “Where You Can Find More Information.”
Authorized Capital Stock
Sterling is currently authorized to issue 190 million shares of its common stock, $0.01 par value. Sterling is also authorized to issue 10 million shares of its preferred stock, $0.01 par value. As of the Sterling record date, there were 135,593,374 shares of Sterling common stock outstanding, and no shares of Sterling preferred stock outstanding.
In connection with the merger, Sterling is asking its stockholders to approve an amendment to the Sterling charter to increase the number of authorized shares of its common stock by 120 million to 310 million.
Common Stock
Listing
Sterling common stock is listed on the NYSE and traded under the symbol “STL.” Following the merger, shares of Sterling common stock will continue to be traded on the NYSE.
Dividends
Payment of dividends is subject to determination and declaration by the Sterling board and depends on a number of factors, including capital requirements, legal, and regulatory limitations on the payment of dividends, the results of operations and financial condition, tax considerations and general economic conditions. Subject to the approval of the board of directors of the surviving corporation, it is the current intention of each of Sterling and Astoria that, following completion of the merger, the quarterly dividend of  $0.07 on Sterling common stock will remain unchanged. However, the board of directors may change its dividend policy at any time, and no assurances can be given that dividends will continue to be paid by Sterling or the surviving corporation or that dividends, if paid, will not be reduced or eliminated in future periods.
Voting Rights
Each share of Sterling common stock is entitled to one vote in each matter submitted to a vote at a meeting of stockholders including in all elections for directors; stockholders are not entitled to cumulative voting in the election for directors. Sterling stockholders may vote either in person or by proxy. Sterling’s charter provides that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit.
No Preemptive or Conversion Rights
Holders of Sterling common stock have no preemptive rights and have no other rights to subscribe for additional securities of Sterling under Delaware law, nor does Sterling common stock have any conversion rights or rights of redemption. Upon liquidation, all holders of Sterling common stock are entitled to participate pro rata in Sterling’s assets available for distribution, subject to the rights of any class of preferred stock then outstanding.
Certain Charter and Bylaw Provisions Affecting Sterling Common Stock
Sterling’s charter and bylaws contain several provisions that may make Sterling a less attractive target for an acquisition of control by anyone who does not have the support of Sterling’s board of directors. Such provisions include, among other things, the Sterling Limit, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions, several special procedural rules, and the limitation that stockholder actions may only be taken at a meeting and may not be taken by unanimous written stockholder consent.
Business Combinations with Interested Stockholders
Sterling’s charter provides that any “Business Combination” (as defined below) involving Sterling and an Interested Stockholder (as defined below) must be approved by the holders of at least 80% of the voting power of the outstanding shares of stock entitled to vote, unless either two-thirds of the “Disinterested Directors” (as defined in the Sterling charter) of Sterling has approved the Business Combination or the terms of the proposed Business Combination satisfy certain minimum price and other standards. For purposes of these provisions, an “Interested Stockholder” includes any person who:
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is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock (as defined in the Sterling charter);

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is an Affiliate (as defined in the Sterling charter) of Sterling and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding Voting Stock; or

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is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

For purposes of these provisions, a “Business Combination” is defined to include:
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any merger or consolidation of Sterling or any subsidiary with or into an Interested Stockholder or affiliate of an Interested Stockholder;

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the disposition to an Interested Stockholder or an affiliate of an Interested Stockholder of the assets of Sterling or any subsidiary having an aggregate fair market value of 25% or more of the combined assets of Sterling and its subsidiaries;

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the issuance or transfer by Sterling or any subsidiary of any of its securities to any Interested Stockholder or affiliate of an Interested Stockholder in exchange for cash, securities, or other property having an aggregate fair market value of 25% or more of the outstanding common stock of Sterling and its subsidiaries;

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any reclassification of securities or recapitalization that would increase the proportionate share of any class of equity or convertible securities owned by an Interested Stockholder or affiliate of an Interested Stockholder; and

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the adoption of any plan for the liquidation or dissolution of Sterling proposed by, or on behalf of, an Interested Stockholder or an affiliate of an Interested Stockholder.

This provision is intended to deter an acquiring party from utilizing two-tier pricing and similar coercive tactics in an attempt to acquire control of Sterling. However, it is not intended to, and will not, prevent or deter all tender offers for shares of Sterling.
Business Combination Statutes and Provisions
Section 203 of the DGCL prohibits business combinations, including mergers, sales and leases of assets, issuances of securities, and similar transactions by a corporation or a subsidiary, with an interested stockholder, which is someone who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless:
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the transaction that caused the person to become an interested stockholder was approved by the board of directors of the target prior to the transaction;

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after the completion of the transaction in which the person becomes an interested stockholder,

the interested stockholder holds at least 85% of the voting stock of the corporation not including (a) shares held by persons who are both officers and directors of the issuing corporation, and (b) shares held by specified employee benefit plans;
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after the person becomes an interested stockholder, the business combination is approved by the board of directors and holders of at least 66-2/3% of the outstanding voting stock, excluding shares held by the interested stockholder; or

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the transaction is one of certain business combinations that are proposed after the corporation had received other acquisition proposals, and that are approved or not opposed by a majority of certain continuing members of the board of directors, as specified in the DGCL.

Neither the Sterling charter nor its bylaws contains an election, as permitted by Delaware law, to be exempt from the requirements of Section 203 of the DGCL.
Restrictions on Ownership
The ability of a third party to acquire Sterling is limited under applicable U.S. banking laws and regulations. The BHC Act requires any bank holding company (as defined therein) to obtain the approval of the Federal Reserve prior to acquiring, directly or indirectly, more than 5% of Sterling’s outstanding common stock. Any “company” (as defined in the BHC Act) other than a bank holding company would be required to obtain Federal Reserve approval before acquiring “control” of us. “Control” generally means (i) the ownership or control of 25% or more of a class of voting securities, (ii) the ability to elect a majority of the directors, or (iii) the ability otherwise to exercise a controlling influence over management and policies. A holder of 25% or more of Sterling’s outstanding common stock, other than an individual, is subject to regulation and supervision as a bank holding company under the BHC Act. In addition, under the Change in Bank Control Act of 1978, as amended, and the Federal Reserve’s regulations thereunder, any person, either individually or acting through or in concert with one or more persons, is required to provide notice to the Federal Reserve prior to acquiring, directly or indirectly, 10% or more of Sterling’s outstanding common stock.
For more information regarding the rights of holders of Sterling common stock, see “Comparison of Stockholders’ Rights.”

DESCRIPTION OF NEW STERLING PREFERRED STOCK
Upon completion of the merger, Astoria’s 6.50% Non-Cumulative, Perpetual Preferred Stock, Series C, or the Astoria preferred stock, will be converted into Sterling’s 6.50% Non-Cumulative, Perpetual Preferred Stock, Series A, or the Sterling preferred stock. But for the par value of the securities, the Sterling preferred stock will have terms that are identical to the terms of the outstanding Astoria preferred stock. The following briefly summarizes the terms and provisions of the Sterling preferred stock.
Preferred Stock
The Sterling charter currently authorizes Sterling’s board of directors, without further stockholder action, to issue up to 10 million shares of preferred stock, par value $0.01 per share, in series, and to fix the designation, powers, preferences, and rights of the shares of such series and any qualifications, limitations, or restrictions thereof, without further vote or action by Sterling stockholders. Sterling may amend from time to time the Sterling charter to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of the common stock, without a vote of the holders of preferred stock, unless a vote of any such holders is required pursuant to the terms of any preferred stock designation. As of the date of this joint proxy statement/prospectus, there are no shares of Sterling preferred stock outstanding.
Series A Preferred Stock
Upon the completion of the merger and the conversion of Sterling preferred stock, the Sterling preferred stock will be the only series of Sterling issued preferred stock. Shares of Sterling preferred stock, upon issuance in exchange for Astoria preferred stock, will be validly issued, fully paid, and nonassessable. The depositary will be the sole holder of shares of Sterling preferred stock. The holders of Sterling depositary shares will be required to exercise their proportional rights in the Sterling preferred stock through the depositary.
With respect to the payment of dividends and distributions upon liquidation, dissolution, or winding-up of Sterling’s business and affairs, the Sterling preferred stock will rank (i) senior to Sterling common stock, (ii) pari passu with each other series of Sterling preferred stock which expressly provides in the certificate of designations creating such preferred stock that it will rank pari passu with the Sterling preferred stock, and (iii) junior to all existing and future indebtedness and other non-equity claims on Sterling, and to each other series of Sterling preferred stock which expressly provides in the certificate of designations creating such preferred stock that it will rank senior to the Sterling preferred stock.
The Sterling preferred stock will not be convertible into, or exchangeable for, shares of any other class or series of Sterling capital stock or other securities. The Sterling preferred stock will be perpetual and will have no maturity date.
Dividends
Dividends on the Sterling preferred stock will not be cumulative and will not be mandatory. If the Sterling board of directors (or a duly authorized committee of the Sterling board of directors) does not declare a dividend on the Sterling preferred stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, no dividend shall be payable on the applicable dividend payment date, and Sterling will have no obligation to pay any dividend for that dividend period, whether or not the Sterling board of directors (or a duly authorized committee of the Sterling board of directors) declares a dividend for any future dividend period with respect to the Sterling preferred stock or at any future time with respect to any other class or series of Sterling capital stock.
References to the “accrual” (or similar terms) of dividends in this joint proxy statement/prospectus refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.
Holders of Sterling preferred stock will be entitled to receive, when, as, and if declared by the Sterling board of directors (or a duly authorized committee of the Sterling board of directors), out of assets legally available for the payment of dividends under the DGCL, non-cumulative cash dividends at a rate equal to

6.50% of the $1,000 per share liquidation amount of the Sterling preferred stock (equivalent to $25 per depositary share) per annum, payable in arrears on each dividend payment date with respect to the dividend period (or portion thereof) ending on the day preceding such respective dividend payment date.
If declared by the Sterling board of directors (or a duly authorized committee of the Sterling board of directors), Sterling will pay dividends on the Sterling preferred stock quarterly on January 15, April 15, July 15, and October 15 of each year, beginning after the closing of the merger, each such date referred to as a dividend payment date. If any dividend payment date falls on a day other than a business day, then any dividend declared and otherwise payable on that dividend payment date will be paid on the next business day without any adjustment to the amount of dividends paid. A business day means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close.
A dividend period for the Sterling preferred stock is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period for shares of the Sterling preferred stock issued upon completion of the merger will commence on the last dividend payment date prior to the closing of the merger. Dividends payable on the Sterling preferred stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Sterling will not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Sterling preferred stock.
Dividends will be payable to holders of record of Sterling preferred stock as they appear on the Sterling stock register on the applicable dividend record date, which shall be the 15th calendar day before the applicable dividend payment date, or such other record date, no more than 60 calendar days nor less than 10 calendar days before the applicable dividend payment date, as shall be fixed by the Sterling board of directors (or a duly authorized committee of the Sterling board of directors). A dividend record date established for the Sterling preferred stock need not be a business day. The corresponding record dates for the Sterling depositary shares will be the same as the record dates for the Sterling preferred stock.
Dividends on the Sterling preferred stock will cease to accrue on the redemption date, if any, as described below under “—Redemption.”
   Priority Regarding Dividends
So long as any share of Sterling preferred stock remains outstanding, unless (i) the full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Sterling preferred stock, and (ii) Sterling is not in default on its obligation to redeem any shares of Sterling preferred stock that have been called for redemption:
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no dividend shall be declared, paid, or set aside for payment, and no distribution shall be declared, made or set aside for payment on any junior stock (as defined below) (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan);

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no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by Sterling, directly or indirectly, other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of junior stock for or into other junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions, or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of employees, officers, directors, or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the issuance of the shares, including under a contractually binding stock repurchase plan (including a so-called Rule 10b5-1(c) purchase plan), or (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by Sterling; and

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no shares of dividend parity stock (as defined below) shall be repurchased, redeemed, or otherwise acquired for consideration by Sterling, directly or indirectly, other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Sterling preferred stock and such dividend parity stock, (ii) as a result of a reclassification of dividend parity stock for or into other dividend parity stock, (iii) the exchange or conversion of dividend parity stock for or into other dividend parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of dividend parity stock, (v) purchases of shares of dividend parity stock pursuant to a contractually binding requirement to buy dividend parity stock existing prior to the issuance of the shares, including under a contractually binding stock repurchase plan (including a so-called Rule 10b5-1(c) purchase plan), or (vi) the purchase of fractional interests in shares of dividend parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by Sterling.

When dividends are not paid in full upon the shares of Sterling preferred stock and any dividend parity stock, all dividends paid or declared for payment on a dividend payment date with respect to the Sterling preferred stock and the dividend parity stock will be shared based on the ratio between the then-current dividends due on shares of Sterling preferred stock and (i) in the case of any series of non-cumulative dividend parity stock, the aggregate of the current and unpaid dividends due on such series of preferred stock, and (ii) in the case of any series of cumulative dividend parity stock, the aggregate of the current and accumulated and unpaid dividends due on such series of preferred stock.
Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities, or otherwise) as may be determined by the Sterling board of directors (or a duly authorized committee of the Sterling board of directors) may be declared and paid on any class or series of junior stock or any dividend parity stock from time to time out of assets legally available for such payment, and the holders of Sterling preferred stock will not be entitled to participate in any such dividend. Holders of the Sterling preferred stock will not be entitled to receive any dividends not declared by the Sterling board of directors (or a duly authorized committee of the Sterling board of directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.
As used in this joint proxy statement/prospectus, “junior stock” means Sterling common stock and any other class or series of Sterling capital stock now or hereafter authorized, issued, or outstanding that, by its terms, does not expressly provide that it ranks pari passu with or senior to the Sterling preferred stock as to (i) payment of dividends and (ii) distributions upon Sterling’s liquidation, dissolution, or winding-up.
As used in this joint proxy statement/prospectus, “dividend parity stock” means any class or series of Sterling capital stock now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that it ranks pari passu with the Sterling preferred stock as to the payment of dividends (regardless whether such capital stock bears dividends on a non-cumulative or cumulative basis).
   Restrictions on the Payment of Dividends
The payment of dividends on the Sterling preferred stock is subject to the priority provisions and other restrictions described above in “—Dividends.” Sterling ability to pay dividends on the Sterling preferred stock is also dependent on Sterling’s ability to receive dividends from its subsidiaries.
Further, dividends on the Sterling preferred stock will not be declared, paid, or set aside for payment if Sterling fails to comply, or if and to the extent such act would cause Sterling to fail to comply, with applicable laws and regulations, including any capital adequacy guidelines or regulations of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any appropriate federal banking agency (as defined in Section 3(q) of the Federal Deposit Insurance Act)). The Certificate of Designations creating the Sterling preferred stock explicitly provides that dividends on the Sterling preferred stock may not be declared or set aside for payment if and to the extent such dividends would cause Sterling to fail to comply with the applicable capital adequacy guidelines.

Redemption
   No Mandatory Redemption
The Sterling preferred stock is perpetual and has no maturity date. The Sterling preferred stock is not subject to any mandatory redemption, sinking fund, or other similar provisions.
Neither the holders of Sterling preferred stock nor holders of Sterling depositary shares will have the right to require the redemption or repurchase of the Sterling preferred stock.
   Optional Redemption
Sterling may redeem the Sterling preferred stock at its option, subject to approval from the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any appropriate federal banking agency), through a resolution duly adopted by the Sterling board of directors (or a duly authorized committee of the Sterling board of directors), in whole or in part, from time to time, subject to the approval of the appropriate federal banking agency, on April 15, 2018 or any dividend payment date occurring thereafter, at a price equal to $1,000 per share (equivalent to $25 per depositary share), plus (except as otherwise provided) the per share amount of any declared and unpaid dividends (without accumulation of any undeclared dividends) on the Sterling preferred stock prior to the date fixed for redemption, defined as the redemption date.
   Redemption Following a Regulatory Capital Treatment Event
Notwithstanding the foregoing, following a Sterling good faith determination that an event has occurred that would constitute a regulatory capital treatment event (as defined below), Sterling may, at its option, subject to the approval of the appropriate federal banking agency, provide notice of its intent to redeem in accordance with the procedures described below, and subsequently redeem Sterling preferred stock, in whole but not in part, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.
A “regulatory capital treatment event” means an Sterling good faith determination that, as a result of  (i) any amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective (or will become effective) after the initial issuance of any share of Sterling preferred stock; (ii) any proposed change in those laws or regulations that is announced or becomes effective (or will become effective) after the initial issuance of any share of Sterling preferred stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Sterling preferred stock, there is more than an insubstantial risk that Sterling will not be entitled to treat the full liquidation value of the shares of Sterling preferred stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations promulgated by the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any appropriate federal banking agency), as then in effect and applicable, for as long as any share of Sterling preferred stock is outstanding.
   Redemption Procedures and Limitations
If any shares of Sterling preferred stock are redeemed, the redemption price payable to the holder of any shares called for redemption will be payable on the applicable redemption date against the surrender to Sterling or its agent of any certificate(s) evidencing the shares called for redemption. Any declared but unpaid dividends payable on a redemption date but occurring after the dividend record date for any dividend period shall not be paid to the holder of Sterling preferred stock entitled to receive the redemption price, but will instead be paid to the holder of record of the redeemed shares on the dividend record date relating to the applicable dividend payment date.
If any shares of Sterling preferred stock are to be redeemed, a notice of redemption shall be given by first class mail to the holders of record of the Sterling preferred stock to be redeemed at their respective last addresses appearing on the Sterling books (provided that, if the Sterling preferred stock is held in book-entry form through The Depository Trust Company, referred to as DTC, Sterling may give such notice in any manner permitted by DTC). Any notice of redemption shall be mailed at least 30 days and no more than 60 days before the redemption date, and each notice of redemption will include a statement setting forth:
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the redemption date;

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the number of shares of the Sterling preferred stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of Sterling preferred stock to be redeemed from the holder;

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the redemption price; and

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the place or places where the certificates evidencing shares of Sterling preferred stock are to be surrendered for payment of the redemption price.

Any notice of redemption mailed or otherwise delivered as described above shall be conclusively presumed to have been duly given, whether or not any holder of the Sterling preferred stock receives such notice. Failure to duly give notice of redemption, or any defect in such notice, to any holder of shares of Sterling preferred stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Sterling preferred stock.
In case of any redemption of only part of the shares of the Sterling preferred stock at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot or in such other manner as Sterling (pursuant to a resolution adopted by the Sterling board of directors or a duly authorized committee of the Sterling board of directors) may determine to be fair and equitable.
If notice of redemption has been duly given and, if on or before the redemption date specified in such notice, Sterling has set aside all funds necessary for the redemption, separate and apart from Sterling’s other assets, in trust for the pro rata benefit of the holders of the shares of Sterling preferred stock called for redemption, so as to be and continue to be available therefor, or deposited with a bank or trust company doing business in the Borough of Manhattan in the City of New York, and having a capital and surplus of at least $500 million and selected by the Sterling board of directors (or any duly authorized committee of the Sterling board of directors), or the redemption depository, in trust for the pro rata benefit of the holders of the shares of Sterling preferred stock called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date, all shares of Sterling preferred stock called for redemption shall cease to be outstanding, all dividends with respect to such shares of Sterling preferred stock shall cease to accrue on and after the redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the redemption depository at any time after the redemption date from the funds so deposited, without interest. Sterling shall be entitled to receive, from time to time, from the redemption depository any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to Sterling, and in the event of such repayment, the holders of record of the shares of Sterling preferred stock called for redemption shall be determined to be Sterling unsecured creditors for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to Sterling, but shall in no event be entitled to any interest.
Under the Federal Reserve Board’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Sterling preferred stock is subject to prior approval by the Federal Reserve Board. The Certificate of Designations creating the Sterling preferred stock explicitly provides that any redemption of the Sterling preferred stock is subject to Sterling receipt of any required prior approval by the Federal Reserve Board and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve Board applicable to redemption of the Sterling preferred stock.
See “—Redemption of Depositary Shares” for information about redemption of Sterling depositary shares relating to the Sterling preferred stock.

Liquidation Rights
In the event Sterling liquidates, dissolves, or winds-up its business and affairs, either voluntarily or involuntarily, holders of the Sterling preferred stock are entitled to receive a liquidating distribution of $1,000 per share (equivalent to $25 per depositary share), plus the per share amount of any declared and unpaid dividends prior to the date of payment of such liquidating distribution (but without any amount in respect of dividends that have not been declared prior to such payment date), after satisfaction of liabilities or obligations to creditors and subject to the rights of holders of any securities ranking senior to Sterling preferred stock with respect to distributions upon the voluntary or involuntary liquidation, dissolution, or winding-up of Sterling’s business and affairs, and before Sterling makes any distribution of assets to the holders of Sterling common stock or any other class or series of Sterling capital stock ranking junior to the Sterling preferred stock with respect to distributions upon Sterling’s liquidation, dissolution, or winding-up. After payment of the full amount of the liquidating distribution described above, the holders of the Sterling preferred stock shall not be entitled to any further participation in any distribution of Sterling assets.
In any such distribution, if Sterling assets or the proceeds thereof are not sufficient to pay the full liquidation preferences (as defined below) to all holders of the Sterling preferred stock and all holders of liquidation parity stock (as defined below), if any, as to such distribution with the Sterling preferred stock, the amounts paid to the holders of Sterling preferred stock and liquidation parity stock, if any, will be paid pro rata in accordance with the respective aggregate liquidation preferences of the Sterling preferred stock and such liquidation parity stock. As used in this joint proxy statement/prospectus, “liquidation preference” means, with respect to any class or series of Sterling capital stock, the amount otherwise payable upon such class or series of capital stock in connection with any distribution upon Sterling’s liquidation, dissolution, or winding-up (assuming there is no limitation on Sterling assets available for such distribution), including an amount equal to any declared but unpaid dividends (and in the case of any holder of capital stock on which dividends cumulate, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).
If the liquidation preference has been paid in full to all holders of Sterling preferred stock and liquidation parity stock, if any, the holders of Sterling common stock or any other class or series of shares ranking junior to the Sterling preferred stock with respect to distributions upon Sterling liquidation, dissolution, or winding-up shall be entitled to receive all remaining Sterling assets or the proceeds thereof according to their respective rights and preferences.
Sterling’s merger or consolidation with any other entity, including a merger or consolidation in which the holders of Sterling preferred stock receive cash, securities, or property for their shares, or the sale, lease, or exchange of all or substantially all of Sterling’s assets (for cash, securities, or other property), shall not constitute a liquidation, dissolution, or winding-up of Sterling’s business or affairs.
As used in this joint proxy statement/prospectus, “liquidation parity stock” means outstanding Sterling preferred stock and any other class or series of Sterling capital stock now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that it ranks pari passu with the Sterling preferred stock as to the payment of distributions upon Sterling’s liquidation, dissolution, or winding-up.
Voting Rights
Except as provided below or as may be required by law, the holders of the Sterling preferred stock will have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of Sterling capital stock, and will not be entitled to participate in meetings of holders of Sterling common stock or to call a meeting of the holders of any one or more classes or series of Sterling capital stock for any purpose. Each holder of Sterling preferred stock will have one vote per share (except as otherwise indicated below) on any matter on which holders of Sterling preferred stock are entitled to vote, including when acting by written consent.
All voting rights conferred on the Sterling preferred stock shall not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of Sterling preferred stock have been redeemed or called for redemption upon proper notice, and sufficient funds for the redemption have been set aside.

   Right to Elect Two Directors upon Nonpayment
If and when dividends on the Sterling preferred stock have not been declared and paid in an aggregate amount in full for at least six quarterly dividend periods (whether or not consecutive) (such occurrence referred to as a non-payment event), the authorized number of directors then constituting the Sterling board of directors will automatically be increased by two. Holders of the Sterling preferred stock, together with the holders of all other affected classes and series of voting parity stock (as defined below), voting as a single class, will be entitled to elect the two additional members of the Sterling board of directors, known as the preferred stock directors, at any annual or special meeting of stockholders at which directors are to be elected or any special meeting of the holders of the Sterling preferred stock and any voting parity stock for which dividends have not been paid, called as provided below; provided that the election of any such directors will not cause Sterling to violate the corporate governance requirements of the NYSE (or any other exchange or other trading facility on which Sterling securities may be listed or traded) that listed or traded companies must have a majority of independent directors; and provided further that the Sterling board of directors shall, at no time, include more than two preferred stock directors.
At any time after this voting power has vested as described above, the Sterling Corporate Secretary may and, upon the written request of holders of record of at least 20% of the aggregate number of outstanding shares of the Sterling preferred stock and voting parity stock which then have the right to exercise voting rights similar to those described above (addressed to the Corporate Secretary at 21 Scarsdale Road, Yonkers, New York 10707) must, call a special meeting of the holders of the Sterling preferred stock and voting parity stock for the election of the preferred stock directors. Notice for a special meeting will be given in a similar manner to that provided in the Sterling bylaws for a special meeting of the stockholders, or as required by law. If the Sterling Corporate Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of the Sterling preferred stock may (at Sterling’s expense) call such meeting, upon notice as provided in this section, and for that purpose only such holder of Sterling preferred stock will have access to Sterling’s stock books. The preferred stock directors elected at any such special meeting will hold office until the next annual meeting of Sterling common stockholders, unless they have been previously terminated as described below. In case any vacancy occurs among the preferred stock directors, a successor will be elected by the Sterling board of directors to serve until the next annual meeting of the stockholders upon the nomination of the then-remaining preferred stock directors or if none remains in office, by the vote of the holders of record of a majority of the outstanding shares of the Sterling preferred stock and all voting parity stock for which dividends have not been paid, voting as a single class. Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Sterling preferred stock and all voting parity stock, when they have the voting rights described above (voting together as a single class). The preferred stock directors shall each be entitled to one vote per director on any matter.
Whenever full dividends have been paid on the Sterling preferred stock for four consecutive dividend periods after a non-payment event, then the right of the holders of the Sterling preferred stock to elect the preferred stock directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any non-payment event in respect of future dividend periods). When the rights of the Sterling preferred stock and any voting parity stock to elect preferred stock directors have all ceased, the terms of office of all preferred stock directors will immediately terminate and the number of directors constituting the Sterling board of directors will be reduced accordingly.
As used in this joint proxy statement/prospectus, “voting parity stock” means outstanding Sterling preferred stock, and any and all series of dividend parity stock having voting rights to elect directors upon the non-payment of dividends equivalent to those described above.
Under regulations adopted by the Federal Reserve Board, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or 5% or more if it otherwise is deemed by the Federal Reserve Board to exercise a “controlling influence” over Sterling, will be subject to regulation as a bank holding company under the BHC Act. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal

Reserve under the BHC Act to acquire or retain more than 5% of that series. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series of voting securities.
   Other Voting Rights
So long as any shares of Sterling preferred stock remain outstanding, in addition to any other vote or consent of stockholders required by law or the Sterling charter, the affirmative vote or consent of the holders of at least two-thirds of all of the then-outstanding shares of Sterling preferred stock entitled to vote thereon, voting separately as a single class, shall be required to:
•
authorize or increase the authorized amount of, or issue shares of, any class or series of Sterling capital stock ranking senior to the Sterling preferred stock with respect to payment of dividends or as to distributions upon Sterling’s liquidation, dissolution, or winding-up, or issue any obligation or security convertible into or evidencing the right to purchase any such class or series of Sterling capital stock;

•
amend the provisions of the Sterling charter, including the Certificate of Designations creating the Sterling preferred stock or any other series of preferred stock, or the Sterling bylaws so as to materially and adversely affect the special powers, preferences, privileges, or rights of the Sterling preferred stock, taken as a whole; or

•
until but excluding April 15, 2018, consummate a binding share exchange or reclassification involving the Sterling preferred stock, or of a merger or consolidation of Sterling with or into another corporation or other entity, unless in each case (x) the shares of Sterling preferred stock remain outstanding or, in the case of any such merger or consolidation with respect to which Sterling is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges, and voting powers, and limitations and restrictions thereof, of Sterling preferred stock immediately prior to such consummation, taken as a whole.

When determining the application of the supermajority voting rights described above, the authorization, creation, and issuance of, or an increase in the authorized or issued amount of, junior stock, or any series of preferred stock, that ranks equally with the Sterling preferred stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and as to distributions upon Sterling’s liquidation, dissolution, or winding-up, or any securities convertible into or exchangeable or exercisable for junior stock or any series of preferred stock, that ranks equally with the Sterling preferred stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and as to distributions upon Sterling’s liquidation, dissolution, or winding-up, shall not be deemed to adversely affect the powers, preferences, privileges, or rights, and shall not require the affirmative vote or consent, of the holders of any outstanding shares of Sterling preferred stock.
   Voting Rights under Delaware Law
Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to the Sterling charter that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any such proposed amendment would alter or change the powers, preferences, or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment. This right is in addition to any voting rights that may be provided for in the Sterling charter or the Certificate of Designations creating the Sterling preferred stock.

   Changes for Clarification
Sterling may, without the consent of the holders of Sterling preferred stock, amend, alter, supplement, or repeal any terms of the Sterling preferred stock, so long as such action does not adversely affect the rights, preferences, privileges, and voting powers, and limitations and restrictions thereof, in order to (i) to cure any ambiguity, or to cure, correct, or supplement any provision contained in the Certificate of Designations creating the Sterling preferred stock that may be defective or inconsistent or (ii) to make any provision with respect to matters or questions arising with respect to the Sterling preferred stock that is not inconsistent with the provisions of the Certificate of Designations creating the Sterling preferred stock.
Depositary, Transfer Agent, and Registrar
Computershare Shareholder Services, LLC will be the depositary, transfer agent, and registrar for the Sterling preferred stock. Sterling may, in its sole and absolute discretion, remove the depositary in accordance with the agreement between Sterling and the depositary; provided that Sterling will appoint a successor depositary who will accept such appointment prior to the effectiveness of its removal.
Depositary Shares
Each Sterling depositary share will represent a 1/40th interest in one share of Sterling preferred stock, and will be evidenced by depositary receipts. Upon completion of the merger, Sterling will assume the obligations of Astoria under the depositary agreement and the shares of Sterling preferred stock will be deposited with Computershare Shareholder Services, LLC, as depositary. Sterling will instruct the depositary to treat the shares of Sterling preferred stock received by it upon conversion of the shares of Astoria preferred stock as newly deposited securities under the deposit agreement. The Astoria depositary shares will then become Sterling depositary shares and thereafter represent shares of Sterling preferred stock. Sterling depositary shares will continue to be listed on the NYSE upon completion of the merger under a new name and traded under a new symbol. Subject to the terms of the deposit agreement, each holder of an Sterling depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Sterling preferred stock represented by such Sterling depositary share, to all the rights and preferences of the Sterling preferred stock represented thereby (including dividend, voting, redemption, and liquidation rights).
Dividends and Other Distributions
Each dividend payable on a depositary share will be in an amount equal to 1/40th of the dividend declared and payable on the related share of the Sterling preferred stock.
The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Sterling preferred stock to the record holders of Sterling depositary shares relating to the underlying Sterling preferred stock in proportion to the number of Sterling depositary shares held by the holders. If Sterling makes a distribution other than in cash, the depositary will distribute any such amounts of the securities or property received by it to the record holders of Sterling depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with Sterling’s approval, sell the property and distribute the net proceeds from the sale to the holders of the Sterling depositary shares.
Record dates for the payment of dividends and other matters relating to the Sterling depositary shares will be the same as the corresponding record dates for the Sterling preferred stock.
The amounts distributed to holders of Sterling depositary shares will be reduced by any amounts required to be withheld by the depositary or by Sterling on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any Sterling depositary shares or the shares of the Sterling preferred stock until such taxes or other governmental charges are paid.
Redemption of Depositary Shares
If Sterling redeems the Sterling preferred stock represented by the Sterling depositary shares, the Sterling depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Sterling preferred stock held by the depositary. The redemption price per Sterling depositary share is expected to be equal to 1/40th of the redemption price per share payable with respect to the Sterling preferred stock (or $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.
Whenever Sterling redeems shares of Sterling preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of Sterling depositary shares representing shares of Sterling preferred stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the Sterling depositary shares to be redeemed pro rata, by lot or by any other equitable manner as Sterling may decide. The depositary will mail notice of redemption to record holders of the Sterling depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Sterling preferred stock and the related Sterling depositary shares.
Voting the Sterling preferred stock
Because each depositary share represents a 1/40th interest in a share of the Sterling preferred stock, holders of depositary receipts will be entitled to 1/40th of a vote per depositary share under those limited circumstances in which holders of the Sterling preferred stock are entitled to vote.
When the depositary receives notice of any meeting at which the holders of the Sterling preferred stock are entitled to vote, the depositary will mail or transmit by such other method approved by the depositary, in its reasonable discretion, the information contained in the notice to the record holders of the Sterling depositary shares relating to the Sterling preferred stock. Each record holder of the Sterling depositary shares on the record date, which will be the same date as the record date for the Sterling preferred stock, may instruct the depositary to vote the amount of the Sterling preferred stock represented by the holder’s Sterling depositary shares. To the extent possible, the depositary will vote the amount of the Sterling preferred stock represented by Sterling depositary shares in accordance with the instructions it receives. Sterling will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any Sterling depositary shares representing the Sterling preferred stock, it will not vote the amount of the Sterling preferred stock represented by such Sterling depositary shares.
Preemptive and Conversion Rights
The holders of the Sterling depositary shares do not have any preemptive or conversion rights.
Depositary, Transfer Agent, and Registrar
Computershare Shareholder Services, LLC will be the depositary, transfer agent, and registrar for the Sterling depositary shares.
Form of Preferred Stock and Depositary Shares
The Sterling depositary shares shall be issued in book-entry form through DTC. The Sterling preferred stock will be issued in registered form to the depositary.
Listing of Depositary Shares
The Sterling depositary shares will continue to be listed on the NYSE upon completion of the merger under a new name and traded under a new symbol.
The Deposit Agreement
   Amendment and Termination of the Deposit Agreement
Sterling and the depositary may generally amend the form of depositary receipt evidencing the Sterling depositary shares and any provision of the deposit agreement at any time without the consent of the holders of Sterling depositary shares. However, any amendment (other than any change in the fees of any depositary, depositary’s agent, transfer agent, or registrar, as the case may be) that materially and adversely alters the rights of the holders will not be effective unless such amendment has been approved by holders of Sterling depositary shares representing at least two-thirds of the Sterling depositary shares then outstanding.
The deposit agreement may be terminated by Sterling or the depositary if:
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all outstanding Sterling depositary shares have been redeemed;

•
there has been made a final distribution in respect of the Sterling preferred stock in connection with Sterling’s liquidation, dissolution, or winding-up, and such distribution has been distributed to the holders of Sterling depositary shares; or

•
there has been consent of holders of Sterling depositary shares representing not less than two-thirds of the Sterling depositary shares outstanding.

   Fees, Charges, and Expenses
Sterling will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements regarding any Sterling depositary shares offered by use of this joint proxy statement/prospectus. Sterling will also pay all charges of the depositary in connection with the initial deposit of the Sterling preferred stock and the initial issuance of the Sterling depositary shares, all withdrawals, and any redemption or exchange of the Sterling preferred stock. All other transfer and other taxes and governmental charges are at the expense of the holders of Sterling depositary shares.
   Resignation and Removal of Depositary
The depositary may resign at any time by delivering a notice to Sterling of its election to do so. Sterling may remove the depositary at any time by providing notice. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and be a person with a principal office in the United States and having a combined capital and surplus (along with its affiliates) of at least $50 million. If a successor is not appointed within 60 days, the outgoing depositary may petition a court to do so.
   Miscellaneous
The depositary will not be liable for any delays or failures in performance of its obligations under the deposit agreement resulting from acts beyond its reasonable control. The depositary will not be obligated to appear in, prosecute, or defend any legal proceeding relating to any Sterling depositary shares or preferred stock unless reasonably satisfactory indemnity is furnished.

COMPARISON OF STOCKHOLDERS’ RIGHTS
If the merger is completed, Astoria common stockholders will receive shares of Sterling common stock in the merger. Sterling is organized under the laws of the State of Delaware and Astoria is organized under the laws of the State of Delaware. The following is a summary of the material differences between (1) the current rights of Astoria common stockholders under the Astoria charter and bylaws and (2) the current rights of Sterling stockholders under the Sterling charter and bylaws.
Sterling and Astoria believe that this summary describes the material differences between the rights of Sterling common stockholders as of the date of this joint proxy statement/prospectus and the rights of Astoria common stockholders as of the date of this joint proxy statement/prospectus; however, it does not purport to be a complete description of those differences. Copies of Sterling’s and Astoria’s governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, please see “Where You Can Find More Information.”
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AUTHORIZED CAPITAL STOCK
The Astoria charter authorizes Astoria to issue up to 200 million shares of common stock, par value $0.01 per share, and 5 million shares of preferred stock, par value $1.00 per share. As of the Astoria record date, there were 101,725,639 shares of Astoria common stock outstanding, and 135,000 shares of Astoria preferred stock outstanding.	Sterling’s certificate of incorporation authorizes it to issue up to 190,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of the record date for the Sterling special meeting, there were 135,593,374 shares of Sterling common stock outstanding, and no shares of Sterling preferred stock outstanding. In connection with the merger, Sterling is asking its stockholders to approve an amendment to the Sterling charter to increase the number of authorized shares of its common stock by 120 million to 310 million.
VOTING LIMITATIONS
The Astoria charter provides that, with limited exception, stockholders who beneficially own in excess of 10% of the then-outstanding shares of common stock of Astoria are not entitled to any vote with respect to shares held in excess of 10% of the then-outstanding shares of Astoria common stock (which we refer to as the “Astoria Limit”). A person or entity is deemed to beneficially own shares that are owned by an affiliate as well as persons acting in concert with such person or entity. Astoria common stockholders are not entitled to cumulate their votes in the election of directors.	Same provisions as Astoria with respect to voting limitations.
RIGHTS OF PREFERRED STOCK
The Astoria charter provides that the Astoria board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications,
Same provisions as Astoria with respect to the issuance of preferred stock.
As of the Sterling record date, there were no shares of Sterling preferred stock outstanding; however, in connection with the merger, Sterling expects to issue an amount of preferred stock equal to the amount of Astoria preferred stock issued and outstanding immediately prior to the effective time of the merger. But for the par value of the securities, the Sterling preferred stock will have terms that are identical to the terms of the outstanding Astoria preferred stock.

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limitations, or restrictions thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the common stock, without a vote of the holders of the preferred stock or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.
As of the Astoria record date, there were 135,000 shares of Astoria preferred stock outstanding.
SIZE OF BOARD OF DIRECTORS

The Astoria charter currently provides that the size of Astoria’s board of directors is fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the authorized directorships of the board (whether or not any vacancies exist), which we refer to as the “whole board.” The number of directors that constitute the whole board of Astoria is such number as the board of directors designates, except in the absence of such designation, the number of directors is eight.
The current size of Astoria’s board of directors is eight.

The Sterling charter currently provides that the size of Sterling’s board of directors is fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by the whole board. The Sterling bylaws currently provide that the number of directors who shall constitute the whole board of Sterling shall be such number as the majority of the whole board shall from time to time have designated.
The current number of directors designated by the board is sixteen, which will be reduced to eleven directors upon Sterling’s 2017 annual meeting of stockholders. In connection with the merger agreement, at the effective time of the merger, four then-former Astoria directors will be appointed to Sterling’s board of directors.

CLASSES OF DIRECTORS
Astoria’s board of directors (other than directors elected by the holders of any class or series of preferred stock) is divided into three classes, with each class of directors serving for successive three-year terms so that each year, the term of only one class of directors expires.	The Sterling board is not classified; all directors are elected annually.
REMOVAL OF DIRECTORS
The Astoria charter provides that a director may be removed from office at any time, but only for cause and only by the affirmative vote of holders of 80% of shares entitled to vote in the election of directors, voting together as a single class.	Same provision as the Astoria charter.
FILLING VACANCIES ON THE BOARD OF DIRECTORS
The Astoria charter provides that, subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause may be filled only by a majority vote of the directors then in office, even though less than a quorum. The	Same provision as the Astoria charter regarding filling of vacancies, however, the term of any director elected to fill a vacancy shall expire at the next meeting of stockholders.

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term of any director elected to fill a vacancy shall expire at the next meeting of stockholders at which the term of office of the class to which such director has been chosen expires. No decrease in the number of directors constituting the board of directors shortens the term of any incumbent director.
SPECIAL MEETINGS OF STOCKHOLDERS
The Astoria charter provides that special meetings of the stockholders of Astoria, other than those required by statute, may be called at any time by the board of directors pursuant to a resolution adopted by a majority of the whole board.	Same provision as the Astoria charter.
QUORUM
Under the Astoria charter and bylaws, at any meeting of stockholders, the holders of a majority of all the shares of stock entitled to vote at the meeting (excluding any shares held by any stockholder in excess of the Astoria Limit), present in person or by proxy, constitute a quorum for all meetings of stockholders, unless or to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of those represented in person or by proxy shall constitute a quorum entitled to take action with respect to the vote on that matter. If a quorum fails to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting.	Same provisions as the Astoria charter and bylaws.
NOTICE OF STOCKHOLDER MEETINGS
Astoria’s bylaws provide that written notice of the place, date, and time of all meetings of the stockholders must be given, not less than 10 and not more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting. When a meeting is adjourned to another place, date, or time, and the date of the adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting must be given in conformity with the previous sentence.	Same provision as the Astoria bylaws.
ADVANCE NOTICE OF STOCKHOLDER PROPOSALS

Astoria’s bylaws establish an advance notice procedure with regard to nominations and other business proposals to be brought before Astoria’s annual meeting but not included in Astoria’s proxy statement or form of proxy for that meeting.
To be properly brought before an annual meeting by a stockholder, the business must relate to a proper
Sterling’s bylaws establish an advance notice procedure with regard to nominations and other business proposals to be brought before Sterling’s annual meeting but not included in Sterling’s proxy statement or form of proxy for that meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder, (1) the

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subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of Astoria. To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive office of Astoria not less than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made to be timely. The notice must contain specified information, as set forth in Astoria’s bylaws.

stockholder must have given timely notice thereof in writing to Sterling’s Secretary, (2) such business must be a proper matter for stockholder action under the DGCL, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided Sterling with a solicitation notice, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of Sterling’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of Sterling’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials a solicitation notice stating that such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of Sterling’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Sterling’s voting shares to elect such nominee or nominees and (4) if no solicitation notice relating thereto has been timely provided, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a solicitation notice.
To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of Sterling not less than 90 days prior to the date of Sterling’s proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information, as set forth in Sterling’s bylaws.
Stockholder nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to Sterling’s notice of meeting by any stockholder of record of Sterling who is a stockholder of record at the time of giving of notice

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provided for in this paragraph, who is entitled to vote at the meeting and who complies with the same notice procedures applicable to stockholder nominations at an annual meeting of stockholders. Nominations by stockholders of persons for election to the board of directors may be made at such a special meeting of stockholders if the stockholder’s notice is delivered to the Secretary at the principal executive offices of Sterling not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.
ANTI-TAKEOVER PROVISIONS AND OTHER STOCKHOLDER PROTECTIONS

The Astoria charter provides that any “Business Combination” (as defined below) involving Astoria and an Interested Stockholder must be approved by the holders of at least 80% of the voting power of the outstanding shares of stock entitled to vote, unless either a majority of the “Disinterested Directors” (as defined in the certificate) of Astoria has approved the Business Combination or the terms of the proposed Business Combination satisfy certain minimum price and other standards.
For purposes of these provisions, a “Business Combination” is defined to include: (i) any merger or consolidation of Astoria or any subsidiary with or into an Interested Stockholder or affiliate of an Interested Stockholder; (ii) the disposition of the assets of Astoria or any subsidiary having an aggregate value of 25% or more of the combined assets of Astoria and its subsidiaries; (iii) the issuance or transfer by Astoria or any subsidiary of any of its securities to any Interested Stockholder or affiliate of an Interested Stockholder in exchange for cash, securities, or other property having an aggregate value of 25% or more of the outstanding common stock of Astoria and its subsidiaries; (iv) any reclassification of securities or recapitalization that would increase the proportionate share of any class of equity or convertible securities owned by an Interested Stockholder or affiliate of an Interested Stockholder; and (v) the adoption of any plan for the liquidation or dissolution of Astoria proposed by, or on behalf of, an Interested Stockholder or an affiliate of an Interested Stockholder.
Same anti-takeover provisions and other stockholder protections as Astoria, except (1) any Business Combination (as defined in the Sterling charter) involving Sterling and an Interested Stockholder must be approved by the holders of at least 80% of the voting power of the outstanding shares of stock entitled to vote, unless either two-thirds of the Disinterested Directors (as defined in the Sterling charter) has approved the Business Combination or the terms of the proposed Business Combination satisfy certain minimum price and other standards, and (2) the Sterling board is not classified and all directors are elected annually.
For purposes of these provisions, an “Interested Stockholder” includes: (i) any person (with certain exceptions) who is the beneficial owner of more than 10% of Astoria’s outstanding common stock; (ii) any

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affiliate of Astoria which is the beneficial owner of more than 10% of Astoria’s common stock during the prior two years; or (iii) any assignee of or otherwise succeeded to any shares of Astoria common stock that were beneficially owned by an “Interested Stockholder” during the prior two years in a transaction not involving a public offering.
Section 203 of the DGCL prohibits business combinations, including mergers, sales and leases of assets, issuances of securities, and similar transactions by a corporation or a subsidiary, with an interested stockholder, which is someone who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless: (i) the transaction that caused the person to become an interested stockholder was approved by the board of directors of the target prior to the transaction; (ii) after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation, not including (a) shares held by persons who are both officers and directors of the issuing corporation, and (b) shares held by specified employee benefit plans; (iii) after the person becomes an interested stockholder, the business combination is approved by the board of directors and holders of at least 66-2/3% of the outstanding voting stock, excluding shares held by the interested stockholder; or (iv) the transaction is one of certain business combinations that are proposed after the corporation had received other acquisition proposals, and that are approved or not opposed by a majority of certain continuing members of the board of directors, as specified in the DGCL.
A Delaware corporation may elect not to be governed by Section 203. Astoria has not made an election to be exempt from the requirements of Section 203 of the DGCL.
The Astoria charter provides additional provisions that may serve as takeover protections, including a provision providing for a classified board of directors. The Astoria directors are divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter, and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each director to hold office until his

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or her successor shall have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.
LIMITATION OF PERSONAL LIABILITY OF OFFICERS AND DIRECTORS
The Astoria charter provides that a director of Astoria will not be personally liable to Astoria or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Astoria or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Astoria will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.	Same provision as the Astoria charter.
INDEMNIFICATION OF DIRECTORS AND OFFICERS AND INSURANCE
Section 145 of the DGCL permits, under certain circumstances, the indemnification of any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving in a similar capacity for another enterprise at the request of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. To the extent that a present or former director or officer of the corporation has been successful in defending any such proceeding, the DGCL provides that he or she shall be indemnified against expenses (including attorneys’ fees), actually and reasonably incurred by him in connection therewith. With respect to a proceeding by or in the right of the corporation, such person may be indemnified against expenses (including attorneys’ fees), actually and reasonably incurred, if he or she acted in good faith and in a	Same provision as the Astoria charter.

ASTORIA	STERLING
manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. The DGCL provides, however, that indemnification shall not be permitted in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. The DGCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of final disposition of the proceeding, provided that the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification. Also, a corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability.
The Astoria charter provides that current or former directors or officers shall be indemnified and held harmless by Astoria to the fullest extent authorized by Astoria against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such officer or director; provided, however, that Astoria shall (with limited exceptions) indemnify an officer or director in connection with a proceeding (or part thereof) initiated by such officer or director only if such proceeding (or part thereof) was authorized by the board of directors of Astoria. Astoria may advance expenses to officers and directors, provided that if required by the DGCL, such advancement of expenses shall only be made if the director or officer seeking such advancement provides Astoria with a written undertaking to repay the advance if it is ultimately determined by a final judicial decision from which there is no further right to appeal that the officer or director is not entitled to the advancement of expenses. The Astoria charter provides that Astoria may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of Astoria or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not Astoria would have the power to indemnify such person against such expense, liability, or loss under the DGCL.

ASTORIA	STERLING
AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BYLAWS
The DGCL provides that the Astoria charter generally may be amended upon the adoption of a resolution by the board of directors and approval by the holders of a majority of the outstanding shares entitled to vote.	Same provision as the Astoria charter and bylaws, except that the Sterling charter provides for all directors to be elected annually and Sterling applies the 80% threshold to amendment or repeal of this provision.
Pursuant to the Astoria charter, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of Astoria entitled to vote generally in the election of directors (excluding any shares held in excess of the Astoria Limit), voting together as a single class, is required to amend or repeal provisions of the certificate of incorporation related to amendment of the certificate of incorporation, limitations on voting of holders of more than 10% of Astoria’s common stock, stockholder action by written consent, persons authorized to call special meetings of Astoria common stockholders, classification and removal of directors and the filling of board vacancies, the adoption, amendment, or repeal of Astoria’s bylaws, the approval of certain business combinations and director and officer indemnification by Astoria.
Astoria’s bylaws may be amended either by a majority of the whole board or by a vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of Astoria entitled to vote generally in the election of directors, voting as a single class.
ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS
Under the Astoria charter, subject to the rights of any class or series of preferred stock of Astoria, any action required or permitted to be taken by the stockholders of Astoria at an annual or special meeting must be effected at a duly called annual or special meeting of stockholders of Astoria, and may not be effected by any consent in writing by such stockholders.	Same provision as the Astoria charter.
STOCKHOLDER RIGHTS PLAN
Astoria does not have a stockholder rights plan in effect.	Sterling does not have a stockholder rights plan in effect.

COMPARATIVE MARKET PRICES AND DIVIDENDS
Sterling common stock is listed on the NYSE under the symbol “STL”, and Astoria common stock is listed on the NYSE under the symbol “AF.” The following table sets forth for the periods indicated the high and low reported intraday sales prices per share of Sterling common stock and Astoria common stock on the NYSE, and the cash dividends declared per share.
	Sterling Common Stock			Astoria Common Stock
	High	Low	Dividend(1)	High	Low	Dividend
Quarter Ended:
March 31, 2017	$25.85	$22.35	$0.07	$21.66	$18.66	$0.04
December 31, 2016	24.65	16.75	0.07	19.05	14.11	0.04
September 30, 2016	17.90	15.14	0.07	15.82	14.31	0.04
June 30, 2016	16.97	14.55	0.07	16.06	14.39	0.04
March 31, 2016	16.19	13.44	0.07	16.12	13.92	0.04
December 31, 2015	17.75	14.24	0.07	18.13	15.15	0.04
September 30, 2015	15.26	13.20	0.07	17.16	13.34	0.04
June 30, 2015	15.04	12.82	0.07	14.10	12.67	0.04
March 31, 2015	14.40	13.00	0.07	13.44	12.20	0.04
On March 6, 2017, the last full trading day before the public announcement of the merger agreement, the closing sale price of shares of Sterling common stock as reported on the NYSE was $25.05. On April 28, 2017, the last practicable trading day before the date of this joint proxy statement/prospectus, the closing sale price of shares of Sterling common stock as reported on the NYSE was $23.25.
On March 6, 2017, the last full trading day before the public announcement of the merger agreement, the closing sale price of shares of Astoria common stock as reported on the NYSE was $18.48. On April 28, 2017, the last practicable trading day before the date of this joint proxy statement/prospectus, the closing sale price of shares of Astoria common stock as reported on the NYSE was $20.39.
As of April 28, 2017, the last date prior to printing this joint proxy statement/prospectus for which it was practicable to obtain this information for Sterling and Astoria, respectively, there were approximately 5,152 registered holders of Sterling common stock and approximately 2,779 registered holders of Astoria common stock.
The following table shows the closing sale prices of Sterling common stock and Astoria common stock as reported on the NYSE on March 6, 2017, the last full trading day before the public announcement of the merger agreement, and on April 28, 2017, the last practicable trading day before the date of this joint proxy statement/prospectus. The table also shows the implied value of the merger consideration payable for each share of Astoria common stock, which we calculated by multiplying the closing price of Sterling common stock on those dates by the exchange ratio of 0.875.
	Sterling Common Stock	Astoria Common Stock	Implied Value of One Share of Astoria Common Stock
March 6, 2017	$25.05	$18.48	$21.92
April 28, 2017	$23.25	$20.39	$20.34
Sterling and Astoria common stockholders are advised to obtain current market quotations for Sterling common stock and Astoria common stock. The market price of Sterling common stock and Astoria common stock will fluctuate between the date of this joint proxy statement/prospectus and the date of completion of the merger. No assurance can be given concerning the market price of Astoria common stock before the effective time of the merger or Sterling common stock before or after the effective time of the merger. Changes in the market price of Sterling common stock prior to the completion of the merger will affect the market value of the merger consideration that Astoria common stockholders will receive upon completion of the merger.

LEGAL MATTERS
The validity of the Sterling common stock and preferred stock to be issued in connection with the merger will be passed upon for Sterling by Squire Patton Boggs (US) LLP. Certain U.S. federal income tax consequences relating to the merger will also be passed upon for Sterling by Squire Patton Boggs (US) LLP and for Astoria by Wachtell, Lipton, Rosen & Katz (New York, New York).
EXPERTS
STERLING
The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the reports of Crowe Horwath LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
ASTORIA
The consolidated financial statements of Astoria as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
DEADLINES FOR SUBMITTING STOCKHOLDER PROPOSALS
STERLING
Under SEC rules, holders of Sterling common stock who wish to make a proposal to be included in Sterling’s proxy statement and proxy for Sterling’s 2017 annual meeting of stockholders, Sterling’s next annual meeting of stockholders, must have delivered the proposal to the executive offices of Sterling no later than December 16, 2016 if Sterling’s 2017 annual meeting is held within 30 days of May 24, 2017. Such proposals will be subject to the requirements of the proxy rules adopted under the Exchange Act, Sterling’s certificate of incorporation and bylaws and Delaware law.
In addition, Sterling’s bylaws establish an advance notice procedure with regard to director nominations and other business proposals to be brought before Sterling’s 2017 annual meeting but not included in Sterling’s proxy statement or form of proxy for that meeting. In order for stockholder proposals to be considered for presentation at Sterling’s 2017 annual meeting but not for inclusion in Sterling’s proxy statement and form of proxy for that meeting, holders of Sterling common stock must have delivered notice of such stockholder proposal to the Secretary of Sterling no later than January 14, 2017 (provided that if the date of Sterling’s 2017 annual meeting is earlier than April 24, 2017 or later than June 23, 2017, notice must be delivered not later than the close of business on the 10th day following the day on which public announcement of the date of Sterling’s 2017 annual meeting is first made).
Astoria
Under SEC Rule 14a-8 of the Exchange Act, holders of Astoria common stock who wish to make a proposal to be included in Astoria’s proxy statement and proxy card for Astoria’s 2017 annual meeting of stockholders, Astoria’s next annual meeting of stockholders, must deliver the proposal to the principal executive offices of Astoria in a reasonable time before Astoria begins to print and send its proxy materials.
In addition, Astoria’s bylaws establish an advance notice procedure with regard to director nominations and other business proposals to be brought before Astoria’s 2017 annual meeting but not included at the direction of the Astoria board of directors. In order for such stockholder proposals to be considered for presentation at Astoria’s 2017 annual meeting but not for inclusion in Astoria’s proxy statement and form of proxy for that meeting, holders of Astoria common stock must have delivered notice of such stockholder proposal to the Secretary of Astoria no later than June 28, 2017 (provided that Astoria holds its annual meeting on September 27, 2017).

WHERE YOU CAN FIND MORE INFORMATION
Sterling has filed with the SEC a registration statement under the Securities Act of 1933, as amended, that registers the issuance of the shares of Sterling common stock, depositary shares, and preferred stock to be issued in connection with the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of Sterling, in addition to being a proxy statement for Sterling and Astoria common stockholders. The registration statement, including this joint proxy statement/prospectus and the attached exhibits and schedules, contains additional relevant information about Sterling and Sterling common stock, depositary shares, and preferred shares.
Sterling and Astoria also file reports, proxy statements, and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.
The SEC also maintains an Internet website that contains reports, proxy statements, and other information about issuers, such as Sterling and Astoria, who file electronically with the SEC. The address of the site is http://www.sec.gov. The reports and other information filed by Sterling with the SEC are also available at Sterling’s website at www.sterlingbancorp.com under the tab “Annual Reports & SEC Filings,” and then under the heading “Filings and Reports.” The reports and other information filed by Astoria with the SEC are available at Astoria’s website at www.astoriabank.com under the tab “Investor Relations,” and then under the heading “SEC Filings.” The web addresses of the SEC, Sterling, and Astoria are included as inactive textual references only. Except as specifically incorporated by reference into this joint proxy statement/prospectus, information on those web sites is not part of this joint proxy statement/prospectus.
The SEC allows Sterling and Astoria to incorporate by reference information in this joint proxy statement/prospectus. This means that Sterling and Astoria can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates by reference the documents listed below that Sterling and Astoria previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed according to SEC rules). They contain important information about the companies and their financial condition.
Sterling SEC Filings	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2016
Current Reports on Form 8-K	Filed on March 9, 2017 and January 25, 2017 (other than the portions of those documents not deemed to be filed)
Definitive Proxy Statement on Schedule 14A	Filed April 13, 2017
Astoria SEC Filings	Period or Date Filed
Annual Report on Form 10-K and 10-K/A	Year ended December 31, 2016, as amended on April 13, 2017
Current Reports on Form 8-K	Filed on April 7, 2017, March 22, 2017, March 17, 2017, March 9, 2017, March 7, 2017, January 27, 2017, January 26, 2017 and January 11, 2017 (other than the portions of those documents not deemed to be filed)
Definitive Proxy Statement on Schedule 14A	Filed November 11, 2016
Sterling also incorporates by reference the description of Sterling common stock contained in Sterling’s registration statement on Form 8-A filed on December 16, 2011 with the SEC pursuant to which Sterling’s common stock was registered under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
In addition, Sterling and Astoria also incorporate by reference additional documents filed with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and, in the case of Sterling, the date of the Sterling special meeting, and, in the case of Astoria, the date of the Astoria special meeting, provided that Sterling and Astoria are not incorporating by reference any information furnished to, but not filed with, the SEC.
Except where the context otherwise indicates, Sterling has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Sterling, and Astoria has supplied all information contained or incorporated by reference relating to Astoria.
Documents incorporated by reference are available from Sterling and Astoria without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this joint proxy statement/prospectus. You can obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following address and phone number:
Sterling Bancorp 400 Rella Blvd. Montebello, New York 10901 Attention: Investor Relations Telephone: (845) 369-8040	Astoria Financial Corporation One Astoria Bank Plaza Lake Success, New York 11042 Attention: Investor Relations Telephone: (516) 327-7877
Sterling stockholders and Astoria common stockholders requesting documents must do so by June 6, 2017 to receive them before their respective meetings. You will not be charged for any of these documents that you request. If you request any incorporated documents from Sterling or Astoria, Sterling and Astoria, respectively, will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.
Neither Sterling nor Astoria has authorized anyone to give any information or make any representation about the merger or the companies that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that have been incorporated in this joint proxy statement/

prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

ANNEX A—AGREEMENT AND PLAN OF MERGER
Execution Version
AGREEMENT AND PLAN OF MERGER
by and between
ASTORIA FINANCIAL CORPORATION
and
STERLING BANCORP

Dated as of March 6, 2017

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS
Page
$	A-46
Acquisition Proposal	A-38
affiliate	A-46
Agreement	A-1
Bank Merger	A-3
Bank Merger Agreement	A-3
Bank Merger Certificates	A-3
BHC Act	A-7
Blue Sky	A-9
business day	A-46
Certificate	A-2
Certificate of Merger	A-1
certificates	A-4
Charter Amendment	A-3
Chosen Courts	A-46
Closing	A-1
Closing Date	A-1
Code	A-1
Company	A-1
Company 401(k) Plan	A-35
Company Bank	A-3
Company Benefit Plans	A-12
Company Bylaws	A-7
Company Certificate	A-7
Company Common Stock	A-1
Company Contract	A-15
Company Disclosure Schedule	A-6
Company Equity Awards	A-2
Company Indemnified Parties	A-36
Company Insiders	A-39
Company Meeting	A-33
Company Owned Properties	A-16
Company Qualified Plans	A-13
Company Real Property	A-17
Company Regulatory Agreement	A-16
Company Reports	A-9
Company Restricted Stock Award	A-2
Company Restricted Stock Unit Award	A-2
Company Series C Preferred Stock	A-3
Company Stock Plans	A-3
Company Subsidiary	A-7
Confidentiality Agreement	A-33
Continuing Employees	A-34
Controlled Group Liability	A-13
Page
Delaware Secretary	A-1
DGCL	A-1
dollars	A-46
Effective Time	A-1
Enforceability Exceptions	A-8
Environmental Laws	A-16
ERISA	A-12
ERISA Affiliate	A-13
Exchange Act	A-10
Exchange Agent	A-4
Exchange Fund	A-4
Exchange Ratio	A-1
FDIC	A-7
Federal Reserve Board	A-6
GAAP	A-6
Governmental Entity	A-9
HOLA	A-6
Intellectual Property	A-17
IRS	A-12
Joint Proxy Statement	A-9
knowledge	A-45
Liens	A-7
Loans	A-18
made available	A-46
Material Adverse Effect	A-6
Materially Burdensome Regulatory Condition	A-32
Merger	A-1
Merger Consideration	A-1
Multiemployer Plan	A-13
Multiple Employer Plan	A-13
New Plans	A-35
Notifying Party	A-37
NYSE	A-5
OCC	A-9
Parent	A-1
Parent 401(k) Plan	A-35
Parent Bank	A-3
Parent Benefit Plans	A-25
Parent Bylaws	A-3
Parent Certificate	A-3
Parent Common Stock	A-2
Parent Contract	A-27
Parent Disclosure Schedule	A-27
Parent Equity Awards	A-20

A-iv

Page
Parent Meeting	A-33
Parent Preferred Stock	A-20
Parent Qualified Plans	A-25
Parent Regulatory Agreement	A-27
Parent Reports	A-22
Parent Restricted Stock Award	A-20
Parent Series A Preferred Stock	A-3
Parent Share Closing Price	A-5
Parent Stock Options	A-20
Parent Stock Plans	A-20
Parent Subsidiary	A-20
PBGC	A-13
Permitted Encumbrances	A-17
person	A-46
Premium Cap	A-36
Regulatory Agencies	A-9
Representatives	A-38
Requisite Company Vote	A-8
Page
Requisite Parent Vote	A-21
Requisite Regulatory Approvals	A-32
S-4	A-9
Sarbanes-Oxley Act	A-10
SEC	A-9
Securities Act	A-9
Significant Subsidiaries	A-54
SRO	A-9
Subsidiary	A-7
Surviving Corporation	A-1
Takeover Statutes	A-17
Tax	A-12
Tax Return	A-12
Taxes	A-12
Termination Date	A-42
Termination Fee	A-43
the date hereof	A-45

A-v

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER, dated as of March 6, 2017 (this “Agreement”), by and between Astoria Financial Corporation, a Delaware corporation (the “Company”), and Sterling Bancorp, a Delaware corporation (“Parent”).
W I T N E S S E T H:
WHEREAS, the Boards of Directors of Parent and the Company have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein, pursuant to which the Company will, subject to the terms and conditions set forth herein, merge with and into Parent (the “Merger”), so that Parent is the surviving corporation (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”) in the Merger; and
WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code; and
WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I
THE MERGER
1.1   The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time, the Company shall merge with and into Parent. Parent shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.
1.2   Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. New York City time at the offices of Wachtell, Lipton, Rosen & Katz, on a date which shall be no later than five (5) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof  (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof), unless extended by mutual agreement of the parties (the “Closing Date”).
1.3   Effective Time. The Merger shall become effective as set forth in the certificate of merger to be filed with the Secretary of State of the State of Delaware (the “Delaware Secretary”) on the Closing Date (the “Certificate of Merger”). The term “Effective Time” shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.
1.4   Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the DGCL.
1.5   Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or the holder of any of the following securities:
(a)   Subject to Section 2.2(e), each share of the common stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the Effective Time (the “Company Common Stock”), except for shares of Company Common Stock owned by the Company as treasury stock or owned by the Company or Parent (in each case other than in a fiduciary or agency capacity or as a result of debts previously contracted), shall be converted into the right to receive 0.875 shares (the “Exchange Ratio” and such shares, the “Merger Consideration”) of the common stock, par value $0.01 per share, of Parent (the “Parent Common Stock”); it being understood that upon the Effective Time, pursuant to Section 1.6, the Parent Common Stock, including the shares issued to former holders of Company Common Stock, shall be the common stock of the Surviving Corporation.
(b)   All of the shares of Company Common Stock converted into the right to receive Parent Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, a “Certificate,” it being understood that any reference herein to “Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Company Common Stock) previously representing any such shares of Company Common Stock shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of Parent Common Stock which such shares of Company Common Stock have been converted into the right to receive, (ii) cash in lieu of fractional shares which the shares of Company Common Stock represented by such Certificate have been converted into the right to receive pursuant to this Section 1.5 and Section 2.2(e), without any interest thereon, and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2. Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock (together with any dividends or distributions with respect thereto and cash in lieu of fractional shares issued in consideration therefor) upon the surrender of such Certificates in accordance with Section 2.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there shall be any extraordinary dividend or distribution, an appropriate and proportionate adjustment shall be made to the Exchange Ratio.
(c)   Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of Company Common Stock that are owned by the Company or Parent (in each case other than in a fiduciary or agency capacity or as a result of debts previously contracted) shall be cancelled and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.
1.6   Parent Common Stock. At and after the Effective Time, each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.
1.7   Treatment of Company Equity Awards.
(a)   At the Effective Time, each award in respect of a share of Company Common Stock subject to vesting, repurchase or other lapse restriction granted under a Company Stock Plan, whether or not vested, that is outstanding immediately prior to the Effective Time (a “Company Restricted Stock Award”) shall fully vest (with any performance-based vesting condition applicable to such Company Restricted Stock Award deemed to have been fully achieved (or achieved at the target level if more than one level of achievement has been contemplated)) and be cancelled and converted automatically into the right to receive the Merger Consideration in respect of each share of Company Common Stock underlying such Company Restricted Stock Award. The Surviving Corporation shall issue the consideration described in this Section 1.7(a) (together with any accrued but unpaid dividends corresponding to the Company Restricted Stock Awards that vest in accordance with this Section 1.7(a)), less applicable tax withholdings, within five (5) business days following the Closing Date.
(b)   At the Effective Time, each restricted stock unit award in respect of shares of Company Common Stock granted under a Company Stock Plan that is outstanding immediately prior to the Effective Time (a “Company Restricted Stock Unit Award” and, together with the Company Restricted Stock Awards, the “Company Equity Awards”) shall fully vest (with any performance-based vesting condition applicable to such Company Restricted Stock Unit Award deemed to have been fully achieved (or achieved at the target level if more than one level of achievement has been contemplated)) and shall be cancelled and converted automatically into the right to receive the Merger Consideration in respect of each share of Company Common Stock underlying such Company Restricted Stock Unit Award, less applicable tax withholdings. The Surviving Corporation shall issue the consideration described in this Section 1.7(b) (together any accrued but unpaid dividend equivalents corresponding to the Company Restricted Stock Unit Awards that vest in accordance with this Section 1.7(b)), less applicable tax withholdings, within five (5) business days following the Closing Date.
(c)   Parent shall take all corporate action necessary to issue a sufficient number of shares of Parent Common Stock with respect to the settlement of Company Equity Awards contemplated by this Section 1.7.
(d)   At or prior to the Effective Time, the Company, the Board of Directors of the Company and its compensation committee, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the provisions of this Section 1.7.
(e)   For purposes of this Agreement:
“Company Stock Plans” means the 2014 Amended and Restated Stock Incentive Plan for Officers and Employees of the Company, the 2007 Non-Employee Directors Stock Plan, and the 2005 Re-Designated, Amended and Restated Stock Incentive Plan for Officers and Employees of the Company.
1.8   Certificate of Incorporation of Surviving Corporation. At the Effective Time, the Certificate of Incorporation of Parent (the “Parent Certificate”), as in effect at the Effective Time and as amended by the Charter Amendment, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.
1.9   Bylaws of Surviving Corporation. At the Effective Time, the Bylaws of Parent (the “Parent Bylaws”), as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.
1.10   Tax Consequences. It is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement is intended to be and is adopted as a plan of reorganization for the purposes of Sections 354 and 361 of the Code.
1.11   Bank Merger. Immediately following the Merger, Astoria Bank (“Company Bank”), a federal savings association and a wholly-owned Subsidiary of Company, will merge (the “Bank Merger”) with and into Sterling National Bank, a national banking association and a wholly-owned Subsidiary of Parent (“Parent Bank”). Parent Bank shall be the surviving entity in the Bank Merger and, following the Bank Merger, the separate corporate existence of Company Bank shall cease. The parties agree that the Bank Merger shall become effective immediately after the Effective Time. On the date of this Agreement, Parent Bank and Company Bank entered into the agreement and plan of merger attached hereto as Exhibit A (the “Bank Merger Agreement”). Company shall cause Company Bank, and Parent shall cause Parent Bank, to execute such certificates of merger and articles of combination and such other documents and certificates as are necessary to make the Bank Merger effective (“Bank Merger Certificates”) immediately following the Effective Time.
1.12   Preferred Stock. Each share of Non-Cumulative Perpetual Preferred Stock, Series C, par value $1.00 per share of the Company (the “Company Series C Preferred Stock”), with a liquidation preference of $1,000 per share issued and outstanding immediately prior to the Effective Time shall be automatically converted into and shall thereafter represent the right to receive one share of preferred stock of the Surviving Corporation, which shall be designated as Non-Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share, with a liquidation preference of  $1,000 per share (the “Parent Series A Preferred Stock”), and otherwise having such other rights, preferences, privileges, and voting powers, and limitations and restrictions thereof, that, taken as a whole, are not materially less favorable to the holders thereof than the rights, privileges and voting powers, and limitations and restrictions thereof, of the Company Series C Preferred Stock immediately prior to the Effective Time, taken as a whole.
1.13   Charter Amendment. Subject to the terms and conditions of this Agreement and receipt of the Requisite Parent Vote, on or prior to the Effective Time, Parent shall file an amendment to the Parent Certificate increasing the number of authorized shares of Parent Common Stock to 310,000,000 (the “Charter Amendment”) with the Delaware Secretary in accordance with the DGCL.

ARTICLE II
EXCHANGE OF SHARES
2.1   Parent to Make Merger Consideration Available. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent designated by Parent and reasonably acceptable to the Company (the “Exchange Agent”), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates or, at Parent’s option, evidence of shares in book entry form (collectively, referred to herein as “certificates”), representing the shares of Parent Common Stock to be issued to holders of Company Common Stock, and cash in lieu of any fractional shares (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”), to be issued pursuant to Section 1.5 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of Company Common Stock.
2.2   Exchange of Shares.
(a)   As promptly as practicable after the Effective Time, but in no event later than ten (10) days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record of one or more Certificates representing shares of Company Common Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive the Merger Consideration pursuant to Article I, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the number of whole shares of Parent Common Stock, and any cash in lieu of fractional shares which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 2.2(b). Upon proper surrender of a Certificate or Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of whole shares of Parent Common Stock to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Article I and (ii) a check representing the amount of  (A) any cash in lieu of fractional shares which such holder has the right to receive in respect of the Certificate or Certificates surrendered pursuant to the provisions of this Article II, and (B) any dividends or distributions which the holder thereof has the right to receive pursuant to this Section 2.2, and the Certificate or Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares payable to holders of Certificates. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the number of whole shares of Parent Common Stock which the shares of Company Common Stock represented by such Certificate have been converted into the right to receive, and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 2.2.
(b)   No dividends or other distributions declared with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of Parent Common Stock which the shares of Company Common Stock represented by such Certificate have been converted into the right to receive.
(c)   If any certificate representing shares of Parent Common Stock is to be issued in a name other than that in which the Certificate or Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Certificate or Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a certificate representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificate or Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.
(d)   After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Parent Common Stock as provided in this Article II.
(e)   Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of the issuance of any such fractional share, Parent shall pay to each former stockholder of the Company who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing-sale prices of Parent Common Stock on The New York Stock Exchange (the “NYSE”) as reported by The Wall Street Journal for the five (5) full trading days ending on the day preceding the Closing Date (the “Parent Share Closing Price”) by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Parent Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.5.
(f)   Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for twelve (12) months after the Effective Time shall be paid to the Surviving Corporation. Any former stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of the shares of Parent Common Stock, cash in lieu of any fractional shares and any unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each former share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Company, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.
(g)   Parent shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from any cash in lieu of fractional shares of Parent Common Stock, any dividends or distributions payable pursuant to this Section 2.2 or any other consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, as the case may be, and paid over to the appropriate governmental authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which the deduction and withholding was made by Parent or the Exchange Agent, as the case may be.
(h)   In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF COMPANY
Except (a) as disclosed in the disclosure schedule delivered by the Company to Parent concurrently herewith (the “Company Disclosure Schedule”); provided, that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by the Company that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect and (iii) any disclosures made with respect to a section of Article III shall be deemed to qualify (1) any other section of Article III specifically referenced or cross-referenced and (2) other sections of Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, (b) as disclosed in any Company Reports filed by the Company after January 1, 2015 and prior to the date hereof  (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), or (c) for information and documents commonly known as “confidential supervisory information” that is prohibited from disclosure (and as to which nothing in this Agreement shall require disclosure), the Company hereby represents and warrants to Parent as follows:
3.1   Corporate Organization.
(a)   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is a savings and loan holding company within the meaning of the Home Owners’ Loan Act of 1933, as amended (the “HOLA”), and is duly registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. As used in this Agreement, the term “Material Adverse Effect” means, with respect to Parent, the Company or the Surviving Corporation, as the case may be, a material adverse effect on (i) the business, properties, results of operations or financial condition of such party and its Subsidiaries taken as a whole (provided, that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements, (B) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, (D) public disclosure of the execution of this Agreement, public disclosure or consummation of the transactions contemplated hereby (including any effect on a party’s relationships with its customers or employees) or actions expressly required by this Agreement in contemplation of the transactions contemplated hereby, (E) a decline in the trading price of a party’s common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts (it being understood that the underlying cause of such decline or failure may be taken into account in determining whether a Material Adverse Effect has occurred) or (F) the expenses incurred by the Company or Parent in negotiating, documenting, effecting and consummating the transactions contemplated by this Agreement; except, with respect to subclauses (A), (B), or (C), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate) or (ii) the ability of such party to timely consummate the transactions contemplated hereby. As used in this Agreement, the word “Subsidiary” when used with respect to the Company, shall have the meaning ascribed to it in Section 10(a)(1)(G) of HOLA, and when used with respect to Parent, shall have the meaning ascribed to it in Section 2(d) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”). True and complete copies of the Certificate of Incorporation of the Company (the “Company Certificate”) and the Restated By-Laws of the Company (the “Company Bylaws”), as in effect as of the date of this Agreement, have previously been made available by the Company to Parent.
(b)   Each Subsidiary of the Company (a “Company Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on the Company and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of the Company to pay dividends or distributions except, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of each Subsidiary of the Company that is an insured depository institution are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. Section 3.1(b) of the Company Disclosure Schedule sets forth a true and complete list of all Subsidiaries of the Company as of the date hereof.
3.2   Capitalization.
(a)   The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. As of the date of this Agreement, there are (i) 101,227,573 shares of Company Common Stock issued and outstanding, which number includes 632,861 shares of Company Common Stock granted in respect of outstanding Company Restricted Stock Awards (assuming achievement of any applicable performance goals at the target level), (ii) 135,000 shares of Company Series C Preferred Stock issued and outstanding, (iii) 65,267,315 shares of Company Common Stock held in treasury, (iv) zero shares of Company Common Stock reserved for issuance upon the exercise of outstanding stock options to acquire shares of Company Common Stock, (v) 376,800 shares of Company Common Stock reserved for issuance upon the settlement of outstanding Company Restricted Stock Unit Awards (assuming achievement of any applicable performance goals at the target level), (vi) 2,823,490 shares of Company Common Stock reserved for issuance pursuant to future grants under the Company Stock Plans and (vii) no other shares of capital stock or other voting securities of the Company issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which stockholders of the Company may vote. No trust preferred or subordinated debt securities of the Company are issued or outstanding. Other than Company Equity Awards, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating the Company to issue, transfer, sell, purchase, redeem or otherwise acquire, any such securities. There are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Company Common Stock or other equity interests of Company.
(b)   The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Company Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to bank Subsidiaries, as provided under 12 U.S.C. §55 or any comparable provision applicable to federal savings associations or of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Company Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.
(c)   Section 3.2(c) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true, correct and complete list of all Company Equity Awards outstanding as of the date hereof specifying, on a holder-by-holder basis, (i) the name of each holder, (ii) the number of shares subject to each such Company Equity Award, and (iii) the grant date of each such Company Equity Award.
3.3   Authority; No Violation.
(a)   The Company has full corporate power and authority to execute and deliver this Agreement and, subject to the stockholder and other actions described below, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of the Company and its stockholders and has directed that this Agreement and the transactions contemplated hereby be submitted to the Company’s stockholders for adoption at a meeting of such stockholders and has adopted a resolution to the foregoing effect. Except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the “Requisite Company Vote”), and the adoption and approval of the Bank Merger Agreement by the Company as its sole stockholder, no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”)).
(b)   Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, including the Bank Merger, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Company Certificate or the Company Bylaws or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.
3.4   Consents and Approvals. Except for (a) the filing of applications, filings and notices, as applicable, with the NYSE, (b) the filing of applications, filings and notices, as applicable, with the Federal Reserve Board under the HOLA and approval of such applications, filings and notices, (c) the filing of applications, filings and notices, as applicable, with the Office of the Comptroller of the Currency (the “OCC”), in connection with the Bank Merger, including under the Bank Merger Act, and approval of such applications, filings and notices, (d) the filing of any required applications, filings or notices with any state banking authorities listed on Section 3.4 of the Company Disclosure Schedule or Section 4.4 of the Parent Disclosure Schedule and approval of such applications, filings and notices, (e) the filing with the Securities and Exchange Commission (the “SEC”) of a joint proxy statement in definitive form relating to the meetings of the Company’s and Parent’s stockholders to be held in connection with this Agreement and the transactions contemplated hereby (including any amendments or supplements thereto, the “Joint Proxy Statement”), and of the registration statement on Form S-4 in which the Joint Proxy Statement will be included as a prospectus, to be filed with the SEC by Parent in connection with the transactions contemplated by this Agreement (the “S-4”) and declaration of effectiveness of the S-4, (f) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL and the filing of the Bank Merger Certificates and (g) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement and the approval of the listing of such Parent Common Stock on the NYSE, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality or SRO (each a “Governmental Entity”) are necessary in connection with (i) the execution and delivery by the Company of this Agreement or (ii) the consummation by the Company of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, the Company is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.
3.5   Reports.
(a)   The Company and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2014 with (i) any state regulatory authority, (ii) the SEC, (iii) the Federal Reserve Board, (iv) the FDIC, (v) the OCC, (vi) any foreign regulatory authority and (vii) any self-regulatory organization (an “SRO”) ((i) — (vii), collectively “Regulatory Agencies”), including, without limitation, any report, registration or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth on Section 3.5 of the Company Disclosure Schedule and for normal examinations conducted by a Regulatory Agency in the ordinary course of business of the Company and its Subsidiaries, (i) no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since January 1, 2014, (ii) there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of the Company or any of its Subsidiaries and (iii) there has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of the Company or any of its Subsidiaries since January 1, 2014, in each case of clauses (i) through (iii), which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.
(b)   An accurate copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by the Company since December 31, 2014 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act (the “Company Reports”) is publicly available. No such Company Report, as of the date thereof  (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Company Reports filed under the

Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Company Reports.
3.6   Financial Statements.
(a)   The financial statements of the Company and its Subsidiaries included (or incorporated by reference) in the Company Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. KPMG LLP has not resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(b)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has any liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) required by GAAP to be included on a consolidated balance sheet of the Company, except for those liabilities that are reflected or reserved against on the consolidated balance sheet of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2016, or in connection with this Agreement and the transactions contemplated hereby.
(c)   The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to ensure that material information relating to the Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) to the knowledge of the Company, any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. To the knowledge of the Company, there is no reason to believe that the Company’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.
(d)   Since January 1, 2014, (i) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, auditor, accountant or representative of the Company or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or to the knowledge of the Company, to any director or officer of the Company.
3.7   Broker’s Fees. With the exception of the engagement of Sandler O’Neill + Partners, L.P. neither the Company nor any Company Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement. The Company has disclosed to Parent as of the date hereof the aggregate fees provided for in connection with the engagement by the Company of Sandler O’Neill + Partners, L.P., related to the Merger and the other transactions contemplated hereby.
3.8   Absence of Certain Changes or Events.
(a)   Since December 31, 2016, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.
(b)   Except as set forth on Section 3.8 of the Company Disclosure Schedule, and in connection with matters related to this Agreement, since December 31, 2016, the Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.
3.9   Legal Proceedings.
(a)   Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Company’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.
(b)   There is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any of its affiliates), that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
3.10   Taxes and Tax Returns.
(a)   Each of the Company and its Subsidiaries has duly and timely filed (including all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Neither the Company nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns obtained in the ordinary course). All material Taxes of the Company and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of the Company and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder, independent contractor or other third party. Neither the Company nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. Except as set forth on Section 3.10(a) of the Company Disclosure Schedule, the federal income Tax Returns of the Company and its Subsidiaries for all years to and including 2016 have been examined by the Internal Revenue Service (the “IRS”) or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. Neither the Company nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any material Tax of the Company and its Subsidiaries or the assets of the Company and its Subsidiaries. The Company has made available to Parent true and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six (6) years. Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries). Neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither the Company nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither the Company nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation section 1.6011-4(b)(1). At no time during the past five (5) years has the Company been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.
(b)   As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.
(c)   As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.
3.11   Employees and Employee Benefit Plans.
(a)   Section 3.11(a) of the Company Disclosure Schedule lists all material Company Benefit Plans. For purposes of this Agreement, “Company Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, and all stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, retention, bonus, employment, change in control, termination or severance plans, programs, agreements or arrangements that are maintained, contributed to or sponsored or maintained by, or required to be contributed to, the Company or any of its Subsidiaries for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries, excluding, in each case, any Multiemployer Plan.
(b)   The Company has heretofore made available to Parent true and complete copies of  (i) each material Company Benefit Plan, including any amendments thereto and all related trust documents, insurance contracts or other funding vehicles, and (ii) to the extent applicable, (A) the most recent summary plan description, if any, required under ERISA with respect to such Company Benefit Plan, (B) the most recent annual report (Form 5500), if any, filed with the IRS, (C) the most recently received IRS determination letter, if any, relating to such Company Benefit Plan, (D) the most recently prepared actuarial report for each Company Benefit Plan (if applicable), and (E) all material correspondence to or from any Governmental Entity received in the last three years with respect to such Company Benefit Plan.
(c)   Each Company Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code.
(d)   Section 3.11(d) of the Company Disclosure Schedule identifies each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “Company Qualified Plans”). The IRS has issued a favorable determination letter with respect to each Company Qualified Plan and the related trust, and, to the knowledge of the Company, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Company Qualified Plan or the related trust.
(e)   With respect to each Company Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code: (i) no such Company Benefit Plan is in “at-risk” status for purposes of Section 430 of the Code, (ii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (iii) all premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) have been timely paid in full, (iv) no material liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries, and (v) the PBGC has not instituted proceedings to terminate any such Company Benefit Plan. No Controlled Group Liability has been incurred by the Company or its ERISA Affiliates that has not been satisfied in full, and, to the knowledge of the Company, no condition exists that presents a material risk to the Company or its ERISA Affiliates of incurring any such liability, except as, either individually or in the aggregate, would not reasonably be expected to result in any material liability to the Company and its Subsidiaries. For purposes of this Agreement, “Controlled Group Liability” means any and all liabilities (1) under Title IV of ERISA, (2) under Section 302 of ERISA, (3) under Sections 412 and 4971 of the Code, and (4) as a result of a failure to comply with the continuing coverage requirements of Section 601 et. seq. of ERISA and Section 4980B of the Code.
(f)   None of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates has, at any time during the last six (6) years, contributed to or been obligated to contribute to any plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”). For purposes of this Agreement, “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.
(g)   Neither the Company nor any of its Subsidiaries sponsors any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired or former employees or their dependents, except as required by Section 4980B of the Code.
(h)   All contributions required to be made to any Company Benefit Plan by applicable law or by any plan document, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of the Company, except as, either individually or in the aggregate, would not reasonably be expected to result in any material liability to the Company and its Subsidiaries.
(i)   There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the Company’s knowledge, no set of circumstances exists that may reasonably be expected to give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans, except as, either individually or in the aggregate, would not reasonably be expected to result in any material liability to the Company and its Subsidiaries.
(j)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, cause the Company or any of its Subsidiaries to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan, or increase in the amount or value of, any payment, right or other benefit to any employee, officer or director of the Company or any of its Subsidiaries, or result in any limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code. Neither the Company nor any of its Subsidiaries is a party to any plan, program, agreement or arrangement that provides for the gross-up or reimbursement of Taxes imposed under Section 4999 of the Code (or any corresponding provisions of state or local law relating to Tax).
(k)   There are no pending or, to the knowledge of the Company, threatened material labor grievances or material unfair labor practice claims or charges against the Company or any of its Subsidiaries, or any strikes or other material labor disputes against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries and, to the knowledge of the Company, there are no organizing efforts by any union or other group seeking to represent any employees of the Company and its Subsidiaries.
3.12   Compliance with Applicable Law. The Company and each of its Subsidiaries hold, and have at all times since December 31, 2014, held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, and, to the knowledge of the Company, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. The Company and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its Subsidiaries, including without limitation all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Company Bank has a Community Reinvestment Act rating of  “satisfactory” or better. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, none of the Company, or its Subsidiaries, or to the knowledge of the Company, any director, officer, employee, agent or other person acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, (a) used any funds of the Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (b) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of the Company or any of its Subsidiaries, (c) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (d) established or maintained any unlawful fund of monies or other assets of the Company or any of its Subsidiaries, (e) made any fraudulent entry on the books or records of the Company or any of its Subsidiaries, or (f) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for the Company or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for the Company or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.
3.13   Certain Contracts.
(a)   Except as set forth in Section 3.13(a) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) which contains a non-compete or client or customer non-solicit requirement or any other provision that restricts the conduct of any line of business by the Company or any of its Subsidiaries or upon consummation of the Merger will so restrict the ability of the Surviving Corporation or any of its Subsidiaries to engage in such activities, (iii) with or to a labor union or guild (including any collective bargaining agreement), (iv) other than extensions of credit, other banking products offered by the Company and its Subsidiaries or derivatives, which creates future payment obligations in excess of $1,000,000 and that by its terms does not terminate or is not terminable without penalty upon notice of 60 days or less, or (v) that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or its Subsidiaries, taken as a whole. Each contract, arrangement, commitment or understanding of the type described in this Section 3.13(a) (excluding any Company Benefit Plan), whether or not set forth in the Company Disclosure Schedule, is referred to herein as a “Company Contract,” and neither the Company nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.
(b)   In each case, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, (i) each Company Contract is valid and binding on the Company or one of its Subsidiaries, as applicable, and in full force and effect, (ii) the Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Company Contract, (iii) to the Company’s knowledge each third-party counterparty to each Company Contract has in all material respects performed all obligations required to be performed by it to date under such Company Contract, and (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of the Company or any of its Subsidiaries under any such Company Contract.
3.14   Agreements with Regulatory Agencies. Neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2014, a recipient of any supervisory letter from, or since January 1, 2014, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Company Disclosure Schedule, a “Company Regulatory Agreement”), nor has the Company or any of its Subsidiaries been advised in writing since January 1, 2014, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Company Regulatory Agreement.
3.15   Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of the Company, any of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of the Company or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions), and are in full force and effect. The Company and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to the Company’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.
3.16   Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries are in compliance, and have complied since January 1, 2014, with any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (a) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (b) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance, or (c) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other proceedings, claims or actions, or to the knowledge of Company any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on the Company or any of its Subsidiaries of any liability or obligation arising under any Environmental Law, pending or threatened against the Company, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. To the knowledge of the Company, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.
3.17   Investment Securities and Commodities.
(a)   Each of the Company and its Subsidiaries has good title in all material respects to all securities and commodities owned by it (except those sold under repurchase agreements), free and clear of any Lien, except as set forth in the financial statements included in the Company Reports or to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of the Company or its Subsidiaries. Such securities and commodities are valued on the books of the Company in accordance with GAAP in all material respects.
(b)   The Company and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that the Company believes are prudent and reasonable in the context of such businesses. Prior to the date of this Agreement, the Company has made available to Parent the material terms of such policies, practices and procedures.
3.18   Real Property. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company, (a) the Company or a Company Subsidiary has good and marketable title to all the real property reflected in the latest audited balance sheet included in the Company Reports as being owned by the Company or a Company Subsidiary or acquired after the date thereof  (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “Company Owned Properties”), free and clear of all Liens, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iv) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (clauses (i) through (iv), collectively, “Permitted Encumbrances”), and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such the Company Reports or acquired after the date thereof  (except for leases that have expired by their terms since the date thereof) (collectively with the Company Owned Properties, the “Company Real Property”), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the Company’s knowledge, the lessor. There are no pending or, to the knowledge of the Company, threatened condemnation proceedings against the Company Real Property.
3.19   Intellectual Property. The Company and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any material Liens), all Intellectual Property necessary for the conduct of its business as currently conducted. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company, (a) (i) the use of any Intellectual Property by the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which the Company or any Company Subsidiary acquired the right to use any Intellectual Property, and (ii) no person has asserted in writing to the Company that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person, (b) no person is challenging or, to the knowledge of the Company, infringing on or otherwise violating, any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by the Company or its Subsidiaries, and (c) neither the Company nor any Company Subsidiary has received any notice of any pending claim with respect to any Intellectual Property owned by the Company or any Company Subsidiary, and the Company and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by the Company and its Subsidiaries. For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, brand names, internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto, and any renewals, extensions or reissues thereof, in any jurisdiction; trade secrets; and copyrights registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof.
3.20   Related Party Transactions. There are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between the Company or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the outstanding Company Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of the Company) on the other hand, except those of a type available to employees of the Company or its Subsidiaries generally.
3.21   State Takeover Laws. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to such agreements and transactions Section 203 of the DGCL and any similar “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law (any such laws, “Takeover Statutes”).
3.22   Reorganization. The Company has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
3.23   Opinion of Financial Advisor. Prior to the execution of this Agreement, the Board of Directors of the Company has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) of Sandler O’Neill + Partners, L.P. to the effect that, as of the date of such opinion, and based upon and subject to the factors, assumptions, and limitations set forth therein, the Exchange Ratio is fair from a financial point of view to the holders of Company Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.
3.24   Company Information. The information relating to the Company and its Subsidiaries which is provided in writing by the Company or its representatives specifically for inclusion in the Joint Proxy Statement and the S-4, or in any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portion of the Joint Proxy Statement relating to the Company and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.
3.25   Loan Portfolio.
(a)   As of the date hereof, except as set forth in Section 3.25(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which the Company or any Subsidiary of the Company is a creditor which as of December 31, 2016, had an outstanding balance of $1,000,000 or more and under the terms of which the obligor was, as of December 31, 2016, over ninety (90) days or more delinquent in payment of principal or interest, or (ii) Loans with any director, executive officer or 5% or greater stockholder of the Company or any of its Subsidiaries, or to the knowledge of the Company, any affiliate of any of the foregoing. Set forth in Section 3.25(a) of the Company Disclosure Schedule is a true, correct and complete list of  (A) all of the Loans of the Company and its Subsidiaries that, as of December 31, 2016, were classified by the Company as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount, principal write-off amount and net principal of each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount, principal write-off amount and net principal of such Loans, by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category and (B) each asset of the Company or any of its Subsidiaries that, as of December 31, 2016, is classified as “Other Real Estate Owned” and the book value thereof. The foregoing lists shall not be considered disclosed for any other purposes of the Agreement.
(b)   Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company, each Loan of the Company and its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of the Company and its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.
(c)   Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company, each outstanding Loan of the Company and its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of the Company and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.
(d)   Except as set forth in Section 3.25(d) of the Company Disclosure Schedule, none of the agreements pursuant to which the Company or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein and the Company is not aware of any claim for any such repurchase.

(e)   There are no outstanding Loans made by the Company or any of its Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of the Company or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.
(f)   Neither the Company nor any of its Subsidiaries is (i) now nor has it ever been since December 31, 2013, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity or Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans, and (ii) aware of any actual or threatened claim, proceeding or investigation with respect thereto by any person.
3.26   Insurance. Except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on the Company, the Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent and consistent with industry practice, and the Company and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof, each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of the Company and its Subsidiaries, the Company or the relevant Subsidiary thereof is the sole beneficiary of such policies, and all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.
3.27   Information Security. Except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on the Company, to the knowledge of Company, since January 1, 2014, no third party has gained unauthorized access to any information technology networks controlled by and material to the operation of the business of the Company and its Subsidiaries.
3.28   No Other Representations or Warranties.
(a)   Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other person makes any express or implied representation or warranty with respect to the Company, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other person makes or has made any representation or warranty to Parent or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of its Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by the Company in this Article III, any oral or written information presented to Parent or any of its affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.
(b)   The Company acknowledges and agrees that neither Parent nor any other person has made or is making any express or implied representation or warranty other than those contained in Article IV.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT
Except (i) as disclosed in the disclosure schedule delivered by Parent to the Company concurrently herewith (the “Parent Disclosure Schedule”); provided, that (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Parent that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect, and (c) any disclosures made with respect to a section of Article IV shall be deemed to qualify (1) any other section of Article IV specifically referenced or cross-referenced and (2) other sections of Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, (ii) as disclosed in any Parent Reports filed by Parent after January 1, 2015 and prior to the date hereof  (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), or (c) for information and documents commonly known as “confidential supervisory information” that is prohibited from disclosure (and as to which nothing in this Agreement shall require disclosure), Parent hereby represents and warrants to the Company as follows:
4.1   Corporate Organization.
(a)   Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is a bank holding company duly registered under the BHC Act. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. True and complete copies of the Parent Certificate and Parent Bylaws, as in effect as of the date of this Agreement, have previously been made available by Parent to the Company.
(b)   Each Subsidiary of Parent (a “Parent Subsidiary”) is duly organized and validly existing under the laws of its jurisdiction of organization, is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on Parent, and has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of Parent to pay dividends or distributions except, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of each Subsidiary of Parent that is an insured depository institution are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened.
4.2   Capitalization.
(a)   As of the date of this Agreement, the authorized capital stock of Parent consists of 190,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share (“Parent Preferred Stock”). As of the date of this Agreement, there are (i) 141,043,149 shares of Parent Common Stock issued and 135,584,023 shares of Parent Common Stock outstanding, including 1,159,060 shares of Parent Common Stock granted in respect of outstanding awards of restricted Parent Common Stock under a Parent Stock Plan (a “Parent Restricted Stock Award”), (ii) 5,459,126 shares of Parent Common Stock held in treasury, (iii) 981,689 shares of Parent Common Stock reserved for issuance upon the exercise of outstanding stock options to purchase shares of Parent Common Stock granted under a Parent Stock Plan (“Parent Stock Options” and, together with the Parent Restricted Stock Awards, the “Parent Equity Awards”), (iv) 3,281,029 shares of Parent Common Stock reserved for issuance pursuant to future grants under the Parent Stock Plans, and (v) no other shares of capital stock or other voting securities of Parent issued, reserved for issuance or outstanding. As used herein, the “Parent Stock Plans” shall mean all employee and director equity incentive plans of Parent in effect as of the date of this Agreement and agreements for equity awards in respect of Parent Common Stock granted by Parent under the inducement grant exception. All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which stockholders of Parent may vote. Other than Parent Equity Awards issued prior to the date of this Agreement, as of the date of this Agreement there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating Parent to issue, transfer, sell, purchase, redeem or otherwise acquire, any such securities. There are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Parent Common Stock or other equity interests of Parent.
(b)   Parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Parent Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to bank Subsidiaries, as provided under 12 U.S.C. § 55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Parent Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.
4.3   Authority; No Violation.
(a)   Parent has full corporate power and authority to execute and deliver this Agreement and, subject to the stockholder and other actions described below, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger (including the Bank Merger and the Charter Amendment) have been duly and validly approved by the Board of Directors of Parent. The Board of Directors of Parent has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of Parent and its stockholders and has directed that this Agreement and the transactions contemplated hereby be submitted to Parent’s stockholders for adoption at a meeting of such stockholders and has adopted a resolution to the foregoing effect. Except for (i) the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock, (ii) the approval of the issuance of shares of Parent Common Stock in connection with the Merger as contemplated by this Agreement by a vote of the majority of votes cast at the Parent Meeting and (iii) the approval of the Charter Amendment by a vote of the majority of the shares of Parent Common Stock entitled to vote thereon (collectively, the “Requisite Parent Vote”), the adoption, approval and filing of a Certificate of Designation with respect to the Parent Series A Preferred Stock with the Delaware Secretary, the adoption and approval of the Bank Merger Agreement by Parent as its sole stockholder, and the adoption of resolutions to give effect to the provisions of Section 6.11 in connection with the Closing, no other corporate proceedings on the part of Parent are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions). The shares of Parent Common Stock to be issued in the Merger have been validly authorized (subject to the adoption of the Merger Agreement by the holders of Parent Common Stock), when issued, will be validly issued, fully paid and nonassessable, and no current or past stockholder of Parent will have any preemptive right or similar rights in respect thereof.
(b)   Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, including the Bank Merger, nor compliance by Parent with any of the terms or provisions hereof, will (i) violate any provision of the Parent Certificate or the Parent Bylaws, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent, any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.
4.4   Consents and Approvals. Except for (a) the filing of applications, filings and notices, as applicable, with the NYSE, (b) the filing of applications, filings and notices, as applicable, with the Federal Reserve Board under the HOLA and approval of such applications, filings and notices, (c) the filing of applications, filings and notices, as applicable, with the OCC in connection with the Bank Merger, including under the Bank Merger Act, and approval of such applications, filings and notices, (d) the filing of any required applications, filings or notices with any state banking authorities listed on Section 3.4 of the Company Disclosure Schedule or Section 4.4 of the Parent Disclosure Schedule and approval of such applications, filings and notices, (e) the filing with the SEC of the Joint Proxy Statement and the S-4 in which the Joint Proxy Statement will be included as a prospectus, and declaration of effectiveness of the S-4, (f) the filing of the Charter Amendment and the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, and the filing of the Bank Merger Certificates and (g) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement and the approval of the listing of such Parent Common Stock on the NYSE, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (i) the execution and delivery by Parent of this Agreement or (ii) the consummation by Parent of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, Parent is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.
4.5   Reports.
(a)   Parent and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2014 with any Regulatory Agencies, including, without limitation, any report, registration or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. Except as set forth on Section 4.5 of the Parent Disclosure Schedule and for normal examinations conducted by a Regulatory Agency in the ordinary course of business of Parent and its Subsidiaries, (i) no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Parent, investigation into the business or operations of Parent or any of its Subsidiaries since January 1, 2014, (ii) there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Parent or any of its Subsidiaries, and (iii) there has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Parent or any of its Subsidiaries since January 1, 2014, in each case of clauses (i) through (iii), which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent.
(b)   An accurate copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC since December 31, 2014 by Parent pursuant to the Securities Act or the Exchange Act (the “Parent Reports”) has been made publicly available. No such Parent Report as of the date thereof  (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since December 31, 2015, as of their respective dates, all Parent Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Parent has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Parent Reports.
4.6   Financial Statements.
(a)   The financial statements of Parent and its Subsidiaries included (or incorporated by reference) in the Parent Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Parent and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Parent and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Crowe Horwath LLP has not resigned (or informed Parent that it intends to resign) or been dismissed as independent public accountants of Parent as a result of or in connection with any disagreements with Parent on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(b)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, neither Parent nor any of its Subsidiaries has any liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) required by GAAP to be included on a consolidated balance sheet of Parent, except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Parent included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2016, or in connection with this Agreement and the transactions contemplated hereby.
(c)   The records, systems, controls, data and information of Parent and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Parent or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Parent. Parent (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Parent, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Parent by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Parent’s outside auditors and the audit committee of Parent’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information, and (ii) to the knowledge of Parent, any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls over financial reporting. To the knowledge of Parent, there is no reason to believe that Parent’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d)   Since January 1, 2014, (i) neither Parent nor any of its Subsidiaries, nor, to the knowledge of Parent, any director, officer, auditor, accountant or representative of Parent or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Parent or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Parent or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to the Board of Directors of Parent or any committee thereof or to the knowledge of Parent, to any director or officer of Parent.
4.7   Broker’s Fees. With the exception of the engagement of RBC Capital Markets, LLC and Citigroup Global Markets Inc., neither Parent nor any Parent Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement. Parent has disclosed to the Company as of the date hereof the aggregate fees provided for in connection with the engagement by Parent of RBC Capital Markets, LLC and Citigroup Global Markets Inc. related to the Merger and the other transactions contemplated hereby.
4.8   Absence of Certain Changes or Events.
(a)   Since December 31, 2016, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent.
(b)   Except as set forth on Section 4.8 of the Parent Disclosure Schedule and in connection with matters related to this Agreement, since December 31, 2016 through the date of this Agreement, Parent and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.
4.9   Legal Proceedings.
(a)   Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Parent, neither Parent nor any of its Subsidiaries is a party to any, and there are no pending or, to Parent’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Parent or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.
(b)   There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Parent, any of its Subsidiaries or the assets of Parent or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to Parent or any of its affiliates) that would reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole.
4.10   Taxes and Tax Returns. Each of Parent and its Subsidiaries has duly and timely filed (including all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Neither Parent nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns obtained in the ordinary course). All material Taxes of Parent and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of Parent and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder, independent contractor or other third party. Neither Parent nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. The federal income Tax Returns of Parent and its Subsidiaries for all years to and including Parent’s fiscal year ended September 30, 2013 have been examined by the IRS or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. Neither Parent nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any material Tax of Parent and its Subsidiaries or the assets of Parent and its Subsidiaries. Parent has made available to the Company true and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six (6) years. Neither Parent nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Parent and its Subsidiaries). Neither Parent nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent) or (B) has any liability for the Taxes of any person (other than Parent or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither Parent nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither Parent nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation section 1.6011-4(b)(1). At no time during the past five (5) years has Parent been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.
4.11   Employees and Employee Benefit Plans.
(a)   For purposes of this Agreement, “Parent Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and all stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, retention, bonus, employment, change in control, termination or severance plans, programs, agreements or arrangements that are maintained, contributed to or sponsored or maintained by, or required to be contributed to, Parent or any of its Subsidiaries for the benefit of any current or former employee, officer or director of Parent or any of its Subsidiaries, excluding, in each case, any Multiemployer Plan.
(b)   Each Parent Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code.
(c)   The IRS has issued a favorable determination letter with respect to each Parent Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “Parent Qualified Plans”) and the related trust, and, to the knowledge of Parent, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Parent Qualified Plan or the related trust.
(d)   With respect to each Parent Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code: (i) no such Parent Benefit Plan is in “at-risk” status for purposes of Section 430 of the Code, (ii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (iii) all premiums to the PBGC have been timely paid in full, (iv) no material liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is reasonably expected to be incurred by Parent or any of its Subsidiaries, and (v) the PBGC has not instituted proceedings to terminate any such Parent Benefit Plan. No Controlled Group Liability has been incurred by Parent or its ERISA Affiliates that has not been satisfied in full, and, to the knowledge of Parent, no condition exists that presents a material risk to Parent or its ERISA Affiliates of incurring any such liability, except as, either individually or in the aggregate, would not reasonably be expected to result in any material liability to Parent and its Subsidiaries.
(e)   None of the Parent, any of its Subsidiaries or any of their respective ERISA Affiliates has, at any time during the last six (6) years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan.

(f)   Neither Parent nor any of its Subsidiaries sponsors any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired or former employees or their dependents, except as required by Section 4980B of the Code.
(g)   All contributions required to be made to any Parent Benefit Plan by applicable law or by any plan document, and all premiums due or payable with respect to insurance policies funding any Parent Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Parent, except as, either individually or in the aggregate, would not reasonably be expected to result in any material liability to Parent and its Subsidiaries.
(h)   There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to Parent’s knowledge, no set of circumstances exists that may reasonably be expected to give rise to a claim or lawsuit, against the Parent Benefit Plans, any fiduciaries thereof with respect to their duties to the Parent Benefit Plans or the assets of any of the trusts under any of the Parent Benefit Plans, except as, either individually or in the aggregate, would not reasonably be expected to result in any material liability to Parent or and its Subsidiaries.
(i)   There are no pending or, to the knowledge of Parent, threatened material labor grievances or material unfair labor practice claims or charges against Parent or any of its Subsidiaries, or any strikes or other material labor disputes against Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries is party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Parent or any of its Subsidiaries and, to the knowledge of Parent, there are no organizing efforts by any union or other group seeking to represent any employees of Parent and its Subsidiaries.
4.12   Compliance with Applicable Law. Parent and each of its Subsidiaries hold, and have at all times since December 31, 2014, held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, and, to the knowledge of Parent, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. Parent and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Parent or any of its Subsidiaries, including without limitation all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Each of its Subsidiaries that is an insured depository institution has a Community Reinvestment Act rating of “satisfactory” or better. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Parent, none of Parent, or its Subsidiaries, or to the knowledge of Parent, any director, officer, employee, agent or other person acting on behalf of Parent or any of its Subsidiaries has, directly or indirectly, (a) used any funds of Parent or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (b) made any unlawful payment to foreign domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Parent or any of its Subsidiaries, (c) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (d) established or maintained any unlawful fund of monies or other assets of Parent or any of its Subsidiaries, (e) made any fraudulent entry on the books or records of Parent or any of its Subsidiaries, or (f) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for Parent or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Parent or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.
4.13   Certain Contracts.
(a)   Each contract, arrangement, commitment or understanding (whether written or oral) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound as of the date hereof has been filed as an exhibit to the most recent Annual Report on Form 10-K filed by Parent, or a Quarterly Report on Form 10-Q or Current Report on Form 8-K subsequent thereto (each, a “Parent Contract”), and neither Parent nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.
(b)   In each case, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, (i) each Parent Contract is valid and binding on Parent or one of its Subsidiaries, as applicable, and in full force and effect, (ii) Parent and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Parent Contract, (iii) to Parent’s knowledge each third-party counterparty to each Parent Contract has in all material respects performed all obligations required to be performed by it to date under such Parent Contract, and (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Parent or any of its Subsidiaries under any such Parent Contract.
4.14   Agreements with Regulatory Agencies. Neither Parent nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2014, a recipient of any supervisory letter from, or since January 1, 2014, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Parent Disclosure Schedule, a “Parent Regulatory Agreement”), nor has Parent or any of its Subsidiaries been advised in writing since January 1, 2014, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Parent Regulatory Agreement.
4.15   Related Party Transactions. Except as set forth in Section 4.15 of the Parent Disclosure Schedule, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between Parent or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Parent or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the outstanding Parent Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of Parent) on the other hand, except those of a type available to employees of Parent or its Subsidiaries generally.
4.16   State Takeover Laws. The Board of Directors of Parent has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to such agreements and transactions Section 203 of the DGCL and any other Takeover Statutes.

4.17   Reorganization. Parent has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
4.18   Opinions of Financial Advisors. Prior to the execution of this Agreement, Parent has received separate opinions (which, if initially rendered verbally, have been or will be confirmed by separate written opinions, each dated that same date) of RBC Capital Markets, LLC and Citigroup Global Markets Inc. to the effect that, as of the date of such opinion and based upon and subject to the factors, qualifications, assumptions, limitations and other matters set forth therein, the Exchange Ratio provided for pursuant to this Agreement is fair from a financial point of view to Parent.
4.19   Parent Information. The information relating to Parent and its Subsidiaries to be contained in the Joint Proxy Statement and the S-4, and the information relating to Parent and its Subsidiaries that is provided by Parent or its representatives for inclusion in any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Joint Proxy Statement (except for such portions thereof that relate only to the Company or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 (except for such portions thereof that relate only to the Company or any of its Subsidiaries) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.
4.20   Information Security. Except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on Parent, to the knowledge of Parent, since January 1, 2014, no third party has gained unauthorized access to any information technology networks controlled by and material to the operation of the business of Parent and its Subsidiaries.
4.21   No Other Representations or Warranties.
(a)   Except for the representations and warranties made by Parent in this Article IV, neither Parent nor any other person makes any express or implied representation or warranty with respect to Parent, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Parent hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Parent nor any other person makes or has made any representation or warranty to the Company or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Parent, any of its Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by Parent in this Article IV, any oral or written information presented to the Company or any of its affiliates or representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or in the course of the transactions contemplated hereby.
(b)   Parent acknowledges and agrees that neither Company nor any other person has made or is making any express or implied representation or warranty other than those contained in Article III.
ARTICLE V
COVENANTS RELATING TO CONDUCT OF BUSINESS
5.1   Conduct of Business of the Company Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as expressly set forth in Section 5.1 or Section 5.2 of the Company Disclosure Schedule), required by law or as consented to in writing by Parent (or, in the case of clause (b), the Company) (such consent not to be unreasonably withheld), (a) the Company shall, and shall cause its Subsidiaries to, conduct its business in the ordinary course in all material respects and use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships, and (b) each of the Company and Parent shall, and shall cause their respective Subsidiaries to, take no action that would reasonably be expected to adversely affect or materially delay the ability to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its respective covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

5.2   Company Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in Section 5.2 of the Company Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (such consent not to be unreasonably withheld):
(a)   other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than indebtedness of the Company or any of its wholly-owned Subsidiaries to the Company or any of its Subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;
(b)
(i)   adjust, split, combine or reclassify any capital stock;
(ii)   make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) regular quarterly cash dividends by the Company at a rate not in excess of  $0.04 per share of Company Common Stock, (B) dividends payable on the Company Series C Preferred Stock, (C) dividends paid by any of the Subsidiaries of the Company to the Company or any of its wholly-owned Subsidiaries, or (D) the acceptance of shares of Company Common Stock as payment for withholding Taxes incurred in connection with the vesting or settlement of Company Equity Awards, in each case, in accordance with past practice and the terms of the applicable award agreements);
(iii)   grant any stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or
(iv)   issue, sell or otherwise permit to become outstanding any additional shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock, except pursuant to the settlement of Company Equity Awards in accordance with their terms;
(c)   sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets or any business to any individual, corporation or other entity other than a wholly-owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business consistent with past practice, or pursuant to contracts or agreements in force at the date of this Agreement and set forth on Section 5.2(c) of the Company Disclosure Schedule;
(d)   except for transactions in the ordinary course of business consistent with past practice, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned Subsidiary of the Company;
(e)   terminate, materially amend, or waive any material provision of, any Company Contract, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms with respect to the Company, or enter into any contract that would constitute a Company Contract if it were in effect on the date of this Agreement;
(f)   except as required under applicable law or the terms of any Company Benefit Plan, (i) enter into, adopt or terminate any Company Benefit Plan, (ii) amend any Company Benefit Plan, other than amendments in the ordinary course of business consistent with past practice, that do not materially increase the cost to the Company of maintaining such Company Benefit Plan, (iii) increase the compensation or benefits payable to any current or former employee, officer or director, except for annual base salary or wage rate increases for employees and officers in the ordinary course of business consistent with past practice, that do not exceed, in the aggregate for the applicable fiscal year, 3.5% of the aggregate cost of all employee annual base salaries and wage rates in effect as of the date hereof (or, with respect to increases in 2018, as in effect at the end of 2017), (iv) pay or award, or commit to pay or award, any bonuses or incentive compensation, (v) enter into any new, or amend any existing, employment, severance, change in control, retention, collective bargaining agreement or similar agreement or arrangement, (vii) fund any rabbi trust or similar arrangement, or (viii) hire or terminate the employment of any officer or employee having a title that is above First Vice President, other than for cause;
(g)   settle any material claim, suit, action or proceeding, except in the ordinary course of business in an amount and for consideration not in excess of  $250,000 individually or $500,000 in the aggregate and that would not impose any material restriction on the business of it or its Subsidiaries or the Surviving Corporation and its Subsidiaries;
(h)   take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;
(i)   amend the Company Articles or Company Bylaws or comparable governing documents of its Subsidiaries;
(j)   merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries;
(k)   materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or purchase any security rated below investment grade;
(l)   take any action that is intended or expected to result in any of the conditions to the Merger set forth in Sections 7.1 or 7.2 not being satisfied, except as may be required by applicable law;
(m)   implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;
(n)   (i) enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by applicable law, regulation or policies imposed by any Governmental Entity or (ii) make any loans or extensions of credit except in the ordinary course of business consistent with past practice or that is in excess of  $10,000,000 in a single transaction, in each case, except pursuant to existing commitments; provided, that Parent shall be required to respond to any request for a consent to make such loan or extension of credit in writing within three (3) business days after the loan package is delivered to Parent;
(o)   make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, Loans or (ii) its hedging practices and policies, in each case except as may be required by such policies and practices or by any applicable laws, regulations, guidelines or policies imposed by any Governmental Entity
(p)   make, or commit to make, any capital expenditures in excess of  $100,000 individually or $1,000,000 in the aggregate;
(q)   other than in the ordinary course of business, make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any amended material Tax Return, enter into any closing agreement with respect to Taxes, or settle any material Tax claim, audit, assessment or dispute or surrender any material right to claim a refund of Taxes;

(r)   agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by this Section 5.2.
5.3   Parent Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in Section 5.3 the Parent Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law, Parent shall not, and shall not permit any of its Subsidiaries (to the extent applicable below) to, without the prior written consent of Company (such consent not to be unreasonably withheld):
(a)   other than the Charter Amendment, amend the Parent Certificate or Parent Bylaws in a manner that would adversely affect the economic benefits of the Merger to the holders of Company Common Stock;
(b)   (i) adjust, split, combine or reclassify any capital stock of Parent, or (ii) make, declare or pay any dividend, or make any other distribution on, any shares of Parent Common Stock (except regular quarterly cash dividends by Parent at a rate not in excess of  $0.07 per share of Parent Common Stock);
(c)   incur any indebtedness for borrowed money (other than indebtedness of Parent or any of its wholly-owned Subsidiaries to Parent or any of its Subsidiaries) that would reasonably be expected to prevent Parent or its Subsidiaries from assuming the Company’s outstanding indebtedness;
(d)   (i) enter into agreements with respect to, or consummate, any mergers or business combinations, or any acquisition of any other person or business or (ii) make loans, advances or capital contributions to, or investments in, any other person, in each case of clauses (i) and (ii), that would reasonably be expected to prevent, impede or materially delay the consummation of the Merger, or (iii) adopt or publicly propose a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, in each case, of Parent;
(e)   take any action that is intended or expected to result in any of the conditions to the Merger set forth in Sections 7.1 or 7.3 not being satisfied, except as may be required by applicable law;
(f)   take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or
(g)   agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by this Section 5.3.
ARTICLE VI
ADDITIONAL AGREEMENTS
6.1   Regulatory Matters.
(a)   Parent and the Company shall promptly prepare and file with the SEC, no later than thirty (30) business days after the date of this Agreement, the Joint Proxy Statement and Parent shall promptly prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus. The S-4 shall also, to the extent required under the Securities Act and the regulations promulgated thereunder, register the shares of Parent Series A Preferred Stock and depositary shares representing one fortieth of an interest in a share of Parent Series A Preferred Stock that will be issued in the transaction. Each of Parent and the Company shall use their reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the S-4 effective for so long as necessary to consummate the transactions contemplated by this Agreement, and Parent and the Company shall thereafter as promptly as practicable mail or deliver the Joint Proxy Statement to their respective stockholders. Parent shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action.

(b)   The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger and the Bank Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Without limiting the generality of the foregoing, as soon as practicable and in no event later than thirty (30) business days after the date of this Agreement, Parent and the Company shall, and shall cause their respective Subsidiaries to, each prepare and file any applications, notices and filings required to be filed with any bank regulatory agency in order to obtain the Requisite Regulatory Approvals. Parent and the Company shall each use, and shall each cause their applicable Subsidiaries to use, reasonable best efforts to obtain each such Requisite Regulatory Approval as promptly as reasonably practicable. Parent and the Company shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Parent, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby. Each party shall consult with the other in advance of any meeting or conference with any Governmental Entity in connection with the transactions contemplated by this Agreement and to the extent permitted by such Governmental Entity, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences.
(c)   In furtherance and not in limitation of the foregoing, each of Parent and the Company shall use its reasonable best efforts to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to require Parent or the Company to take any action, or commit to take any action, or agree to any condition or restriction that would reasonably be expected to have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries, taken as a whole, after giving effect to the Merger (a “Materially Burdensome Regulatory Condition”).
(d)   Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.
(e)   To the extent permitted by applicable law, Parent and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed. As used in this Agreement, the “Requisite Regulatory Approvals” shall mean all regulatory authorizations, consents, orders or approvals from (x) the Federal Reserve Board, and the OCC and (y) any other approvals set forth in Sections 3.4 and 4.4 that are necessary to consummate the transactions contemplated by this Agreement, including the Merger and the Bank Merger, except for any such authorizations, consents, orders or approvals the failure of which to be obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation.

6.2   Access to Information.
(a)   Upon reasonable notice and subject to applicable laws, each of Parent and the Company, for the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel, information technology systems, and records, and each shall cooperate with the other party in preparing to execute after the Effective Time conversion or consolidation of systems and business operations generally, and, during such period, each of Parent and the Company shall, and shall cause its respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents that Parent or the Company, as the case may be, is not permitted to disclose under applicable law), and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither Parent nor the Company nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Parent’s or the Company’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.
(b)   Each of Parent and the Company shall hold all information furnished by or on behalf of the other party or any of such party’s Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated February 21, 2017, between Parent and the Company (the “Confidentiality Agreement”).
(c)   No investigation by either of the parties or their respective representatives shall affect or be deemed to modify or waive the representations and warranties of the other set forth herein. Nothing contained in this Agreement shall give either party, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
6.3   Stockholders’ Approvals. Each of Parent and the Company shall call, give notice of, convene and hold a meeting of its stockholders (the “Parent Meeting” and the “Company Meeting,” respectively) as soon as reasonably practicable after the S-4 is declared effective for the purpose of obtaining the Requisite Company Vote and the Requisite Parent Vote required in connection with this Agreement and the Merger and, if so desired and mutually agreed, upon other matters of the type customarily brought before an annual or special meeting of stockholders to adopt a merger agreement. The Board of Directors of each of Parent and the Company shall use its reasonable best efforts to obtain from the stockholders of Parent and the Company, as the case may be, the Requisite Parent Vote, in the case of Parent, and the Requisite Company Vote, in the case of the Company, including by communicating to its respective stockholders its recommendation (and including such recommendation in the Joint Proxy Statement) that they adopt and approve this Agreement and the transactions contemplated hereby. However, subject to Sections 8.1 and 8.2, if the Board of Directors of the Company or Parent, after receiving the advice of its outside counsel, determines in good faith that it would be more likely than not to result in a violation of its fiduciary duties under applicable law to continue to recommend this Agreement, then in submitting this Agreement to its stockholders, such Board of Directors may (but shall not be required to) submit this Agreement to its stockholders without recommendation (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended), in which event the Board of Directors may communicate the basis for its lack of a recommendation to its stockholders in the Joint Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law; provided, that neither Board of Directors may take any actions under this sentence unless (i) it gives the other party at least three (3) business days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken by the Board of Directors of the Company in response to an Acquisition Proposal, the latest material terms and conditions of, and the identity of the third party making, any such Acquisition Proposal, or any amendment or modification thereof, or describe in reasonable detail such other event or circumstances) and (ii) at the end of such notice period, the applicable Board of Directors takes into account any amendment or modification to this Agreement proposed by the other party and after receiving the advice of its outside counsel, determines in good faith that it would nevertheless be more likely than not to result in a violation of its fiduciary duties under applicable law to continue to recommend this Agreement. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 6.3 and will require a new notice period as referred to in this Section 6.3. Parent or the Company shall adjourn or postpone the Parent Meeting or the Company Meeting, as the case may be, if, as of the time for which such meeting is originally scheduled there are insufficient shares of Parent Common Stock or the Company Common Stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting the Company or Parent, as applicable, has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Company Vote or the Requisite Parent Vote. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, each of the Parent Meeting and Company Meeting shall be convened and this Agreement shall be submitted to the stockholders of each of Parent and the Company at the Parent Meeting and the Company Meeting, respectively, for the purpose of voting on the adoption of this Agreement and the other matters contemplated hereby, and nothing contained herein shall be deemed to relieve either Parent or the Company of such obligation. Parent and the Company shall use their reasonable best efforts to cooperate to hold the Company Meeting and the Parent Meeting on the same day and at the same time as soon as reasonably practicable after the date of this Agreement, and to set the same record date for each such meeting.
6.4   Legal Conditions to Merger. Subject in all respects to Section 6.1 of this Agreement, each of Parent and the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal and regulatory requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and the Bank Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by the Company or Parent or any of their respective Subsidiaries in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.
6.5   Stock Exchange Listing. Parent shall cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.
6.6   Employee Benefit Plans.
(a)   During the period commencing at the Effective Time and ending on the first anniversary of the Closing Date, Parent shall cause the Surviving Corporation to provide each employee of the Company and its Subsidiaries who continues to be employed by Parent or its Subsidiaries (including the Surviving Corporation and its Subsidiaries) immediately following the Effective Time for so long as such employee is employed following the Effective Time (collectively, the “Continuing Employees”) with (i) a base salary or base wage rate, as applicable, that is no less favorable than the base salary or base wage rate, as applicable, provided by the Company or any such Subsidiary to such Continuing Employee immediately prior to the Effective Time, (ii) an annual short-term cash incentive opportunity that is substantially comparable to the annual short-term cash incentive opportunity provided by the Company or any such Subsidiary to such Continuing Employee immediately prior to the Effective Time, and (iii) other compensation, including long-term incentive opportunities, and employee benefits that are substantially comparable in the aggregate to either (A) the other compensation, including long-term incentive opportunities, and employee benefits provided by the Company or any such

Subsidiary to such Continuing Employee immediately prior to the Effective Time or (B) the other compensation, including long-term incentive opportunities, and employee benefits provided by Parent to similarly situated employees of Parent. Without limiting the immediately preceding sentence, Parent shall, or shall cause the Surviving Corporation or one of its Subsidiaries to, provide to each Continuing Employee whose employment terminates during the 12-month period following the Closing Date with severance benefits equal to the greater of  (A) the severance benefits for which such Continuing Employee was eligible immediately prior to the Closing under the applicable Company Benefit Plan set forth in Section 6.6(a) of the Company Disclosure Schedule and (B) the severance benefits for which such Continuing Employee would be eligible under the severance plans or policies of Purchaser or its Affiliates, in each case, determined (1) without taking into account any reduction after the Closing in compensation paid to such Continuing Employee and (2) taking into account each Continuing Employee’s service with the Company and its Subsidiaries (and any predecessor entities) and, after the Closing, Purchaser and its Subsidiaries.
(b)   With respect to any employee benefit plans of Parent or its Subsidiaries in which any Continuing Employees become eligible to participate on or after the Effective Time (the “New Plans”), Parent shall or shall cause the Surviving Corporation to use commercially reasonable efforts to: (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any New Plans, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous the Company Benefit Plan, (ii) provide each such employee and their eligible dependents with credit for any eligible expenses incurred by such employee or dependent prior to the Effective Time under a Company Benefit Plan (to the same extent that such credit was given under the analogous Company Benefit Plan prior to the Effective Time) in satisfying any applicable deductible, co-payment or out-of-pocket requirements under any New Plans, and (iii) recognize all service of such employees with the Company and its Subsidiaries for all purposes in any New Plan to the same extent that such service was taken into account under the analogous Company Benefit Plan prior to the Effective Time; provided, that the foregoing service recognition shall not apply (x) to the extent it would result in duplication of benefits for the same period of services, (y) for purposes of benefit accrual under any defined benefit pension or the employer premium subsidy under any retiree medical plan, or (z) to any benefit plan that is a frozen plan or that provides benefits to a grandfathered employee population.
(c)   Parent shall, or shall cause the Surviving Corporation to, assume and honor all Company Benefit Plans in accordance with their terms. Parent hereby acknowledges that a “change in control” (or similar phrase) within the meaning of the Company Benefit Plans will occur at the Effective Time.
(d)   If requested by Parent in writing at least ninety (90) business days prior to the Effective Time, the Company shall cause any 401(k) plan sponsored or maintained by the Company (each, a “Company 401(k) Plan”) to be terminated effective as of the day immediately prior to the Effective Time and contingent upon the occurrence of the Closing. In the event that Parent requests that any Company 401(k) Plan be terminated, (i) the Company shall provide Parent with evidence that such plan has been terminated (the form and substance of which shall be subject to reasonable review and comment by Parent) not later than two (2) days immediately preceding the Effective Time and (ii) the Continuing Employees of the Company shall be eligible to participate, effective as of the Effective Time, in a 401(k) plan sponsored or maintained by Parent or one of its Subsidiaries (a “Parent 401(k) Plan”). Parent and the Company shall take any and all actions as may be required, including amendments to any Company 401(k) Plan and/or Parent 401(k) Plan, to permit the Continuing Employees of the Company who are then actively employed to make rollover contributions to the Parent 401(k) Plan of  “eligible rollover distributions” (within the meaning of Section 401(a) (31) of the Code) in the form of cash, notes (in the case of loans), Parent Common Stock or a combination thereof in an amount equal to the full account balance distributed to such Continuing Employee of the Company from a Company 401(k) Plan.
(e)   Nothing in this Agreement shall confer upon any employee, officer, director or consultant of the Company or any of its Subsidiaries or affiliates any right to continue in the employ or service of the Surviving Corporation, the Company, or any Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Corporation, the Company, Parent or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of the Company or any of its Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend, or modify any Company Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of the Surviving Corporation or any of its Subsidiaries or affiliates to amend, modify or terminate any particular Company Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of the final sentence of Section 9.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any person, including, without limitation, any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
6.7   Indemnification; Directors’ and Officers’ Insurance.
(a)   From and after the Effective Time, each of Parent and the Surviving Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, each present and former director, officer or employee of the Company and its Subsidiaries (in each case, when acting in such capacity) (collectively, the “Company Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising in whole or in part out of, or pertaining to, the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director or officer of another person and pertaining to matters, acts or omissions existing or occurring at or prior to the Effective Time, including matters, acts or omissions occurring in connection with the approval of this Agreement and the transactions contemplated by this Agreement; and Parent and the Surviving Corporation shall also advance expenses as incurred by such Company Indemnified Party to the fullest extent permitted by applicable law; provided, that the Company Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Company Indemnified Party is not entitled to indemnification. Parent and the Surviving Corporation shall reasonably cooperate with the Company Indemnified Party, and the Company Indemnified Party shall reasonably cooperate with the Parent and the Surviving Corporation, in the defense of any such claim, action, suit, proceeding or investigation.
(b)   For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company (provided, that the Surviving Corporation may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) with respect to claims against the present and former officers and directors of the Company or any of its Subsidiaries arising from facts or events which occurred at or before the Effective Time (including the transactions contemplated by this Agreement); provided, that the Surviving Corporation shall not be obligated to expend, on an annual basis, an amount in excess of 300% of the current annual premium paid as of the date hereof by the Company for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation’s good faith determination, provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, the Company, in consultation with Parent, may (and at the request of Parent, the Company shall use its reasonable best efforts to) obtain at or prior to the Effective Time a six-year “tail” policy under the Company’s existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap. If the Company purchases such a “tail policy,” Parent or the Surviving Corporation shall maintain such “tail policy” in full force and effect and continue to honor its obligations thereunder.

(c)   The obligations of the Surviving Corporation, Parent and the Company under this Section 6.7 shall not be terminated or modified after the Effective Time in a manner so as to adversely affect any Company Indemnified Party or any other person entitled to the benefit of this Section 6.7 without the prior written consent of the affected Company Indemnified Party or affected person.
(d)   The provisions of this Section 6.7 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party and his or her heirs and representatives. If the Surviving Corporation or any of its successors or assigns will consolidate with or merge into any other entity and not be the continuing or surviving entity of such consolidation or merger, transfer all or substantially all of its assets or deposits to any other entity or engage in any similar transaction, then in each case to the extent the obligations set forth in this Section 6.7 are not otherwise transferred and assumed by such successors and assigns by operation of law or otherwise, the Surviving Corporation will cause proper provision to be made so that the successors and assigns of the Surviving Corporation will expressly assume the obligations set forth in this Section 6.7.
6.8   Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of Parent, on the one hand, and a Subsidiary of the Company, on the other) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Parent.
6.9   Advice of Changes. Parent and the Company (in such capacity, the “Notifying Party”) shall each promptly advise the other party of any change or event (i) that has had or is reasonably likely to have a Material Adverse Effect on the Notifying Party or (ii) which the Notifying Party believes would or would be reasonably likely to cause or constitute a material breach of any of the Notifying Party’s representations, warranties or covenants contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition set forth in, if Parent is the Notifying Party, Sections 7.1 or 7.3, or if the Company is the Notifying Party, Sections 7.1 or 7.2; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.9 or the failure of any condition set forth in Section 7.2 or 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 or 7.3 to be satisfied.
6.10   Dividends. After the date of this Agreement, each of Parent and the Company shall coordinate with the other the declaration of any dividends in respect of Parent Common Stock and Company Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Company Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of Company Common Stock and any shares of Parent Common Stock any such holder receives in exchange therefor in the Merger. In furtherance of the foregoing, (i) starting with the first quarter of 2017, the Board of Directors of the Company shall cause its regular quarterly dividend record dates and payments dates for Company Common Stock to be similar to the regular quarterly dividend record dates and payments dates for Parent Common Stock and (ii) the Board of Directors of Parent shall continue to pay dividends on the Parent Common Stock on substantially the same record and payment date schedules as have been utilized in the past.
6.11   Corporate Governance.
(a)   On or prior to the Effective Time, the Board of Directors of Parent shall cause the number of directors that will comprise the full board of directors of the Surviving Corporation at the Effective Time to be increased by 4 and to appoint 4 then current directors of the Company designated by the Company that are reasonably acceptable to the Board of the Directors of Parent and the Nominating and Corporate Governance Committee of the Board of Directors of Parent to fill the vacancies resulting from such increases.
(b)   On or prior to the Effective Time, Parent (as the sole stockholder of Parent Bank) shall cause the number of directors that will comprise the full Board of Directors of Parent Bank at the Effective Time to be increased by 4, constituted in the same manner and with the same individuals as the Board of Directors of the Surviving Corporation.

(c)   At or promptly following the Effective Time, Parent shall invite each member of the Board of Directors of the Company immediately prior to the Effective Time (other than those individuals who have joined or will join the Board of Directors of the Surviving Corporation in accordance with Section 6.11(a)) to serve as a member of Parent’s Long Island Advisory Board.
(d)   The Company and Parent agree to the additional actions set forth in Section 6.11 of the Company Disclosure Schedule.
6.12   Acquisition Proposals
(a)   The Company agrees that it will not, and will cause its Subsidiaries and use its reasonable best efforts to cause its and their officers, directors, agents, advisors and representatives (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any person concerning any Acquisition Proposal, or (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any Acquisition Proposal, except to notify a person that has made or, to the knowledge of the Company, is making any inquiries with respect to, or is considering making, an Acquisition Proposal, of the existence of the provisions of this Section 6.12(a); provided, that, prior to the adoption of this Agreement by the stockholders of the Company by the Requisite Company Vote, in the event the Company receives an unsolicited bona fide written Acquisition Proposal, it may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, furnish or cause to be furnished nonpublic information or data and participate in such negotiations or discussions to the extent that its Board of Directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisor) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable law; provided, further, that, prior to providing any nonpublic information permitted to be provided pursuant to the foregoing proviso, the Company shall have entered into a confidentiality agreement with such third party on terms no less favorable to it than the Confidentiality Agreement, which confidentiality agreement shall not provide such person with any exclusive right to negotiate with the Company. The Company will, and will use its reasonable best efforts to cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any person other than Parent with respect to any Acquisition Proposal. The Company will promptly (within twenty-four (24) hours) advise Parent following receipt of any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, and the substance thereof (including the material terms and conditions of and the identity of the person making such inquiry or Acquisition Proposal), and will keep Parent reasonably apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the material terms of such inquiry or Acquisition Proposal. The Company shall use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its Subsidiaries is a party in accordance with the terms thereof. As used in this Agreement, “Acquisition Proposal” shall mean, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of the Company and its Subsidiaries or 25% or more of any class of equity or voting securities of the Company or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 25% or more of any class of equity or voting securities of the Company or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of the Company, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or its Subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of the Company.

(b)   Nothing contained in this Agreement shall prevent the Company or its Board of Directors from complying with Rules 14d-9 and 14e-2 under the Exchange Act or Item 1012(a) of Regulation M-A with respect to an Acquisition Proposal or from making any legally required disclosure to the Company’s stockholders; provided, that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.
6.13   Public Announcements. The Company and Parent shall each use their reasonable best efforts to develop a joint communications plan to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and except in respect of any announcement required by applicable law, or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.
6.14   Change of Method. The Parent shall be empowered, at any time prior to the Effective Time, to change the method or structure of effecting the combination of the Company and Parent (including the provisions of Article I), if and to the extent they both deem such change to be necessary, appropriate or desirable; provided, that no such change shall (i) alter or change the Exchange Ratio or the number of shares of Parent Common Stock received by the Company’s stockholders in exchange for each share of Company Common Stock, (ii) adversely affect the Tax treatment of the Company’s stockholders or Parent’s stockholders pursuant to this Agreement, (iii) adversely affect the Tax treatment of the Company or Parent pursuant to this Agreement or (iv) materially impede or delay the consummation of the transactions contemplated by this Agreement in a timely manner. The parties agree to reflect any such change in an appropriate amendment to this Agreement executed by both parties in accordance with Section 9.2.
6.15   Restructuring Efforts. If either the Company or Parent shall have failed to obtain the Requisite Company Vote or the Requisite Parent Vote at the duly convened Company Meeting or Parent Meeting, as applicable, or any adjournment or postponement thereof, each of the parties shall in good faith use its reasonable best efforts to negotiate a restructuring of the transaction contemplated by this Agreement (it being understood that neither party shall have any obligation to alter or change any material terms, including the Exchange Ratio, the amount or kind of the consideration to be issued to holders of the capital stock of the Company as provided for in this Agreement, in a manner adverse to such party or its stockholders) and/or resubmit this Agreement and/or the transactions contemplated hereby (or as restructured pursuant to this Section 6.15) to its respective stockholders for adoption or approval, as applicable.
6.16   Takeover Statutes. None of the Company, Parent or their respective Boards of Directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement, the Merger, or any of the other transactions contemplated hereby, and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each party and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.
6.17   Exemption from Liability Under Section 16(b). The Company and Parent agree that, in order to most effectively compensate and retain those officers and directors of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act (the “Company Insiders”), both prior to and after the Effective Time, it is desirable that Company Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of Company Common Stock and Company Equity Awards in the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section 6.17. The Board of Directors of Parent and of the Company, or a committee of non-employee directors thereof  (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly, and in any event prior to the Effective Time, take all such steps as may be required to cause (in the case of the Company) any dispositions of Company Common Stock or Company Equity Awards by the Company Insiders, and (in the case of Parent) any acquisitions of Parent Common Stock by any Company Insiders who, immediately following the Merger, will be officers or directors of the Surviving Corporation subject to the reporting requirements of Section 16(a) of the Exchange Act, in each case pursuant to the transactions contemplated by this Agreement, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable law.
6.18   Assumption of Company Debt. Parent agrees to execute and deliver, or cause to be executed and delivered, by or on behalf of the Surviving Corporation, at or prior to the Effective Time, one or more supplemental indentures, guarantees, and other instruments required for the due assumption of the Company’s obligations in respect of its outstanding debt, guarantees, securities, and other agreements to the extent required by the terms of such debt, guarantees, securities, and other agreements.
ARTICLE VII
CONDITIONS PRECEDENT
7.1   Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:
(a)   Stockholder Approval. This Agreement shall have been adopted by the stockholders of Parent by the Requisite Parent Vote and by the stockholders of Company by the Requisite Company Vote.
(b)   NYSE Listing. The shares of Parent Common Stock that shall be issuable pursuant to this Agreement shall have been authorized for listing on the NYSE, subject to official notice of issuance.
(c)   Regulatory Approvals. All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, and no such Requisite Regulatory Approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition.
(d)   S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.
(e)   No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger.
7.2   Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time, of the following conditions:
(a)   Representations and Warranties. The representations and warranties of the Company set forth in Sections 3.2(a) and 3.8(a) (in each case after giving effect to the lead in to Article III) shall be true and correct (other than, in the case of Section 3.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the representations and warranties of the Company set forth in Sections 3.1(a), 3.1(b) (with respect to Significant Subsidiaries only), 3.2(b) (with respect to Significant Subsidiaries only) and 3.3(a) (in each case, after giving effect to the lead in to Article III) shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of the Company set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead in to Article III) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on the Company or the Surviving Corporation. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect. As used in this Agreement, “Significant Subsidiaries” shall have the meaning as ascribed to it in Rule 1-02 of Regulation S-X promulgated under the Exchange Act.
(b)   Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.
(c)   Federal Tax Opinion. Parent shall have received the opinion of Squire Patton Boggs (US) LLP, in form and substance reasonably satisfactory to Parent, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Parent and the Company, reasonably satisfactory in form and substance to such counsel.
7.3   Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:
(a)   Representations and Warranties. The representations and warranties of Parent set forth in Sections 4.2(a) and 4.8(a) (in each case, after giving effect to the lead in to Article IV) shall be true and correct (other than, in the case of Section 4.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the representations and warranties of Parent set forth in Sections 4.1(a), 4.1(b) (with respect to Significant Subsidiaries only), 4.2(b) (with respect to Significant Subsidiaries only) and 4.3(a) (in each case, after giving effect to the lead in to Article IV) shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of Parent set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead in to Article IV) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, provided, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on Parent. The Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to the foregoing effect.
(b)   Performance of Obligations of Parent. Parent shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.
(c)   Federal Tax Opinion. The Company shall have received the opinion of Wachtell, Lipton, Rosen & Katz, in form and substance reasonably satisfactory to the Company, dated as of the Closing

Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Parent and the Company, reasonably satisfactory in form and substance to such counsel.
ARTICLE VIII
TERMINATION AND AMENDMENT
8.1   Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of Parent or the Company:
(a)   by mutual consent of Parent and the Company in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;
(b)   by either Parent or the Company if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger or the Bank Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger or the Bank Merger, unless the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;
(c)   by either Parent or the Company if the Merger shall not have been consummated on or before May 31, 2018 (the “Termination Date”), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;
(d)   by either Parent or the Company (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of the Company, in the case of a termination by Parent, or Parent, in the case of a termination by the Company, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2, in the case of a termination by Parent, or 7.3, in the case of a termination by the Company, and which is not cured within forty-five (45) days following written notice to the Company, in the case of a termination by Parent, or Parent, in the case of a termination by the Company, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date);
(e)   by the Company prior to such time as the Requisite Parent Vote is obtained, if  (i) the Board of Directors of Parent shall have failed to recommend in the Joint Proxy Statement that the stockholders of Parent adopt this Agreement and approve the issuance of shares of Parent Common Stock in connection with the Merger as contemplated by this Agreement, or withdrawn, modified or qualified such recommendation in a manner adverse to the Company, or publicly disclosed that it has resolved to do so, or (ii) the Parent or its Board of Directors has breached its obligations under Section 6.3 in any material respect; or
(f)   by Parent prior to such time as the Requisite Company Vote is obtained, if  (i) the Board of Directors of the Company shall have (A) failed to recommend in the Joint Proxy Statement that the stockholders of the Company adopt this Agreement, or withdrawn, modified or qualified such recommendation in a manner adverse to Parent, or publicly disclosed that it has resolved to do so, or failed to recommend against acceptance of a tender offer or exchange offer constituting an Acquisition Proposal that has been publicly disclosed within ten (10) business days after the commencement of such tender or exchange offer, in any such case whether or not permitted by the terms hereof or (B) recommended or endorsed an Acquisition Proposal or failed to issue a press release announcing its opposition to such Acquisition Proposal within ten (10) business days after an Acquisition Proposal is publicly announced, or (ii) the Company or its Board of Directors has breached its obligations under Section 6.3 or 6.12 in any material respect.

8.2   Effect of Termination.
(a)   In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Parent, the Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that
(i)   Sections 6.2(b) and this Section 8.2 and Article IX shall survive any termination of this Agreement, and
(ii)   notwithstanding anything to the contrary contained in this Agreement, neither Parent nor the Company shall be relieved or released from any liabilities or damages arising out of its willful and material breach of any provision of this Agreement occurring prior to termination (which, in the case of the Company, shall include the loss to the holders of Company Common Stock and Company Equity Awards of the economic benefits of the Merger, including the loss of the premium offered to the holders of Company Common Stock and Company Equity Awards, it being understood that the Company shall be entitled to pursue damages for such losses and to enforce the right to recover such losses on behalf of its shareholders and the holders of Company Equity Awards in its sole and absolute discretion, and any amounts received by the Company in connection therewith may be retained by the Company).
(b)
(i)   In the event that after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been made known to senior management of the Company or has been made directly to its stockholders generally or any person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to the Company and (A) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.1(c) without the Requisite Company Vote having been obtained (and all other conditions set forth in Sections 7.1 and 7.3 had been satisfied or were capable of being satisfied prior to such termination) or (B) thereafter this Agreement is terminated by Parent pursuant to Section 8.1(d) as a result of a willful breach, and (C) prior to the date that is twelve (12) months after the date of such termination, the Company enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then the Company shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay Parent, by wire transfer of same day funds, a fee equal to $75,700,000 (the “Termination Fee”); provided, that for purposes of this Section 8.2(b), all references in the definition of Acquisition Proposal to “25%” shall instead refer to “50%”.
(ii)   In the event that this Agreement is terminated by Parent pursuant to Section 8.1(f), then the Company shall pay Parent, by wire transfer of same day funds, the Termination Fee on the date of termination.
(c)   In the event that this Agreement is terminated by the Company pursuant to Section 8.1(e), then Parent shall pay the Company, by wire transfer of same day funds, the Termination Fee on the date of termination.
(d)   Notwithstanding anything to the contrary herein, but without limiting the right of any party to recover liabilities or damages arising out of the other party’s fraud or willful and material breach of any provision of this Agreement, in the event that this Agreement is terminated as provided in Section 8.1, the maximum aggregate amount of monetary fees, liabilities or damages payable by a single party under this Agreement shall be equal to the Termination Fee, and neither the Company nor Parent shall be required to pay the Termination Fee on more than one occasion.
(e)   Each of Parent and the Company acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if Parent or the

Company fails promptly to pay the amount due pursuant to this Section 8.2, and, in order to obtain such payment, the other party commences a suit which results in a judgment against the non-paying party for the Termination Fee, such non-paying party shall pay the costs and expenses of the other party (including reasonable attorneys’ fees and expenses) in connection with such suit. In addition, if Parent or the Company, as the case may be, fails to pay the amounts payable pursuant to this Section 8.2, then such party shall pay interest on such overdue amounts (for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full) at a rate per annum equal to the “prime rate” (as announced by JPMorgan Chase & Co. or any successor thereto) in effect on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid. The amounts payable by Parent and the Company, as applicable, pursuant to Section 8.2(b) constitute liquidated damages and not a penalty, and, except in the case of fraud or willful and material breach of this Agreement, shall be the sole monetary remedy of the Company and Parent, as applicable, in the event of a termination of this Agreement specified in such section.
ARTICLE IX
GENERAL PROVISIONS
9.1   Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Confidentiality Agreement, which shall survive in accordance with its terms) shall survive the Effective Time, except for Section 6.7 and for those other covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.
9.2   Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with Merger by the stockholders of Parent and the Company; provided, that after adoption of this Agreement by the respective stockholders of Parent or the Company, there may not be, without further approval of such stockholders, any amendment of this Agreement that requires further approval under applicable law. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties hereto.
9.3   Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions contained herein; provided, that after adoption of this Agreement by the respective stockholders of Parent or the Company, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof that requires further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
9.4   Expenses. Except as otherwise provided in Section 8.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, that the costs and expenses of printing and mailing the Joint Proxy Statement and all filing and other fees paid to the SEC in connection with the Merger shall be borne equally by Parent and Company.
9.5   Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon confirmation of receipt, or if by email so long as such email states it is a notice delivered pursuant to this Section 9.5 and a duplicate copy of such email is promptly given by one of the other methods described in this Section 9.5,

(b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
(a)
if to the Company, to:

Astoria Financial
Corporation One Astoria Bank Plaza
Lake Success, NY 11040
Attention:
Alan Eggleston

Facsimile:
(516) 327-7860

Email:
aeggleston@astoriabank.com

With a copy (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street New York, NY 10019
Attention:
Edward D. Herlihy
Matthew M. Guest

Facsimile:
(212) 403-2000

Email:
EDHerlihy@wlrk.com
MGuest@wlrk.com

and
(b)
if to Parent, to:

Sterling Bancorp
21 Scarsdale Road Yonkers, NY 10707
Attention:
James P. Blose

Facsimile:
(914) 961-7378

Email:
JBlose@snb.com

With a copy (which shall not constitute notice) to:
Squire Patton Boggs (US) LLP
2550 M Street, NW
Washington, D.C. 20037
Attention:
James J. Barresi
Abby E. Brown

Facsimile:
(202) 457-6315

Email:
James.Barresi@SquirePB.com
Abby.Brown@SquirePB.com

9.6   Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of the Company means the actual knowledge of any of the officers of the Company listed on Section 9.6 of the Company Disclosure Schedule, and the “knowledge” of Parent means the actual knowledge of any of the officers of Parent listed on Section 9.6 of the Parent Disclosure Schedule. As used herein, (i) ”business day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized by law or executive order to be closed,
(i)   ”person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature,
(ii)   an “affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person (iv) ”made available” means any document or other information that was
(A)   provided by one party or its representatives to the other party and its representatives prior to the date hereof,
(B)   included in the virtual data room of a party prior to the date hereof or (C) filed by a party with the SEC and publicly available on EDGAR prior to the date hereof and (v) the “transactions contemplated hereby” and “transactions contemplated by this Agreement” shall include the Merger and the Bank Merger. The Company Disclosure Schedule and the Parent Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. All references to “dollars” or “$” in this Agreement are to United States dollars. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable law.
9.7   Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means) all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
9.8   Entire Agreement. This Agreement (including the documents and the instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
9.9   Governing Law; Jurisdiction.
(a)   This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.
(b)   Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.5.
9.10   Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY

OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.
9.11   Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (other than by operation of law) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7, which is intended to benefit each Company Indemnified Party and his or her heir and representatives, this Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
9.12   Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof  (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.
9.13   Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.
9.14   Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.
[Signature Page Follows]

IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.
ASTORIA FINANCIAL CORPORATION
By:
/s/ Monte N. Redman

Name: Monte N. Redman
Title: President and Chief Executive Officer
STERLING BANCORP
By:
/s/ Jack Kopnisky

Name: Jack Kopnisky
Title: President and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

ANNEX B—OPINION OF RBC CAPITAL MARKETS, LLC
March 6, 2017
The Board of Directors
Sterling Bancorp
400 Rella Boulevard
Suite 308
Montebello, NY 10901
Members of the Board:
You have requested our opinion as to the fairness, from a financial point of view, to Sterling Bancorp, a Delaware corporation (“Acquiror”), of the Exchange Ratio (as defined below) provided for under the terms of the proposed Agreement and Plan of Merger (the “Agreement”) by and between Acquiror and Astoria Financial Corporation, a Delaware corporation (“Target”). Capitalized terms used herein shall have the meanings used in the Agreement unless otherwise defined herein.
The Agreement provides, among other things, that Target will merge with and into Acquiror (the “Merger”) and, at the Effective Time, each share of common stock, par value $0.01 per share, of Target (“Target Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares held by Target or Acquiror, which will be cancelled for no consideration) will be converted into the right to receive 0.875 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of Acquiror (“Acquiror Common Stock”). The terms and conditions of the Merger are more fully set forth in the Agreement.
RBC Capital Markets, LLC (“RBCCM”), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.
We are acting as a financial advisor to Acquiror in connection with the Merger and we will receive a fee for our services upon delivery of this opinion, which is not contingent upon the successful completion of the Merger. In addition, for our services as financial advisor to Acquiror in connection with the Merger, if the Merger is successfully completed we will receive an additional, substantially larger fee, against which the fee we received for delivery of this opinion will be credited. In the event the Merger is not completed, we will receive a similar fee in connection with any other transaction or series of transactions whereby, directly or indirectly, capital stock of Target or any of its assets is transferred to Acquiror, or any person affiliated with Acquiror, for consideration at any time pursuant to a definitive agreement, letter of intent or other evidence of commitment entered into during the term of our engagement or within eighteen months thereafter. In addition, if, in connection with the Merger not being completed, Acquiror receives a termination fee, we will be entitled to a specified percentage of that fee in cash, when it is received by Purchaser. Acquiror has also agreed to indemnify us for certain liabilities that may arise out of our engagement.
In the ordinary course of business, RBCCM may act as a market maker and broker in the publicly traded securities of Acquiror and/or Target and receive customary compensation, and may also actively trade securities of Acquiror and/or Target for our own account and the accounts of our customers, and, accordingly, RBCCM and its affiliates, may hold a long or short position in such securities.
RBCCM and/or its affiliates have provided investment banking and/or financial advisory services to Acquiror during the past three calendar years for which they received fees or other compensation, consisting of acting as joint bookrunner for the follow-on offering of Acquiror Common Stock in 2015. RBCCM and/or its affiliates have not provided any investment banking or financial advisory services to Target during the past three calendar years for which they received any fees or other compensation. In light of RBCCM’s prior services to Acquiror and its financial advisory role for Acquiror in connection with the Merger, RBCCM anticipates that it may be selected by Acquiror to provide investment banking and/or financial advisory services that may be required by Acquiror in the future, regardless of whether the Merger is successfully completed.

For the purposes of rendering our opinion, we have undertaken such review and inquiries as we deemed necessary or appropriate under the circumstances, including the following: (i) we reviewed the financial terms of the draft Agreement dated March 2, 2017 (the “Latest Draft Agreement”); (ii) we reviewed and analyzed certain publicly available financial and other data with respect to Acquiror and Target and certain other relevant historical operating data relating to Acquiror and Target made available to us from published sources and from the internal records of Acquiror; (iii) we reviewed and analyzed certain publicly available consensus research estimates of financial projections and forecasts of Acquiror and Target as standalone entities, as directed by Acquiror’s management, as well as reviewed and analyzed certain assumptions relating to the future financial performance of Acquiror and Target as standalone entities extrapolated from such publicly available projections and forecasts and provided by Acquiror’s management, as well as information with respect to certain synergies expected to be realized from the Merger provided by Acquiror’s management (collectively, “Forecasts”); (iv) we conducted discussions with members of the senior management of Acquiror with respect to the business prospects and financial outlook of Acquiror and Target as standalone entities as well as the strategic rationale and potential benefits of the Merger; (v) we reviewed Wall Street research estimates regarding the potential future performance of Acquiror and Target as standalone entities; (vi) we reviewed the reported prices and trading activity for Acquiror Common Stock and Target Common Stock; and (vii) we performed other studies and analyses as we deemed appropriate.
In arriving at our opinion, we performed the following analyses in addition to the review, inquiries, and analyses referred to in the preceding paragraph: (i) we performed a valuation analysis of each of Acquiror and Target as a standalone entity using comparable company and discounted cash flow analyses with respect to each of Acquiror and Target as well as precedent transaction analysis with respect Target; and (ii) we performed a pro forma combination analysis, determining the potential impact of the Merger on the projected tangible book value and earnings per share, as well as other selected historical and projected metrics, of Acquiror.
Several analytical methodologies have been employed and no one method of analysis should be regarded as critical to the overall conclusion we have reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions we have reached are based on all the analysis and factors presented, taken as a whole, and also on application of our own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. We therefore give no opinion as to the value or merit standing alone of any one or more parts of the analyses.
In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all the information that was publicly available to us and all of the financial, legal, tax, operating and other information provided to or discussed with us by Acquiror or Target (including, without limitation, the financial statements and related notes thereto of each of Acquiror and Target, respectively), and have not assumed responsibility for independently verifying and have not independently verified such information. We have assumed that all Forecasts provided to us by Acquiror (including Forecasts provided to us by Acquiror with respect to certain synergies expected to be realized from the Merger), were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Acquiror as to future financial performance of Acquiror or Target (as the case may be), respectively, as standalone entities (or, in the case of the projected synergies, as a combined company). We express no opinion as to such Forecasts or the assumptions upon which they were based.
In rendering our opinion, we have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the assets or liabilities of Acquiror or Target, and we have not been furnished with any such valuations or appraisals. We have not assumed any obligation to conduct, and have not conducted, any physical inspection of the property or facilities of Acquiror or Target. We are not experts in the evaluation of allowances for loan and lease losses and have not independently verified such allowances or reviewed or examined any individual loan or credit files. We assumed, with your consent, that the aggregate allowances for loan and lease losses set forth in the financial statements of Acquiror and Target are adequate to cover such losses. We have not investigated, and make no assumption regarding, any litigation or other claims affecting Acquiror or Target.

We have assumed, in all respects material to our analysis that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have further assumed that the executed version of the Agreement will not differ, in any respect material to our opinion, from the Latest Draft Agreement.
Our opinion speaks only as of the date hereof, is based on the conditions as they exist and information which we have been supplied as of the date hereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur after such date. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon events occurring after the date hereof and do not have an obligation to update, revise or reaffirm this opinion. We are not expressing any opinion herein as to the prices at which Acquiror Common Stock or Target Common Stock have traded or will trade following the announcement of the Merger nor the prices at which Acquiror Common Stock will trade following the consummation of the Merger.
The opinion expressed herein is provided for the information and assistance of the Board of Directors of Acquiror in connection with the Merger. We express no opinion and make no recommendation to any stockholder of Acquiror as to how such stockholder should vote with respect to the adoption of the Agreement or any other proposal to be voted upon by them in connection with the Merger. All advice and opinions (written and oral) rendered by RBCCM are intended for the use and benefit of the Board of Directors of Acquiror. Such advice or opinions may not be reproduced, summarized, excerpted from or referred to in any public document or given to any other person without the prior written consent of RBCCM. If required by applicable law, such opinion may be included in any disclosure document filed by Acquiror with the Securities and Exchange Commission with respect to the Merger; provided however, that such opinion must be reproduced in full and that any description of or reference to RBCCM be in a form reasonably acceptable to RBCCM and its counsel. RBCCM shall have no responsibility for the form or content of any such disclosure document, other than the opinion itself.
Our opinion does not address the merits of the underlying decision by Acquiror to engage in the Merger or the relative merits of the Merger compared to any alternative business strategy or transaction in which Acquiror might engage.
Our opinion addresses solely the fairness of the Exchange Ratio, from a financial point of view, to Acquiror. Our opinion does not in any way address other terms or arrangements of the Merger or the Agreement, including, without limitation, the financial or other terms of any other agreement contemplated by, or to be entered into in connection with, the Agreement, nor does it address, and we express no opinion with respect to, the solvency of Acquiror. Further, in rendering our opinion we express no opinion about the fairness of the amount or nature of the compensation (if any) to any of Acquiror’s officers, directors or employees, or class of such persons, relative to the compensation to be paid by Acquiror in the Merger.
Our opinion has been approved by RBCCM’s Fairness Opinion Committee.
Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to Acquiror.
Very truly yours,
/s/ RBC CAPITAL MARKETS, LLC

ANNEX C—OPINION OF CITIGROUP GLOBAL MARKETS INC.
March 6, 2017
The Board of Directors
Sterling Bancorp
400 Rella Blvd.
Montebello, New York 10901
The Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to Sterling Bancorp (“Sterling”) of the Merger Consideration (defined below) to be paid by Sterling pursuant to the terms and subject to the conditions set forth in an Agreement and Plan of Merger (the “Merger Agreement”) proposed to be entered into between Sterling and Astoria Financial Corporation (“Astoria”). As more fully described in the Merger Agreement, (i) Astoria will be merged with and into Sterling (the “Merger”) and (ii) each outstanding share of the common stock, par value $0.01 per share, of Astoria (“Astoria Common Stock”) will be converted into the right to receive 0.875 of a share of the common stock, par value $0.01 per share, of Sterling (“Sterling Common Stock” and, the implied per share consideration payable in the Merger based on such exchange ratio, the “Merger Consideration”). The Merger Agreement further provides that, immediately following the Merger, Astoria Bank, a wholly owned subsidiary of Astoria, will be merged with and into Sterling National Bank, a wholly owned subsidiary of Sterling (the “Bank Merger” and, together with the Merger, the “Transaction”). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.
In arriving at our opinion, we reviewed a draft, provided to us on March 5, 2017, of the Merger Agreement and held discussions with certain senior officers, directors and other representatives of Sterling and certain senior officers and other representatives of Astoria concerning the businesses, operations and prospects of Sterling and Astoria. We reviewed certain publicly available and other business and financial information relating to Sterling and Astoria, including certain financial forecasts and other information and data relating to Sterling and Astoria which were provided to or discussed with us by the management of Sterling and certain information and data relating to the potential strategic implications and financial, operational and tax impacts (including the amount, timing and achievability thereof) anticipated by the management of Sterling to result from the Transaction. We reviewed the financial terms of the Transaction as set forth in the Merger Agreement in relation to, among other things: current and historical market prices of Sterling Common Stock and Astoria Common Stock; the financial condition and historical and projected operating data of Sterling and Astoria; and the capitalization of Sterling and Astoria. We analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Sterling and Astoria and we considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Transaction. We also evaluated certain potential pro forma financial effects of the Transaction on Sterling utilizing the financial forecasts and other information and data relating to Sterling and Astoria described above. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.
In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the managements and other representatives of Sterling and Astoria that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to the financial forecasts and other information and data that we have been directed to utilize in our analyses, including as to the potential strategic implications and financial, operational and tax impacts anticipated by the management of Sterling to result from the Transaction, we have been advised by the management of Sterling, and we have assumed, with your consent, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of such management as to the future financial performance of Sterling and Astoria, the potential strategic implications and financial, operational and tax impacts (including the amount, timing

The Board of Directors
Sterling Bancorp
March 6, 2017

and achievability thereof) anticipated by the management of Sterling to result from, and other potential pro forma financial effects of, the Transaction and the other matters covered thereby. We have assumed, with your consent, that the financial results, including with respect to the potential strategic implications and financial, operational and tax impacts anticipated to result from the Transaction, reflected in such financial forecasts and other information and data will be realized in the amounts and at the times projected. We have relied, at your direction, upon the assessments of the management of Sterling as to, among other things, (i) the potential impact on Sterling and Astoria of market, competitive and other trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the financial services and banking industries, and the views of such management regarding prevailing and future interest rates and capital requirements, (ii) existing and future relationships, agreements and arrangements with, and the ability to attract, retain and/or replace, key employees and other commercial relationships of Sterling and Astoria, and (iii) the ability of Sterling to integrate the businesses of Sterling and Astoria. We have assumed, with your consent, that there will be no developments with respect to any such matters, or any alternative method or structure of effecting the Transaction as permitted under the Merger Agreement, that would have an adverse effect on Sterling, Astoria or the Transaction (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion.
For purposes of our opinion, we have not made or been provided with an independent evaluation or appraisal of the assets (or related collateral) or liabilities (contingent, derivative, off-balance sheet or otherwise) of Sterling, Astoria or any other entity and we have not made any physical inspection of the properties or assets of Sterling, Astoria or any other entity. We are not experts in the evaluation of liabilities, deposit accounts or loan or security portfolios or allowances for losses with respect thereto and we assume no responsibility for conducting a review of individual credit files or loan or security portfolios. We express no opinion or view as to the adequacy or sufficiency of allowances for losses or other matters with respect thereto and we have assumed that each of Sterling and Astoria has, and the pro forma combined company will have, appropriate reserves to cover any such losses. We have assumed, with your consent, that the Transaction will be consummated in accordance with its terms (including, without limitation, with respect to the conversion of all outstanding preferred securities of Astoria) and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Transaction, no delay, limitation, restriction or condition, including any divestiture requirements, amendments or modifications, will be imposed or occur that would have an adverse effect on Sterling, Astoria or the Transaction (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed, with your consent, that the Transaction will qualify for the intended tax treatment contemplated by the Merger Agreement. We are not expressing any opinion or view as to the actual value of Sterling Common Stock or any other securities when issued or the prices at which Sterling Common Stock, Astoria Common Stock or any other securities will trade or otherwise be transferable at any time, including following the announcement or consummation of the Transaction. Representatives of Sterling have advised us, and we further have assumed, that the final terms of the Merger Agreement will not vary materially from those set forth in the draft reviewed by us. We are not expressing any opinion or view with respect to accounting, tax, regulatory, legal or similar matters, including tax or other consequences of the Transaction to Sterling, Astoria or their respective affiliates, and we have relied, with your consent, upon the assessments of representatives of Sterling and Astoria as to such matters.

The Board of Directors
Sterling Bancorp
March 6, 2017

Our opinion does not address any terms (other than the Merger Consideration to the extent expressly specified herein), aspects or implications of the Transaction, including, without limitation, the form or structure of the Transaction, any alternative transaction method or structure for effecting the Transaction, or any terms, aspects or implications of the Bank Merger or related agreement or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Transaction or otherwise. We express no view as to, and our opinion does not address, the underlying business decision of Sterling to effect or enter into the Transaction, the relative merits of the Transaction as compared to any alternative business strategies that might exist for Sterling or the effect of any other transaction which Sterling might engage in or consider. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other consideration to any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Merger Consideration or otherwise. Our opinion is necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to us as of the date hereof. Although subsequent developments may affect our opinion, we have no obligation to update, revise or reaffirm our opinion. As you are aware, the credit, financial and stock markets, and the industries in which Sterling and Astoria operate, have experienced and continue to experience volatility and we express no opinion or view as to any potential effects of such volatility on Sterling or Astoria (or their respective businesses) or the Transaction (including the contemplated benefits thereof).
Citigroup Global Markets Inc. has acted as a financial advisor to Sterling in connection with the proposed Transaction and will receive a fee for such services, the principal portion of which is contingent upon consummation of the Merger. We also will receive a fee in connection with the delivery of this opinion. In addition, Sterling has agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. Although we and our affiliates have not provided investment banking, commercial banking or other similar financial services to Sterling or Astoria in the past two years for which we and our affiliates received compensation, we and our affiliates in the future may provide investment banking, commercial banking and other similar financial services to Sterling, Astoria and/or their respective affiliates for which services we and our affiliates would expect to receive compensation. In the ordinary course of business, we and our affiliates may actively trade or hold the securities of Sterling, Astoria and their respective affiliates for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Sterling, Astoria and their respective affiliates.
Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Sterling (in its capacity as such) in its evaluation of the proposed Transaction, and our opinion is not intended to be and does not constitute a recommendation to any securityholder as to how such securityholder should vote or act on any matters relating to the proposed Transaction or otherwise.
Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be paid by Sterling pursuant to the Merger Agreement is fair, from a financial point of view, to Sterling.
Very truly yours,
/s/ CITIGROUP GLOBAL MARKETS INC.

ANNEX D—OPINION OF SANDLER O’NEILL & PARTNERS, L.P.
March 6, 2017
Board of Directors
Astoria Financial Corporation
One Astoria Bank Plaza
Lake Success, NY 11042
Ladies and Gentlemen:
Astoria Financial Corporation (the “Company”) and Sterling Bancorp (“Parent”) intend to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which the Company will merge with and into Parent with Parent being the surviving entity (the “Merger”). Pursuant to the terms of the Agreement, upon the Effective Time of the Merger, each share of common stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the Effective Time (“Company Common Stock”), other than certain shares described in the Agreement, will be converted into the right to receive 0.875 shares (the “Exchange Ratio” and such shares, the “Merger Consideration”) of the common stock, par value $0.01 per share, of Parent. The other terms and conditions of the Merger are more fully set forth in the Agreement, and capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Company Common Stock.
Sandler O’Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement, dated March 6, 2017; (ii) certain publicly available financial statements and other historical financial information of the Company that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of Parent that we deemed relevant; (iv) publicly available mean and median analyst earnings per share estimates for the Company for the years ending December 31, 2017 and December 31, 2018; (v) internal earnings per share projections for the Company for the years ending December 31, 2017 and December 31, 2018, and an estimated long-term annual earnings per share growth rate for the years thereafter, based on guidance from the senior management of the Company; (vi) publicly available mean and median analyst earnings per share estimates for Parent for the years ending December 31, 2017 and December 31, 2018, and estimated long-term annual earnings per share and dividend growth rates for the years thereafter, based on guidance from the senior management of Parent; (vii) the pro forma financial impact of the Merger on Parent based on certain assumptions related to transaction expenses, purchase accounting adjustments, an estimated dividend payout ratio, as well as certain cost savings and balance sheet restructuring assumptions, as provided by the senior management of Parent; (viii) the publicly reported historical price and trading activity for the Company and Parent common stock, including a comparison of certain financial and stock market information for the Company and Parent common stock and similar publicly available information for certain other similar companies, the securities of which are publicly traded; (ix) a comparison of certain financial information for the Company and Parent with similar bank and thrift institutions for which information is publicly available; (x) the financial terms of certain other recent merger and acquisition transactions in the bank and thrift industry (on a nationwide basis), to the extent publicly available; (xi) the current market environment generally and the banking environment in particular; and (xii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of the senior management of the Company the business, financial condition, results of operations and prospects of the Company and held similar discussions with the senior management of Parent and their representatives regarding the business, financial condition, results of operations and prospects of Parent.
In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and Parent, or their respective representatives, or that was otherwise reviewed by us and we have assumed such accuracy and completeness for purposes of preparing this letter. We have further relied on the assurances of the senior management of the Company and Parent that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any material respect. We have not been asked to undertake, and have not undertaken, an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of the Company or Parent, nor have we reviewed any individual credit files of the Company or Parent. We did not make an independent evaluation of the adequacy of the allowance for loan losses of the Company or Parent and we have assumed, with your consent, that the respective allowances for loan losses for both the Company and Parent are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.
In preparing its analyses, Sandler O’Neill used internal earnings per share projections for the Company for the years ending December 31, 2017 and December 31, 2018, and an estimated long-term annual earnings per share growth rate for the years thereafter, based on guidance from the senior management of the Company. In addition, Sandler O’Neill used publicly available median analyst earnings per share estimates for Parent for the years ending December 31, 2017 and December 31, 2018, and estimated long-term annual earnings per share and dividend growth rates for the years thereafter, based on guidance from the senior management of Parent. Sandler O’Neill also received and used in its pro forma analysis publicly available median analyst earnings per share estimates for the Company for the years ending December 31, 2017 and December 31, 2018 and an estimated long-term annual earnings per share growth rate for the years thereafter, as provided by the senior management of Parent, and certain assumptions related to transaction expenses, purchase accounting adjustments, an estimated dividend payout ratio, as well as certain cost savings and balance sheet restructuring assumptions, as provided by the senior management of Parent. With respect to the foregoing information, the respective senior managements of the Company and Parent confirmed to us that such information reflected (or, in the case of the publicly available median analyst earnings per share estimates referred to above, were consistent with) the best currently available estimates and judgements of those respective senior managements as to the future financial performance of the Company and Parent, respectively, and the other matters covered thereby. We express no opinion as to such information, or the assumptions on which such information is based. We have also assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of the Company or Parent since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that the Company and Parent will remain as going concerns for all periods relevant to our analyses.
We have also assumed, with your consent, that (i) each of the parties to the Agreement will comply in all material respects with all material terms of the Agreement, that all of the representations and warranties contained in the Agreement are true and correct in all material respects, that each of the parties to the Agreement will perform in all material respects all of the covenants required to be performed by such party under the Agreement and that the conditions precedent in the Agreement pertinent to our analyses are not and will not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Parent or the Merger in any respect that would be material to our analyses, (iii) the Merger and any related transactions will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements, and (iv) the Merger will qualify as a tax-free reorganization for federal income tax purposes. We express no opinion as to any of the legal, accounting or tax matters relating to the Merger or any other transactions contemplated in connection therewith.
Our analyses and the views expressed herein are necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect our views. We have not undertaken to update, revise, reaffirm or withdraw this letter or otherwise comment upon events occurring after the date hereof.
We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and a significant portion of our fee is contingent upon the closing of the Merger. We will also receive a fee for rendering this opinion, which opinion fee will be credited in full towards the portion of the transaction fee becoming payable to Sandler O’Neill on the day of closing of the Merger. The Company has also agreed to indemnify us against certain liabilities arising out of our engagement and to reimburse us for certain of our out-of-pocket expenses incurred in connection with our engagement. In the two years preceding the date of this opinion, we have provided certain other investment banking services to the Company. Most recently, Sandler O’Neill received a fee for rendering a fairness opinion to the Company’s Board of Directors in connection with the Company’s proposed sale to New York Community Bank in October 2015, which transaction was terminated effective January 1, 2017. Sandler O’Neill has not provided any investment banking services to Parent in the two years preceding the date of this opinion. In addition, in the ordinary course of our business as a broker-dealer, we may purchase securities from or sell securities to the Company, Parent or their respective affiliates. We may also actively trade the securities of the Company or Parent for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.
This letter is directed to the Board of Directors of the Company in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Company Common Stock and does not address the underlying business decision of the Company to engage in the Merger, the form or structure of the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. We also do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by the Company’s officers, directors, or employees, or class of such persons, relative to the compensation to be received in the Merger by any other shareholders of the Company. This opinion has been approved by Sandler O’Neill’s fairness opinion committee. This opinion shall not be reproduced without Sandler O’Neill’s prior written consent, provided however Sandler O’Neill will provide its consent for the opinion to be included in securities and regulatory filings to be completed in connection with the Merger.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock.
Very truly yours,
/s/ Sandler O’Neill & Partners, L.P.

ANNEX E—FORM OF CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF STERLING
FORM OF CERTIFICATE OF AMENDMENT
OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
Sterling Bancorp, a corporation organized and existing under and by virtue of the state of Delaware (the “Corporation”), does hereby certify:
First: That the Board of Directors of the Corporation, at a meeting duly convened and held, adopted the following resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation:
“NOW, THEREFORE BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation, subject to stockholder approval, Paragraph A of Article Fourth of the Amended and Restated Certificate of Incorporation is hereby amended in its entirety and replaced with the following:
FOURTH:
A. The total number of shares of all classes of stock that the Corporation shall have authority to issue is three hundred and twenty million (320,000,000) consisting of:
1.
Ten million (10,000,000) shares of Preferred Stock, par value one cent ($0.01) per share (the “Preferred Stock”); and

2.
Three hundred and ten million (310,000,000) shares of Common Stock, par value one cent ($0.01) per share (the “Common Stock”).

Second: That thereafter, pursuant to a resolution of its Board of Directors, at a special meeting of the stockholders of said corporation duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware a majority of the outstanding shares of common stock (there being no other class of capital stock outstanding) was voted in favor of the amendment.
Third: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
In witness whereof, Sterling Bancorp has caused this certificate to be signed by Jack L. Kopnisky, President and Chief Executive Officer of the Corporation, this [•] day of  [•], 2017.

By: Jack L. Kopnisky
Title: President and Chief Executive Officer
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ASTORIA FINANCIAL CORPORATION

IMPORTANT SPECIAL MEETING INFORMATION

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Proxy – Astoria Financial Corporation

Notice of Special Meeting of Stockholders

Proxy Solicited by Board of Directors for the Special Meeting of the Stockholders to be Held on June 13, 2017

The undersigned hereby appoints John M. Graham III and Alan P. Eggleston, acting individually, as proxy, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and vote all shares of common stock that the undersigned is entitled to vote, with all the powers that the undersigned would possess if personally present, at the special meeting of stockholders of Astoria Financial Corporation ("Astoria") to be held at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York, 11040 on June 13, 2017, at 9:00 a.m. local time or at any adjournment or postponement thereof (the "Special Meeting"). The validity of this proxy is governed by the laws of the State of Delaware. This proxy does not revoke any prior powers of attorney except for proxies given in connection with the special meeting of stockholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 LISTED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

YOUR VOTE IS IMPORTANT. PLEASE FOLLOW THE INSTRUCTIONS ON THE PROXY CARD FOR VOTING BY INTERNET OR TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON; OR, IF YOU PREFER, KINDLY MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES). EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE SPECIAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME. THIS PROXY MAY ALSO BE REVOKED BY SENDING A NOTICE OF REVOCATION TO ASTORIA'S CORPORATE SECRETARY AT ONE ASTORIA BANK PLAZA, LAKE SUCCESS, NY 11042-1085, STATING THAT YOU WOULD LIKE TO REVOKE YOUR PROXY; BY LOGGING ON TO THE INTERNET WEBSITE SPECIFIED ON THE REVERSE SIDE; BY CALLING THE TELEPHONE NUMBER SPECIFIED ON THE REVERSE SIDE; OR BY SENDING A COMPLETED PROXY CARD BEARING A LATER DATE THAN YOUR ORIGINAL PROXY CARD.

(Items to be voted appear on reverse side.)

ASTORIA FINANCIAL CORPORATION

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IMPORTANT SPECIAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your instructions, you may choose one of the voting methods outlined below.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Instructions submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 7, 2017.

Vote by Internet

- Go to **www.envisionreports.com/AF**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Confidential Voting Instruction

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 3 3 1 3 4 8 3

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Astoria Financial Corporation

CONFIDENTIAL VOTING INSTRUCTION
SOLICITED BY THE RETIREMENT PLANS COMMITTEE OF ASTORIA BANK, AS PLAN ADMINISTRATOR, FOR THE ASTORIA BANK 401(k) PLAN

The undersigned participant, former participant or beneficiary of a participant or former participant in the Astoria Bank 401(k) Plan (the 401(k) Plan) hereby provides the voting instructions hereinafter specified to Computershare Shareowner Services LLC, as designee of the Retirement Plans Committee of Astoria Bank, as plan administrator of the 401(k) Plan (the Plan Administrator). As described in the accompanying letter, these instructions shall be taken into account in directing Prudential Bank & Trust Company, FSB, as trustee of the 401(k) Plan (the Trustee) to vote in person, by limited or general power of attorney or by proxy, the shares and fractional shares of common stock of Astoria Financial Corporation that were held by the Trustee, in its capacity as Trustee, in the Employer Stock Fund under the 401(k) Plan as of April 28, 2017 (the Employer Stock Fund Shares) at the Special Meeting of Stockholders of Astoria Financial Corporation to be held on June 13, 2017 at 9:00 a.m., local time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York, 11040, and at any adjournment or postponement thereof. April 28, 2017 is the record date for the Special Meeting.

As to the proposals listed on the reverse side which are more particularly described in the accompanying Proxy Statement, the Plan Administrator will give voting directions to the Trustee. These voting directions will take into account your duly executed and returned Confidential Voting Instruction, in the manner described in the accompanying letter from the Plan Administrator regarding the Employer Stock Fund Shares. Shares for which no duly executed voting instructions are received will be voted as described in the accompanying letter.

If you submit your voting instructions, but do not check the box for a particular proposal, your voting instruction for that proposal with respect to the Employer Stock Fund Shares shall be interpreted as described in the accompanying letter from the Plan Administrator regarding the Employer Stock Fund Shares.

The directions, if any, given in this Confidential Voting Instruction will be kept confidential from all directors, officers and employees of Astoria Financial Corporation or Astoria Bank.

(Items to be voted appear on reverse side.)